As filed with the Securities and Exchange Commission on January 28, 2022.

Registration No. 333-262177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

To

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Society Pass Incorporated
(Exact name of registrant as specified in its charter)

Nevada	7389	83-1019155
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

701 S. Carson Street, Suite 200
Carson City, NV 89701
+65 6518-9382
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis Nguyen
Chief Executive Officer
Society Pass Incorporated
701 S. Carson Street, Suite 200
Carson City, NV 89701
+65 6518-9382
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Mitchell Nussbaum, Esq.
Jeffrey P. Wofford, Esq.	Angela M. Dowd, Esq.
Carmel, Milazzo & Feil LLP	Loeb & Loeb LLP
55 West 39th Street, 18th Floor	345 Park Avenue
New York, New York 10018	New York, NY 10154
Telephone: (212) 658-0458	Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	$23,000,000	(1)(2)	$2,132.10
Warrants to Purchase Common Stock (3)
Common Stock issuable upon exercise of Warrants (4)	23,000,000	(1)(2)	2,132.10
Warrants to purchase Common Stock to be issued to the Underwriter (3)(5))
Common Stock issuable upon exercise of Underwriter’s Warrant to purchase Common Stock to be issued to the Underwriters (3)(5)	$1,771,000	(1)(2)	$164.17
Common Stock to be sold by the selling stockholders	8,279,964	(6)	696.58
Total	$56,050,964		$5,195.92(7)

(1) Includes additional shares (15% of the shares being sold in this offering) that may be purchased by the underwriters pursuant to their over-allotment option that may be exercised over a 45 period.

(2) There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3) No fee required pursuant to Rule 457(g).

(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(5)  We have agreed to issue to the representative of the several underwriters, who we refer to as the representative, warrants to purchase the number of shares of common stock in the aggregate equal to seven percent (7%) of the shares of common stock to be issued and sold in this offering. The warrants are exercisable for a price per share equal to 110% of the public offering price.

(6) Estimated pursuant to Rule 457(c) solely for the purposes of calculating amount of the registration fee; computed, pursuant to Rule 457(c) based on upon $4.785 per share, the average of the high and low prices of the common stock as reported on Nasdaq on January 27, 2022.

(7) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 28, 2022

PRELIMINARY PROSPECTUS

6,214,705 Shares of Common Stock

Warrants to Purchase 4,484,305 Shares of Common Stock

Society Pass Incorporated

We are offering 4,484,305 shares of common stock, par value $0.0001 per share, and warrants to purchase 4,484,305 shares of common stock, or Warrants, at an aggregate assumed offering price of $4.46 per share of common stock and Warrant, which is based on the last reported closing trading price of our common stock on Nasdaq on January 27, 2022.  The shares of common stock and Warrants will be separately issued, but the shares of common stock and Warrants will be issued and sold to purchasers in a combination of one share of common stock and one Warrant to purchase one share of common stock for a assumed combined offering price of $4.46. Each Warrant will be immediately exercisable for one share of common stock at an exercise price of $4.46 per share (100% of the public offering price of per share of common stock and Warrant sold in this offering) and expires five years after the issuance date.

This prospectus also relates to the resale of up to 1,730,400 shares of our common stock that may be sold from time to time by the selling stockholders named in this prospectus. The shares being offered by the selling stockholders may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For further details on the plan of distribution for the selling stockholders, see “Selling Stockholders—Selling Stockholder Plan of Distribution.” We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our shares of common stock are listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “SOPA.” On January 27, 2022, the latest reported sale price of our common stock on the Nasdaq Capital Market was $4.46 per share. We do not intend to apply to list the Warrants on any security exchange.

Mr. Dennis Nguyen, our Founder, Chairman and Chief Executive Officer is currently the beneficial owner of voting stock that provides him with approximately 73.5% of the voting power of our voting stock. Upon the closing of this offering, Mr. Nguyen will own approximately 67.9% of the voting power of our voting stock (approximately 67.1% if the over-allotment is exercised in full) and our officer and directors will own collectively 76.3% of the voting power of our voting stock (approximately 75.5% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance standards for NASDAQ listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the NASDAQ Stock Market.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [*] of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share and Warrant	Total
Public offering price	$
Underwriting discounts and commissions (1)	$
Proceeds, before expenses, to us	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See the section titled “Underwriting” beginning on page 98 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

We have granted the representative of the underwriters an option to purchase from us, at the public offering price, up to 672,646 additional shares of common stock at a assumed offering price of $4.45 per share and/or up to an additional 672,646 Warrants at a price of $0.01 per Warrant, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be approximately $1,610,000, and the total proceeds to us, before expenses, will be approximately $18,389,999.

The underwriters expect to deliver the shares and warrants against payment on or about [*], 2022.

Sole Book-Running Manager

MAXIM GROUP LLC

Prospectus dated [*], 2022

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Table of Contents

ABOUT THIS PROSPECTUS	3
MARKET DATA	4
PROSPECTUS SUMMARY	5
SUMMARY OF THE OFFERING	12
RISK FACTORS	13
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	29
USE OF PROCEEDS	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
CAPITALIZATION	32
DILUTION	33
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34
BUSINESS	53
MANAGEMENT	82
EXECUTIVE COMPENSATION	90
PRINCIPAL STOCKHOLDERS	91
SELLING STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	94
DESCRIPTION OF SECURITIES	95
Shares Eligible for Future Sale	97
UNDERWRITING	98
EXPERTS	104
LEGAL MATTERS	105
WHERE YOU CAN FIND MORE INFORMATION	105
INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock and warrants. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock and warrants or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” “Society Pass,” “SoPa,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Society Pass Incorporated and its subsidiaries;

•	“year” or “fiscal year” mean the year ending December 31st;

•	all common stock information in this prospectus, including the common stock underlying convertible preferred stock gives effect to a 750 for 1 stock split of our common stock, which became effective as of February 10, 2021 and a 1 for 2.5 reverse stock split of our common stock, which became effective as of September 21, 2021; and

•	all dollar or $ references, when used in this prospectus, refer to United States dollars.

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Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Unless the context otherwise requires, references in this prospectus to “Society Pass” “the Company,” “we,” “us” and “our” refer to Society Pass Incorporated. Solely for convenience, our trademarks and tradenames referred to in this registration statement, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

Our Mission

Our mission statement is: Loyalty and Data…that’s what we do.

We are an acquisitions-focused, e-commerce holding company. Since 2018, we developed our unique SoPa branded platform and acquired our #HOTTAB and Leflair ecosystems to facilitate e-commerce transactions between our consumers and our merchants in Southeast Asia (“SEA”) (including Vietnam, Philippines, Indonesia, Singapore, Malaysia, Thailand, Cambodia, Laos, Myanmar, and Brunei) and South Asia (including India, Bangladesh, Sri Lanka, the Maldives, Nepal, Bhutan, and Pakistan). Our marketing platform empowers small and medium enterprises (“SMEs”) to benefit from e-commerce opportunities in developing and frontier markets across SEA and South Asia, driving job-creation and economic growth in two of the world’s most dynamic regions. We intend to continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem. As more merchants and consumers in SEA and South Asia register on our Society Pass platform, more transaction data is generated. With more data generation, there are more opportunities for creating loyalty from consumers to merchants.

Our Company

We acquire and operate e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, including but not limited to Society Technology LLC, SoPa Technology Pte Ltd, SoPa Cognitive Analytics Pte Ltd, Sopa Technology Co Ltd, HOTTAB Pte Ltd and HOTTAB Vietnam Co Ltd. Along with HOTTAB Asset Vietnam Co Ltd (currently wholly-owned by one employee of HOTTAB Vietnam Co Ltd and contractually operated by HOTTAB Vietnam Co Ltd), these eight companies form the Society Pass Group (the “Group”). The Group currently markets to both consumers and merchants in Vietnam while maintaining an administrative headquarters in Singapore. We recently acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”) as more fully described in “Business – Leflair” and have integrated the Leflair assets with the Society Pass ecosystem. We intend to expand our e-commerce ecosystem throughout the rest of SEA and South Asia by making selective acquisitions of leading e-commerce companies and applications with particular focuses on Philippines, Indonesia, India and Bangladesh.

Our business currently comprises of seven e-commerce interfaces which are divided into two segments: a consumer facing segment targeting consumers and a merchant facing segment targeting merchants. The consumer facing segment includes SoPa Loyalty App, SoPa.asia Loyalty Marketplace website, Leflair Lifestyle App, and Leflair Lifestyle Marketplace website. The merchant facing segment includes #HOTTAB Biz App, #HOTTAB POS App and Hottab.net admin website (these e-commerce interfaces comprising both the consumer facing and the merchant facing segments are collectively referred to in this prospectus as the “Platform”). Our loyalty-focused and data-driven e-commerce marketing platform interfaces connect consumers with merchants in the food & beverage (“F&B”) and lifestyle sectors, assisting local brick-and-mortar businesses to access new customers and markets to thrive in an increasingly convenience-driven economy. Our Platform integrates with both global and country-specific search engines and applications and accepts international address and phone number data, providing a consumer experience that respects local languages, address formats and customs. Our Strategic Partners (as defined below) work with us to penetrate local markets, while our Platform allows effortless integration with existing technological applications and websites.

Our consumer facing segment includes “SoPa” and “Leflair” brands.

The SoPa services offered in our consumer facing segment include the SoPa.asia Loyalty Marketplace website and SoPa Loyalty App, which feature:

•  Location-based homepage. Based on consumers’ location, nearby SMEs and exclusive offers are selected and displayed on the Homepage for a smooth, user-friendly interaction.

•  Search/review. Our smart search engine, which allows consumers to search/review their favorite restaurants and cafes among tens of thousands of choices. Our ratings improve merchant customer service and product quality.

•  Merchant spotlight. Featured restaurants, cafes and bars get customized banners on SoPa.asia homepage, making it easier for consumers to discover and purchase from these merchants.

• Cash/cashless payments. Consumers can decide on either cash or cashless payments.  Payment integration partners (Momo, VNT, VTC, Zalo and Paytec), allow for fast and secure payments anytime and anywhere. Or users can pay by cash or with Society Points. Also, consumers can review purchase history.

• Delivery. Consumers can place orders for delivery, pickup, or order entirely in store. Our delivery partners offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button.

• Society Points (expected to be launched in Q2 2022). Beginning in Q2 2022 with the expected launch of our loyalty points product, consumers shall earn Society Points, which can be redeemed at thousands of merchant locations. Personalized deals from merchants they love, where they can freely and easily spend their Society Points.

Leflair services includes Leflair.com Lifestyle Marketplace and Leflair App which feature:

•  Premium brand access. Will provide access to more than 2,500 premium Vietnamese and international brands in the fashion and accessories, beauty, personal care, home and lifestyle markets.

•  Flash sales events. Will have highlighted flash sales events daily with a curated selection of premium brands, all with guaranteed authenticity.

•  Premium packaging. Sold with premium packaging and brand specific content.

•  Customized searches. Filter and search program designed to optimize user experience.

Our merchant facing segment includes Hottab.net admin website, #HOTTAB Biz App and #HOTTAB POS App,

The Hottab.net admin website features the following services for merchants:

•  Ordering/Payment. Merchants track their order history and accept all forms of payment methods, including Society Points, as well as review their payment history.

•  Offers and Promotions. Merchants easily create bundle offers or any kind of promotion. By awarding Society Points, merchants incent purchases without sacrificing margins.

•  Merchant Partnership Program. This value-added program is designed to optimize costs and increase revenues for our Merchants through a combination of personalized branding tools, joint marketing campaigns, and special vendor financing program.

• Vendor Financing. Buy directly from featured suppliers with built-in financing, payment, and delivery management. Financing up to 100 million VND.

#HOTTAB Biz App features the following services for merchants:

•  Connect with consumers. Merchants receive order details the instant consumers place an order on SoPa Loyalty application and SoPa.asia Marketplace. Merchants can also communicate with consumers via the integrated chatbox function.

•  Menu and Loyalty Management. Merchants upload dish description, pictures, detailed menus directly from their smartphone. Multilingual option available for all of #HOTTAB merchants. Merchants can also create any kind of promotion and have full control to allocate Society Points at all levels.

•  Order Management. Order summary, consumers’ details, payment method, delivery method, etc. are all available on #HOTTAB Biz so merchants can easily manage their orders anytime, anywhere

#HOTTAB POS APP features the following products and services for merchants:

•  Remote Management. Though our software, business owners, shareholders and managers can choose a time to receive daily report about their business including number of orders, daily and monthly revenue, revenue by cash/card, discounted amount, etc.

•  Operation Management. Through our POS software, managers can assign tier to staff and what they can access on the system. They can track orders, inventory, while also manage daily operation, table reservations. We bundle and sell our POS software solutions together with devices such as POS machines and remote receipt printers that are manufactured by others and for which we receive a commission on sales. We do not currently manufacture any products.

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Branded as “#HOTTAB”, our merchant facing business helps merchants increase revenues and streamline costs with an online and multilingual store front, fully integrated POS software solution, joint marketing program, payment infrastructure, loyalty administration, customer profile analytics, and SME financing packages. Through #HOTTAB Biz App, #HOTTAB POS and Hottab.net merchant administration website interfaces, #HOTTAB functions both online and offline and facilitates transactions, orders, voucher redemption, and rewards. Merchants only need a smart device in order to quickly access our #HOTTAB product ecosystem. In addition, our Customer Care department provides attentive after-sales service.

We expect to launch in the second quarter of 2022 our unique merchant agnostic and universal loyalty points, branded as “Society Points.” We believe that Society Points will create permanent customer loyalty for merchants through the issuance and redemption of Society Points with unique and personalized deals. After the launch of Society Points, consumers will be able to use their Society Points at merchant locations initially throughout Vietnam and then we expect to expand availability of Society Points throughout SEA and South Asia See “Business —Loyalty Points —Society Points”).

As of January 28, 2022, we have onboarded over 1.5 million registered consumers and over 5,500 registered merchants/brands onto our Platform

Strategic Partners

We have entered into agreements with the following Vietnamese companies to provide essential services to the Platform:

Dream Space Trading Co. Ltd  (“Handy Cart”), Lala Move Vietnam Co. Ltd  (“Lala Move”) and Tikinow Smart Logistics Co. Ltd (“Tikinow”) provides delivery services for the Platform; VTC Technology and Digital Content Company  (“VTC Pay”), Media Corporation (Vietnam Post Telecommunication Media)  (“VNPT Pay”), Zion Joint Stock Company (“Zalo Pay”), Online Mobile Service Joint Stock Co. (“Momo”) provides payment integration services to the Platform that allows merchants to process transactions with consumers; SHBank Finance Co. Ltd  (“SHB”) provides vendor financing to merchants on the Platform; Triip Pte. Ltd (“Triip”) provides travel agency services to the Platform; Paytec Company Limited (“Paytec”) provides payment integration and loyalty services to the Platform that allows merchants to process transactions with consumers; and Rainbow Loyalty Company Limited (“Rainbow”) provides loyalty services for merchants on the Platform (these companies are collectively referred to in this prospectus as (“Strategic Partners”).

Our Competitive Strengths

Powerful and Integrated Ecosystem. Our ecosystem serves both consumers and merchants in ways that are designed to maximize value creation and enhance shopping experience. Our ecosystem consists of multiple highly integrated and synergistic-driven verticals. We have the ability to leverage our verticals within our ecosystem to create multiple touch points for consumers and merchants and service them more efficiently.

Unique Loyalty Program. Beginning in the second quarter of 2022, we expect to launch our foundational core product, Society Points, to create permanent loyalty between consumers and merchants as well as to our Platform. Merchant and location agnostic, we believe that Society Points will help solve a significant dilemma for many merchants: how to efficiently generate loyalty from existing customers and inexpensively market to new consumers.

Attractive Markets. We currently operate predominantly in Vietnam, which is one of the fastest growing economies in the world. As we continue to opportunistically acquire market leading e-commerce platforms and scale up our operations, we intend to expand to other countries in SEA, especially the Philippines, Indonesia, and South Asia, which possess solid economic fundamentals, fast growing middle classes, favorable demographic trends and accelerating adoption of mobile technology.

Experienced Management Team. Our executives and directors possess combined decades of professional expertise in operational, marketing, software development and financial experience in Asia.

Corporate Structure

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. We operate solely through the Group. Summaries of each Group member are provided below.

Society Technology, LLC, a Nevada limited liability company formed on January 24, 2019, is owned by 100% by Society Pass Incorporated. Society Technology, LLC owns all intellectual property rights to copyrightable, patentable, and other protectable matter in our business, including trademarks.

SoPa Technology Pte Ltd, a company limited by shares incorporated under the laws of Singapore on June 06, 2019, is owned by 85% by Society Pass Incorporated. Society Technology Pte Ltd manages the Group’s operating activities in SEA countries and South Asia.

SoPa Cognitive Analytics Private Limited, a company limited by shares incorporated under the laws of India on February 05, 2019, is owned by 100% by Society Technology Pte Ltd. SoPa Cognitive Analytics Private Limited operates the Group’s technology and software development in India.

Sopa Technology Co Ltd, a company limited by shares incorporated under the laws of Vietnam on October 1, 2019, is owned 100% by Society Technology Pte Ltd. Sopa Technology Co Ltd operates the Group’s consumer facing business in Vietnam.

On December 1, 2021, we formed Leflair Incorporated under the laws of the State of Nevada, which is a wholly owned subsidiary of the Company.

HOTTAB Pte Ltd, a company limited by shares incorporated under the laws of Singapore on January 17, 2015, is owned 100% by Society Technology Pte Ltd. HOTTAB Pte Ltd manages the Group’s regional merchant facing business in SEA countries and South Asia.

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HOTTAB Vietnam Co Ltd, a company limited by shares incorporated under the laws of Vietnam on April 17, 2015, is owned 100% by HOTTAB Pte Ltd. HOTTAB Vietnam Co Ltd manages the Group’s merchant facing business in Vietnam.

HOTTAB Asset Vietnam Co Ltd, a company limited by shares incorporated under the laws of Vietnam on July 25, 2019, is currently wholly-owned by Ngo Cham, an employee of HOTTAB Vietnam Co Ltd. HOTTAB Asset Vietnam Co Ltd manages the Group’s website and apps in Vietnam via a contractual relationship. All profits accrued by HOTTAB Asset Vietnam Co Ltd are paid as management fees to HOTTAB Vietnam Co Ltd. HOTTAB Vietnam Co Ltd has an irrevocable call option to acquire 100% of the equity of HOTTAB Asset Vietnam Co Ltd.

The following chart represents the structure of Society Pass and its operating subsidiaries.

Society Pass Corporate Structure

SOCIETY PASS INCORPORATED
Nevada / Holdco
Date of Incorp: 2/10/2018
SOCIETY TECHNOLOGY LLC
Nevada 2
Date of Incorp: 24/1/2019
100%
SOPA TECHNOLOGY PTE LTD
Singapore
Date of Incorp: 4/6/2019
95%
SOPA COGNITIVE ANALYTICS PVT LTD (India)
Date of Incorp: 5/2/2019
100%
SOPA TECHNOLOGY CO LTD
Vietnam
Date of Incorp: 1/10/2019
100%
HOTTAB PTE. LTD.
Singapore
Date of Incorp: 17/1/2015
Acquired on 11/11/2019
100%
HOTTAB VIETNAM CO. LTD.
Vietnam
100%

16-Jul-20

Our Market Opportunity

We expect that continued strong economic expansion, robust population growth, rising level of urbanization, the emergence of the middle class and the increasing rate of adoption of mobile technology provide market opportunities for our Company in SEA and South Asia. SEA and South Asia are large economies and, as of 2020, their respective gross domestic products (“GDP”) were US$3.1 trillion and US$3.5 trillion, respectively. In comparison, the respective GDP for both the European Union (“EU”) and the United States (“US”) totaled US$15 trillion and US$20.8 trillion in 2020. SEA has experienced rapid economic growth rates in recent years, far exceeding growth in major world economies such as Japan, the EU and the US. According to the International Monetary Fund (“IMF”) since 2010, SEA has averaged 4.6% GDP growth, compared to 0.7% for Japan, 0.8% for the EU and 1.7% for the US. Vietnam’s GDP growth averaged 6.1% from 2011 to 2020 and is expected to average 7% for the next five years. The size of Vietnam’s economy grew from US$39 billion in 2000 to US$340 billion in 2020 and is projected to reach US$530 billion by 2025. SMEs are a dynamic, driving force in Vietnam’s economy, contributing 40% to its GDP last year. Similarly, according to IMF, South Asia has averaged 5.2% annual GDP growth since 2010 with the size of the economy of South Asia growing from US$2 trillion in 2010 to US$3.3 trillion in 2020.

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Both SEA and South Asia continue to enjoy robust population growth. The United Nations Population Division estimates that the population of the SEA countries in 2000 was approximately 525 million people growing to 668 million in 2020. Vietnam has a population of approximately 98 million people today compared to 80 million people in 2000.[1] According to the United Nations, the population of South Asia totaled 1.9 billion people in 2020 with 1.3 billion people in India alone.

This population growth is driving rising levels of urbanization. Mirroring the demographic trends in China more than 25 years ago, Vietnamese are moving to cities in greater numbers. In the past two decades, Vietnam’s urbanization rate has increased steadily at approximately 3% per year since 2000, with 36% of the population now living in cities. By comparison, India’s urban population has increased over 2% per year since 2000, with 34% of India’s population living in cities. India’s capital, New Delhi, adds almost a million new inhabitants a year.

This urbanization trend is highly correlated with the growth of the middle class. Simply put, urbanization drives middle class consumption demand. According to the World Bank, Vietnam’s middle class currently accounts for 13% of the population and is expected to reach 26% by 2026. Fitch Solutions predicts that Vietnam’s real household spending will expand at an annual average annual growth rate of 7.5% year-on-year from 2021 to 2024. Fitch Solutions notes that India’s middle-class households are growing, with 36.6 million households expected to earn a net income of more than US$10,000 by 2024, placing India firmly in the middle-income bracket category.

And despite the ongoing effects from the Covid-19 pandemic, the Internet economy continues to boom in SEA and South Asia. According to Google Temasek e-Conomy SEA 2020 Report, Internet usage in the region increased with 40 million new users added in 2020 for a total of 400 million compared to 360 million in 2019. Seventy percent of SEA’s population is now online, compared to approximately twenty percent in 2009. In addition, SEA mobile Internet penetration now reaches more than 67%. E-commerce, online media and food delivery adoption and usage surged with the total value of goods and services sold via the Internet, or gross merchandise value (“GMV”), in SEA, expected to reach more than US$100 billion by year end 2020 according to Google, Temasek, Bain SEA Report 2020. In fact, the SEA Internet sector GMV is forecast to grow to over US$300 billion by 2025.

Vietnam’s mobile penetration rate has reached 95% in city areas and among SEA countries, Vietnamese consumers spend the most time online for personal purposes, just after Singaporean users. According to Google Temasek e-Conomy SEA 2020 Report, total GMV of e-Commerce spending in Vietnam is currently US$ 14 billion and is forecast to grow to over US$ 50 billion by 2025.

With more than half a billion Internet subscribers, South Asia contains some of the largest and fastest growing markets for digital consumers, and the rapid growth has been propelled by public and private sector India and Bangladesh lead the charge in Internet adoption, and it is expected that by 2025 close to two thirds of consumers in these markets will be using mobile internet. As consumers in these markets look increasingly towards online platforms to shop, the total value of internet-based transactions has grown tremendously and is expected to keep doing so. Total GMV of South Asia’s Internet economy is expected to skyrocket from US$74 billion in 2020 to US$210 billion in 2025.

We believe that these ongoing positive economic and demographic trends in SEA and South Asia propel demand for our Platform.

During the fiscal years ended December 31, 2020 and 2019, we recorded revenues of $40,719 and $7,315, respectively, from Aryaduta Hospitality & Leisure Group, which in fiscal years ended December 31, 2020 and 2019 accounted for approximately 75% and 70% of our revenues, respectively. As of September 30, 2021 and 2020, we recorded revenue of $100,823 and $41,262, respectively, from Aryaduta Hospitality & Leisure Group.

We incurred net losses of $3,827,988 and $7,298,428 in fiscal years ended December 31, 2020 and 2019, respectively. The Company incurred continuous net loss of $15,528,998 during the nine months ended September 30, 2021.

Recent Developments

Effects of COVID-19 Outbreak. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide.

[1]See the United Nations 2019 Revision of World Population Prospects.

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We are monitoring the global outbreak and spread of the novel strain of coronavirus (COVID-19) and taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business posed by its spread and the governmental and community reactions thereto. The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

• new information which may emerge concerning the severity of the disease in Vietnam and SEA;

• the duration and spread of the outbreak;

• the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

• regulatory actions taken in response to the pandemic, which may impact merchant operations, consumer and merchant pricing, Dasher pay, and our product offerings;

• other business disruptions that affect our workforce;

• the impact on capital and financial markets; and

• actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future. Such events have impacted, and could in the future impact, demand for merchants and consumer purchase patterns, which in turn, could adversely affect our revenue and results of operations.

The spread of COVID-19 has caused us to modify our business practices, including employee travel, employee work locations in certain cases, and cancellation of physical participation in certain meetings, events and conferences and further actions may be taken as required or recommended by government authorities or as we determine are in the best interests of our employees, customers and other business partners. We are monitoring the global outbreak of the pandemic, in SEA, especially Vietnam and are taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business posed by its spread and the governmental and community reactions thereto. See “Risk Factors--Our business may be materially adversely affected by the recent coronavirus (COVID-19) outbreak”.

Stock Split. On February 10, 2021, the Company effected a 750 for 1 stock split of its issued and outstanding common stock (the “Stock Split”) by filing an amendment of the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada. As a result of the Stock Split, the number of shares of common stock issued and outstanding and the number of shares of common stock that each share of our convertible preferred stock is convertible into was increased by a multiple of 750. The amount of authorized common stock of the Company and the amount of issued and authorized preferred stock of the Company were not impacted by the Stock Split. The Company has retrospectively adjusted the 2020 and 2019 financial statements for earnings per share and share amounts as a result of the Stock Split.

Preferred Stock Issuances.

On November 6, 2018, we sold 8,000 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for a purchase price of $8,000,000; between October 5, 2018 and September 2020, we sold 2,548 shares of our Series B Convertible Preferred Stock (the Series B Preferred Stock”) for an aggregate purchase price of $3,412,503; between April 22, 2019 and September 30, 2020, we sold 160 shares of our Series B-1 Convertible Preferred Stock (the Class B-1 Preferred Stock”) for an aggregate purchase price of $466,720; between October 18, 2019 and September 30, 2021, we issued 1,552 shares of our Series C Convertible Preferred Stock (the “Class C Convertible Stock”) for an aggregate purchase price of $8,353,373;   and between May 31, 2020 and September 30, 2021, we issued 13,984 shares of our Series C-1 Convertible Preferred Stock   (the “Class C-1 Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series C Preferred Stock, the “Convertible Preferred Stock”) for a purchase price of $5,057,192. All of our outstanding shares of Convertible Preferred Stock were converted into an aggregate of 6,362,089 shares of our common stock on November 12, 2021 upon the consummation of our initial public offering.

Acquisition of Certain Leflair Assets. On February 16, 2021 SoPa Technology Pte Ltd acquired certain e-commerce assets from Goodventures Sea Limited (“Goodventures”) pursuant to an Asset Purchase Agreement dated February 16, 2021 (the “Leflair Purchase Agreement”) for an aggregate purchase price of $200,000 payable in installments until April 16, 2021 and 1,500 ordinary shares of SoPa Technology Pte Ltd payable by April 16, 2021, which shares represent 15% of the outstanding share capital of SoPa Technology Pte Ltd. The assets acquired by SoPa Pte Ltd under the Leflair Purchase Agreement were substantially all of the assets of an online retail platform that carried the “Leflair” brand name and included a Leflair e-commerce website, Leflair iOs and Android Apps, and backend end infrastructure as well as marketing properties including a customer list and social media pages. In addition, SoPa Technology Pte Ltd acquired intellectual property such as Leflair logos, trademarks and brands.

Series X Super Voting Preferred Stock. During August and September 2021, we issued 3,300 shares of our Series X Super Voting Preferred Stock (the “Super Voting Preferred Stock”) to our Founder, Chairman and Chief Executive Officer, Mr. Dennis Nguyen and 200 shares of our Super Voting Preferred Stock to our Chief Financial Officer, Mr. Raynauld Liang. The Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights.

Reverse Stock Split. On September 21, 2021, the Company effected a 1 for 2.5 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”) by filing an amendment of the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would have resulted from the Reverse Stock Split were rounded up to the nearest whole share. As a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding and the number of shares of common stock that each share of our convertible preferred stock is convertible into was decreased by dividing each such number by 2.5. The amount of authorized common stock of the Company and the amount of issued and authorized preferred stock of the Company were not impacted by the Reverse Stock Split. The Company has retrospectively adjusted the 2021 interim financial statements and 2020 and 2019 audited financial statements for earning per share and share amounts as a result of the Reverse Stock Split.

Society Pass Incorporated 2021 Equity Incentive Plan. On September 23, 2021, we adopted the Society Pass Incorporated 2021 Equity Incentive Plan (the “Plan”), which was approved by both our Board of Directors (the “Board”) and our stockholders. Under the Plan, the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Awards of up to 3,133,760 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price, and expiration dates are to be established by the Board or management at the date of grant.

Initial Public Offering. On November 12, 2021 the Company consummated its initial public offering of 3,125,000 shares of its common stock at a public offering price of $9.00 per share, which included an exercise by the underwriter of its overallotment option for 236,111 shares of common stock. The Company received aggregate net proceeds from the initial public offering of $25,785,625, which includes the payment of underwriting discounts and commissions and other offering expenses. The Company’s shares began trading under the symbol “SOPA” on the Nasdaq Capital Market on November 9, 2021

Issuance of Options. On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.

Increased ownership of SOPA Technology Pte Ltd. On 1 Oct 2021, we entered into an Share Exchange Agreement with SOPA Technology Pte Ltd (“STPL”) and certain stockholders of STPL (the “Minority STPL Stockholders”), owning approximately 10% of the outstanding share capital in STPL, whereby the Minority STPL Stockholders exchanged all of their share capital in STPL for 277,408 shares of our common stock. The exchange resulted in our percentage ownership of STPL increasing from 85% to 95%.

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Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 13 of this prospectus. These risks include, among others, that:

• We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;

• If we fail to raise capital when needed it will have a material adverse effect on the Company's business, financial condition and results of operations;

• We rely on internet search engines and application marketplaces to drive traffic to our Platform, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our Platform could decline and our business would be adversely affected;

• The ecommerce market is highly competitive and if the Company does not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis our business could be adversely affected;

• Delays in the implementation of or lack of consumer acceptance of Society Points could have a material adverse effect on our business;

• If the Company is unable to expand its systems or develop or acquire technologies to accommodate increased volume its Platform could be impaired;

• The Company’s failure to successfully market its brands could result in adverse financial consequences;

• A decline in the demand for goods and services of the merchants included in the Platform could result in adverse financial consequences;

• We may be required to expend resources to protect Platform information or we may be unable to launch our services;

• The Company may engage in acquisition activity, which could have adverse effects on its business;

• We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed;

• All of our operations are overseas;

• We are subject to changes in the economic, political, or legal environment of the Asia Pacific region;

• Many of the economies in SEA countries and South Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability;

• Our business will be exposed to foreign exchange risk;

• If inflation increases significantly in SEA or South Asia countries it could adversely affect our profitability;

• Geopolitical unrest in the regions in which we operate could adversely affect our business;

• Our business may be materially adversely affected by the recent coronavirus (COVID-19) outbreak;

• The payment processing regulatory regimes of the countries in which we operate could have adverse consequences on our business;

• Regulation of the internet generally could have adverse consequences on our business;

• We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business;

• Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt;

• Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;

• Investors in this offering may experience future dilution as a result of this and future equity offerings;

• There is no active public trading market for our common stock and we cannot assure you that an active trading market will develop in the near future;

• We may not be able to maintain a listing of our common stock;

• As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders;

• Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price; and

• We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

Information Regarding our Capitalization

As of January 28, 2022, we have 19,732,406 shares of common stock issued and outstanding, of which Dennis Nguyen, our Chief Executive Officer and Chairman, has beneficial ownership of 5,262,830 shares through three entities that he controls. Mr. Nguyen also has an option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 per share. We have also issued 3,300 shares of our Super Voting Preferred Stock to our Chief Executive Officer and 200 shares of our Super Voting Preferred Stock to our Chief Financial Offer. Each share of Super Voting Preferred Stock entitles the holder thereof to 10,000 votes per share, but does not entitle the holder to any dividend, liquidation, conversion or redemption rights. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

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Corporate Information

Our principal executive offices are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Our corporate website address is www.thesocietypass.com. The website for our lifestyle marketplace is www.leflair.com. The website for our loyalty marketplace is www.sopa.asia. The website for our merchant facing business is www.hottab.net. The information included on our websites are not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

• being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

• not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

• not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

• reduced disclosure obligations regarding executive compensation; and

• not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Controlled Company

Mr. Dennis Nguyen, our Founder, Chairman and Chief Executive Officer, is currently the beneficial owner of voting stock that provides him with approximately 73.5% of the voting power of our voting stock. Upon the closing of this offering, Mr. Nguyen will own approximately 67.9% of the voting power of our outstanding voting stock (approximately 67.1% if the over-allotment is exercised in full) and our officer and directors will own collectively 76.3% of the voting power of our voting stock (approximately 75.5% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance standards for NASDAQ listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the NASDAQ Stock Market.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

For so as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

• an exemption from the rule that a majority of our board of directors must be independent directors;

• an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

• an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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SUMMARY OF THE OFFERING

Offering Price	Assumed aggregate price of $4.46 for one share and one Warrant to purchase one share of common stock

Common stock offered by us	4,484,305 shares (or 5,156,951 shares if the underwriter exercises its option to purchase additional shares of common stock in full)

Common stock offered by the selling stockholders	1,730,400 shares.

Warrants offered	Warrants to purchase 4,484,305 of our shares of common stock (or 5,156,951 shares if the underwriter exercises its option to purchase such additional Warrants in full) will accompany the shares of common stock offered by us in this offering. Each Warrant will have an exercise price of $4.46 per share, exercisable commencing on the date of issuance and will expire in five years from the date of issuance. The terms of the Warrants will be governed by a warrant agent agreement, dated as of the closing date of this offering, that we expect to be entered into among us and American Stock Transfer & Trust Company LLC, or the Warrant Agent. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. The Company will receive all of the proceeds from the sale of Warrants that accompany the shares of common stock offered by us at a price of $0.01 per share, less discounts and commissions. For additional information regarding the Warrants, see “Description of Securities.”

Common stock outstanding prior to the offering(1)	19,732,406 shares.

Common stock to be outstanding after the offering (2)	24,216,711 (24,889,357 shares if the underwriters exercise their option to purchase additional shares an in full).

Over-allotment option of common stock offered by us	We have granted to the underwriter(s) an option, which is exercisable within 45 days from the date of this prospectus, to purchase up to an additional 672,646 shares of common stock at an assumed offering price of $4.46 per share and/or up to an additional 672,646 Warrants at a price of $0.01 per Warrant.

Representative’s Warrant	We will issue to the representative of the underwriters, upon closing of this offering, compensation warrants entitling the representative to purchase a number of shares of common stock equal to 7% of the aggregate number of shares of common stock issued in this offering. The underwriters’ warrants will have a term of three (3) years and may be exercised commencing six (6) months after the closing date of this offering. This prospectus also relates to the offering of 360,987 shares of common stock issuable upon exercise of the Representative’s Warrants.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $18,174,999 ($20,964,998.90 if the underwriter exercises the over-allotment option in full), at an assumed offering price of $4.46 per share and Warrant, after deducting underwriting discounts and commissions and offering expenses payable by us. The principal purposes of this offering are to make acquisitions of e-commerce companies in the F&B, beauty and travel industries in SEA and South Asia; increase our capitalization and financial flexibility, increase our visibility in the marketplace and create a public market for our common stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering to hire additional employees, including executive officers, software developers, logistics operations staff, sales and marketing professionals, and for general corporate purposes, including working capital, operating data centers, leasing technology platforms and sales and marketing activities. The Company is under discussions with a number or potential acquisition targets.

We will not receive any proceeds from the sale of any shares by the selling stockholders.

See “Use of Proceeds” beginning on page 30.

Nasdaq Trading Symbol	The trading symbol for our common stock is “SOPA.” We do not intend to apply to list the Warrants on any security exchange.

Transfer Agent	The transfer agent for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place Woodmere, New York 11598 , and its telephone No. is (212) 828-8436.

Warrant Agent	The warrant agent for our Warrants is American Stock Transfer & Trust Company LLC. Its address is 6201 15th Ave, Brooklyn, NY 11219, and its telephone No. is 718-921-8380.

(1) As of January 28, 2022.

(2) Does not include (i) 144,445 shares of common stock issuable upon the exercise of the underwriters’ warrants that were issued in connection with our initial public offering (ii) 1,158,000 shares of common stock that are underlying warrants that are exercisable at an exercise price of $1.40 per share, (iii) 4,484,305 shares of common stock that are issuable upon the exercise of the Warrants offered hereby, (iv) 360,987 shares of common stock that are issuable upon the exercise of the underwriters’ warrants to be issued in connection with this offering,(v) 1,945,270 shares of common stock that are underlying an option granted to Dennis Nguyen that has an exercise price of $6.49 per share and (vi) 3,133,760  shares of common stock issuable pursuant to awards that may be granted under the Company’s 2021 Stock Incentive Plan.

On February 10, 2021 we effected a 750 for 1 stock split of the issued and outstanding shares of our common stock (the “Stock Split”). As a result of the Stock Split, the number of shares of common stock issued and outstanding and the number of shares of common stock that each share of preferred stock is convertible into was increased by a multiple of 750. Except as otherwise indicated, all of the common stock information in this prospectus gives effect to the Stock Split.

On September 21, 2021 we effected a 1 for 2.5 reverse stock split of the issued and outstanding shares of our common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the number of shares of common Stock issued and outstanding and the number of shares of common stock that each share of preferred stock is convertible into was decreased by dividing each such number by 2.5. Except as otherwise indicated, all of the common stock information in this prospectus gives effect to the Stock Split. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would have resulted from the Reverse Stock Split were rounded up to the nearest whole share.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the internet, technology, and payment systems. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s services, the ability to attract and retain a suitable client base, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the “SoPa” and “#HOTTAB” brand names’ visibility, successfully introduce new services, attract, retain and motivate qualified personnel and upgrade and enhance the Company’s technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of the Company’s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

If we fail to raise capital when needed it will have a material adverse effect on the Company’s business, financial condition and results of operations

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company believes the proceeds from this offering will be sufficient to develop its initial plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or, that the moneys raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder’s interest. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, the Company may be required to reduce, curtail, or discontinue operations.

We rely on internet search engines and application marketplaces to drive traffic to our Platform, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our Platform could decline and our business would be adversely affected.

We rely heavily on Internet search engines, such as Google, to drive traffic to our Platform through their unpaid search results and on application marketplaces, such as Apple’s App Store and Google’s Play, to drive downloads of our applications. Although search results and application marketplaces have allowed us to attract a large audience with low organic traffic acquisition costs to date, if they fail to drive sufficient traffic to our Platform, we may need to increase our marketing spend to acquire additional traffic. We cannot assure you that the value we ultimately derive from any such additional traffic would exceed the cost of acquisition, and any increase in marketing expense may in turn harm our operating results.

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The amount of traffic we attract from search engines is due in large part to how and where information from and links to our website are displayed on search engine result pages. The display, including rankings, of unpaid search results can be affected by a number of factors, many of which are not in our direct control, and may change frequently. Search engines have made changes in the past to their ranking algorithms, methodologies and design layouts that have reduced the prominence of links to our Platform and negatively impacted our traffic, and we expect they will continue to make such changes from time to time in the future. Similarly, Apple, Google or other marketplace operators may make changes to their marketplaces that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces.

We may not know how or otherwise be in a position to influence search results or our treatment in application marketplaces. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted. For example, Google previously announced that the rankings of sites showing certain types of app install interstitials could be penalized on its mobile search results pages. While we believe the type of interstitial we currently use is not being penalized, we cannot guarantee that Google will not unexpectedly penalize our app install interstitials, causing links to our mobile website to be featured less prominently in Google’s mobile search results and harming traffic to our Platform as a result.

In some instances, search engine companies and application marketplaces may change their displays or rankings in order to promote their own competing products or services or the products or services of one or more of our competitors. For example, Google has integrated its local product offering with certain of its products, including search and maps. The resulting promotion of Google’s own competing products in its web search results has negatively impacted the search ranking of our website. Because Google in particular is the most significant source of traffic to our website, accounting for a substantial portion of the visits to our website, our success depends on our ability to maintain a prominent presence in search results for queries regarding local businesses on Google. As a result, Google’s promotion of its own competing products, or similar actions by Google in the future that have the effect of reducing our prominence or ranking on its search results, could have a substantial negative effect on our business and results of operations.

The ecommerce market is highly competitive and if the Company does not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis our business could be adversely affected

The internet-based ecommerce business is highly competitive and the Company competes with several different types of companies that offer some form of user-vendor connection experience, payment processing and/or funds transfer content, as well as marketing data companies. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

To become and remain competitive, the Company will require research and development, marketing, sales, and client support. The Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company. The Company intends to differentiate itself from competitors by developing a payments platform that allows consumers and merchants to accept and use bonus points.

The market for consumer’s lifestyle is rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. There is no guarantee that any factors that differentiate the Company from its competitors will give the Company a market advantage or continue to be a differentiating factor for the Company in the foreseeable future. Competitive pressures created by any one of the above-mentioned companies (and other direct or indirect competitors), or by the Company’s competitors collectively, could have a material adverse effect on the Company’s business, results of operations and financial condition.

The market for our Platform is new and unproven

We were founded in 2018 and since our inception have been creating products for the developing and rapidly evolving market for API-based software platforms, a market that is largely unproven and is subject to a number of inherent risks and uncertainties. We believe that our future success will depend in large part on the growth, if any, in the market for software platforms that provide features and functionality to create the entire lifestyle ecosystem. It is difficult to predict customer adoption and renewal rates, customer demand for our solutions, the size and growth rate of the overall market that our Platform addresses, the entry of competitive products or the success of existing competitive products. Any expansion of the market our Platform addresses depends upon a number of factors, including the cost, performance, and perceived value associated with such solutions. If the market our Platform addresses does not achieve significant additional growth or there is a reduction in demand for such solutions caused by a lack of customer acceptance, technological challenges, competing technologies and products or decreases in corporate spending, it could have a material adverse effect on the Company’s business, results of operations and financial condition.

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Delays in the implementation of or lack of consumer acceptance of Society Points could have a material adverse effect on our business

We expect to launch Society Points in the second quarter of 2022 which will be a significant component to our Sopa consumer facing platform. However, if such launch is delayed or there is not the expected consumer acceptance of Society Points by consumers, our business and financial prospects could be materially and adversely affected.

If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume our Platform could be impaired

We seek to generate a high volume of traffic and transactions through its technologies. Accordingly, the satisfactory performance, reliability and availability of the Company’s website and platform, processing systems and network infrastructure are critical to our reputation and its ability to attract and retain large numbers of users who transact sales on its platform while maintaining adequate customer service levels. The Company’s revenues depend, in substantial way, on the volume of user transactions that are successfully completed. Any system interruptions that result in the unavailability of our service or reduced customer activity would ultimately reduce the volume of transactions completed. Interruptions of service may also diminish the attractiveness of our company and its services. Any substantial increase in the volume of traffic on our website or Platform or in the number of transactions being conducted by customers will require us to expand and upgrade our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of the Platform or timely expand and upgrade our systems and infrastructure to accommodate such increases in a timely manner. Any failure to expand or upgrade its systems could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s uses internally developed systems to operate its service and for transaction processing, including collections processing. The Company must continually enhance and improve these systems in order to accommodate the level of use of its products and services and increase its security. Furthermore, in the future, the Company may add new features and functionality to its services that would result in the need to develop or license additional technologies. The Company’s inability to add new software and hardware to develop and further upgrade its existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on its platforms or increased transaction volume through its processing systems or to provide new features or functionality may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user’s experience on the Company’s service, and delays in reporting accurate financial information. There can be no assurance that the Company will be able in a timely manner to effectively upgrade and expand its systems or to integrate smoothly any newly developed or purchased technologies with its existing systems. Any inability to do so would have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s failure to successfully market its brands could result in adverse financial consequences

The Company believes that continuing to strengthen its brands is critical to achieving widespread acceptance of the Company, particularly in light of the competitive nature of the Company’s market. Promoting and positioning its brands will depend largely on the success of the Company’s marketing efforts and the ability of the Company to provide high quality services. In order to promote its brand, the Company will need to increase its marketing budget and otherwise increase its financial commitment to creating and maintaining brand loyalty among users. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by the Company in building its brand. Further, there can be no assurance that any new users attracted to the Company will conduct transactions over the Company on a regular basis. If the Company fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or if the Company’s existing or future strategic relationships fail to promote the Company’s brand or increase brand awareness, the Company’s business, results of operations and financial condition would be materially adversely affected.

The Company may not be able to successfully develop and promote new products or services which could result in adverse financial consequences

The Company plans to expand its operations by developing and promoting new or complementary services, products or transaction formats or expanding the breadth and depth of services. There can be no assurance that the Company will be able to expand its operations in a cost-effective or timely manner or that any such efforts will maintain or increase overall market acceptance. Furthermore, any new business or service launched by the Company that is not favorably received by consumers could damage the Company’s reputation and diminish the value of its brand. Expansion of the Company’s operations in this manner would also require significant additional expenses and development, operations and other resources and would strain the Company’s management, financial and operational resources. The lack of market acceptance of such services or the Company’s inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on the Company’s business, results of operations and financial condition.

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In addition, if we are unable to keep up with changes in technology and new hardware, software and services offerings, for example, by providing the appropriate training to out account managers, sales technology specialists, engineers and consultants to enable them to effectively sell and deliver such new offerings to customers, our business, results of operations, or financial condition could be adversely affected.

A decline in the demand for goods and services of the merchants included in the Platform could result in adverse financial consequences

The Company expects to derive most of its revenues from fees from successfully completed transactions on its consumer facing platforms. The Company’s future revenues will depend upon continued demand for the types of goods and services that are offered by the merchants that are included on such platforms. Any decline in demand for the goods offered through the Company’s services as a result of changes in consumer trends could have a material adverse effect on the Company’s business, results of operations and financial condition.

The effective operation of the Company’s platform is dependent on technical infrastructure and certain third-party service providers

Our ability to attract, retain, and serve customers is dependent upon the reliable performance of our Platform and the underlying technical infrastructure. We may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business will be reliant upon third party partners such as financial service providers and cash-out providers, payment terminals and equipment providers. Any disruption or failure in the services from third party partners used to facilitate our business could harm our business. Any financial or other difficulties these partners face may adversely affect our business, and we exercise little control over these partners, which increases vulnerability to problems with the services they provide.

There is no assurance that the Company will be profitable

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

We could lose the right to the use of our domain names

We have registered domain names for our website that we use in our business. If we lose the ability to use a domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, we may be forced to market our products under a new domain name, which could cause us substantial harm, or to incur significant expense in order to purchase rights to the domain name in question. In addition, our competitors and others could attempt to capitalize on our brand recognition by using domain names similar to ours, especially in the light of our expected expansion in SEA countries and South Asia. Domain names similar to ours may be registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of management’s attention.

We may be required to expend resources to protect Platform information or we may be unable to launch our services

From time to time, other companies may copy information from our Platform, through website scraping, robots or other means, and publish or aggregate it with other information for their own benefit. We have no assurance other companies will not copy, publish or aggregate content from our Platform in the future. When third parties copy, publish, or aggregate content from our Platform, it makes them more competitive, and decreases the likelihood that consumers will visit our website or use our mobile app to find the information they seek, which could negatively affect our business, results of operations and financial condition. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may be inadequate to protect us against such practices. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights.

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Breaches of our online commerce security could occur and could have an adverse effect on our reputation

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company’s security were to occur, it could have a material adverse effect on the Company’s reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage the Company’s reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company’s security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company may not have the ability to manage its growth

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities. The Company’s anticipated expansion is expected to place a significant strain on the Company’s management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage its employee base. There can be no assurance that the Company’s planned personnel, systems, procedures and controls will be adequate to support the Company’s future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that the Company’s management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations may be materially adversely affected.

The Company may engage in acquisition activity, which could have adverse effects on its business

If appropriate opportunities present themselves, the Company intends to acquire businesses, technologies, platforms, services, or products that the Company believes are strategic. The Company currently has no understandings, commitments or agreements with respect to any material acquisition and no material acquisition is currently being pursued. There can be no assurance that the Company will be able to identify, negotiate, or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired business, technology, service or product into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company's business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed

The Company is, and will be, heavily dependent on the skill, acumen and services of the management and other employees of the Company. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and. employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

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Illegal Use of our Platform by could result in adverse consequences to the Company

Despite measures the Company will implement to detect and prevent identify theft or other fraud our Platform remains susceptible to potentially illegal or improper uses. Despite measures the Company will take to detect and lessen the risk of this kind of conduct, the Company cannot assure that these measures will succeed. The Company’s business could suffer if customers use the Platform for illegal or improper purposes.

If merchants on our Platform are operating illegally, the Company could be subject to civil and criminal lawsuits, administrative action, and prosecution for, among other things, money laundering or for aiding and abetting violations of law. The Company would lose the revenues associated with these accounts and could be subject to material penalties and fines, both of which would seriously harm its business.

We are subject to certain risks by virtue of our international operations

We operate and expand internationally. We expect to expand our international operations significantly by accessing new markets abroad and expanding our offerings in new languages: not less than all languages in SEA countries and South Asia. Our platform is now available in English and several other languages. However, we may have difficulty modifying our technology and content for use in non-English-speaking markets or fostering new communities in non-English-speaking markets. Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources, and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding internationally may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

•	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

•	increased competition from local websites and guides and potential preferences by local populations for local providers;

•	compliance with applicable foreign laws and regulations, including different privacy, censorship and liability standards and regulations and different intellectual property laws;

•	providing solutions in different languages for different cultures, which may require that we modify our solutions and features to ensure that they are culturally relevant in different countries;

•	the enforceability of our intellectual property rights;

•	credit risk and higher levels of payment fraud;

•	compliance with anti-bribery laws;

•	currency exchange rate fluctuations;

•	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

•	political and economic instability in some countries;

•	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

•	higher costs of doing business internationally.

Changes in the economic, political, or legal environment of the Asia Pacific region

Most of our revenues are derived from SEA and South Asia countries. As a result, our business is subject to the economic, political and legal environment in SEA and South Asia countries. The economies of SEA and South Asia differ from other countries in various respects such as government involvement, level of development, growth rate, allocation of resources and inflation rate. Prior to the 1990s, many SEA countries relied on a planned economy. State-owned enterprises still account for a substantial portion of SEA and South Asia countries’ industrial output, though governments in general are reducing the level of direct control that they exercise over the economy through state plans and other measures. It is our understanding that there is an increasing level of freedom and autonomy in areas such as resource allocation, production and management and a gradual shift in emphasis to market economies and enterprise reform.

Other than Singapore, the legal systems of SEA countries in which the Company operates, also differ from most common law jurisdictions, in that they are systems in which decided legal cases have little precedential value. The laws and regulations are subject to broad and varying interpretations by government officials, courts, and lawyers. The courts of some countries of Asia Pacific region have the power to read implied terms into contracts, adding a further layer of uncertainty. As a result, government officials, courts and lawyers often express different views on the legality, validity and effect of a particular legal document. In addition, the views of a governmental authority received on a particular issue have no binding effect or finality, so there is no guarantee that similar issues will be dealt with in a similar way by other governmental authorities. Furthermore, recognition and enforcement of legal rights through Asia Pacific region’s national courts, arbitration centers and administrative agencies in the event of a dispute is uncertain.

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As part of their transition from planned economies to more market-oriented ones, the governments implemented a series of economic reforms, including lowering trade barriers and import quotas to encourage and promote foreign investment. The governments promulgated a series of laws and regulations on local and foreign investment, which set out the types of corporate vehicle investors may establish to carry out their investment projects. Nevertheless, conflicting interpretations between local regulators in different provinces in a country, and between different ministries can create confusion over key issues in certain countries. Many of the reforms in SEA and South Asia regions are unprecedented or experimental and may be subject to revision, change or abolition, depending upon the outcome of these experiments. Furthermore, there can be no assurance that the governments will continue to pursue policies of economic reform or that any reforms will be successful or the impetus to reform will continue. If any of these changes adversely affect us or our business, or if we are unable to capitalize on the economic reform measures of the pertinent governments, our business, results of operations and financial condition could be adversely affected.

Many of the economies in SEA countries and South Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While many of the economies in SEA and South Asia have experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

Our business will be exposed to foreign exchange risk

We derive most of our revenue from the operations of our Platform in Vietnam and expect to derive our revenue from SEA and South Asia. Our functional currencies will by necessity be the currencies of the countries of SEA and South Asia. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate. Accordingly, any significant fluctuation between the currencies of countries of SEA and South Asia on the one hand and the U.S. dollar on the other could expose us to foreign exchange risk.

Some of the currencies of the countries of SEA and South Asia are not freely convertible. The foreign exchange management regime of many SEA and South Asia countries has transitioned from a system of fixed multiple exchange rates controlled by the state banks to a system of flexible exchange rates regulated largely by market forces, though transfers of currency is regulated and controlled in some countries. A significant depreciation in many of the currencies of countries of SEA and South Asia against major foreign currencies may have a material adverse impact on our results of operations and financial condition because our reporting currency is the U.S. dollar. There can be no assurance, that the governments will continue to relax their foreign exchange regulations, that they will maintain the same foreign exchange policy or that there will be sufficient foreign currency available in the market for currency conversions. If, in the future, the regulations restrict our ability to convert local currencies or there is insufficient foreign currency available in the market, we may be unable to meet any foreign currency payment obligations.

If inflation increases significantly in SEA or South Asia countries

Should inflation in SEA or South Asia countries increase significantly, our costs, including our staff costs and transportation are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in SEA or South Asia countries could materially and adversely affect our business, results of operations, financial condition and prospects.

Geopolitical unrest in the regions in which we operate could adversely affect our business

Most of our operations and business activities are conducted in SEA and South Asia countries, whose economies and legal systems remain susceptible to risks associated with an emerging economy and which is subject to higher geopolitical risks than developed countries. Examples include the social unrests in 2014 in Vietnam targeting China-related businesses and ongoing territorial and other disputes between Vietnam and its neighboring countries in Asia. Social and political unrest could give rise to various risks, such as loss of employment and safety and security risks to persons and property. Any such event may in turn have a material and adverse effect on our business, results of operations and financial position.

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Our business may be materially adversely affected by the recent coronavirus (COVID-19) outbreak.

The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	new information which may emerge concerning the severity of the disease;

•	the duration and spread of the outbreak;

•	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

•	regulatory actions taken in response to the pandemic, which may impact merchant operations, consumer and merchant pricing, Dasher pay, and our product offerings;

•	other business disruptions that affect our workforce;

•	the impact on capital and financial markets; and

•	actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future. Such events have impacted, and could in the future impact, demand for merchants and consumer purchase patterns, which in turn, could adversely affect our revenue and results of operations.

Furthermore, if a virus or other disease is transmitted by human contact, as is the case with COVID-19, our employees and any constituent of our network may become infected, or may choose, or be advised, to avoid any contact with others, any of which may adversely affect our ability to provide our Platform and for our merchants and consumers to use our Platform. In addition, shelter-in-place orders and similar regulations impact merchants’ ability to operate their businesses, consumers’ ability to pick up orders, and our merchants’ ability to make deliveries during certain times, or at all. Even if merchants are able to continue to operate their businesses, many may operate with limited hours, selection and capacity and other limitations. Any limitations on or disruptions or closures of merchants’ businesses could adversely affect our business.

Even if a virus or other disease does not spread significantly and such measures are not implemented, the perceived risk of infection or significant health risk may adversely affect our business. Merchants may be perceived as unsafe during such public health threats, even for order delivery or pickup. If the services offered through our Platform or at other businesses in our industry become a significant risk for transmitting COVID-19 or similar public health threats, or if there is a public perception that such risk exists, demand for the use of our Platform would be adversely affected. Any negative impact on consumers’ willingness or ability to order delivery or complete a Pickup order, or on Dashers’ willingness or ability to make deliveries, could adversely affect our business, financial condition, and results of operations.

Substantially all of our revenues are concentrated in Vietnam pending expansion into other markets in SEA and South Asia regions. Consequently, our results of operations will likely be adversely, and may be materially, affected, to the extent that the COVID-19 or any other epidemic harms Vietnam’s economy and society and the global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, the operations of our business may be materially adversely affected.

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To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Regulatory Risks

The payment processing regulatory regimes of the countries in which we operate could have adverse consequences on our business

From time-to-time, governments and regulatory bodies may review the legislation and regulations applied to the payment processing industry in which the Company operates. Such reviews could result in the enactment of new laws and/or the adoption of new regulations in SEA, South Asia, the US or elsewhere, which might adversely impact businesses in those countries in general and consequently, may threaten the Company’s growth prospects. More specifically, the Company is operating in the payment processing industry, which is strictly regulated. Regulation is extensive and designed to protect consumers and the public, while providing standard guidelines for business operations. In the offering of its products, the Company is subject to certain federal and provincial laws and regulations relating to its financial product offerings, including laws and regulations governing such things as Know-Your-Customer (KYC), Anti-Money Laundering (AML), Anti-Terrorist Financing (ATF) and safeguarding the privacy of customers’ personal information. Failure to comply with, or changes to, existing or future laws and regulations could result in significant unforeseen costs and limitations, and could have an adverse impact on the Company’s business, results of operations and/or financial condition.

Regulation of the internet generally could have adverse consequences on our business

We are also subject to general business regulations and laws in SEA and South Asia specifically governing the internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

Privacy regulations could have adverse consequences on our business

We receive, collect, store, process, transfer, and use personal information and other user data. There are numerous international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries, or conflict with other laws and regulations. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of our users’ data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete, and may limit our ability to store and process user data or develop new services and features.

We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions.

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Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our Platform.

Additionally, if third parties we work with violate applicable laws, regulations, or agreements, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

Regulation of bonus cards could have adverse consequences on our business

Our platform’s payment system inevitably provides our customers with bonuses that may or may not be deemed gift certificates, store gift cards, general-use prepaid cards, or other vouchers, or “gift cards”, subject to, various laws of multiple jurisdictions. Many of these laws include specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. Various companies that provided deal products similar to ours around the world are currently or were defendants in purported class action lawsuits.

The application of various other laws and regulations to our products is uncertain. These include laws and regulations pertaining to unclaimed and abandoned property, partial redemption, revenue-sharing restrictions on certain trade groups and professions, sales and other local taxes and the sale of alcoholic beverages. In addition, we may become, or be determined to be, subject to United States federal or state laws or laws in SEA or South Asia countries we operate regulating money transmitters or aimed at preventing money laundering or terrorist financing, including the Bank Secrecy Act, the USA PATRIOT Act and other similar future laws or regulations in the United States and in the applicable SEA or South Asia countries.

If we become subject to claims or are required to alter our business practices as a result of current or future laws and regulations, our revenue could decrease, our costs could increase and our business could otherwise be harmed. In addition, the costs and expenses associated with defending any actions related to such additional laws and regulations and any payments of related penalties, fines, judgments or settlements could harm our business.

The Requirements of Being a Public Company

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these requirements, which will increase our costs and expenses.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and Remuneration Committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in increased threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants or agents of our company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risk of litigation

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. In particular, patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain features, purchase licenses or modify our products and features while we develop non-infringing substitutes or may result in significant settlement costs. We do not own any patents, and, therefore, may be unable to deter competitors or others from pursuing patent or other intellectual property infringement claims against us.

The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

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We face potential liability and expense for legal claims based on the content on our Platform

We face potential liability and expense for legal claims relating to the information that we publish on our website and our Platform, including claims for defamation, libel, negligence and copyright or trademark infringement, among others. For example, businesses in the past have claimed, and may in the future claim, that we are responsible for defamatory reviews posted by our users. We expect claims like these to continue, and potentially increase in proportion to the amount of content on our Platform. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be compelled to remove content or may be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims. If we elect or are compelled to remove valuable content from our website or mobile app, our Platform may become less useful to consumers and our traffic may decline, which could have a negative impact on our business and financial performance.

Protection of Intellectual Property Rights

The future success of our business is dependent upon the intellectual property rights surrounding the technology, including trade secrets, know-how and continuing technological innovation. Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights. There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology. In addition, effective intellectual property protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate designation of our technology. Any of these claims, with or without merit, could subject us to costly litigation. If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished. Any of these events could have an adverse effect on our business and financial results.

Effective trade secret, copyright, trademark and domain name protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and expenses and the costs of defending our rights. We are seeking to protect our trademarks and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

Risks Related to this Offering

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering or the exercise of Warrants and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and the exercise of Warrants and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common stock at a fixed price for a limited period of time. Commencing on the date of issuance, holders of the Warrants may exercise their rights to acquire common stock and pay an exercise price of $4.46 per share, subject to certain adjustments, prior to the fifth anniversary of the date of issuance, after which date any unexercised Warrants will expire and have no further value.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of our common stock in the future will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Holders of the Warrants will have no rights as shareholders until such holders exercise their Warrants and acquire our common stock.

Until holders of the Warrants acquire our common stock upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the common stock underlying the Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares of common stock.

The public offering price is substantially higher than the net tangible book value per share of our common stock. Investors purchasing shares of common stock, in this offering will pay a price per share that substantially exceeds the net tangible book value of our common stock. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $2.15 per share, based on the assumed public offering price of $4.46 per share and Warrant and our pro forma, as adjusted net tangible book value as of September 30, 2021. The exercise of outstanding warrants would result in additional dilution. As a result of this dilution, investors purchasing shares of common stock may receive significantly less than the purchase price paid in this offering in the event of liquidation. See “Dilution” for additional information.

Investors in this offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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Our Pre-IPO Shareholders may sell significant quantities of common stock

Our pre-IPO shareholders own approximately 77.5% of our common stock. . Notwithstanding that certain officers and directors who are stockholders are locked up until May 7, 2022, they may have acquired their shares at a lower price than that of this offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended and such sales could have a negative impact on the market price of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Relating to Ownership of Our Securities.

There is no public market for the Warrants to purchase shares of common stock being offered by us in this offering.

There is no established public trading market for the Warrants being offered in this offering. The Warrants will not be listed for trading and no market for the Warrants is expected to develop. Without an active trading market, the liquidity of the Warrants will be limited.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors. In addition to market and industry factors, the price and trading volume for the common stock and/or Warrants may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

A possible “short squeeze” due to a sudden increase in demand of our common stocks that largely exceeds supply may lead to price volatility in our common stock.

Following this offering, investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional shares of common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

Our Founder, Chairman and CEO will continue to own a significant percentage of our common stock and our Super Voting Preferred Stock and will be able to exert significant control over matters subject to shareholder approval.

Dennis Nguyen, our Founder, Chairman and CEO, currently beneficially owns common stock and Super Voting Preferred Stock that provide him with 73.5% of the voting power of our voting stock. Upon the closing of this offering, he will beneficially own approximately 67.9% of the voting power of our outstanding voting stock, or approximately 67.1% if the underwriter exercises its option to purchase additional shares of common stock and/or Warrants from us in full. Therefore, even after this offering, he will have the ability to substantially influence us through this ownership position. For example, he may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. His interests may not always coincide with our corporate interests or the interests of other shareholders, and he may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as he continues to own a significant amount of our equity, he will continue to be able to strongly influence or effectively control our decisions.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Although our common stock has been approved for listing on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

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An active market for our common stock in which investors can resell their shares may not develop.

Prior to our initial public offering that closed on November 12, 2021, there was no public market for our common stock. We cannot predict the extent to which an active market for our common stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our common stock.. The value of our common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock

In order to maintain the listing of our common stock on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, we believe that we have effective internal controls in place. However, our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls that we have in place will prevent all possible errors, mistakes or all fraud.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

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Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Upon becoming a fully public reporting company, we will be required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

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We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Dennis Nguyen, our Founder, Chairman and Chief Executive Officer is currently the beneficial owner of voting stock that provides him with approximately 73.5% of the voting power of our voting stock. Upon the closing of this offering, Mr. Nguyen will own approximately 67.9% of the voting power of our outstanding common stock (approximately 67.1% if the over-allotment is exercised in full) and our officer and directors will own collectively 76.3% of the voting power of our voting stock (approximately 75.5% if the over-allotment is exercised in full).  We currently meet the definition of a “controlled company” under the corporate governance standards for NASDAQ listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the NASDAQ Stock Market.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under the listing rules of The Nasdaq Stock Market LLC.

For so as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and
•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Nevada state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the fullest extent not prohibited by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

1.	Our ability to effectively operate our business segments;

2.	Our ability to manage our research, development, expansion, growth and operating expenses;

3.	Our ability to evaluate and measure our business, prospects and performance metrics;

4.	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

5.	Our ability to respond and adapt to changes in technology and customer behavior;

6.	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

7.	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $18,174,999.20 (or approximately $20,964,998.90 if the underwriters’ option to purchase additional shares and Warrants is exercised in full) from the sale of the common stock and Warrants offered by us in this offering, based on the assumed public offering price of $4.46 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the Warrants sold in this offering. If all of the Warrants sold in this offering were to be exercised in cash at an exercise price of $4.46 per share, we would receive additional net proceeds of approximately $19,999,999  million. We cannot predict when or if these Warrants will be exercised.  We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The principal purposes of this offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and create a public market for our common stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering to make acquisitions of e-commerce companies in the F&B, beauty and travel industries in SEA and South Asiahire additional employees, including executive officers, software developers, logistics operations staff, sales and marketing professionals, and for general corporate purposes, including working capital, operating data centers, leasing technology platforms and sales and marketing activities.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Marketing expenses for platforms	3,000,000
Acquisitions	12,000,000
Hiring of additional employees, including executive officers, software developers, logistics operations staff, sales and marketing professionals	500,000
Working capital and general corporate purposes	2,674,999
Total	$18,174,999

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Nasdaq Capital Market under the Symbol “SOPA.”

As of January 28, 2022 19,732,406 shares of our common stock were issued and outstanding and were held by 124 stockholders of record.

As of January 28, 2022, we have outstanding warrants that were issued to certain former holders of our Series C-1 Preferred Stock that were originally exercisable for additional shares of our Series C-1 Preferred Stock (the Series C-1 Warrants”). All of our Series C-1 Preferred Stock was automatically converted into shares of our common stock at a conversion rate of 300 shares of common stock for every share of Series C-1 Preferred Stock held. as of January 28, 2022 we have outstanding 3,860 Series C-1 Warrants that are now exercisable for 1,158,000 shares of our common stock at an exercise price of $1.40 per share. We also have outstanding 144,445 warrants to purchase our common stock that were issued to the underwriter in connection with the consummation of our initial public offering on November 12, 2021. Such warrants have a 5-year term and are exercisable beginning on May 9, 2022 at an exercise price of $9.90 per share.

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plan

We have reserved 3,133,760 shares of our outstanding share capital for employee stock option plan for our key management and staff. There have been no issuances under the plan.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 30, 2021. Such information is set forth on the following basis:

•   on an actual basis;

•   on a pro forma basis giving effect to (i) the sale of 2,888,889 shares of common stock by us in our initial public offering at the public offering price of $9.00 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us that closed on November 12, 2021 and (ii) the issuance of 6,362,089 shares of our common stock upon automatic conversion of our Convertible Preferred Stock as a result of the closing of the initial public offering;

•   on a pro forma as adjusted basis giving effect to the issuance and sale of 4,484,305 shares of common stock and Warrants offered in this offering at an assumed public offering price of $4.46 per share and Warrant, which was the last reported closing trading price of our common stock on the Nasdaq on January 27, 2022 after deducting underwriting discounts, commissions and estimated offering expenses of $1,824,999.94 (assuming the underwriters do not exercise their option to purchase additional shares or Warrants and excluding the common stock issuable upon the exercise of the Warrants).

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma	Pro Forma As Adjusted (1)
Cash	5,722,450	31,676,069	51,676,069
Short term liabilities, including deferred revenue due within one year	1,085,438	1,085,438	1,085,438
Total liabilities including lease obligations - net of current portion	1,450,977	1,450,977	1,450,977

Mezzanine section
Preferred stock, $0.0001 par value, 5,000,000 shares authorized;
Series A Preferred Stock, 10,000 shares designated, 8,000 shares outstanding actual, and 0 shares outstanding pro forma and as adjusted	8,000,000	—	—
Series B Preferred Stock, 10,000 shares designated, 2,548 shares outstanding actual and 0 shares outstanding proforma and as adjusted	3,412,503	—	—
Series B-1 Preferred Stock, 15,000 shares designated, 160 shares outstanding actual and 0 shares outstanding pro forma and as adjusted	466,720	—	—
Series C Preferred Stock, 15,000 shares designated, 1,552 shares outstanding, actual and 0 shares outstanding pro forma and as adjusted	8,353,373	—	—
Series C-1 Preferred Stock 30,000 shares designated, 13,984 shares outstanding actual and 0 shares outstanding pro forma and as adjusted	5,057,192	—	—
Series X Super Voting Preferred Stock, $0.0001 par value, 3,500 shares designated; 3,500 shares outstanding actual, proforma and proforma as adjusted	—	—	—
Shareholders’ equity
Common stock, $0.0001 par value, 95,000,000 shares authorized, 9,695,480 shares outstanding actual, 19,732,406 shares outstanding pro forma and 24,216,711 shares outstanding as adjusted	970	1,974	2,4222
Additional paid-in capital	12,712,290	68,831,161	88,830,713
Accumulated other comprehensive loss	(19,478)	(19,478)	(19,478)
Accumulated deficit	(28,116,309)	(32,992,777)	(32,992,777)
Total stockholders’ (deficit) equity	(15,422,527)	35,820,880	55,820,880
Total capitalization	11,318,238	37,271,857	57,271,857

(1) Does not include (i) 144,445 shares of common stock issuable upon the exercise of the underwriters’ warrants that were issued in connection with our initial public offering (ii) 1,158,000 shares of common stock that are underlying the Series C-1 Warrants that are exercisable at an exercise price of $1.40 per share, (iii) 4,484,305 shares of common stock that are issuable upon the exercise of the Warrants offered hereby, (iv) 360,987 shares of common stock that are issuable upon the exercise of the underwriters’ warrants to be issued in connection with this offering,(v) 1,945,270 shares of common stock that are underlying an option granted to Dennis Nguyen that has an exercise price of $6.49 per share and (vi) 3,133,760 shares of common stock issuable pursuant to awards that may be granted under the Company’s 2021 Stock Incentive Plan.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

As of September 30, 2021, our historical net tangible book value (deficit) as of September 30, 2021 was approximately $(15,422,527) or $(1.59) per share of common stock. Our historical net tangible book value (deficit) per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities and preferred stock, which is not included within our stockholders’ deficit. Our historical net tangible book value (deficit) per share represents historical net tangible book value (deficit) divided by 9,695,480 shares of common stock outstanding as of that date.

Our pro forma net tangible book value as of September 30, 2021 which reflects the pro forma adjustments described in “Capitalization”, was approximately $35,820,880 or $1.82 per share of common stock. Our pro forma as adjusted net tangible book value per share represents pro forma as adjusted net tangible book value divided by 19,732,406 shares of common stock outstanding, as if such conversion occurred on September 30, 2021.

After giving further effect to our sale of 4,484,305 shares of common stock and Warrants in this offering, at the asumed public offering price of $4.46 per share and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been $55,820,880   or approximately $2.31   per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $3.90 per share to our existing stockholders and an immediate dilution of $2.15 per share to new investors who purchase shares of common stock in the offering. Dilution per share to new investors purchasing shares of common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price
Historical net tangible book value (deficit) as of September 30, 2021	$(15,422,527)
Increase in pro forma as adjusted net tangible book value attributable to pro forma adjustments described above	$51,243,407
Pro forma net tangible book value as of September 30, 2021	$35,820,880
Increase in pro forma as adjusted net tangible book value attributable to investors participating in this offering	20,000,000
Pro forma as adjusted net tangible book value immediately after this offering	55,820,880
Dilution per share to new investors in this offering	$2.15

The pro forma as adjusted dilution information discussed above is illustrative only and will depend on the actual public offering price and other terms of this offering determined at pricing.

After giving further effect to our issuance and sale of 4,484,305 shares of common stock and Warrants offered in this offering at the assumed public offering price of $4.46 per share and Warrant being the last reported closing trading price of our common stock on the Nasdaq on January 27, 2022, excluding the common stock issuable upon the exercise of the Warrants relating to this offering, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $55,820,880 million, or $2.31 per share, to existing stockholders and an immediate dilution in tangible book value of $0.49 per share, to purchasers of common stock in this offering.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

Capitalization Table

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share
Existing stockholders(1)	19,732,406	81.48	68,833,135	77.49	3.49	19,732,406
New Investors	4,484,305	18.52	20,000,000	22.51	4.46	4,484,305
	24,216,711	100	88,833,135	100	3.67	24,216,711

The foregoing tables and calculations (other than the historical net tangible book value calculation), is based on 9,695,480 shares of our common stock outstanding as of September 30, 2021, 3,125,000 shares sold in our initial public offering; the conversion of all outstanding shares of our Convertible Preferred Stock into an aggregate of 6,362,089 shares of common stock in connection with the completion of the initial public offering and 549,836 shares issued to various individuals and entities after September 30, 2021, and excludes the following:

(i) 144,445 shares of common stock issuable upon the exercise of the underwriters’ warrants that were issued in connection with our initial public offering (ii) 1,158,000 shares of common stock that are underlying the Series C-1 Warrants that are exercisable at an exercise price of $1.40 per share, (iii) 4,484,305 shares of common stock that are issuable upon the exercise of the Warrants offered hereby, (iv) 360,987 shares of common stock that are issuable upon the exercise of the underwriters’ warrants to be issued in connection with this offering,(v) 1,945,270 shares of common stock that are underlying an option granted to Dennis Nguyen that has an exercise price of $6.49 per share and (vi) 3,133,760 shares of common stock issuable pursuant to awards that may be granted under the Company’s 2021 Stock Incentive Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Consolidated Financial Data” and our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Condensed Consolidated Financial Information.” We assume no obligation to update any of these forward-looking statements.

Overview

We acquire and operate e-commerce platforms through our direct and indirect wholly-owned subsidiaries, including but not limited to Society Technology LLC, SoPa Technology Pte Ltd, SoPa Cognitive Analytics Pte Ltd, Sopa Technology Co Ltd, HOTTAB Pte Ltd and HOTTAB Vietnam Co Ltd. Along with HOTTAB Asset Vietnam Co Ltd (currently wholly-owned by one employee of HOTTAB Vietnam Co Ltd and contractually operated by HOTTAB Vietnam Co Ltd), these eight companies form the Society Pass Group (the “Group”). The Group currently markets to both consumers and merchants in Vietnam while maintaining an administrative headquarters in Singapore. In Feb 2021,we have acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”) as more fully described in “Business – Leflair” and are in the process of integrating the Leflair assets with the SoPa and #HOTTAB platform. On 9 November 2021, the Group have been approved for listing on Nasdaq Capital Market (“Nasdaq”) and will trade under the ticker symbol “SOPA”. The Group is a leading Southeast Asian data-driven loyalty platform. On November 12, 2021, we consummated our initial offering of 2,888,889 shares of common stock at a price of US$9.00 per share. We intend to expand our e-commerce ecosystem throughout the rest of SEA and South Asia with particular focuses on Philippines, India and Bangladesh.

Our ecosystem currently comprises of seven e-commerce interfaces targeting consumers and merchants: SoPa food & beverage (“F&B”) App, SoPa.asia F&B Marketplace website, #HOTTAB Biz App, #HOTTAB POS App, Hottab.net admin website, Leflair App, and Leflair Lifetyle Marketplace website (the “Platform”). Our loyalty-focused and data-driven e-commerce marketing platform interfaces connect consumers with merchants in the F&B and lifestyle sectors, assisting local brick-and-mortar businesses to access new customers and markets to thrive in an increasingly convenience-driven economy. Our Platform integrates with both global and country-specific search engines and applications and accepts international address and phone number data, providing a consumer experience that respects local languages, address formats and customs. Our strategic partners work with us to penetrate local markets, while our Platform allows effortless integration with existing technological applications and websites.

Our consumer facing business consists of our “SoPa” and “Leflair” brands. Through our SoPa F&B App, and SoPa.asia F&B Marketplace website, we provide frictionless online ordering and delivery experience for consumers in the F&B sector. Our Leflair lifestyle e-commerce platform markets and sells products in three verticals: Fashion & Accessories, Beauty & Personal Care, and Home & Lifestyle. Our consumer facing platforms feature an easy-to-navigate, multi-lingual user interface with multiple integrated payment and delivery options

Branded as “#HOTTAB”, our merchant facing business helps merchants increase revenues and streamline costs with an online and multilingual store front, fully integrated POS software solution, joint marketing program, payment infrastructure, loyalty administration, customer profile analytics, and SME financing packages. Through #HOTTAB Biz App, #HOTTAB POS and Hottab.net merchant administration website interfaces, #HOTTAB functions both online and offline and facilitates transactions, orders, voucher redemption, and rewards. Merchants only need a smart device in order to quickly access our #HOTTAB product ecosystem. In addition, our Customer Care department provides attentive after-sales service.

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Upon the expected launch of Society Points in the second half of 2021, consumers will be able to use our Society Points at merchant locations initially throughout Vietnam and then we expect to expand availability of Society Points throughout SEA and South Asia See “Business —Loyalty Points —Society Points.”

As of January 28, 2022   we have onboarded over 1.5 million registered consumers and over 5,500 registered merchants on our Platform.

Impact of the COVID-19 Pandemic

The current outbreak of COVID-19 has globally resulted in loss of life, business shutdowns, restrictions on travel, and widespread cancellation of social gatherings. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	new information which may emerge concerning the severity of the disease in Vietnam and SEA;

•	the duration and spread of the outbreak;

•	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

•	regulatory actions taken in response to the pandemic, which may impact merchant operations, consumer and merchant pricing, and our product offerings;

•	other business disruptions that affect our workforce;

•	the impact on capital and financial markets; and

•	action taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future. Such events have impacted, and could in the future impact, demand for merchants and consumer purchase patterns, which in turn, could adversely affect our revenue and results of operations.

Since the onset of the COVID-19 pandemic in March and April 2020, all our POS merchant clients are affected by COVID-19 measures for F&B to temporary stop restaurant dine ins.

•	Some of our restaurant clients ceased operations permanently and many were closed since June 2020 without any notice of reopening their business to date.

•	Our largest POS client, a hotel chain for which we provide POS services to their F&B business in their hotels, ceased operations in two out of nine hotels since April 2020.

•	The Company faces challenges to onboard new clients but at the same time losing many existing ones.

With the ongoing pandemic, Company faces challenges in our operation as follows;

•	Disruption of operation in Vietnam, India, Singapore and US where staffs have to work from home.

•	The coordination of rebooting of company’s recent asset acquisition of Leflair an ecommerce platform.

•	Application of licenses are delayed as government agencies take longer time to review and process time.

•	HR process to hire personnel are generally slow due to people not willing to leave their current job, company have to spend more time and resources.

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The spread of COVID-19 has caused us to modify our business practices, including employee travel, employee work locations in certain cases, and cancellation of physical participation in certain meetings, events and conferences and further actions may be taken as required or recommended by government authorities or as we determine are in the best interests of our employees, customers, and other business partners. We are monitoring the global outbreak of the pandemic, in SEA, especially Vietnam and are taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business posed by its spread and the governmental and community reactions thereto. See “Risk Factors--Our business may be materially adversely affected by the recent coronavirus (COVID-19) outbreak.

Financial Condition

Results of Operations

The following table sets forth certain operational data for the three and nine months ended September 30, 2021 and 2020:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue, net	83,534	11,629	100,823	41,262
Cost of revenue	(159,436)	(20,316)	(264,293)	(59,109)
Gross loss	(75,902)	(8,687)	(163,470)	(17,847)
Less operating expenses:
Sales and marketing expenses	(42,843)	—	(85,027)	(3,125)
Software development costs	(9,709)	(33,658)	(76,698)	(139,151)
Impairment loss	—	4,164	(200,000)	(8,778)
General and administrative expenses	(8,292,463)	(1,580,287)	(14,414,362)	(2,311,266)
Total operating expenses	(8,345,015)	(1,609,781)	(14,776,087)	(2,462,320)
Loss from operations	(8,420,917)	(1,618,468)	(14,939,557)	(2,480,167)

Other income (expense):
Interest income	55	3	71	11
Interest expense	(12,272)	(12,261)	(36,486)	(36,381)
Loss on settlement of litigation	—	—	(550,000)	—
Other income	5,170	3,737	6,917	9,495
Total other expense	(7,047)	(8,521)	(579,498)	(26,875)
Loss before income taxes	(8,427,964)	(1,626,989)	(15,519,055)	(2,507,042)
Income taxes	(1,303)	(4)	(9,943)	(15,069)
NET LOSS	$(8,429,267)	$(1,626,993)	$(15,528,998)	$(2,522,111)

Revenue. We generated revenues of $83,534 and $ 11,629 for the three months ended September 30, 2021 and 2020 respectively. During the nine month ended September 30, 2021 and 2020 we generated revenue of $100,823 and $41,262 respectively. The significant increase in revenue for three months and nine months was due to more merchants were joining our platform to operate their business.

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During the nine months ended September 30, 2021 and 2020, the following customer exceeded 10% of the Company’s revenues:

	Nine months ended September 30, 2021		September 30, 2021
Customer	Revenues	Percentage of revenues	Accounts receivable
Aryaduta Hospitality & Leisure Group	$24,813	25%	$19,308
PayDollars-Payment Gateway	$12,615	13%	$—
Tiki Smart Logistic	$58,300	58%	$68,285 *

* - This included value added taxes (“VAT”)

	Nine months ended September 30, 2020		September 30, 2020
Customer	Revenues	Percentage of revenues	Accounts receivable
Aryaduta Hospitality & Leisure Group	$31,604	76%	$—

For the three months ended September 30, 2021 and 2020, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Three months ended September 30, 2021
Customer	Revenues	Percentage of revenues
Aryaduta Hospitality & Leisure Group	$10,016	12%
PayDollars-Payment Gateway	$12,615	13%
Tiki Smart Logistic	$58,300	58%

	Three months ended September 30, 2020
Customer	Revenues	Percentage of revenues
Aryaduta Hospitality & Leisure Group	$9,789	84%

All of our customers are located in Vietnam except one above significant customer located in Indonesia.

Cost of Revenue. We incurred cost of revenue of $159,436 and $20,316 for three months ended September 30, 2021, and 2020 respectively. During the period of nine months ended September 30,2021 and 2020, we incurred cost of revenue of $264,293 and $59,109 respectively. Cost of revenue increased primarily as a result of the fixed subscription cost and the increased in number of headcounts arising from the acquisition of e-commerce assets from Goodventures Sea Limited.

Major vendors

For the nine months ended September 30, 2021 and 2020, the vendors who accounts for 10% or more of the Company’s hardware purchases and software cost its outstanding payable balances as at year-end dates, are presented as follows:

	Nine months ended September 30, 2021		September 30, 2021
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$30,577	27%	$44,867

Vendor B	17,827	16%

	Nine months ended September 30, 2020		September 30, 2020
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$46,863	72%	$—
Vendor B	—	—	—

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For the three months ended September 30, 2021 and 2020, the vendors who accounts for 10% or more of the Company’s hardware purchases and software cost its outstanding payable balances as at year-end dates, are presented as follows:

Three months ended September 30, 2021
Vendors	Purchases	Percentage of purchases
Vendor A	$—	—

	Three months ended September 30, 2020
Vendors	Purchases	Percentage of purchases
Vendor A	$24,201	90%
Vendor B	—	—

All vendors are located in Vietnam.

Gross Loss. We recorded a gross loss of $75,902 and $8,687 for three months ended September,30 2021 and 2020 respectively. During the nine months ended September 30,2021 and 2020, we recorded a gross loss of $163,470 and $17,847 respectively. The increase in gross loss is primarily attributable to fixed subscription cost and the number of headcounts arising from the acquisition of e-commerce assets from Goodventures Sea Limited.

Sales and Marketing Expenses (“S&M”). We incurred S&M expenses of $42,843 and $0 for three months ended September 30, 2021 and 2020 respectively. During nine months ended September 30,2021 and 2020, we have incurred S&M expenses of $85,027 and $3,125 respectively. The increase in S&M is primarily attributable to the increased in sales and promotion expenses related to get more merchants joining our e-commerce platform to operate their business. Also, increase marketing cost to attract attention of customer to our e-commerce platform.

Software Development Cost (“SDC”). We incurred SDC expenses of $9,709 and 33,658 for three months ended September 30, 2021 and 2020 respectively. During the nine months ended September 30, 2021 and 2020, we incurred SDC expenses of $76,698 and $139,151 respectively. The decrease in SDC is primarily attributable to the restructuring of our technology development team.

Impairment Charge (“IC”). We incurred impairment charge of $200,000 and $8,778 for the nine months ended September 30, 2021, and 2020, respectively. No impairment charge incurred for the three months ended September 30, 2021 and 2020. The increase is primarily attributable to the acquisition of Leflair ecommerce asset which was expensed in the same period due to the short life term of the asset and the quantum of consideration.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $8,292,463 and $1,580,287 for three months ended September 30, 2021 and 2020 respectively. During the nine months ended September 30, 2021 and 2020, we incurred G&A expenses of $14,414,362 and $2,311,266 respectively. The increase in G&A is primarily attributable to the professional cost associated with cost related to company filing for listing on Nasdaq, amortization of intangible assets and Stock based compensation for services.

Loss on settlement of litigation. On May 21, 2021, the Company has agreed to settle the matter for the sum of $550,000. No additional shares were included in the settlement agreement. The settlement sum is required to be paid in two tranches, with $250,000 to have been paid on or before May 28, 2021 and the remaining $300,000 to be paid on or before June 30, 2021. The Company made the first payment of $250,000 on May 25, 2021 and complete the settlement sum as provided under the settlement agreement by paying the remaining $300,000 on June 29, 2021. In connection with the settlement, the Company recognized litigation settlement expense and a related accrued liability of $550,000 in the period ended September 30, 2021. There is no such expenses incurred in the comparative period ended September 30, 2020.

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Income Tax Expense. Our income tax expenses for the three months ended September 30,2021 and 2020 was $1,303 and $4 and for nine months ended September 30, 2021 and 2020 was $9,943 and $15,069, respectively.

Net Loss. As a result for the three months ended September 30, 2021, we incurred a net loss of $8,429,267 as compare to the same period ended September 30,2020 of $1,626,993. During nine month ended September 30, 2021 the Group having loss of $15,528,998, as compared to $2,522,111 for the same period ended September 30, 2020. The increase in net loss is primarily attributable to the professional cost associated with cost related to company filing for listing on Nasdaq and amortization of intangible assets.

Results of Operations

The following table sets forth certain operational data for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Hardware sales	$4,166	$861
Software subscription	48,287	9,464
Other sales	—	86
Total revenue	52,453	10,411
Hardware cost of sales	(9,556)	(771)
Software subscription cost of sales	(79,108)	—
Total cost of revenue	(88,664)	(771)
Gross (loss) profit	(36,211)	9,640
Less: operating expenses
Sales and marketing expenses	(3,125)	(22)
Software development cost	(165,514)	(289,176)
Impairment	(16,375)	(2,798,396)
General and administrative expenses	(3,529,022)	(4,212,348)
Total operating expenses	(3,714,036)	(7,299,942)
Loss from operations	(3,750,247)	(7,290,302)
Other income (expense):
Interest income	19	3
Interest expense	(48,989)	(8,129)
Other income	9,759	—
Change in contingent service payable	(30,198)	—
Total other (expense) income	(69,409)	(8,126)
Loss before Income Taxes	(3,819,656)	(7,298,428)
Income tax expense	(8,332)	—
Net loss	$(3,827,988)	$(7,298,428)

Revenue. We generated revenues of $52,453 and $10,411 for the year ended December 31, 2020 and 2019. The significant increase is due to acquisition of Hottab Group in November 2019.

During the year ended December 31, 2020 and 2019, the following customer exceeded 10% of the Company’s revenue:

	Year ended December 31, 2020		December 31, 2020
	Revenues	Percentage of revenues	Accounts receivable
Aryaduta Hospitality & Leisure Group	$40,719	75%	$—
	Year ended December 31, 2019		December 31, 2019
	Revenues	Percentage of revenues	Accounts receivable
Aryaduta Hospitality & Leisure Group	$7,315	70%	$—

All of our major customers are located in Vietnam except one above significant customer located in Indonesia

Cost of Revenue. Cost of revenue for year ended December 31, 2020, was $88,664, and as a percentage of net revenue, approximately 169.0%. Cost of revenue for the fiscal year ended December 31, 2019, was $771, and as a percentage of net revenue, approximately 7.4%. Cost of revenue increase primarily as a result of the increase in our business support team.

Major vendors

During the fiscal year ended December 31, 2020 and 2019, the following vendor exceeded 10% of the Company’s cost of revenue:

	Years ended December 31, 2020		December 31, 2020
Vendors	Purchases	Percentage of purchases	Accounts payable
Google	$68,657	78%	$39,279

There was no single vendor who exceeded 10% of the Company’s hardware purchase for the years ended December 31, 2019.

Gross Profit/loss. We had a gross loss of $36,211 and gross profit $9,640 for the year ended December 31, 2020 and 2019, respectively. The decrease in gross margin is primarily attributable to increase cost of business support cost in fiscal year ended December 31, 2020.

Sales and Marketing Expenses (“S&M”). We incurred S&M expenses of $3,125 and $22 for the year ended December 31, 2020, and 2019, respectively. The increase in S&M is primarily attributable to the sales in our business volume.

Software Development Cost (“SDC”). We incurred SDC expenses of $165,514 and $289,176 for the year ended December 31, 2020, and 2019, respectively. The decrease in SDC is primarily attributable to the restructuring of our technology development team.

Goodwill Impairment Charge (“GIC”). We incurred goodwill impairment charge of $16,375 and $2,798,396 for the year ended December 31, 2020, and 2019, respectively. The decrease is primarily attributable to the decrease due to impairment of Hottab acquisition which was impaired in 2019.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $3,529,022 and $4,212,348 for the year ended December 31, 2020, and 2019, respectively. The decrease in G&A is primarily attributable to the manpower restructuring due to the coronavirus (COVID-19) outbreak during 2020.

Income Tax Expense. Our income tax expenses for the year ended December 31, 2020 and 2019 was $8,332 and $0, respectively.

Net Loss. During the year ended December 31, 2020, we incurred a net loss of $3,827,988, as compared to $7,298,428 for the same period ended December 31, 2019. The decrease in net loss is primarily attributable to the decrease in our business activities and manpower restructuring amid the coronavirus (COVID-19) outbreak in 2020.

On November 11, 2019, the Company completed the acquisition of 100% equity interest of Hottab Pte Limited (the “Acquisition”). The total consideration of the acquisition is 156 shares of series C convertible preferred stock, approximately $900,000, cash consideration $150,000 and additional series C convertible preferred stock approximately $558,000. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

Purchase price allocation:
Fair value of stock at closing	$900,000
Cash paid	75,000

Deferred payments- Cash	71,422
Deferred payment- shares	531,380
Less cash received	(15,337)
Purchase price	$1,562,465

The transaction was accounted for using the acquisition method. Accordingly, goodwill has been measured as the excess of the total consideration over the amounts assigned to the identifiable assets acquired and liabilities assumed based on their preliminary estimated fair values.

The deferred payments of $633,000 were discounted using the yield on a CCC rated corporate debt for 3-month, 6-month and 9-month maturities, respectively. The implied discount is approximately $30,198, which will be amortized over the term on the payments.

The purchase price allocation resulted in $2,766,000 of goodwill, as below:

Acquired assets:
Trade receivables	$6,906
Other receivables	1,857

8,763
Less: Assumed liabilities
Trade payables	39,147
Accrued liabilities and other payable	68,458
Amounts due to related parties	1,080,904
Deferred revenue	23,789

1,212,298
Fair value of net liabilities assumed	(1,203,535)
Goodwill recorded	2,766,000
Cash consideration allocated	$1,562,465

Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Acquisition was accounted for as a business combination in accordance with ASC 805 “Business Combinations”. The Company has allocated the purchase price consideration based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from management estimation. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The goodwill is not expected to be deductible for tax purposes. The goodwill is fully impaired during the year ended December 31, 2019, because there were continuous operating losses and negative cash flows incurred subsequently. Under ASC 350-20-50, the Company recognized the goodwill impairment loss by comparing the actual operating results of Hottab to the profit forecast and a negative performance is resulted.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. No additional assets or liabilities were recognized during the measurement period, or the changes to the amounts of assets or liabilities previously recognized.

The following unaudited pro forma information presents the combined results of operations as if the acquisitions had been completed on January 1, 2019:

Year ended December 31, 2019
Revenue	$77,669
Net loss	$(7,469,057)
Net loss per share	$(1.23)

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Liquidity and Capital Resources

As of September 30, 2021, we had cash and cash equivalents of $5,722,450, accounts receivable of $87,803, deposits, prepayments and other receivables of $69,623 and due from related parties of $97,500.

As of December 31, 2020, we had cash and cash equivalents of $506,666, accounts receivable of $1,897, deposits, prepayments and other receivables of $60,532.

As of December 31, 2019, we had cash and cash equivalents of $606,491, accounts receivable of $10,768, deposits, prepayments and other receivables of $44,210 and inventories of $133.

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company suffered from an accumulated deficit of $28,116,309 at September 30, 2021. The Company incurred net loss of $15,528,998 during the nine months ended September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of this financial statement, without additional debt or equity financing. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

The registration statement for the Company’s initial public offering became effective on November 8, 2021. On November 8, 2021, the Company entered into an underwriting agreement with Maxim Group LLC, related to the offering of 2,888,889 shares of the Company’s common stock (the “Firm Share”), at a public offering price of $9.00 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase an additional 236,111 shares of common stock (the “Option Shares”) to cover over-allotments. The Company has raised funding from initial public offering and Option shares of $26,000,001 and 2,124,999. In addition, the Company has raised $8,019,461, net of issuance cost in the form of equity subsequent to issuance of the audit report on the Company’s December 31, 2020 financial statements respectively in the form of equity subsequent to issuance of the audit report on the Company’s December 31, 2020 financial statements and based upon the capital raised, the Company believes it has sufficient liquidity to meet its working capital requirements for the next 12 months. As a result the Company has mitigated any doubts about its ability to continue as a going concern

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

	Nine Months Ended September 30,
	2021	2020
Net cash (used in) operating activities	$(2,639,775)	$(970,647)
Net cash (used in) investing activities	(200,000)	—
Net cash provided by financing activities	8,019,461	708,960
Effect on exchange rate change	36,098	16,689
Net change in cash and cash equivalents	5,215,784	(244,998)
Cash and cash equivalent at beginning of period	506,666	606,491
Cash and cash equivalent at end of period	5,722,450	361,493

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Net Cash Used In Operating Activities.

For the nine months ended September 30, 2021, net cash used in operating activities was $2,639,775, which consisted primarily of a net loss of $15,528,998, offset by increase in stock based compensation for services of $10,071,830, increase in accounts receivables of $85,906, increase in deposits, prepayments and other receivables of $9,091, increase in contract liabilities $16,936, increase in accounts payables of $50,424, decrease in accrued liabilities and other payable of $474,932, increase in advance to related parties of $127,500, decrease in operating lease liabilities of $29,064, increase in depreciation and amortization of $2,406,648, increase in impairment loss of $200,000, increase in loss on settlement of litigation of 550,000.

For the nine months ended September 30, 2020, net cash used in operating activities was $970,647, which consisted primarily of net loss of $2,522,111, offset by increase in impairment loss of $8,778, increase in account receivable of $19,900, increase in inventories of $7,212, increase in deposits, prepayment and other receivables of $7005, increase in contract liabilities of $8,275, increase in accounts payable of $61, decrease in accrued liabilities and other payables of $37,960 and decrease in advance to related parties of $76,278.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash (Used In) Investing Activities.

For the nine months ended September 30, 2021, there is net cash of 200,000 being deposit paid for Leflair asset acquisition investing activities.

For the nine months ended September 30, 2020, there is no net cash impact on investing activities

Net Cash Provided By Financing Activities.

For the nine months ended September 30, 2021, net cash provided by financing activities was $8,109,461, consisting primarily of funds raised from shareholders for Series C, Series C1 and warrant exercised.

For the nine months ended September 30, 2020, net cash provided by financing activities was $708,960, consisting primarily of funds raised from shareholders for Series C and warrant exercised.

Critical Accounting Policies and Estimate

• Basis of presentation

The accompanying unaudited interim consolidated condensed financial statements of Society Pass Incorporated have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 8-03 of Regulation S-X. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals necessary for a fair statement of financial position, results of operations and cash flows, have been included. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with the financial statements and the accompanying notes included in the Company’s registration statement on Form S-1 for the year ended December 31, 2020. The year-end balance sheet data presented for comparative purposes was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the three and nine months ended September 30, 2021 are not necessarily indicative of the operating results for the year ending December 31, 2021 or for any other subsequent interim period.

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• Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets, imputed interest on due to related parties, and impairment of long-term assets, business acquisition allocation of purchase consideration, and deferred tax valuation allowance.

•  Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

• Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of September 30, 2021 and December 31, 2020, the cash and cash equivalent was amounted to $5,722,450 and $506,666, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which does not exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $4,895,306 and $208,635 in parent entity as of September 30, 2021 and December 31, 2020, respectively. In addition, the Company has uninsured bank deposits with a financial institution outside the U.S. All uninsured bank deposits are held at high quality credit institutions.

• Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2021 and December 31, 2020, the allowance for doubtful accounts amounted to $0 and $0, respectively.

• Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchanized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. During the nine months ended September 30, 2021 and 2020, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. During the three months ended September 30, 2021 and 2020, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. The inventories were amounted to $0 and $0 at September 30, 2021 and December 31, 2020, respectively.

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•  Property, plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•  Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the periods presented.

• Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The revenues are generated from a diversified a mix of marketplace activities and the services of the Company provide merchants to help them grow their businesses. The revenue streams consist of Consumer Facing revenues and Merchant Facing revenues.

Consumer Facing Business

The Company’s performance obligation includes providing connectivity between merchant and consumer, generally through an online ordering platform. The platform allows merchants to create account, place menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create account and make orders from merchants on the consumer facing application. The platform allows delivering company to accept online delivery request and ship order from merchant to consumer.

The Company also has online lifestyle platform allow customers to purchase high-end brands of all categories: Under the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessory, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids &

Babies categories. The platform also allow consumers order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Tikinow, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers place orders for delivery or pickup at the Company’s logistics center.

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Revenue streams for consumer facing business:

 F&B sector

1)	Ordering fees comprise the fees that the different types of merchants pay for every completed transaction on the Platform, exclusive of delivery fees charged. Monthly/annual subscription fees or 10% commission on order value on each successful order will be charged.

2)	Delivery fees include an upfront fixed fee and additional variable fees based on the distance. Various percentage of commission will be charged as delivery fee on each successful order received and delivered.

The Company recognizes revenues from consumer facing business upon the completion of delivery and services rendered.

During the period ended September 30, 2021 and 2020, the Company have not generated any revenue from this stream.

Lifestyle sector

1)	Customer placed orders on the website / app, sales orders report will be generated in the system. The Company will start to proceed to packaging and delivering customer. The sales recognised.

During the nine months ended September 30, 2021 and 2020, the Company have generated $73,518 and $0, respectively revenue from this stream. During the three months ended September 30, 2021 and 2020, the Company have generated $73,518 and $0, respectively revenue from this stream.

Merchant Facing Business

Revenue streams for merchant facing business include:

1)	Subscription fees consist of the fees that the Company charge merchants to get on the Merchant Marketing Program;

2)	The Company provides optional add-on software services which includes Analytics and Chatbox capabilities at a fixed fee per month.

3)	The Company collects commissions when they sell third party hardware and equipment (cashier stations, waiter tablets and printers) to merchants.

4)	Vendor Financing. The Company collects brokerage fees whenever the Company facilitates financing transactions between merchants and one of the Company’s partner financial institutions.

During the nine months ended September 30, 2021 and 2020, the Company have generated $26,970 and $37,752, respectively revenue from this stream. During the three months ended September 30, 2021 and 2020, the Company have generated $10,016 and $11,044, respectively revenue from this stream

Hardware Product Revenues — the Company generally is involved with the sale of on-premise appliances and end-point devices. The single performance obligation is to transfer the hardware product (which is to be installed with its licensed software integral to the functionality of the hardware product). The entire transaction price is allocated to the hardware product and is generally recognized as revenue at the time of delivery because the customer obtains control of the product at that point in time. It is concluded that control generally transfers at that point in time because the customer has title to the hardware, physical possession, and a present obligation to pay for the hardware. Payments for hardware contracts are generally due 30 to 90 days after shipment of the hardware product.

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The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 606-10 Revenue Recognition – Revenue from Contracts with Customers, when the Company controls the specified good before it is transferred to the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 606-10 are present in the arrangement, revenue is recognized net of related direct costs.

Software License Revenues — The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s software sale arrangements grant customers the right to access and use the software products which are to be installed with the relevant hardware for connectivity at the outset of an arrangement, and to be entitled to both technical support and software upgrades and enhancements during the term of the agreement. The term of the subscription period is generally 12 months, with the automatic renewal of another one year, and the subscription license service is billed monthly, quarterly or annually. Sales are generally recorded in the month the service is provided. For clients who are billed on an annual basis, deferred revenue is recorded and amortized over the life of the contract. Payments are generally due 30 to 90 days after delivery of the software licenses.

The Company records its revenues on hardware product and software license, net of value added taxes (“VAT”) upon the services are rendered and the title and risk of loss of hardware products are fully transferred to the customers. The Company is subject to VAT which is levied on the majority of the hardware products at the rate of 10% on the invoiced value of sales.

Contract assets

In accordance with ASC 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at September 30, 2021 and December 31, 2020.

Contract liabilities

In accordance with ASC 606-10-45-2, A contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liability balance was $35,582 and $18,646 as of September 30, 2021 and December 31, 2020, respectively.

Contract costs

Under ASC-606, the Company applies the following three steps in order to evaluate the costs to be capitalized as it fulfills following three criteria:

• Incremental costs directly related to a specific contract;

• Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and

• Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the three and nine months ended September 30, 2021 and 2020.

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• Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures in the development of its own software are charged to operations as incurred. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release are immaterial. For the nine months ended September 30, 2021 and 2020, the software development costs were $76,698 and $139,151, respectively. For three months ended September 30, 2021 and 2020, the software development costs were $9,709 and $33,658, respectively.

• Product warranties

The Company’s provision for estimated future warranty costs is based upon historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of June 30, 2021 and 2020. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

• Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors.

• Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $85,027 and $3,125 for the nine months ended September 30, 2021 and 2020, respectively. For three months ended September 30, 2021 and 2020, the Advertising expense were $42,843 and $0, respectively.

• Income tax

The Company adopted the ASC 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

The Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

• Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three and nine months ended September 30, 2021 and 2020.

• Foreign currencies translation and transactions

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s subsidiary is operating in the Republic of Vietnam and India and maintains its books and record in its local currency, Vietnam Dong (“VND”) and Indian Rupee (“INR), respectively, which are the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

Translation of amounts from SGD$ into US$ has been made at the following exchange rates for the three and nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Period-end SGD$:US$ exchange rate	$0.73534	$0.73118
Period average SGD$:US$ exchange rate	$0.74658	$0.71922

Translation of amounts from VND into US$ has been made at the following exchange rates for the three and nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Period-end VND$:US$ exchange rate	$0.000044	$0.000043
Period average VND$:US$ exchange rate	$0.000043	$0.000043

Translation of amounts from INR into US$ has been made at the following exchange rates for the three and nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2021
Period-end INR$:US$ exchange rate	$0.013463	$0.013570
Period average INR$:US$ exchange rate	$0.013576	$0.013490

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Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

Foreign Exchange Loss (Gain). We recorded a foreign exchange gain of $8,859 for the three months ended September 30, 2021 as compared to a gain of $51,183 for the same period in 2020. Foreign exchange gains and losses are primarily unrealized (non-cash) in nature and results from the re-measuring of specific transactions and monetary accounts in a currency other than the functional currency. For example, a U.S. Dollar transaction which occurs in Singapore is re-measured at the period-end to Singapore dollar amount if it has not been settled previously. The foreign exchange loss or gain for the three months ended September 30, 2021 was due to an increase in the value of the Singapore Dollar compared to the U.S. Dollar. From September 30, 2020 to September 30, 2021, the Singapore dollar to the U.S. Dollar increased 0.56%. At September 30, 2021, the exchange rate was 0.73534 as compared to 0.73118 at September 30, 2020. In addition, a U.S. Dollar transaction which occurs in India is re-measured at the period-end to India dollar amount if it has not been settled previously. The foreign exchange loss for the three months ended September 30, 2021 was due to an increase in the value of the India Dollar compared to the U.S. Dollar. From September 30, 2020 to September 30, 2021, the India dollar to the U.S. Dollar increased 0.79%. At September 30, 2021, the exchange rate was 0.013463 as compared to 0.013570 at September 30, 2020. A U.S. Dollar transaction which occurs in Vietnam is re-measured at the period-end to Vietnamese dollar amount if it has not been settled previously. The foreign exchange gain for the three months ended September 30, 2021 was due to an increase in the value of the Vietnamese Dollar compared to the U.S. Dollar. From September 30, 2020 to September 30, 2021, the Vietnamese dollar to the U.S. Dollar increased 2.32%. At September 30, 2021, the exchange rate was 0.000044 as compared to 0.000043 at September 30, 2020.

• Comprehensive income

ASC 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

• Leases

The Company adopted ASC 842, Leases (“ASC 842”) to determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the condensed consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

• Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting ;parties might be prevented from fully pursuing its own separate interests.

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The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

• Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

• Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1   Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2   Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3   Pricing inputs that are generally observable inputs and not corroborated by market data.

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Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

• Cost of goods sold

Cost of goods sold consists of the cost of hardware, software and payroll, which are directly attributable to the sales of products. The cost also consists of costs of materials which has been sold attributable to the sales of high-end products. Additional costs may include freight paid to acquire the goods, custom duties, sales or use taxes not recoverable paid on materials used, and any fee for purchase

• Share-based compensation

Pursuant to ASU 2018-07, the Company follows ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards (employee or non employee), are measured at grant-date fair value of the equity instruments that an entity is obligated to issue. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. As of September 30, 2021, those shares issued for service compensations were immediately vested, and therefore this amount is thus recognized as expense with an offset to preferred or September 30, 2021 and 2020, the stock-based compensations are recorded in the General and administrative expenses within the Condensed Consolidated Statements of Operations and Other Comprehensive Loss.”

• Business combinations

The Company follows ASC 805, Business Combinations (“ASC 805”) and ASC 810-10-65, Consolidation. ASC 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations, including combinations among mutual entities and combinations by contract alone. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

• Earnings per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the period.

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As of September 30, 2021 and December 31, 2020, the Company has the number of shares of common stock to be issued upon conversion of below:

	As of September 30,	As of December 31,
	2021	2020
Series A Convertible Preferred Stock (a)	8,000	8,000
Series B Convertible Preferred Stock	764,400	764,400
Series B-1 Convertible Preferred Stock	48,000	48,000
Series C Convertible Preferred Stock	465,600	108,600
Series C-1 Convertible Preferred Stock	4,195,200	865,500
Warrants granted	—	—
Warrants granted with Series C-1 Convertible Preferred Stock	1,178,700	614,100
Total:	6,659,900	2,408,600

(a)	The Series A the conversion formula is aggregate Stated Value divided by IPO price (Stated Value for each Series A preferred share is $1,000). There are 8,000 shares of Series A Preferred Stock issued and outstanding (10,000 shares are designated Series A). The conversion formula would be $8 million (the aggregate stated value) divided by IPO price.

• Segment Reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in condensed consolidated financial statements. For the nine months ended September 30, 2021 and 2020, the Company operates in two reportable operating segment.

Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Critical Accounting Policies and Estimate

• Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

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Accounting Standards Adopted

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company has evaluated and the adoption of this does not have an any impact on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company has evaluated and the adoption of this does not have an any impact on the financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity's own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity's own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

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 BUSINESS

Our Mission

Our mission statement is: Loyalty and Data…that’s what we do.

We are an acquisitions-focused, e-commerce holding company. Since 2018, we developed our unique SoPa branded platform and acquired our #HOTTAB and Leflair ecosystems to facilitate e-commerce transactions between our consumers and our merchants in Southeast Asia (“SEA”) (including Vietnam, Philippines, Indonesia, Singapore, Malaysia, Thailand, Cambodia, Laos, Myanmar, and Brunei) and South Asia (including India, Bangladesh, Sri Lanka, the Maldives, Nepal, Bhutan, and Pakistan). Our marketing platform empowers small and medium enterprises (“SMEs”) to benefit from e-commerce opportunities in developing and frontier markets across SEA and South Asia, driving job-creation and economic growth in two of the world’s most dynamic regions. We intend to continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem. As more merchants and consumers in SEA and South Asia register on our Society Pass platform, more transaction data is generated. With more data generation, there are more opportunities for creating loyalty from consumers to merchants.

Our Company

We acquire and operate e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, including but not limited to Society Technology LLC, SoPa Technology Pte Ltd, SoPa Cognitive Analytics Pte Ltd, Sopa Technology Co Ltd, HOTTAB Pte Ltd and HOTTAB Vietnam Co Ltd. Along with HOTTAB Asset Vietnam Co Ltd (currently wholly-owned by one employee of HOTTAB Vietnam Co Ltd and contractually operated by HOTTAB Vietnam Co Ltd), these eight companies form the Society Pass Group (the “Group”). The Group currently markets to both consumers and merchants in Vietnam while maintaining an administrative headquarters in Singapore. We recently acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”) as more fully described in “Business – Leflair” and have integrated the Leflair assets with the Society Pass ecosystem. We intend to expand our e-commerce ecosystem throughout the rest of SEA and South Asia by making selective acquisitions of leading e-commerce companies and applications with particular focuses on Philippines, Indonesia, India and Bangladesh.

Our business currently comprises of seven e-commerce interfaces which are divided into two segments: a consumer facing segment targeting consumers and a merchant facing segment targeting merchants. The consumer facing segment includes SoPa Loyalty App, SoPa.asia Loyalty Marketplace website, Leflair Lifestyle App, and Leflair Lifestyle Marketplace website. The merchant facing segment includes #HOTTAB Biz App, #HOTTAB POS App and Hottab.net admin website (these e-commerce interfaces comprising both the consumer facing and the merchant facing segments are collectively referred to in this prospectus as the “Platform”). Our loyalty-focused and data-driven e-commerce marketing platform interfaces connect consumers with merchants in the food & beverage (“F&B”) and lifestyle sectors, assisting local brick-and-mortar businesses to access new customers and markets to thrive in an increasingly convenience-driven economy. Our Platform integrates with both global and country-specific search engines and applications and accepts international address and phone number data, providing a consumer experience that respects local languages, address formats and customs. Our Strategic Partners (as defined below) work with us to penetrate local markets, while our Platform allows effortless integration with existing technological applications and websites.

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Our consumer facing business consists of our “SoPa” and “Leflair” brands. Through our SoPa Loyalty App and SoPa.asia Loyalty Marketplace website, we provide frictionless online ordering and delivery experience for consumers in the F&B sector. Our Leflair lifestyle e-commerce platform markets and sells products in three verticals: Fashion & Accessories, Beauty & Personal Care, and Home & Lifestyle. Our consumer facing platforms feature an easy-to-navigate, multi-lingual user interface with multiple integrated payment and delivery options.

Branded as “#HOTTAB”, our merchant facing business helps merchants increase revenues and streamline costs with an online and multilingual store front, fully integrated POS software solution, joint marketing program, payment infrastructure, loyalty administration, customer profile analytics, and SME financing packages. Through #HOTTAB Biz App, #HOTTAB POS and Hottab.net merchant administration website interfaces, #HOTTAB functions both online and offline and facilitates transactions, orders, voucher redemption, and rewards. Merchants only need a smart device in order to quickly access our #HOTTAB product ecosystem. In addition, our Customer Care department provides attentive after-sales service.

In the second quarter of 2022, we expect to launch our unique merchant agnostic and universal loyalty points, branded as “Society Points.” We expect that Society Points will create permanent customer loyalty for merchants through the issuance and redemption of Society Points with unique and personalized deals. After its launch, consumers will be able to use Society Points at merchant locations initially throughout Vietnam and then we expect to expand availability of Society Points throughout SEA and South Asia See “Business —Loyalty Points —Society Points.”

As of January 28, 2022, we have onboarded over 1.5 million registered consumers and over 5,500 registered merchants/brands on our Platform.

Corporate Structure

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. We operate solely through the Group. Summaries of each Group member are provided below.

Society Technology, LLC, a Nevada limited liability company formed on January 24, 2019, is owned by 100% by Society Pass Incorporated. Society Technology, LLC owns all intellectual property rights to copyrightable, patentable, and other protectable matter in our business, including trademarks.

Society Technology Pte Ltd, a company limited by shares incorporated under the laws of Singapore on June 6, 2019, is owned by 85% by Society Pass Incorporated. Society Technology Pte Ltd manages the Group’s operating activities in SEA and South Asia countries.

SoPa Cognitive Analytics Private Limited, a company limited by shares incorporated under the laws of India on February 05, 2019, is owned by 100% by Society Technology Pte Ltd. SoPa Cognitive Analytics Private Limited operates the Group’s technology and software development in India.

Sopa Technology Co Ltd, a company limited by shares incorporated under the laws of Vietnam on October 1, 2019, is owned 100% by Society Technology Pte Ltd. Sopa Technology Co Ltd operates the Group’s consumer facing business in Vietnam.

HOTTAB Pte Ltd, a company limited by shares incorporated under the laws of Singapore on January 17, 2015, is owned 100% by Society Technology Pte Ltd. HOTTAB Pte Ltd manages the Group’s regional merchant facing business in SEA and South Asia countries.

HOTTAB Vietnam Co Ltd, a company limited by shares incorporated under the laws of Vietnam on April 17, 2015, is owned 100% by HOTTAB Pte Ltd. HOTTAB Vietnam Co Ltd manages the Group’s merchant facing business in Vietnam.

HOTTAB Asset Vietnam Co Ltd, a company limited by shares incorporated under the laws of Vietnam on July 25, 2019, is currently wholly-owned by one employee of HOTTAB Vietnam Co Ltd. HOTTAB Asset Vietnam Co Ltd manages the Group’s website and apps in Vietnam via a contractual relationship. HOTTAB Vietnam Co Ltd has an irrevocable call option to acquire 100% of the equity of HOTTAB Asset Vietnam Co Ltd.

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The following chart represents the structure of Society Pass and its operating subsidiaries.

Corporate Information

Our principal executive offices are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Our corporate website address is www.thesocietypass.com. The website for our lifestyle e-commerce marketplace is www.leflair.com. The website for our loyalty marketplace is www.sopa.asia. The website for our merchant facing business is www.hottab.net. The information included on our websites are not part of this prospectus.

Market Opportunity

We expect that continued strong economic expansion, robust population growth, rising level of urbanization, the emergence of the middle class and the increasing rate of adoption of mobile technology will provide market opportunities for our Company in SEA and South Asia. SEA and South Asia are large economies and, as of 2020, their respective GDP were US$3.1 trillion and US$3.5 trillion, respectively. In comparison, the respective GDP for both the EU and the US totaled US$15 trillion and US$20.8 trillion in 2020. SEA has experienced rapid economic growth rates in recent years, far exceeding growth in major world economies such as Japan, the EU and the US. According to the International Monetary Fund (IMF) since 2010, SEA has averaged 4.6% GDP growth, compared to 0.7% for Japan, 0.8% for the EU and 1.7% for the US. The three largest and most populous countries in SEA are Indonesia, the Philippines and Vietnam with a combined population of approximately 500 million people.

Vietnam’s GDP growth averaged 6.1% from 2011 to 2020 and is expected to average 7% for the next five years. The size of Vietnam’s economy grew from US$39 billion in 2000 to US$340 billion in 2020 and is projected to reach US$530 billion by 2025. SMEs are a dynamic, driving force in Vietnam’s economy, contributing 40% to its GDP last year. Similarly, according to IMF, South Asia has averaged 5.2% annual GDP growth since 2010 with the size of the economy of South Asia growing from US$2 trillion in 2010 to US$3.3 trillion in 2020.

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Both SEA and South Asia continue to enjoy robust population growth. The United Nations Population Division estimates that the population of the SEA countries in 2000 was approximately 525 million people growing to 668 million in 2020. Vietnam has a population of approximately 98 million people today compared to 80 million people in 20002. According to the United Nations, the population of South Asia totaled 1.9 billion people in 2020 with 1.3 billion people in India alone.

This population growth is driving rising levels of urbanization. Mirroring the demographic trends in China more than 25 years ago, Vietnamese are moving to cities in greater numbers. In the past two decades, Vietnam’s urbanization rate has increased steadily at approximately 3% per year since 2000, with 36% of the population now living in cities. By comparison, India’s urban population has increased over 2% per year since 2000, with 34% of India’s population living in cities. India’s capital, New Delhi, adds almost a million new inhabitants a year.

This urbanization trend is highly correlated with the growth of the middle class. Simply put, urbanization drives middle class consumption demand. According to the World Bank, Vietnam’s middle class currently accounts for 13% of the population and is expected to reach 26% by 2026. Fitch Solutions predicts that Vietnam’s real household spending will expand at an annual average annual growth rate of 7.5% year-on-year from 2021 to 2024. Fitch Solutions notes that India’s middle-class households are growing, with 36.6 million households expected to earn a net income of more than US$10,000 by 2024, placing India firmly in the middle-income bracket category.

And despite the ongoing effects from the Covid-19 pandemic, the Internet economy continues to boom in SEA and South Asia. According to Google Temasek e-Conomy SEA 2020 Report, Internet usage in the region increased with 40 million new users added in 2020 for a total of 400 million compared to 360 million in 2019. Seventy percent of SEA’s population is now online, compared to approximately twenty percent in 2009. In addition, SEA mobile Internet penetration now reaches more than 67%. According to Google Temasek e-Conomy SEA 2020 Report, e-commerce, online media and food delivery adoption and usage surged with the total value of goods and services sold via the Internet, or gross merchandise value GMV, in SEA, expected to reach more than US$100 billion by year end 2020 according to Google, Temasek, Bain SEA Report 2020. In fact, the SEA Internet sector GMV is forecast to grow to over US$300 billion by 2025.

Vietnam’s mobile penetration rate has reached 95% in city areas and among SEA countries, Vietnamese consumers spend the most time online for personal purposes, just after Singaporean users. According to Google Temasek e-Conomy SEA 2020 Report, total GMV of e-Commerce spending in Vietnam is currently US$ 14 billion and is forecast to grow to over US$ 50 billion by 2025.

With more than half a billion Internet subscribers, South Asia contains some of the largest and fastest growing markets for digital consumers, and the rapid growth has been propelled by public and private sector alike. India and Bangladesh lead the charge in Internet adoption, and it is expected that by 2025 close to two thirds of consumers in these markets will be using mobile internet. As consumers in these markets look increasingly towards online platforms to shop, the total value of internet-based transactions has grown tremendously and is expected to keep doing so. Total GMV of South Asia’s Internet economy is expected to skyrocket from US$74 billion in 2020 to US$210 billion in 2025.

We believe that these ongoing positive economic and demographic trends in SEA and South Asia propel demand for our Platform.

2 See the United Nations 2019 Revision of World Population Prospects.

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Vietnam Economic Growth

Solid economic growth and favorable demographic drivers increased the size of Vietnam’s economy from US$158 billion in 2000 to US$807 billion in 2020 according to the World Bank. Indeed, Vietnam has been one of the fastest growing economies within SEA over the past two decades. According to MacroTrends, Vietnam’s GDP growth has ranged between 5.25% to 7.55% from 2001 to 2019. And despite the emergence of Covid-19 pandemic, Vietnam is leading the economic rebound in SEA countries with the World Bank forecasting Vietnam’s GDP growth rate to reach 2.8% for 2020. By comparison according to the Asian Development Bank, SEA GDP growth rate in 2020 is forecast to be -3.8%. By comparison, Reuters projects China’s GDP to expand by only 2.1% in 2020. And according to Statista, Vietnam’s GDP growth rate is expected to rebound to 6.7% in 2021 and average 7% until 2024.

Source: The World Bank

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By focusing on trading with its richer Asian neighbors as part of the global supply chain to drive economic growth, Vietnam mirrors the socio-economic development path of the so-called Asian Tiger economies of Hong Kong, Singapore, South Korea and Taiwan. Vietnam tremendously benefits from participation in global and regional free trade agreements, including ASEAN, APEC and RCEP, all of which cover over 80% of world GDP. In addition, the manufacturing industry contributes just under 20% of GDP versus 60% in Asia Tigers during their peak growth phase, which suggests a strong middle-class expansion and rise in disposable income will occur in the next decade. And SMEs are driving this middle-class expansion with SMEs contributing 40% of the output of Vietnam’s economy. We believe that these factors indicate Vietnam is on a clear path from a lower GDP bracket to top of middle-income bracket of the world’s economies.

Prime Positioning in Vietnam’s FTAs with other regions

Source: Vietnam Briefing

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Vietnam Population Growth and Favorable Demographics

Vietnam currently has an estimated population of approximately 97.3 million people compared to approximately 79.9 million people in 2000, which represents approximately 22% growth during such period.3 According to the World Bank, Vietnam’s population is expected to increase to 120 million by 2050. Furthermore, Vietnam’s population is relatively young and median age stands at 32 with more than 70 percent of the population under 35 years of age. By comparison, the median age stands at 38 for China and 38 for the US, respectively.

Growth of Vietnam’s Middle Class

Vietnam’s increasing rate of urbanization is highly correlated with its expanding middle class and increasing levels of consumer spending. Paralleling the demographic trends in China more than 25 years ago, Vietnamese are moving from the countryside to the cities in increasingly greater numbers in search of better economic opportunities and higher standards of living. According to the World Bank, Vietnam’s urbanization rate of 37% today closely resembles China’s urbanization rate in the late 1990s. According to Worldometer, Vietnam’s urbanization rate has increased from 24% in 2000 to 37% in 2020, compared to 50% in China and 75% in developed world, which indicates the significance of Vietnam’s potential to urbanize. Furthermore, Statista forecasts that the urban population will surpass that of rural areas by 2050.

This urbanization trend is highly correlated with the growth of the middle class. Simply put, urban dwellers demand middle class products and services. And their high levels of disposable income earned from manufacturing employment is driving the growth of Vietnam’s middle class. With per capita income for middle income countries ranging from US$2,800 to US$10,000, Vietnam’s middle class currently accounting for 13 percent of the population and is expected to reach 26 percent by 2026.

[3]See the United Nations 2019 Revision of World Population Prospects.

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Urbanization % of total population in China & Vietnam
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
China
Vietnam
China's Rapid Growth
Emergence of Vietnam
According to World Bank, Vietnam's urbanization rate closely resembles China's in the late 1990s
1980
1985
1990
2000
2005
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2025
2030

Source: The World Bank

As more people move to the cities, they will acquire steady employment and increasingly more disposable income and consume in greater quantities. For example, urban discretionary spending has skyrocketed in the decade after 2010 with consumer spending nearly tripling in the last decade to US$179 billion as of 2020. We believe that such trends inevitably will lead to a bigger middle class and accompanying demand for middle class needs, products and services, including demand for our SoPa, Leflair and #HOTTAB-branded products.

Source: Tradingeconomics

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Adoption of Internet Mobile Technology in Vietnam

In line with the rising urbanization trend and increased consumer spending, the adoption of mobile technologies by Vietnamese consumers has also grown in the past decade. Today, Vietnam’s mobile penetration rate has reached 95% in city areas and among SEA countries, Vietnamese consumers spend the most time online for personal purposes, just after Singaporean users.

Source: Google-Temasek e-Commerce SEA report 2020

In addition to new online users, COVID-19 led to an acceleration of digital consumption as users tried digital services for the first time. For example, 41% of Vietnam’s digital service consumers started using the service directly as a result of the pandemic. And this new digital acceleration is sticky with 94% of new digital service consumers intending to continue with the service post-pandemic.

Source: Google-Temasek e-Commerce SEA report 2020

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Total GMV of e-Commerce spending in Vietnam is currently US$ 14 billion and is forecast to grow to over US$ 50 billion by 2025.

Challenges of Digitization Faced by Merchants

Vietnamese merchants increasingly recognize that it is almost impossible to grow and sustain their business without maintaining an active online presence. Online orders and relevant information about the market of a particular area are incontrovertibly essential for retaining a constant stream of revenue leveraging existing resources, assessing excess capacity and inventory, making overall business decisions. Creating a digital platform within only one brand is a challenge for independent businesses given the nature of the process as well as their limited resources to handle the system and to persuade the customers to stay within the system. Realistically, an average consumer is not looking to install a separate mobile application for each restaurant or service provider she desires to patronize. Furthermore, not all the businesses can afford Internet advertising and/or even constant Internet presence through their own websites. Ultimately, businesses are forced to exist in a framework of what is offered by technology companies that create and maintain various type of interest-bound platforms: for travelling, for food delivery services, for transportation and other products and services.

Because of these market constraints, merchants in Vietnam rely on multiple platforms to reach their respective audiences. Platforms such as ‘closed-loop’ programs and third-party wallets/apps/POS systems have become increasingly popular in Vietnam as a result. However, from the point of view of the merchants, these existing platforms possess a number of disadvantages. First, the platforms force merchants to provide cash discounts to customers. Such cash discounts inevitably affect profit margins. Second, cash discount programs do not create customer loyalty as consumers visit the merchants simply due to the cost savings. Finally, merchants are not able to aggregate consumer data from each platform nor build effective customer profiles. This situation results in the inability to effectively measure promotion programs.

Limitations of Current Platforms in Meeting Consumers’ Needs

Vietnamese consumers face a confusing array of multiple apps in the marketplace. First, such apps and websites offer more functionality than vendors of various goods and services can possibly keep up with. Second, although changing, Vietnamese merchants historically operate on a cash-only basis. As a result, various payment systems are not mutually interconnected and do not allow consumers to spend bonus points of one platform earned from travelling in order to purchase goods or services at another cash-only or offline restaurant. Finally, consumers do not receive personalized deals based on their purchases and behavior, which limits the attractiveness of such apps and websites.

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Our Business Model

With our dual facing business model, Society Pass sits at the nexus of our Society Pass ecosystem. For our consumers, we offer personalized promotions and expect to offer Society Points in the second quarter of 2022. For our merchants, we sell POS software, vendor finance and merchant marketing program. Our business model incents both consumers and merchants to transact with one another to receive personalized offers, Society Points (when launched) and generate revenues.

Our Platform consists of seven interconnected interfaces:

1)	SoPa Loyalty App;

2)	Sopa.asia Loyalty Marketplace Website;

3)	#HOTTAB Biz App;

4)	Hottab.net Merchant Admin Website;

5)	#HOTTAB POS App;

6)	Leflair Lifestyle App; and

7)	Leflair.com Lifestyle Website.

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The diagram below is a representation of our Society Pass Platform:

Consumer Facing Business

Vietnamese consumers face a plethora of ordering, delivery and loyalty websites and apps. As a result, consumers almost never receive personalized deals based on their purchases and behavior. Instead, they are offered ‘one size fits all’ promotions unlikely to be relevant to them as individual consumers. SoPa and Leflair-branded consumer businesses aim to change this market dynamic by personalizing deals based on consumers’ purchase history, location and preferences. Because our technology platform allows us to know when, where, how much and sometimes why purchases of goods are made, our SoPa and Leflair interfaces will be able to offer personalized deals to our users. We believe that this is a unique market differentiator for our company.

We serve or will serve consumers in Vietnam through our SoPa Loyalty App, SoPa.asia Loyalty Marketplace website, Leflair Lifestyle App and Leflair.com Lifestyle Marketplace website. After registering on one of our Platform’s interfaces, consumers access a wide array of value-enhancing and time-saving products and services while providing cross-platform experience. Users search for, order and purchase from thousands of merchants located throughout Vietnam. In addition, consumers can choose to have their purchased products/services delivered to their homes or offices with a click of a button. We help consumers find the most apt, local businesses for their everyday lifestyle without extensive research. Our user-friendly SoPa Loyalty App and Leflair Lifestyle App are free to download on both Apple Store and Google Play and SoPa.asia Loyalty Marketplace website and Leflair.com Lifestyle Marketplace website are easily accessible on the Internet. Our built-in payments and reward systems are intuitive and secure. Our proprietary search technology and our content enables consumers to receive especially relevant results for highly specific local searches. Ultimately, we are targeting broad demographic appeal, serving local communities nationally and internationally. We have deep technology integrations with maps, apps, search engines, intelligent GPS systems, payment terminals, digital assistants, vertical directories and social networks, such as Apple Maps, Facebook, Google, and Google Maps. We have established strong, long-term relationships with many of our partners’ services.

At present, SoPa’s merchants are in the F&B sector and Leflair’s brands are in the lifestyle sector. Going forward, we intend to expand our product/service offering to include grocery stores, convenience stores, movie theaters, gas stations, beauty salons and travel agencies.

To provide seamless payment integration for our consumers, we have partnered up with the following digital wallets in Vietnam:

1)	VTC Pay;

2)	VNPT Pay;

3)	Momo;

4)	Zalo Pay; and

5)	Paytec.

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And to provide delivery service for our consumers, Society Pass has partnered up with the following third-party delivery companies in Vietnam:

1)	Lala Move;

2)	Handy Cart; and

3)	Tikinow.

SoPa.asia Loyalty Marketplace Website

The motto for our SoPa.asia Loyalty Marketplace website is Search, Discover and Order.

With our commission-free, multi-lingual e-commerce discovery and ordering platform, the SoPa.asia Loyalty Marketplace will offer a variety of products and services from thousands of registered, Vietnam-based restaurants, cafes and bars to advertise their products and services for our hundreds of thousands of registered consumers in Vietnam. SoPa.asia Loyalty Marketplace tracks users’ spending and transaction activities, while simultaneously presenting them with intelligently selected exclusive offers. And by the second quarter of 2022, we intend to allow our consumers to earn and redeem universal Society Points with any of our merchants.

SoPa.asia provides the following functions:

1)	Search/Review: With our smart search engine, consumers search/review their favorite merchant and product/service among thousands of choices. Our ratings improve merchant customer service and product quality;

2)	Location-based Homepage: Based on consumers’ location, nearby merchants and exclusive offers are selected and displayed on the homepage for a smooth, user-friendly interaction;

3)	Merchant Spotlight: Featured merchants get customized banners on SoPa.asia homepage, making it easier for consumers to discover and purchase from these merchants;

4)	Smart Categories: Consumers can easily filter food, services and narrow down their choices by pre-defined categories and collections;

5)	Ordering: Consumers purchase products/services through SoPa.asia Marketplace. Orders are received by merchants. Payment integration is executed through our partnerships with digital wallet partners (VNTP Pay, VTC Pay, Zalo Pay, Momo, and Paytec). All payment methods, including credit card, debit card and cash are accepted. By the second quarter of 2022, we intend to launch and accept Society Points as a payment method; and

6)	Delivery: Through our partnerships with Lala Move and Handy Cart, orders are seamlessly delivered to consumers’ homes or offices.

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SoPa Loyalty App

Downloadable on both Google Play and Apple Store, our SoPa Loyalty App provides the following functions:

1)	Search/Review: With our smart search engine, consumers search/review their favorite merchant and product/service among thousands of choices. Our ratings improve merchant customer service and product quality;

2)	Offers/Ordering: Consumers order from or reserve seats at thousands of merchant choices. Personalized promotions are based on purchase history and location;

3)	Payments: SoPa provides our consumers with anytime payment capabilities and full digital wallet functionality through payment integration partnerships with four leading digital wallets in Vietnam (VNPT Pay, VTC Pay, Momo, Zalo Pay, and Paytec). Our payment integrators enable consumers to simply pay to any vendor or service provider they prefer without any terminals or ATMs or direct using an existing credit, debit, or prepaid card account. In other words, our payment integration partnerships allow for fast and secure payment anytime, anywhere. Or our users can pay by cash or with Society Points beginning in the fourth quarter of 2021. Consumers can review their purchase history. Any mobile device connected to the Internet will be able to transact payments, creating a convenient and frictionless payment experience for consumers;

4)	Delivery: SoPa has partnered up with two Vietnam-based delivery companies, La Move and Handy Cart to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers place orders for delivery, pickup, or order at our logistics center;

5)	Society Points: Commencing in the second quarter of 2022, we expect to begin our Society Points program and with every order, consumers will receive Society Points, which we expect will be redeemed at thousands of merchant locations. Personalized deals from merchants they love, where they can freely and easily spend their Society Points.

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Leflair Lifestyle Marketplace Website

As a flash sales lifestyle e-commerce retail company, Leflair.com website and Leflair App sell products in three separate verticals: fashion & accessories, beauty & personal care, and home & life.

We market and sell international premium branded products to consumers in Vietnam on our Leflair Lifestyle Marketplace website and Leflair Lifestyle App. We offer new sales events on a periodic basis with a curated selection of popular branded products at highly discounted prices in limited quantities during limited time frames. As a result, Leflair makes exclusive brands more accessible to Vietnamese consumers while providing brands and distributors with an efficient way to move inventory in Vietnam thereby enhancing their brand equity (i.e., premium website imagery, brand specific content, attention to details at every customer touchpoint with premium packaging). Leflair sells to consumers merchandise sourced only from official brands and distributors. This allows Leflair to check the quality and ensure the authenticity of all products sold on our website. Our in-house production studio allows us to ensure and enhance the brands’ equity and identity while efficiently clearing inventory.

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Leflair’s business model emphasizes the following:

1)	Exclusive products sourced locally and internationally. Most brands/products sold on Leflair are not sold on other e-commerce sites. And we partner with brands and distributors with existing operations and inventory in Leflair’s countries;

2)	Best-in-class production, marketing and customer experience. Leflair is now recognized as a distinct brand dedicated to premium lifestyle. We operate in-house studios for a unique imagery in Southeast Asia and our in-house marketing and customer support teams ensure a seamless, top-quality customer experience.

3)	Proprietary technology. Our internal software development team has created a proprietary software, platform and operations tools, including warehouse management system, CRM, mobile application, and third-party management tool for delivery

4)	No inventory risk. Our inventory risk close to zero as we operate on the following inventory models:

a)	Transshipment model: operating model under which the stock for the sales event is reserved in the supplier’s warehouse. Multiple purchase orders (“POs”) are shared all along the sales event and such items are then delivered to Leflair. Fulfillment and Customer Services (“CS”) are handled by Leflair. All returned items from customers to Leflair are sent back to the supplier.

b)	Consignment model: operating model under which the supplier delivers the stock for the sales event to Leflair’s warehouse 7-10 days prior to the latter. Products are then shot by Leflair, who also takes care of fulfillment and CS. All returned and unsold items are sent back to the supplier or kept for a future sale.

Leflair Lifestyle App

Downloadable on both Google Play and Apple Store, our Leflair Lifestyle App provides the following functions:

1)	Search/Review: With our smart search engine, consumers search/review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessory, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories;

2)	Offers/Ordering: Consumers order from hundreds of vendor choices with personalized promotions based on purchase history and location. We also highlight a particular brand (s) on the “Today’s New Sale”;

3)	Payments: Leflair provides our consumers with anytime payment capabilities and full digital wallet functionality through payment integration partnerships with four leading digital wallets in Vietnam (VNPT Pay, VTC Pay, Momo, Zalo Pay, and Paytec). Our payment integrators enable consumers to simply pay to any vendor or service provider they prefer without any terminals, ATMs or direct use of an existing credit, debit, or prepaid card account. In other words, our payment integration partnerships allow for fast and secure payment anytime, anywhere. Alternatively, our users can pay by cash or with Society Points beginning in the second quarter of 2022. Akin to the functionality of a full digital wallet, consumers can review their purchase history;

4)	Delivery: Leflair has partnered up with a Vietnam-based delivery company, Tikinow, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers place orders for delivery or pickup at our logistics center;

5)	Society Points: Commencing in the second quarter of 2022, consumers will able to earn Society Points, which then can be redeemed at thousands of merchant locations. Consumers can freely and easily use their Society Points towards personalized deals from their favored merchants.

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Merchant Facing Business

Merchants in Vietnam are forced to rely on multiple standalone platforms such as ‘closed-loop’ loyalty programs, third-party digital wallets/storefronts and third-party POS systems, all of which do not fully integrate with merchants’ existing platforms. As a result, merchants find it difficult to effectively aggregate consumer data gathered from each platform, build valuable customer profiles, and measure the effectiveness of their promotions beyond the merchant’s reach. Furthermore, these existing technology platforms decrease profit margins by forcing merchants to provide economically unfeasible cash discounts/rebates to consumers. Since cash discounts provide instant gratification instead of building a bond with the merchant, such platforms do not incent consumers to patronize merchants for customer loyalty but rather solely for economic benefits.

We serve our merchants with an integrated technology ecosystem that addresses and personalizes their technology needs. Our #HOTTAB products (#HOTTAB Merchant POS solution, Hottab.net admin website, #HOTTAB Biz App, and SME financing packages), allows merchants to effortlessly record transactions, market offers, set discounts, and execute redemptions/rewards online or offline. Merchants only need a smart device and five minutes in order to be able to engage with our entire Platform. In addition, loyalty admin and customer profile analytics software to attract and retain consumers through personalized, data-driven engagement with greater profitability. #HOTTAB offers our products on a freemium subscription model. Merchants decide how much they want to spend based on their current technology spending constraints and customer marketing outreach plans.

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#HOTTAB Merchant POS Solution

We currently market and sell our #HOTTAB POS software to merchants in Vietnam. Our #HOTTAB POS Solution replaces the traditionally chunky POS station, card machine and paper orders.

#HOTTAB Merchant POS Solution functions include:

1)	We expect that our #HOTTAB Mobile Payment Device, when available, will automate the checkout process by acting as credit card reader and a QR scanner for merchants in SEA and South Asia.

2)	Transactions Reporting enables merchants to generate detailed sales reports (based on product, hour, employee, total cost of items sold, total retail amount, net profit, profit percentage, and gross margin) and provide snapshots and charts on sales performance;

3)	Merchants can easily choose from quick service/dine in/delivery/takeaway dining options depending on customer request;

4)	Integration with existing cashier/kitchen/multiple printers through email, text or paper receipts will be available;

5)	Merchants will have access to settings for promotions as well as menu management; and

6)	Operation on a multi-lingual interface (English, Vietnamese or Hindi).

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Hottab.net Merchant Admin Website

Hottab.net provides an analytic dashboard for merchants to analyze their daily orders and top selling items. The dashboard offers multichannel communication, self-service features, PR Capability, marketing functionality, and Live Chat.

Our Hottab.net merchant admin website is designed to increase revenues and streamline costs for our merchants. #HOTTAB provides merchants with customer profile analytics, loyalty management, payment infrastructure, SME financing packages and special joint marketing program. In addition, our Customer Care department provides attentive after sales service and fast response to our clients’ every question and concern.

Hottab.net has, or with respect to Society Points, is expected to have the following functions:

1)	Analytics: Merchants will track their order history and accept all forms of payment methods. We expect in the second quarter of 2022, this will include features such as Society Points and a review page for payment history;

2)	Offers and Promotions: Merchants will easily create bundle offers or various promotions. Once launched, by awarding Society Points, merchants will incent purchases without sacrificing margins;

3)	Merchant Partnership Program: This value-added program is designed to optimize costs and increase revenues for our Merchants through a combination of personalized branding tools, joint marketing campaigns, and special vendor financing programs;

4)	POS Solution: Our #HOTTAB POS system will function online or offline, allowing transactions, redemptions, orders, and rewards to continue uninterrupted even in a power outage. Merchants only need a smart device in order to promptly engage with our entire platform; and

5)	Vendor Financing: Merchants can buy directly from featured suppliers with built-in financing, payment, and delivery management.

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#HOTTAB Biz App

Downloadable from Google Play, #HOTTAB Biz, our merchant app, transforms stores of all types and sizes into digitized storefronts and provides remote access management tools and analytics in real time. The application produces a variety of reports with data insights on profit and loss, sales trends, labor costs, and other key metrics. Merchants are able to review transaction history, sales, billing, inventory management, layout management, analytics reports, Society Points (when available), staff management, research reports, and email marketing lists. The Merchant Application is designed to be integrated with accounting programs.

#HOTTAB Biz functions include:

1)	Oversee Customer Relationship Management (CRM) to track all customer data with one integrated platform including, but not limited to:

a)	Capture customer details such as name, age, birthday, phone number and email address

b)	Keep track of customer purchase history

c)	Customer location map

d)	Order tracking

2)	Multiple Payment Options

3)	Loyalty Administration: Merchants easily create bundle offers or various promotions and have full control to allocate Society Points (when available) at all levels once launched. Points can be awarded per item, per offer, or as a percentage of the purchase subtotal. Customers and suppliers are identified with user friendly QR codes (mobile phones, emails);

4)	Analytics: Data analytics include consumer profile and activity, order analytics, product performance, and transaction data, and offering predictive consumer behavior analysis. All you need is our QR code sticker in order to accept cash, credit, debit, bank, loyalty points, and digital wallet payments. Detailed invoices, customer information, and useful customer insights are automatically saved for you; and

5)	Inventory Management: Keeps track of all merchandise by way of:

a)	Scanning and counting merchandise digitally

b)	Managing merchandise by creating product variations (size, color)

c)	Identifying inventory with a unique serial number

d)	Tracking inventory levels across multiple locations

e)	Consolidating purchases and orders in one order.

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Below is an illustrative description of #HOTTAB Biz and Hottab.net admin website easy deployment:

Revenue Model

Our revenues are generated from a diversified a mix of marketplace activities and the services we provide merchants to help them grow their businesses. Our revenue streams consist of consumer facing and merchant facing revenues. Consumer facing revenues consist of selling lifestyle products, through our Leflair.com website and Leflair App, as well as ordering fees and delivery fees, generally as a percentage of the total transaction value, are collected from every transaction processed through SoPa Loyalty App and SoPa.asia Loyalty Marketplace website. Additionally, beginning in the second quarter of 2022, consumer facing revenues shall include fees collected from the issuance, cash out, redemption and expiration of Society Points. Merchant facing revenues consist of subscription fees collected from merchants using services under the #Hottab ecosystem and revenues in the form of commissions from the selling and equipment financing of POS Hardware to merchants.

Consumer Facing Business Revenue Model

Revenue streams for our consumer facing business model include:

1)	E-commerce revenues recognized through the selling of lifestyle products through our Leflair.com website and Leflair App;

2)	Ordering Fees which constitute the fees that various merchants pay for each completed transaction on the Platform, exclusive of delivery fees charged. The fees are usually taken as a fixed percentage of the total transaction value;

3)	Delivery fees which include an upfront fixed fee and additional variable fees based on the distance;

4)	Beginning in the second quarter of 2022 loyalty revenues shall be comprised of (i) the fees paid by merchants wherein they issue product discounts to consumers in the form of Society Points instead of cash, (ii) the fees paid by merchants wherein they accept the tender of Society Points instead of cash, and (iii) the fees paid by merchants wherein they convert accumulated Society Points into cash. See “Business —Sources of Revenue —Society Points.” Additionally, Society Point revenues also include the revenues recognized whenever Society Points expire.

Merchant Facing Business Revenue Model

Revenue streams for our merchant facing business model include:

1)	Subscription Fees, which consist of the fees we charge merchants to access the Merchant Marketing Program. As such, these merchants enjoy discounts on ordering fees, POS systems, and loyalty issuances in addition to marketing services performed by #HOTTAB;

2)	We currently market and sell our #HOTTAB POS software and, when available, expect to market and sell our #HOTTAB branded mobile payment device to merchants in Vietnam and Nepal by strategically marketing to F&B and Hotel merchants. We collect a fixed fee per month based on the number of systems employed and revenues from selling such devices;

3)	Optional add-on software services which include Analytics and Chatbox capabilities at a fixed fee per month.

4)	Commissions earned through selling third party hardware and equipment (i.e., cashier stations, waiter tablets and printers) to merchants. Sales commissions are usually taken as a fixed percentage of the selling price of each piece of equipment. We also earn commissions from our equipment vendor on a quarterly basis based on our ability to surpass pre-agreed sales targets.

5)	Vendor Financing. We will collect brokerage fees whenever we facilitate financing transactions between merchants and one of our partner financial institutions. We charge merchants a percentage of the total amount to be financed.

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Society Points

Consumers confront a dizzying array of ‘closed-loop’ loyalty programs. Although such platforms allow users to accumulate loyalty points, they have one inherent fundamental flaw: these close loop platforms are only valid with the issuing merchant. In other words, closed loop programs give consumers little freedom to redeem loyalty points for something they value at any given time.

We expect that, once launched in the second quarter of 2022, our Society Points will begin to resolve this issue and underpin the entire Society Pass ecosystem. Society Points will be available in the consumer/retail sectors in SEA and South Asia and is expected to create permanent customer loyalty for merchants. As such, our Platform is ‘open loop’, meaning SoPa consumers and #HOTTAB merchants can earn, issue and redeem our Society Points which, in turn, will enhance customer experience by rewarding users for their loyalty to #HOTTAB merchants. Using discount coupons (not including cash discounts) issued by merchants, consumers will be able to spend Society Points on deals they want, when they want them and from merchants they love. Consumers’ allegiance to Society Pass ecosystem is strengthened as they earn and redeem benefits while merchants issue Society Points, coupons, and other bonuses through specifically tailored marketing campaigns. Society Points will be a tier-structured program, enticing frequent users by increasing reward values as the users consume/engage with more products/activities. We will set the Society Points conversion ratio and limit its permitted use and/or redemption. Merchants will choose payment consideration in cash or Society Points in lieu of cash.

The diagram below illustrates how Society Points will be issued, circulated and redeemed

The Society Points circulation process is expected to be the following. First, assuming a US$10 food order and a 20% discount via issuance of Society Points, a SoPa consumer orders food via SoPa App or SoPa.asia website. Payment of US$10 is effectuated via the consumer’s SoPa account through one of SoPa’s payment integration partners. Second, as the consumer completes the US$10 purchase, Merchant A purchases 2 Society Points from the Company while SoPa instantly credits 2 Society Points to Merchant A’s account. Third, the consumer earns 2 Society Points from the #HOTTAB merchant through a specifically tailored marketing campaign and her SoPa account is immediately credited with 2 Society Points. The level of discounting or the number of issued Society Points will depend solely on the merchant.

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Society Pass will recognize a number of revenue streams in this example. First, the Company earns ordering fees after splitting ordering fees with its payment integration partner. Second, if there is a delivery of the food, the Company earns delivery fees after splitting delivery fees with its delivery partner. Finally, the Company will earn a 1% transaction fee on the issuance of Society Points.

In the example above, the consumer pays US$10 in cash to Merchant A. However, she believes that she only spent US$8 because she receives 2 for the food purchase. The consumer gets a great deal.

Merchant A receives US$10 in cash from the consumer but pays US$2 for the 2 Society Points issued to the consumer. So, Merchant A receives a net of US$8 but Merchant A has acquired a loyal customer through the issuance of 2 Society Points as part of Merchant A’s tailored marketing campaign. Merchant A gets a great deal.

We will earn ordering, delivery and loyalty transaction fees because of this transaction. Society Pass gets a great deal.

The consumer will have 2 Society Points in her SoPa account and will be able to use them at any of the merchants on our SoPa/Leflair/#HOTTAB ecosystem.

Our Competitive Strengths

Powerful and Integrated Ecosystem. Our ecosystem serves both consumers and merchants in ways that are designed to maximize value creation and enhance shopping experience. Our ecosystem consists of multiple highly integrated and synergistic-driven verticals. We have the ability to leverage our verticals within our ecosystem to create multiple touch points for consumers and merchants and service them more efficiently.

Unique Loyalty Program. Beginning in the second quarter of 2022, we expect to launch our foundational core product, Society Points, to create permanent loyalty between consumers and merchants as well as to our Platform. Merchant and location agnostic, we believe that Society Points will help solve a significant dilemma for many merchants: how to efficiently generate loyalty from existing customers and inexpensively market to new consumers.

Attractive Markets. We currently operate predominantly in Vietnam, which is one of the fastest growing economies in the world. As we continue to opportunistically acquire market leading e-commerce platforms and scale up our operations, we intend to expand to other countries in SEA, especially Philippines, Indonesia, and South Asia, which possess solid economic fundamentals, fast growing middle classes, favorable demographic trends and accelerating adoption of mobile technology.

Experienced Management Team. Our executives and directors possess combined decades of professional expertise in operational, marketing, software development and financial experience in Asia.

Our Growth Strategy

Simply put, our growth strategy is to onboard as many consumers and merchants as possible onto our Platform. Our virtuous cycle of consumer and merchant engagement is as follows: As more consumers and more merchants in SEA and South Asia register on our Society Pass platform, more transaction data is generated. With more data generation, there are more opportunities for creating loyalty from consumers to merchants.

Our goal is to make Society Pass the preferred e-commerce ecosystem for both consumers and merchants in SEA and South Asia. Our SoPa loyal product allows merchants to create sticky interactions with their consumers. Our Leflair e-commerce platform allows premium international and domestic brands to reach a wider consumer base. We aim to make our #HOTTAB merchants successful by connecting them to a large consumer base along with the technology and marketing tools to maximize their sales. In doing so, we plan to engage our registered consumers with a reliable and user-friendly e-commerce ecosystem that serves all of their needs in the F&B and lifestyle verticals. This virtuous marketing cycle creates increasing allegiance to our Platform, which continuously drives consumer traffic, merchant participation and revenues.

The key elements of our growth strategy are as follows:

Maximizing the value of consumer transactions

Growing our consumer base, increasing transaction frequency, and maximizing basket sizes are key growth drivers for our consumer facing business. We are growing our base of registered consumers through a multi-pronged marketing approach across social media, emails, SMS, QR codes, tailored promotional campaigns and public relations engagement. Through these marketing approaches, we promote features of the SoPa branded interfaces as well as end-to-end capabilities from searches to orders to payments and finally to delivery. We believe that by serving consumers in all aspects of their daily lives, we create more opportunities to cross-sell and thus maximize our consumer wallet share.

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Expanding service offerings to merchants

Merchants are a critical component of our business, thus growing our registered merchant base and serving them with desirable technology and marketing solutions are central to our acquisition strategy. We are onboarding merchants through marketing outreach tools such as our websites, public relations, social media and focused sales efforts. In our marketing messages, we attract merchants to our ecosystem by offering them access to our growing consumer base as well as numerous opportunities to optimize their sales, including enhanced customer loyalty through the expected launch of our Society Points in the second quarter of 2022, #HOTTAB’s POS Solution and business analytics. We strengthen our relationships with merchants by continually improving the quality of our value-added solutions, which better allows us to upsell merchants to premium service offerings such as the advanced and platinum subscription tiers on our #HOTTAB Merchant Marketing Program.

Developing our data and analytics capabilities

We intend to invest further in our data and analytics capabilities so our merchants may better utilize the consumer data generated on our Platform to improve their sales and operations. We also plan to invest in technological innovations that enhance the user experience and boost merchant loyalty by optimizing personalized recommendations.

Building our Loyalty System

Beginning in second quarter of 2022, we intend to market our unique merchant agnostic and universal Society Points to both consumers and merchants. Our Society Points are expected to play a pivotal role in attracting merchants to our Platform as they allow merchants to build permanent customer loyalty and inexpensively market to new consumers. For consumers, Society Points will offer them both a cashless payment option and the ability to spend bonus points accumulated from one consumer vertical such as lifestyle to a separate one such as F&B.

Entering into Strategic Partnerships

The Company has entered into agreements with the following Vietnamese companies to provide essential services to the Platform:

Dream Space Trading Co. Ltd  (“Handy Cart”), Lala Move Vietnam Co. Ltd  (“Lala Move”) and Tikinow Smart Logistics Co. Ltd (“Tikinow”) provides food delivery services for the Platform; VTC Technology and Digital Content Company  (“VTC Pay”), Media Corporation (Vietnam Post Telecommunication Media)  (“VNPT Pay”), Zion Joint DStock Company (“Zalo Pay”), and Online Mobile Service Joint Stock Co. (“Momo”) provide payment integration services to the Platform which allows merchants to process consumer transactions; SHBank Finance Co. Ltd  (“SHB”) provides vendor financing to merchants on the Platform; Triip Pte. Ltd (“Triip”) provides travel agency services to the Platform; Paytech Company Limited (“Paytec”) provides payment integration and loyalty services to the Platform that allows merchants to process transactions with consumers; and Rainbow Loyalty Company Limited (“Rainbow”) provides loyalty services for merchants on the Platform. The aforementioned companies are collectively referred to in this prospectus as “Strategic Partners”.

Strategic partnerships are vital to the strategy and operations of Society Pass ecosystem as they enable our Platform to offer more value-added services to both our consumers and merchants. We are constructing a regional loyalty alliance comprising of synergistic merchant partners. As such, we launched the Merchant Marketing Program by onboarding our #HOTTAB registered merchants in second quarter 2021. Through our partnerships, we intend to gain access to our partners’ clients and users at minimal cost where possible and to proliferate the usage of Society Points (when available). From our partnerships, we also intend to enhance our offerings like reliable delivery services through our relationships with delivery service providers and vendor financing options through our partnerships with financial institutions. Our marketing approach to acquire strategic partners focuses on the benefits of joining our Loyalty Alliance, stressing the ability to access a larger pool of consumers and clients while reducing marketing expenses via joint marketing efforts like press interviews, brochures and co-branding initiatives with merchants.

Acquiring other e-Commerce companies and applications in SEA and South Asia

To complement our organic growth strategy, we intend to continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem throughout SEA with particular focuses on Vietnam, Philippines and Indonesia. Our anticipated investments and acquisitions of other e-commerce platforms and applications in different verticals are expected to expand our service offerings and attract new consumers and merchants. Our acquisition of #HOTTAB in November 2019, for example, allowed us to start marketing and selling to merchants in Vietnam. Our acquisition of the Leflair Assets in February 2021 allowed us to market and sell lifestyle products to consumers in Vietnam. The Company is currently negotiating with acquisition targets in the F&B, beauty, lifestyle and travel verticals in both SEA and South Asia.

Consumer Marketing Strategy

We drive SoPa app downloads and transactions on SoPa.asia by incenting consumers to transact on our SoPa -branded interfaces. We adopt a multi-pronged approach to consumer outreach through social media posting, email and SMS blasts, QR codes at merchants’ point-of-sale to encourage downloads and various other campaigns. Through our marketing approaches, we plan to emphasize SoPa.asia user-friendly features such as their broad array of payment options, Society Points (when available), multi-lingual ordering interface, direct-to-doorstep delivery and communication with merchants via Chat Box.

Merchant Marketing Strategy

We also intend to drive merchant acquisition via outreach tools such as our SoPa.asia and Hottab.net landing pages, public relations initiatives like press releases, social media, sales efforts to sell marketing services and POS systems to merchants as well as email and SMS blasts. Our messaging to merchants will focus on our value-added services such as menu uploading, extensive payment options, issuance of Society Points (when available) to generate lasting customer loyalty and other features to maximize their success.

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Our target merchants are the following:

Sales Strategy

Society Pass employs an offline sales strategy to sell its various products to merchants, including the #HOTTAB POS, #HOTTAB Merchant Marketing Program and the Vendor Finance Package.

Our sales teams typically contact merchants through cold calls and emails, which if successful will lead to a careful analysis of how a merchants’ business needs are met by existing systems. Should a merchants’ existing systems fail to address their business needs, our sales representatives to present any one of our merchant solutions to bridge the gap. Once merchants join our platform, our representatives will continue to work with them to maintain quality control and to increase their sales volumes. Our sales teams ultimately will focus on emphasizing our value proposition: to provide merchants with access to a rapidly growing base of consumers and the business tools to ensure their success. Our sales team generates leads in accordance to the following process:

Expectation of Competition

We operate a loyalty-focused e-commerce ecosystem that connects consumers with merchants in the F&B and lifestyle sectors. Across these verticals, we compete with other online platforms for merchants, who can sell their products on other food ordering platforms or online lifestyle retail marketplaces. We also compete with companies that sell software and services such as Software-as-a-Service providers and point-of-sale module vendors, enabling a merchant to run its business independently of our platform. We expect to be able to compete for merchants based on our unique Society Points feature once launched, which we expect will build lasting customer loyalty for our merchants, as well as our personalized, data-driven approach to customer engagement, both of which ensure that our success is aligned with that of our merchants’.

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We also compete with other e-commerce platforms, fashion retailers and restaurants for the attention of the consumer. Consumers have the choice of shopping with any online or offline retailers, large marketplaces or restaurant chains that may also have the ability to build their own independent online platforms. We are able to compete for consumers based on our ability to deliver a personalized e-commerce experience with easy-to-use mobile apps, well-integrated payments and a reliable platform.

Intellectual Property Matters

The Company technology and platform comprise of various copyrightable and/or patentable subject matter owned and/or licensed by the Company’s wholly-owned subsidiary, Society Technology LLC (“Society Technology”), a Nevada limited liability company. Our intellectual property assets additionally include trade secrets associated with the software platform. We successfully carried out development of our multilayer cloud-based software platform from reliance on third parties for payment and loyalty points deployment. As a result, we can monetize our software by making its available in Apple Store and Google Play and compatible with existing payment systems depending on the country’s regulatory requirements.

The Company is currently focusing on using its intellectual property in SEA and South Asia.

With regard to exclusive and non-exclusive licenses, there is a risk that these licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Company’s platform. Additionally, if portions of our proprietary software are determined to be subject to an open-source license, or if we do not correctly comply with the terms of the open-source software licenses applicable to our open-source software and technology, it could result in costly litigation or lead to negative public relations.

Occasionally, the Company may be targeted with patent infringement lawsuits or copyright infringement lawsuits. These cases may be brought by non-practicing entities that sustain themselves by suing other companies. Currently, the Company is not aware of any patent or copyright infringement suits against it, or contemplated to be brought against it.

The Company signed a Software Setup, Development and Use License Agreement (the “WF Agreement”) with Wallet Factory International Limited (“WF”) on November 15, 2018. Subject to the terms and conditions of the WF Agreement, WF granted a non-exclusive, sublicensable, transferable, perpetual, and irrevocable license to the Company to use the Licensed Technology in any manner allowed by use, to reproduce, to distribute, to make derivative works based on the Licensed Technology in the following countries: Vietnam, India, Indonesia, the Philippines, Thailand, Malaysia, Cambodia, Laos, Singapore and Brunei.

Information Technology Protection

All of the Company’s software development professionals are required to sign and are bound by the IT Infrastructure, Security, Email, Intranet Usage Policy Manual (the “IT Policy Manual”), which governs use of the Company’s hardware, software, code, source code, data, computational data, screen data, analytics dashboards, data displayed on screens, emails, intranet and internet. This IT Policy Manual establishes standard practices and rules for responsible, safe, and productive use of the Company’s Intellectual Property, Information and Assets and to ensure the protection of information and prevention of any misuse.

The Company has implemented the Data Security & Privacy Plan (the “DSPP”) to manage access to the Company’s systems, production environment and personal information, sensitive personal information and business sensitive information (“PI/SPI/BSI”). The purpose of the DSPP is to:

1)	Document the client’s security and privacy requirements (if any have been specified by the client).

2)	Describe the types of client data that will be handled by the Company (for example, PI/SPI/BSI) and the form in which that data will be provided (for example, systems, applications, paper documentation, downloads, and so on).

3)	Describe the system environments and the types of data contained in all systems or environments to which SoPa Members have access.

4)	Document the processes used by the Company to manage access to the Company environments where PI/SPI/BSI is displayed or stored.

5)	Ensure that all members of the Company’s project team are aware of:

a)	How the use, access, process, management and/or transfer of client data (PI/SPI/BSI) will be managed and how it needs to be protected

b)	Their roles within the project in managing the use, access, process and/or transfer of client data.

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The DSPP’s scope includes:

1)	The client specified data security and privacy requirements (if any exist).

2)	The definition of Personal Information (PI), Sensitive Personal Information (SPI) and Business Sensitive Information (BSI).

3)	The Inventory of Client PI/SPI/BSI and the System environments / applications through which they are accessed which includes Production, Development, Test and other environments.

4)	The Controls to protect the Client PI/SPI/BSI such as Training, Workplace Security, User ID Administration, Data Security Techniques, Separation of Duties and Management Review.

The controls for restricting user access to the Company’s System / Data, including:

1)	User authorization

2)	Maintaining the user access log

3)	Periodic re-validation of user access

4)	Revoking user access

5)	Managing Privileged User accesses

6)	Separation of Duties to reduce the risk of misuse of client code and assets

7)	Change management, risk management and issue management are exercised as part of Management Reviews.

The Company has implemented the Corporate Backup and Recovery Policy (the “Backup Policy”), which defines the objectives, accountabilities, and application of backup and recovery for the data held in the technology environment of all company departments. The goal of the Backup Policy includes:

1)	To define and apply a clear backup and restore standard for all corporate informational systems.

2)	To prioritize systems according to data sensitivity.

3)	To define backup and recovery standards per data prioritization.

4)	To prevent the loss of data in the case of an accidental deletion or corruption of data, system failure, or disaster.

5)	To permit timely restoration of information and business processes, should such events occur.

6)	To manage and secure backup and restoration processes and the media employed in the process.

7)	To set the retention periods of information contained within system level backups designed for recoverability and provide a point-in-time snapshot of information as it existed during the time period defined by system backup policies.

8)	To backup retention periods that contrast with retention periods defined by legal or business requirements.

Trademarks

The names and marks, Society Pass, SoPa, Leflair #HOTTAB and other trademarks, trade names, and service marks of Society Pass in this prospectus are the property of Society Pass or its subsidiaries.

The Company is the owner of multiple registered and common law trademarks in connection with its technology and its services. The names and marks “Society Pass”, “SOPA”, “Leflair”, “#HOTTAB” and other trademarks, trade names, and service marks of Society Pass in this prospectus are the property of Society Pass or its subsidiaries.

The Company arranges the registration of trademarks, trade names, and service marks in the name of Society Technology LLC, its wholly-owned subsidiary created for the purposes of managing all intellectual property matters of the Company. It is not the intent of this prospectus to delineate each and every trademarkable matter of the Company owned through Society Technology. Without prejudice to the generality of foregoing, Society Technology is, inter alia, the owner of the registered trademarks “Society Pass”, “SOPA”, “Leflair” and “#HOTTAB”” in connection with artificial intelligence software, electronic payment services, loyalty programs, SaaS platforms, and other subsets of the Company’s business. Society Technology has 12 trademarks currently registered with the United States Patents and Trademark Office (the “USPTO”) and has two applications with the USPTO pending. Further, Society Technology filed and registered numerous trademarks with the trademark offices of Vietnam, India, Singapore, the Philippines, Malaysia, Indonesia, and Thailand. The complete list of the Company’s trademarks as of the date of this prospectus is filed with the Company’s registration statement related to this prospectus as Exhibit 99.1.

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Reference to Third-Parties Trademarks

This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Pending Litigation

The Company is currently litigating three cases pending in the Supreme Court of the State of New York and one case pending in the United States District Court for the District of New Jersey.

Two cases are employment actions filed by former employees who seek compensation alleged to be due pursuant to agreements with the Company. Both of the employees are represented by the same counsel and filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

In one of those actions, a former employee claims entitlement to compensation and a bonus totaling $566,000 and 39,000-58,500 shares of Company common stock, together with costs. The Company responded to the complaint and also asserted counterclaims in the proceeding for $1,500,000 to $4,000,000 plus punitive damages, together with interest and costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty. The former employee has responded to the Company’s counterclaims and this action is in the discovery phase of the litigation.

In the other employment action, another former employee claims entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs. This former employee also claims entitlement to 516,300 to 760,800 shares of the Company’s common stock. In addition, this action also includes claims by a plaintiff-entity alleging entitlement to $8 million in shares of the Company’s Series A Preferred stock. The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding for $1,500,000 to $2,000,000 plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference and fraud. The former employee has responded to the Company’s counterclaims. The judge assigned to this action retired at the end of 2020. A new judge has been assigned and this action is progressing through the discovery phase of litigation.

The third case also involves one of those former employees; therein, a Company affiliate filed suit in February 2020 seeking enforcement, by way of specific performance, of an agreement which entitles the affiliate to purchase all of the 99 percent of the shares of the plaintiff-entity which alleges entitlement to $8 million in shares of the Company’s Series A Preferred Stock in one of the employment actions described above. The former employee has responded to the Company’s complaint in this action with a motion to dismiss, which was later withdrawn by same, and then by way of an answer without counterclaims. The judge assigned to this action has announced his retirement and the case has not yet been reassigned.

The Company was in an AAA arbitration defending allegations of breach of an agreement. The Demand for Arbitration therein, dated August 25, 2020, asserted that the Petitioner, an LLC, had an agreement with the Company and its CEO granting the Petitioner the right to require the Company to redeem certain common stock in the Company for a cash payment.

The Demand alleged that the Petitioner submitted a Redemption Notice, as required under the alleged agreement, obligating the Company to redeem the shares. The Demand alleged that the failure of the Company to redeem the shares and pay Petitioner further obligated the Company to provide additional common stock to the Petitioner. The amount alleged to be due to the Petitioner as of July 31, 2020 was said to be $590,461.94 and growing daily while the number of additional common stock shares alleged to be due to Petitioner as of July 31, 2020 was said to be 708,542,582 and growing, daily.

In order to avoid an adverse award, the Company agreed to settle the matter for the sum of $550,000. No additional shares were included in the settlement agreement. The settlement sum was required to be paid in two tranches, with $250,000 to have been paid on or before May 28, 2021 and the remaining $300,000 to be paid on or before June 30, 2021. The Company made the required settlement payments and the matter is now considered closed.

On or about March 5, 2021, SOSV IV LLC (“SOSV”) sent a demand letter to the Company in regard to its investment in Hottab Pte. Ltd. (“Hottab”).

In this letter, and the subsequently filed lawsuits, SOSV alleges that it entered into an investment arrangement with Hottab in which SOSV was to receive five percent (5%) of the common stock of Hottab and entered into an Accelerator Contract for Equity (the “ACE”) pursuant to which it alleges to have invested a sum of $168,000 with Hottab. These events are alleged to have taken place prior to the Company’s acquisition of Hottab. SOSV alleges that the Company subsequently acquired all of the outstanding shares of Hottab, which it alleges triggered a liquidity event clause under the ACE requiring the Company, by way of its ownership of Hottab, to pay SOSV twice its investment, or $336,000.

SOSV further alleges that subsequent to a term sheet between the Company and Hottab being executed, the Company entered into an agreement to purchase one hundred percent (100%) of the issued and outstanding shares of Hottab from Hottab Holdings Limited (“Hottab Holdings”). As SOSV does not have any interest in Hottab Holdings, it did not receive any consideration as allegedly provided under the ACE.

Upon these allegations, SOSV asserts causes of action sounding in fraudulent misrepresentation/concealment, breach of contract, breach of the covenant of good faith and fair dealing, quantum meruit and/or unjust enrichment, promissory estoppel, oppression of minority shareholder, and breach of fiduciary duties. SOSV seeks damages in the amount of $336,000.00 in addition damages equal to the value of SOSV’s alleged equity in Hottab or in the alternative shares of the Company in an amount equal to SOSV’s ownership interest in Hottab at the time of the purchase of Hottab’s shares from Hottab Holdings.

Initially, SOSV filed suit in the District Court for New Jersey on June 10, 2021. SOSV voluntarily dismissed its New Jersey lawsuit and on October 29, 2021, re-filed the action in the Southern District of New York. The New York lawsuit was also voluntarily dismissed by SOSV. However, SOSV may choose to re-file its lawsuit.

The Company denies the accusations of SOSV and intends to vigorously defend this matter if the action is re-filed. As the lawsuit has been voluntarily dismissed, there have been no proceedings and we are unable to prognosticate a likelihood of success, or whether SOSV will re-file the action.

As of September 30, 2021 and December 31, 2020, the Company had a total of $75,000 and $75,000 outstanding on this account, respectively.

As of September 30, 2021, the Company does not expect any losses from these legal proceedings and accordingly has not accrued any provisions for them.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of January 28, 2022.

Name	Age	Position
Dennis Nguyen	51	Founder, Chairman and Chief Executive Officer
Raynauld Liang	47	Chief Financial Officer and Singapore Country General Manager
Loic Gautier	31	Chief Marketing Officer
Pamela Aw-Young	56	Chief Operating Officer
Pierre Antoine Brun	33	Chief Technology Officer
Cham Ngo	48	Head of Leflair Business Unit and Vietnam Country General Manager
Arbie Pagdaganan	35	Vice President, Product Development and Philippines Country General Manager
Doan Chu	35	Vice President, Leflair Marketing
Shashi Kant Mishra	28	Vice President, IT Security/Analytics
Tan Bien Kiat	65	Vice Chairman of the Board
Jeremy Miller	38	Director
Linda Cutler	73	Director
John Mackay	65	Director

Dennis Nguyen is our Founder, Chairman and Chief Executive Officer. Based in Singapore, Mr. Nguyen serves as the Chairman of the Board of Directors (the “Board”) of Society Pass Incorporated and chairs the Executive Committee. As our Founder and Chief Executive Officer of our Company since its founding in June 2018, he is responsible for the Company’s overall management and strategic vision as well as driving marketing, sales and investor relations activities. Mr. Nguyen worked at Nortel Networks from 1995 to 1997, rotating through marketing, treasury, legal, and management consultant groups. He then was a M&A banker from 1998 to 2002 at Citigroup, Credit Agricole Indosuez and Daiwa Securities SMBC, all of which were Hong Kong-based roles. Mr. Nguyen founded New Asia Partners (NAP) in 2002 as a Shanghai based-venture capital boutique focused on investing in small to medium size Asian companies. He led NAP until its closure in 2017. He previously served as Corporate Finance Director of VCTG Holdings Limited (2012-2013), Director of M Dream Holdings Limited (2004-06), Director of Sino Environment Technology Limited (2005-06), Vice Chairman of China Huiyin Pte Limited (2005-08), and Director of Wuyi Pharma Co Limited (2006-08). Since 2009, he has served on the University of California, Irvine Foundation Board of Trustees. From 2009 to 2012, Mr. Nguyen served as an adjunct professor at the University of Minnesota Law School, teaching Corporate Finance and Investment Banking. Mr. Nguyen earned a MBA from The University of Chicago Booth School of Business; a MA in International Studies from The Johns Hopkins University School of Advanced International Studies; a Juris Doctor from the University of Minnesota Law School; and a BA-Economics/BA-Chinese Literature from the University of California, Irvine.

Raynauld Liang Reporting to the CEO and based in Singapore, Mr. Liang is the Chief Financial Officer of Society Pass Incorporated and Singapore Country General Manger since May 2019. As CFO, responsible for all corporate finance, accounting, control, legal and compliance activities. In his capacity as Singapore Country General Manager, Ms. Ngo manages the Company’s Singapore P&L. Mr. Liang began his career as a Finance Manager at IBM Global Services/IBM Asia Pacific Software Group based in Singapore. Mr. Liang then worked at a Singapore mainboard listed company Hyflux Limited as a finance manager from 2005 to 2007. Mr. Liang worked at a China based Singapore listed company Sino Environment Technology Group Limited as Chief Financial Officer from 2007 to 2010. Mr. Liang later joined Primeforth Capital Limited a Singapore-based boutique corporate advisory firm as an investment director to work on startup companies and pre-ipo fund raising activities from 2010 to 2012. He later founded Connex Capital Limited in 2012, a corporate advisory firm with a focus on advising companies with IPOs in Singapore and Hong Kong. He headed the investment function of a family office, L K Ang Corporate Pte Ltd from 2014 to 2019. Mr. Liang earned a Bachelor of Commerce from The University of Queensland in Australia majoring in accounting.

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Loic Gautier Reporting to the CEO and based in Vietnam, since joining the Company in September 2021, Mr. Gautier is the CMO of Society Pass Incorporated and manages the Company’s marketing function and is responsible for defining and executing the Company’s overall marketing strategy and growth initiatives. In this regard, he is tasked to identify new partnerships, acquire new consumers and merchants, generate revenue growth and increase the awareness of the various brands within the Society Pass ecosystem. From 2020 to 2021, Mr Gautier was the Chief Growth Officer of Maison Retail Group in Vietnam, where he spearheaded partnerships, acquisitions and marketing for the Vietnamese retailer. In 2015, Mr. Gautier co-founded Leflair, a Southeast-Asia-based e-commerce retailer and technology firm. As CEO from 2015 to 2020, he focused Leflair to sell international brand names in categories like Fashion, Beauty, and Home, with operations in Vietnam, Philippines, Singapore and Hong Kong. Mr. Gautier was responsible for the overall management, corporate strategy and capital raising for Leflair. In 2014, he joined Lazada Group, a Rocket Internet-founded company and Amazon-like e-commerce platform, in Vietnam to develop new categories of merchandise in various business development roles. Mr. Gautier started his career in technology and eCommerce at Groupon Goods Inc in 2013, taking the roles of strategic planner and deputy Chief Commercial officer. Mr. Gautier holds a MBA from INSEEC School of Business and Economics in Paris and a BA in Sales and Marketing from University Paris-Est MLV.

Pamela Aw-Young Reporting to CEO and based in Singapore, since joining the Company in March 2021, Ms. Aw-Young is the Chief Operating Officer and is responsible for all issues relating to supply chain, network planning, operations planning, vendor contracts, and process improvement. In this capacity, she coordinates technology, marketing, sales and finance teams to define and implement operations strategy, structure, and processes. Monitor performance to ensure consistency with established policies, goals and objectives. She conducts due diligence on any new business integration. Previously as VP of Li & Fung Logistics Global Freight Management from 2011 to 2016, she managed US$21 million business in SEA and synchronized physical, data and payment flows. In addition, she managed First Sales, improving gross margin through relentless focus on process improvement, optimization of logistics costs and reduced payment cycle time. Prior to Li & Fung, she was Supply Chain Development Director at Diageo in Singapore. Prior to that, she was the Product Delivery Director at Nike in Hong Kong from 2001 to 2007. Ms Aw-Young earned a BS in Computer Science from the University of San Francisco.

Pierre-Antoine Brun Reporting to the CEO and based in Vietnam, since joining the Company in September 2021, Mr. Brun is the Chief Technology Officer of Society Pass Incorporated and is responsible for the Company’s strategic technology, product, and data roadmap in support of the Company’s vision, and oversees the hiring, development, and mentoring of a set of mid to senior level technical, product, and data staff. He manages technology policies, procedures, and standards to ensure organizational success, and oversees the integration of other technology platforms from acquisitions. In 2020 to 2021, Mr. Brun joined Maison Retail Group, Vietnam's second retail operator and distributor of international fashion brands, where he served as COO and BOD member and directly oversaw technology, product, data, operations, warehousing, logistics, customer service, E-commerce. In 2015, Mr. Brun co-founded Leflair, a Southeast-Asia-based e-commerce retailer and technology firm. As COO from 2015 to 2020, he directly oversaw technology, product, data, operations, warehousing, logistics, customer service, customer experience, and cross border operations. He drove Leflair to reach US$ 20 million ARR, 2 million monthly visitors, 120,000+ customers and 200 FTEs 4 years post launch. Mr. Brun was an early joiner and builder of Southeast Asia's biggest online department store Lazada (acquired by Alibaba), heading the retail, marketplace, and vendor management divisions as deputy CCO for Vietnam (2013-15). Mr. Brun earned a Master’s in Management from ESSEC Business School.

Cham Ngo Reporting to CEO and based in Vietnam, since joining our Company in November 2019 through the #HOTTAB acquisition, as Head of the Leflair Business Unit, Ms. Ngo is responsible for the business development activities of Leflair. She re-onboarded more than 350 brands onto the Leflair marketplace and was instrumental in the relaunch of Leflair onto the Vietnam market in September 2021. As Vietnam Country General Manager, Ms. Ngo manages the Company’s Vietnam P&L and integrates Vietnam-based acquisitions onto the Society Pass platform. She has worked for #HOTTAB since July 2017. With her twenty plus years of financial reporting experience, Ms. Ngo served as Chief Accountant of #HOTTAB prior to our acquisition of #HOTTAB and was instrumental in the due diligence process of the deal. Previously, she served as the Chief Accountant of Clickable Vietnam, a digital marketing company, from January 2015 to June 2017 and as Operation Manager for Bobby Chinn Group from July 2003 to November 2014, as senior accountant for Apollo Education from September 1998 to November 2002, and as tax accountant for PwC in Hanoi from June 1995 to August 1998. Ms. Ngo possesses an Accounting degree from the Hanoi University of Commerce.

Arbie Pagdaganan Reporting to CTO and based in Philippines, since joining our Company in March 2021, Ms. Pagdaganan is the Vice President of Product Development, where she leads the Product Development team. Ms. Pagdaganan outlines the go-to-market schedules for the Company’s websites and apps. Ms. Pagdaganan designs the UI/UX front end interfaces of our websites and apps as well as synchronizing work streams with Marketing, Sales and Operations teams to provide a consistent brand message and explore effective concepts to elevate the design system. Reporting to the CEO, in her capacity Philippines Country General Manager, she has P&L responsibility for the Company’s business in Philippines. Previously, as Product Design Lead at Leflair, she was responsible for the overall experience and designs for the entire platform interface. Ms. Pagdaganan gained ten plus years of experience in Visual Design & Branding and UX/Interaction Design at companies such as: Code & Theory, Zeta Global, CPDone, Plantminer AU, Juzmedia Creative Labs, Rogomi, Innovative Symmetry Clothing. Ms. Pagdaganan earned a Bachelor of Fine Arts-Advertising, Technological University of the Philippines.

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Doan Chu Reporting to the CMO and based in Vietnam, since joining our Company in March 2021, Ms. Chu leads the Leflair marketing function for the Company. In this respect, she oversees the end-to-end marketing function with the main charge of raising top-line growth and brand awareness in the market. Ms Chu previously worked as CEO of Beauty Lab Cosmetics, an online beauty venture based in Vietnam, from January 2020 to March 2021. Prior to that, she was the Head of Marketing for Leflair from May 2017 to May 2019, where she led several new tech-related initiatives including Facebook pixel implementation, Facebook Dynamic Ads, Google Dynamic Search Ads, Google Shopping Ads, frequency-based email marketing campaigns and other retargeting platforms integration as well as closed major deals with notable banks, financial institutions and telcos, including Mobifone, Viettel, Mastercard, and Citibank to acquire new customers and lower customer acquisition cost. Prior to Leflair, Ms Chu was the Regional Partnerships manager at Zalora in Singapore from May 2014 to May 2017, where she oversaw marketing partnerships across the region in FMCG, Consumer Electronics, Media/ Publication, Travel and Entertainment verticals. Ms Chu obtained as BA in International Relations from the University of Social Sciences and Humanities in Ho Chi Minh City, Vietnam.

Shashi Kant Mishra Reporting to the CTO and based in India, since March 2019, Mr. Mishra is the Vice President – Analytics and is responsible for IT Security/Data Analytics at Society Pass Incorporated, with particular focus on application programming interfaces and backend integration with merchants. He handles managing marketing tools like Google Analytics for Website traffic analytics, Google Ads, HubSpot, Zapier for website email automation, Ahrefs, Unbounce for landing page designing, and Getresponse for email blasting. Mr. Mishra started his career at Dell International in April 2016, as an Associate Software developer. He worked on an Ireland based Banking project in which he managed Production systems in addition to coordinating with Senior Bank Executives to handle Mortgage related customers issues. Mr. Mishra also worked at NTT Data Inc from November 2016 to March 2019, as an Analyst handling Bank of Ireland Clients and Support Mortgage systems. Mr. Mishra is a DevOps Developer experienced in design development of production-grade Cloud services using IBM Cloud (Bluemix), AWS, Google Cloud, API Centric applications and RESTful services. He has in-depth knowledge in Cloudant, Cloud Foundry, IBM Server side setup, IBM API Connect, Single Sign on, Service Discovery and Rest Webservices. Mr. Mishra also has knowledge in Linux Admin (Infrastructure setup). Mr. Mishra is an expert in Monitoring Tools Splunk, Jenkins, Ansible, and Jira wherein he adapts different Languages such as Node.js, Python, PHP, and HTML. He has experience on Testing Tool: Selenium (Python, Java), and JMeter in addition to Databases (Relational and No SQL): MongoDB, and Cloudant. Mr. Mishra earned an Bachelor in Technology in Computer Science & Engineering from ITM GIDA, Uttar Pradesh.

Tan Bien Kiat is the Vice-Chairman of the Board of Directors of the Company since September 2019. Based in Singapore and in his capacity as Vice-Chairman, Mr. Tan assists the management team with constructing and executing the Company’s business plan. Leveraging his deep professional contacts, he introduces regional telecommunications operators and institutional investors to the Company. Mr. Tan founded Titan Capital Limited, a Singapore-based private equity investment firm, in 2003, where he acts as Executive Chairman. He was formerly Chairman of the Board of Pacific Internet, a NASDAQ-listed telco services company operating in 8 Asian countries. Mr. Tan was also the Managing Director of the Asian arm of TPG Capital, a leading global private equity firm with US$80 billion of capital under management. He started and ran TPG’s operations in South Asia, South-East Asia and Australia. Prior to that, he was Chief Executive of Ometraco Corporation, a major Indonesian conglomerate which controlled 5 public-listed companies. Mr. Tan’s career also includes senior management positions with Booz Allen and AT Kearney, both of which are leading American strategy consulting firms, where he was instrumental in pioneering their Asian franchisees in both Hong Kong and Singapore. Mr. Tan is an international trustee of International House of New York and sits on the management committee of the Lien Centre for Social Innovation of the Singapore Management University. Mr. Tan holds an MBA and MS from Columbia University and B.Sc with a First Class Honors in Mechanical Engineering from Birmingham University in the United Kingdom.

With extensive senior management experience within leading global investment firms, we believe that Mr. Tan is qualified to serve as a member of our Board.

Jeremy Miller is a Director of the Board of Directors of the Company and chairs the Audit Committee since September 2019. Mr. Miller is an entrepreneur and international businessman. He is Co-owner and Chief Financial Officer of Wm. Miller Scrap Iron & Metal Co., where he oversees multiple areas of the business, including accounting, quality, environmental, health and safety, business development, and global sales since 2002. Mr. Miller manages a real estate portfolio, which started with residential property in 2002 and expanded to include commercial property in 2007. Mr. Miller served six years on the Board of Directors for the Global Recycling Standards Organization, including as Chairman of the Board from 2016-2018. In addition to his business background, Mr. Miller is a public servant. He was elected to the Minnesota Senate in 2010, becoming the second youngest person in state history to be elected to this position. In 2019 at 35 years old, Mr. Miller was the youngest Senator in Minnesota state history to be elected President of the Senate. In 2021, Mr. Miller was selected by his colleagues to be the Majority Leader of the Minnesota Senate.

With a wide variety of domestic and international business experience, we believe Mr. Miller is qualified to serve as a member of our Board.

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Linda Cutler is a Director of the Board of Directors of the Company and chairs the Remuneration Committee since May 2020. Ms. Cutler served on the board of directors, including the executive committee and the investment committee of Mental Health of Minnesota, a non-profit based in St. Paul, Minnesota through the end of 2019. Ms. Cutler served as Vice President, Deputy General Counsel and Assistant Secretary for Cargill, Inc. (one of the largest privately owned companies in the world) until she retired in 2013 after 39 years of service. At Cargill, Ms. Cutler supervised the European Regional General Counsel and also supervised the Asian Regional General Counsel at the time of her retirement. She previously had supervised the Latin American General Counsel and the Canadian legal team. Ms. Cutler was responsible for legal services to Cargill’s financial businesses for 25 years. She handled numerous domestic and international acquisitions and dispositions. She also was responsible for all aspects of Cargill’s 2011 tax free spin-off of its majority interest in The Mosaic Company (a publicly traded company) valued at over $24 billion. Mrs. Cutler served on the boards and Audit and Compliance committees of Black River Asset Management, LLC and CarVal Investors, LLC from their inception in 2004 and 2006 respectively, until her retirement from Cargill. Ms. Cutler was a Committee Chair of the American Bar Association Business Law Section Derivatives and Futures Committee and was a Member of the Executive Committee of the Futures Industry Association Law and Compliance Division. Mrs. Cutler is a member of the Board of Trustees of the University of Minnesota Landscape Arboretum Foundation since 2013 and Treasurer and chair of the Audit and Finance Committee and chair of the Nominating and Governance Committee. Ms. Cutler holds a BA from Augustana College, an MA in European History from the University of Chicago and a JD from the University of Texas School of Law where she was a member of the Law Review.

We believe Mrs. Cutler is qualified to serve as a member of our Board because of her extensive international legal and business experience.

John Mackay is a Director of the Board of Directors of the Company and chairs the Nominating and Corporate Governance Committee since November 2020. Mr. Mackay is also Founding Partner and Co-Chairman of the Board of SP Angel Corporate Finance LLP (2006-present). In 2006, Mr. Mackay gathered his core team from HSBC, and together they founded SP Angel. He has overseen the creation of a thriving, new, top 6 Midcap investment bank in the UK through strategic acquisition and organic growth, over a period which began with the global financial crisis in 2008 and continues through the Covid pandemic today. Mr. Mackay continues to maintain relationships with longstanding clients, develop new clients for, and support the strategic growth of the firm. Previously, in 1986 Mr. Mackay joined Merrill Lynch in NYC, moving to London to establish an equity-linked desk covering UK, Europe and Asia, leading the Int’l league tables for new issues. In 1995 he was recruited by HSBC to head up global ECM as Deputy CEO Investment Banking. In 2000 he was appointed CEO of Seymour Pierce, which he transformed into the most prolific London-based advisor to tech start-ups in the dot-com era. In 2003 he acquired the Asset management business of Seymour Pierce which he ran until 2006. Separately, Mr. Mackay is the founder and Chairman of the very successful and popular Notting Hill Preparatory School in London. Mr. Mackay was educated at Sevenoaks School, Oxford University and gained an MBA at INSEAD in 1986.

With extensive senior management experience within leading global financial institutions, including Merrill Lynch and HSBC, we believe that Mr. Mackay is qualified to serve as a member of our Board.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, as set forth below, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of five directors, three of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

Our board of directors are composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the Remuneration Committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Jeremy Miller, Linda Cutler and John MacKay are all independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Remuneration Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

We have established an Audit Committee consisting of Jeremy Miller, Linda Cutler and John MacKay. Mr. Jeremy Miller is the Chairman of the Audit Committee. In addition, our Board has determined that Jeremy Miller is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

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Remuneration Committee

We have established a Remuneration Committee of the board of directors to consist of Linda Cutler, Jeremy Miller and John MacKay, each of whom is an independent director. Each member of our Remuneration Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Ms. Linda Cutler is the chairman of the Remuneration Committee. The Remuneration Committee’s duties, which are specified in our Remuneration Committee Charter, include, but are not limited to:

•	reviewing, approving and determining, or recommending to our board of directors regarding, the compensation of our executive officers;

•	administering our equity compensation plans;

•	reviewing and approving, or recommending to our board of directors, regarding incentive compensation and equity compensation plans; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate governance Committee consisting of John Mackay Linda Cutler, and Jeremy Miller. Mr. John MacKay is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, include, but are not limited to:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;

•	evaluating nominations by stockholders of candidates for election to our board of directors; and

•	corporate governance matters.

Executive Committee

We have established an Executive Committee consisting of Dennis Nguyen, Tan Bien Kiat and Linda Cutler. Mr. Dennis Nguyen is the Chairman of the Executive Committee. The Executive Committee’s duties, which are specified in our Executive Committee Charter, include, but are not limited to:

•	reviewing business strategies and plans for the quarter and year; and

•	identifying human resource talent for management team.

Director Compensation

Each member of the Board received a grant, effective March 1, 2021 of 3,000 shares of restricted common stock for work prior to the IPO. Post IPO, each member of the Board will receive a further grant of shares worth $50,000 based on the IPO price that will vest by December 31, 2021. The Company paid to the directors, the total salaries of $1,202,730 and $517,360 during the year ended December 31, 2020 and 2019, respectively.

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Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Advisory Board

The Board established to the Advisory Board to advise the CEO and Society Pass Board of Directors concerning technology and innovation, marketing and business growth strategies, stakeholder relations and geostrategic trends. The following are members of our Advisory Board as of November 8, 2021.

Drew Thompson is a Visiting Senior Research Fellow at the Lee Kuan Yew School of Public Policy at the National University of Singapore, where he teaches graduate-level courses in US-China Relations and Practical Political Risk Analysis. He is also a part-time Senior Research Scientist at the CNA Corporation. From 2011 to 2018, he was the Director for China, Taiwan and Mongolia in the Office of the Secretary of Defense where he was responsible for supporting the Secretary and managing military-to-military relations. He was previously the Director of China Studies and Starr Senior Fellow at the Center for the National Interest in Washington, D.C. Prior to joining the Center, he was the National Director of the China-MSD HIV/AIDS Partnership in Beijing, a 5 year, $30 million HIV/AIDS program established by Merck & Co. and the Chinese Ministry of Health. Mr. Thompson served previously as Assistant

Director to the Freeman Chair in China Studies at the Center for Strategic and International Studies (CSIS). He also was the president of a Washington, D.C. company that manufactured snack food in Qingdao, China. He lived in Shanghai from 1993 to 1998 where he was the General Manager of a U.S. freight forwarding and logistics firm, overseeing offices in Beijing, Shanghai, and Nanjing. Mr. Thompson is widely published and has conducted live television interviews for CNN, C-SPAN, Fox News, Bloomberg, the BBC, Channelnews Asia, Voice of America and CNBC Asia. In addition, he has conducted interviews on National Public Radio, including appearances on the Diane Rehm show. Mr. Thompson studied Chinese language at Beijing University in 1990, and was a graduate student in 1992 at the Johns Hopkins University-Nanjing University Center for Chinese and American Studies in Nanjing, China. He graduated cum laude with a B.A. in Asian Studies from Hobart College in 1992, and was elected to Phi Beta Kappa. In 2004, Mr. Thompson received an M.A. in Government, with a concentration in Homeland Security, from Johns Hopkins University.

Philip Baillieu is the Managing Partner of Ragnar Capital, has over 30 years’ experience in financial services across a diverse range of industries including commodities, asset management and investment banking. Philip was based in Hong Kong for nearly a decade, where he built up an extensive knowledge base of financial sector expertise and contacts that are deployed at Ragnar Capital. Philip worked at Barings Securities, ING Bank, Macquarie Bank, the Samsung Group and Mizuho Bank before transitioning to his current role. He is also the Head of Strategic Partnerships for an Australian regtech start-up and a successful investor in early stage companies. Philip volunteers as the Chair of Governors for a state-funded secondary school for children aged 11 to 18 and has an BA from Exeter University in Economic History.

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Todd Beutler is the Managing Partner of BMT Law Group, a Hong Kong-based law firm specializing in international tax and estate planning matters, from 2017 to present. Mr. Beutler provides international tax advice on a wide range of matters and transactions involving the real estate, technology, logistics, agricultural, and manufacturing sectors. On the private client side, he advises clients on a wide variety of succession and estate planning matters ranging from family business succession and related family governance matters to charitable giving and philanthropy to international trust and tax matters, trust and estate administration, and tax compliance. Prior to BMT, he was a partner at DLA Piper in Singapore and Hong Kong from 2011 to 2016. Prior to that, he was a partner at Withers in Hong Kong from 2010 to 2011 and Lane Powell in Seattle, Portland from 2007 to 2009. He began his career at Winston & Strawn in Chicago from 1999 to 2006 and Squire, Sanders & Dempsey in Columbus, Cleveland from 1997 to 1998. He has been admitted to the New York, Florida, Illinois Bars as well as Registered Foreign lawyer in Hong Kong. Mr Beutler earned a LLM from the University of Florida Law School, a JD from the University of Toledo, J.D. cum laude, and a BA in Political Science from Miami University.

Trevor Cheung is the Managing Director of Alliance Asset Management in Hong Kong. He manages the overall running of the business, particularly in product development. Mr Cheung has had over 25 years’ experience in Asian investment banking, asset management and equities research. Prior to Alliance, Mr Cheung was with Kingsmead Asset Management which was a hedge fund investing in Asia, with a focus on emerging markets like Vietnam. Mr Cheung was also employed in corporate finance as executive director and director with BNP Paribas and Cazenove Asia, respectively. Mr Cheung had held senior roles in equities research, as Head of Research at Indosuez W.I.Carr and DBS Vickers where he managed teams of analysts in Hong Kong, Shanghai and Singapore. Mr Cheung joined the industry as the property analyst with CLSA. Mr Cheung received his Master of Arts from Cambridge University in the UK.

Nobukatsu Kanehara is a visiting professor of the faculty of law, Doshisha University. Mr. Kanehara served as Assistant Chief Cabinet Secretary to Prime Minister Shinzo Abe from 2012 to 2019. In 2013, Mr. Kanehara became the inaugural Deputy Secretary-General of the National Security Secretariat, where he served until his retirement from government service in 2019. He also served as Deputy Director of the Cabinet Intelligence and Research Office. Mr. Kanehara’s role in the Cabinet built on a distinguished career at the Ministry of Foreign Affairs, where he served in a number of notable positions. These included the Director-General of Bureau of International Law, Deputy Director-General of the Foreign Policy Bureau, Ambassador in charge of the United Nations and Human Rights, Deputy Director-General of European Affairs in charge of Russia and Eastern Europe, Director of the Ministry’s Policy Coordination Division, the Japan-U.S. Security Treaty Division. He served abroad as Deputy Chief of Mission in Seoul, Republic of Korea, Minister at the Embassy of Japan in Washington, the United States and Minister of the Permanent Mission of Japan to the United Nations. He is the author of Senryaku Gaiko Genron: A Grand Strategy of Japan for the 21st Century. He has a law degree and a PhD from the University of Tokyo School of Law and Politics, and has studied at Johns Hopkins University, Georgetown University, and the University of Maryland.

Cyrus Morton is a Partner in the law firm of Robins Kaplan LLP and is the chair of the firm’s Patent Office Trials Group. He has over 20 years of patent litigation experience, obtaining many results over eight figures on behalf of individual inventors and both small and large companies. In 2020, he earned national recognition as a “Recommended Individual for Post-Grant Proceedings” in IAM 1000: The World’s Leading Patent Practitioners. In recent years, he has also been named an “Intellectual Property Trailblazer” by The National Law Journal, a “Litigation Star” by Benchmark Litigation, and a “Top Attorney in the PTAB” by Docket Navigator. Mr. Morton’s technology background began with his work at 3M in 1993-95 where he received a patent for his work on color filters for laptop displays. From there he combined a Physics Degree from Hamline University with a Juris Doctor from the University of Minnesota to launch his career. He has handled cases involving a wide array of technology including software, hardware (e.g. semiconductors), and internet technology as well as smart phones and apps.

Stephen Peepels is a senior corporate lawyer based in Hong Kong. After starting his career at the U.S. Securities Exchange Commission, Mr. Peepels has been a partner and practice group leader in some of the most well regarding international law firms. Over his 20 year career, he has advised on some of the most complex, cross border debt and equity financing by companies in Greater China, SEA, India and Australia, representing companies, financial sponsors and investment banks. He has advised on numerous marquee transactions, including the largest initial public offering transactions in each of India and Australia. In addition, Mr. Peepels has represented major private equity funds in highly structured debt and equity investments, including as counsel to Asia’s largest PE fund on several high profile investments. Recently, Mr. Peepels has increasingly advised clients on the effects of the constantly international evolving regulatory environment, and its impact on transactions involving the United States, China, Iran, Russia, Ukraine and other jurisdictions subject to various export controls, tariffs and international sanctions.

Pham Quang Vinh served as the fifth Ambassador Extraordinary and Plenipotentiary of the Socialist Republic of Vietnam to the United States of America from 2015 to 2018. Ambassador Pham joined the Ministry of Foreign Affairs in September 1980, achieving the ministry’s highest rank of Senior Ambassador before retiring in December 2018. He served as deputy minister in charge of Vietnam’s relations with South Asia, SEA and the South Pacific. He also served as Vietnam’s senior official to the Association of Southeast Asian States (ASEAN), and continued to advise the ministry after retirement in support of Vietnam’s accession to the ASEAN Chairmanship in 2020. In addition to postings in Hanoi, and Washington, DC, he also served in various roles in Vietnam’s missions in New York and Thailand. Ambassador Vinh graduated from the University of Foreign Affairs in Hanoi and earned a post-graduate degree in international relations from Canberra College of Advanced Education in Australia.

Matthias Yeo is the Co-founder and Chief Operating Officer of Momentum Z, a Cyber security firm in Singapore. Mr. Yeo is responsible for driving organization’s solution strategy and technology vision globally. He serves as a trusted advisor in the area of governance to senior executives (CIOs and CISOs) and in strategizing and improving the overall security postures for their organization. He has over 20 years of experience in Cyber Security and Technology Leadership. Previously, he held numerous Board advisory positions such as EM2 Artificial Intelligence group. Mr. Yeo also sits on the board of several charity organizations. He was previously the President of (ISC)2. Singapore chapter (Cyber Security Chapter that focus on security and governance skill). He was also the Ex-CTO of Symantec Corporation in Asia Pacific, and prior to that, he was the CTO of Blue Coat (Asia Pacific). Mr. Yeo has an impressive record of transforming IT business and produce quantum leap approach. He brings a wealth of expertise in areas such as transformative changes, identifying GTM strategy and defining organization direction. Mr. Yeo is an active conference speaker in Asia Pacific on security issues at technical conferences and industry events, where he provides deep insights into trends, developments, and strategies for digital security. He is often featured or quoted for his expert view of the security trends in APAC. He was featured in SG50 “A Nation of Skilled Talent” and was recently awarded the “Asia Greatest CTO 2016” by URS Media.

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EXECUTIVE COMPENSATION

The following table illustrates the compensation paid by the Company to its executive officers. The disclosure is provided for the years ended December 31, 2021 and, 2020.

Name and Principal Position	Year	Salary($)(1)	Stock Award ($)	Total($)
Dennis Nguyen	2021	$605,000	$—	$605,000
Chief Executive Officer and Chairman of the Board	2020	$240,000	$—	$240,000
Raynauld Liang	2021	$120,000	$1,246,185	$1,366,185
Chief Financial Officer and Singapore Country General Manager	2020	$60,000	$21,000	$81,000

(1)	We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.

None of our other executives earned compensation in excess of $100,000 in fiscal years ended December 31, 2021 or 2020 and therefore pursuant to Instruction 1 to Item 402(m)(2) of Regulation S-K, only the compensation for our Chief Executive Officer and former Chief Executive Officer is provided of our executives earned compensation in excess of $100,000 in fiscal years ended June 30, 2021 or 2020 and therefore pursuant to Instruction 1 to Item 4) of Rtion S-K, only the compensation for our Chief Executive Officer and former Chief Executive Officer

Equity Awards

None.

Employment Agreements.

On April 1, 2017 the Company entered into an at-will Employment Agreement with Dennis Nguyen, its Chairman and Chief Executive Officer. The Employment Agreement provides for a monthly salary of $40,000; provided that until the Company has adequate reserves to pay Mr. Nguyen’s salary, he may convert any unpaid salary into common stock of the Company at a share price equal to $250 per share. Mr. Nguyen is also entitled to an annual cash bonus of $250,000; provided that until the Company has adequate reserves to pay Mr. Nguyen’s annual bonus, he may convert any unpaid bonus into common stock of the Company as described above. Mr. Nguyen is also entitled to participate in all of the other benefits of the Company which are generally available to office employees and other employees of the Company. Mr. Nguyen is not entitled to any severance pay.

On September 1, 2021 the Company entered into a 5-year Employment Agreement with Raynauld Liang, its Chief Financial Officer and Singapore Country General Manager. The employment agreement provides Mr. Liang with compensation of (i) an annual base salary of $240,000; (ii) an annual discretionary incentive cash bonus with a minimum target of 25% of base salary; (iii) 814,950 shares of the Company’s common stock (taking into account the Company’s reverse stock split), of which 651,960 shares are subject to vesting over a two-year period; and (iv) all other executive benefits sponsored by the Company. If a change of control of the Company occurs and if at the time of such change of control the Company’s common stock is trading at a price that is double the initial public offering price, then Mr. Liang will be entitled to a cash bonus equal to three (3) times his base salary. If Mr. Liang is terminated other than for cause or resigns for good reason, he will be entitled to receive continued base salary until the earlier of (x) the anniversary date of such termination and (y) the end of the 5-year term of the employment agreement; provided, however, if the termination is after September 1, 2022, then the period set forth in clause (x) shall be 18 months from the date of the employment agreement. Mr. Liang may terminate the employment agreement at any time other than for good reason with 30 days’ notice to the Company.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of January 28, 2022, by:

•	each stockholder we know to own beneficially 5% or more of our common stock;

•	each of our named executive officers and directors individually;

•	all of our named executive officers and directors as a group; and

The table also sets forth each 5% stockholder and named director and officer who is also a selling stockholder.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of January 28, 2022 are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of common stock that they will beneficially own, subject to applicable community property laws. The percentage of beneficial ownership is based on 19,732,406 shares of common stock outstanding on January 28, 2022.

This prospectus covers the possible resale by selling stockholders who are 5% stockholders, officers and directors of 60,000 shares of our common stock. For purposes of the Table below, the term “Offering’ means both the consummation of the underwritten public offering of 4,484,305 shares pf common stock and 4,484,305 Warrants and the sale by certain selling stockholders named below of up to 60,000 shares of common stock.

			Number of Shares of Common Stock Beneficially Owned Before the Offering			Beneficial Ownership After This Offering
Name of Stockholder (1)	Title	Class of Voting Stock Beneficially Owned	Shares	Percent	Maximum Number of Shares to be Sold in this Offering	Shares(2)	Percent	Total Voting Power Percent
Named Executive Officers and Directors
Dennis Nguyen	CEO & Chairman	Common Stock	7,208,100(3)	36.5%	—	7,208,100	29.8%	12.2%
		Super Voting Preferred Stock	3,300(4)	94.3%	—	3,300	94.3%	55.7%
Raynauld Liang	CFO	Common Stock	1,264,950	6.4%	—	1,264,950	5.2%	2.1%
		Super Voting Preferred Stock	200(5)	5.7%	---	200	5.7%	3.4%
Cham Ngo	General Manager	Common Stock	24,000	*	—	24,000	*	*
Yuki Phan	Manager, Marketing	Common Stock	3,000	*	—	3,000	*	*
Loic Gautier	Chief Marketing Officer	Common Stock	76,962		--	76,962	*	*
*Pamela Aw-Young	Chief Operating Officer	Common Stock	7,383		--	7,383	*	*

Pierre Antoine Brun	Chief Technology Officer	Common Stock	76,127		--	76,127	*	*

Arbie Pagdaganan	Vice President, Product Development and Philippines Country General Manager	Common Stock	2,615		--	2,615	*	*
Doan Chu	Vice President, Leflair Marketing	Common Stock	--		--	--
Shashi Kant	Manager IT Security/Analytics	Common Stock	12,000	*	—	12,000	*	*
Tan Bien Kiat	Vice-Chairman	Common Stock	1,180,956(6)	6.0%	15,000	1,165,956	4.8%	2.0%
Jeremy Miller (7)	Director	Common Stock	208,056	1.1%	10,000	198,056	*	*
Linda Cutler	Director	Common Stock	156,456	*	15,000	141,456	*	*
John Mackay	Director	Common Stock	50,856	*	20,000	30,856	*	*
Officer and Directors as a Group (total of 14 persons)		Common Stock	10,271,461	52.1%	60,000	10,211,461	42.2%	17.2%
		Super Voting Preferred Stock	35,000,000	100%	—	35,000,000	100%	59.1%
5% or Greater Stockholders
Blue Jay Capital Limited		Common	1,950,230	9.9%	—	1,950,230	8.1%	3.3%

Gopher Limited		Common	1,643,700	8.3%	—	1,643,700	6.8%	2.8%
Maroon Capital Limited		Common	1,668,900	8.5%	—	1,668,900	6.9%	2.8%

Raynauld Liang		Common	1,264,950	6.4%	—	1,264,950	5.2%	2.1%
Ellwood International Limited		Common	1,172,400	5.9%	15,000	1,157,400	4.8%	2.0%

(1)	Unless otherwise indicated, the principal address of the named directors and directors and 5% stockholders of the Company is c/o Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, NV 89701.
(2)	Assumes all shares offered by the selling stockholders are sold.
(3)	Includes (i) 1,668,900 shares which are held in the name of Maroon Capital Limited of which Mr. Nguyen has a controlling interest; (ii) 1,643,700 shares in the name of Gopher Limited of which Mr. Nguyen has a controlling interest; (iii) 1,950,230 shares in the name of Blue Jay Capital Limited of which Mr. Nguyen has a controlling interest and 1,945,270 shares underlying a 10-year option that has an exercise price of $6.49 that is held by Mr. Nguyen.
(4)	Includes 33,000,000 votes that Mr. Nguyen is entitled to from his ownership of 3,300 shares of Super Voting Preferred Stock
(5)	Includes 2,000,0000 votes that Mr. Liang is entitled to from his ownership of 200 shares of Super Voting Preferred Stock.
(6)	Includes 1,172,400 shares of common stock beneficially owned by Tan Bien Kiat through Ellwood International Limited, a company Mr. Tan owns and controls.
(7)	Jeremy Miller holds his shares through DJM LLC, a limited liability company Mr. Miller owns and controls.

90

SELLING STOCKHOLDERS

Selling Stockholder Sales

This prospectus also covers the possible resale by selling stockholders who are identified in the table below of up to 1,730,400 shares of our common stock. These shares include: (i) 1,037,200 shares of common stock issued to 18 selling stockholders upon the automatic conversion of our Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”) resulting from the closing of our initial public offering; (ii) 386,000 shares of common stock issued to 15 selling stockholders upon the automatic conversion of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) resulting from the closing of our initial public offering; (iii) 57,200 shares of common stock issued to 19 selling stockholders upon the automatic conversion of our Series B Convertible Preferred Stock (the “Series B Preferred Stock” and together with the Series C-1 Preferred Stock and the Series C Preferred Stock, the “Convertible Preferred Stock”) resulting from the closing of our initial public offering; 190,000 shares of common stock issued to 12 selling stockholders who received such shares in 2018 as founders stock at or about the time of the Company’s founding and (iv) 60,000 shares of common stock owned by directors and a 5% stockholder of the Company, which were issued to our directors and a 5% stockholder in the following manner: Linda Cutler, a Director of the Company and Jeremy Miller, a Director of the Company, were issued their selling stockholder shares through the conversion of shares of Convertible Preferred Stock that were issued to them in private placement transactions that occurred in 2017, John Mackay, a Director of the Company, was issued his selling stockholder shares in exchange for an early investment in the Company in 2018 and Tan Bien Kiat, a Director of the Company and beneficial owner of more than 5% of the common stock of the Company was issued his selling stockholder shares in exchange for consulting services in 2019. Each share of Convertible Preferred Stock held by a selling stockholder was converted into 300 shares of our common stock. Each selling stockholder acquired its shares in the applicable series of Convertible Preferred Stock pursuant to a private placement of such securities and paid a per share price that was based on the stated value of such series of Convertible Preferred Stock. These private placements occurred from January 2018 to September 2021. The stated value of the C-1 Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock was $420, $5,763 and $1,336, respectively.

The selling stockholders may sell some, all or none of their being offered by this prospectus. We do not know how long any selling stockholders will hold its shares being offered by this prospectus before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of its shares. Unless otherwise indicated in the footnotes below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholders included in such table. Unless otherwise indicated in the footnotes below, we believe that: (i) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their selling stockholder shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

The following table presents information regarding the selling stockholders and the shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their respective holdings as of January 28, 2022, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, including the Warrants, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 19,732,406 shares of our common stock issued and outstanding on January 28, 2022, and 24,216,711 shares issued and outstanding after the offering (excludes (i) 672,646 shares which may be sold upon exercise of the underwriters’ over-allotment option; and (iv) 360,987 shares of our common stock issuable upon the exercise of the Representative’s Warrant).

For purposes of the Table below, the term “Offering” means the offering and sale by the selling stockholders named below of up to 1,730,400 shares of common stock.

	Beneficial Ownership Before This Offering				Beneficial Ownership After This Offering
Name of Selling Stockholder (1)	Shares	Percent		Maximum Number of Shares To Be Sold in this Offering	Shares	Percent
Andrew R. Thompson, Katherine C. Delhotal (1)	180,000	*		8,000	172,000	*
Ang Leang Chee (2)	71,400	*		40,000	31,400	*
ANG Liang Kim (3)	471,000	*		10,000	461,000	*
Anne Fan (4)	150,000	*		30,000	120,000	*
Cheung Kwok Yuen (5)	54,000	*		3,000	51,000	*
Christopher Gervais and Erin Gervais (6)	50,400	*		2,000	48,400	*
Colossal Global Technology Limited (7)	32,400	*		5,000	27,400	*
Cyrus Morton (8)	195,600	1.0%		5,000	190,600	*
David D Brown (9)	66,000	*		2,000	64,000
Dennis Federighi and Cindy Federighi (10)	12,000	*		1,000	11,000	*
Dennis GJ Nguyen (11)	360,000	*		30,000	330,000	*
Francine Tan Chiu Lan (12)	225,000	1.1%		20,000	205,000	*
Fund Singapore (SOPA) Ltd (13)	78,600	*		71,900	6,700	*
Fund Singapore Investments Pte Ltd (14)	152,400	*		80,300	72,100	*
George Bolon (15)	60,000	*		2,000	58,000	*
Gwee Sia Meng (16)	135,000	*		18,000	117,000	*
Heather Maynard (17)	360,000	1.8%		30,000	330,000	1.4%
Jason Kuo (18)	3,300	*		100	3,200	*
Jeffrey D Lee (19)	28,200	*		5,000	23,200	*
Julianne Trinh (20)	54,000	*		5,000	49,000	*
Kari Roe (21)	9,600	*		5,000	4,600	*
Li Xin/Song Ying (22)	20,100	0.10%		4,000	16,100	*
Mark Carrington (23)	50,700	*		5,000	45,700	*
Michael Adams (24)	21,900	*		5,000	16,900
Michael David Freed/Joy Leigh Freed (25)	45,000	*		5,000	40,000	*
Michael Paul Dunn (26)	4,800	*		300	4,500	*
Michael Tan Hai Peng (27)	84,300	*		84,300	0	*
Paul Puccio (28)	2,100	*		100	2,000	*
Proactive Capital Partners L.P. (29)	9,900	*		5,000	4,900	*
Red Eminent Limited (30)	259,500	1.3%		167,000	92,500	*
Robin Russell-Salcedo and Natalee Salcedo (31)	12,000	*		3,000	9,000	*
Sarah Ang Shu En (32)	56,700	*		200	56,500	*
Siew Yew Khuen (33)	84,300	*		84,300	0	*
Sylvia Carlson (34)	135,000	*		20,000	115,000	*
The Davies Life Interest Trust (35)	42,300	*		20,000	22,300	*
Thomas G Kieffer & Robyn A Kieffer (36)	50,100	*		2,000	48,100	*
Thomas R Baldrica and Tracy L Baldrica (37)	69,000	*		2,000	67,000	*
Travis and Nicole Washko (38)	27,600	*		5,000	22,600	*
Vincent A Puccio (39)	14,100	*		3,000	11,100	*
William Hancock (40)	20,400	*		2,000	18,400	*
Xue Jie (41)	675,000	3.4%		675,000	0	*
Eternia Investments Ltd(42)	36,300		*	36,300	0	*
Chen Lian Pang(43)	20,700		*	20,700	0	*
Chan Hsiang Sui(44)	41,400		*	41,400	0	*
Christopher Global Investment Limited(45)	5,400		*	5,400	0	*
Wildan Aprian Wiharsanto(46)	13,200		*	13,200	0	*
How Yoke Yan(47)	5,100		*	5,100	0	*
Wong Lee Juan(48)	82,800		*	82,800	0	*
Ellwood International Limited(49)	1,172,400		5.9%	15,000	1,157,400	4.8%
DJM LLC(50)	199,500		1.0%	10,000	189,500	*
Kenneth L Cutler and Linda Cutler(51)	147,900		*	15,000	132,900	*
John Mackay(52)	50,856		*	20,000	30,856	*

91

(1)	Andrew R. Thomson and Katherine C. Delhotal have voting and investment power with respect to these shares. The address of the selling stockholder is 17817 W 39th Street S Goddard KS 67052-8266.

(2)	The selling stockholder has voting and investment power with respect to these shares. The address of the selling stockholder is 22 Rosyth Road Singapore 546173.

(3)	The selling stockholder has voting and investment power with respect to these shares. The address of the selling stockholder is 459 Tagore Industrial Avenue #04-08 Singapore 787828.

(4)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 400 El Camino Del Mar, Laguna Beach, CA, 92651.

(5)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is Flat G 43/F Tower 8 Island Harbourview, 11 Hoi Fai Rd Kln HKSAR.

(6)	Christopher Gervais and Erin Gervais have voting and investment power over the shares. The address of the selling stockholder is 25000 Echodale Rd Winona MN, 55987.

(7)	Alan Le long Bao, a Director of the selling stockholder and Tran Vu Minh Thu, a Director of the selling stockholder, each have 50% voting and investment power over the shares. The address of the selling stockholder is RM 405, 4/F NAN FUNG COMM CTR 19 LAM LOK ST KOWLOON BAY KLN HONG KONG.

(8)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 6125 Beard Pl Edina MN 55410.

(9)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 328 Vista Circle Columbus WI 53925.

(10)	Dennis Federighi and Cindy Federighi have voting and investment power over the shares. The address of the selling stockholder is 13181E Locke Rd Lockeford CA 95237.

(11)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 400 El Camino Del Mar, Laguna Beach, CA, 92651.

(12)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 375 Pasir Panjang Road Singapore 118711.

(13)	Lester Chow Yew is the CEO and Director of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is 1 Paya Lebar Link #04-01 Paya Lebar Quarter 1 Singapore 408533.

(14)	Lester Chow Yew is the CEO and Director of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is 1 Paya Lebar Link #04-01 Paya Lebar Quarter 1 Singapore 408533.

(15)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 4820 West 5th Unit #6 Winona MN 55987.

(16)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 270A Punggol Field #08-215 Singapore 821270.

(17)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 9 Highwater, Newport Coast, CA, 92657.

(18)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is Flat 11B, 1 Monmouth Terrace Wanchai HK SAR .

(19)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 5270 Chandley Farm Circle Centreville VA 20120 .

(20)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 8386 Terranova Circle Huntington Beach CA 92646 .

(21)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 583 Battery St #1803N Seattle WA 98121 .

(22)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 2915 Rutherford Place CT Katy TX 77494 .

(23)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 92 Anchorage Rd, Sausalito, CA 94965 .

(24)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 140 E 46th Str Apt 11K New York NY 10017.

(25)	Michael David Freed/Joy Leigh Freed have voting and investment power over the shares. The address of the selling stockholder is 2982 Vandermolen Drive Norco CA 92860

(26)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 5140 Farmington Close Rockford Illinois 61114-5402. .

(27)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 23 Jalan Leban Singapore 577560 .

(28)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 2014 Broadway #2 Oceanside CA 92054 .

(29)	Jeff Ramson is the CEO of the selling Stockholder and has voting and investment power over the shares. The address of the selling stockholder is PCG Advisory Inc, 150 E. 58th Street, 16th floor NY 10155.

(30)	Teo Kian Huat is a Director of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is 9 Newton Road #20-07 Singapore 307997.

(31)	Robin Russell-Salcedo and Natalee Salcedo have voting and investment power over the shares. The address of the selling stockholder is 2232 Rim Rd Duarte CA 91008.

(32)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 26 Prince of Wales Road Singapore 266978..

(33)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 37 Amber Gardens #21-13 Singapore 439969.

(34)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 7036 Cahill Road, Edina, MN, 55439.

(35)	Robert Wooldridge is the Trustee and Beneficiary of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is 35 Maddox St, London W1S 2PP, UK.

(36)	Thomas G Kieffer & Robyn A Kieffer have voting and investment power over the shares. The address of the selling stockholder is 14201 W Beloit Rd New Berlin W1 53151.

(37)	Thomas R Baldrica and Tracy L Baldrica have voting and investment power over the shares. The address of the selling stockholder 419 4th Street South Virginia MN 55792.

(38)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 1410 Peterson St, Myrtle Beach, SC, 29577.

(39)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 68555 Vega Rd Cathedral City CA 92234.

(40)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 642 University Dr #625 Hml Eau Claire WI 54701.

(41)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 772 Bedok Reservoir Road #15-08 Singapore 479251.

(42)	Ramakrishnan Sivaswamy Iyer is a Director of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is IFS Court Bank Street TwentyEight, Cybercity,Ebene Mauritius 72201.

(43)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 29 Swiss Club Road Singapore 288093.

(44)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 63 Jalan Jambu Ayer Singapore 588812.

(45)	Maureen Michelle Kohar is a Director of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is Tortola Pier Park Building 1,Wickhams Cay 1,2nd Floor Road Town, Tortola, British Virgin Island.

(46)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is Jalan Suhartono 6, Kotabaru, Gondokusuman, Kota Yogyakarta, D.I. Yogyakarta, Indonesia 55224.

(47)	The selling shareholder has voting and investment power over the shares. The address of the selling stockholder is Apt Blk 14 Ang Mo Kio Central 3 #09-23 Singapore 567747.

(48)	The selling stockholder has voting and investment power over the shares. The address of the selling stockholder is 24 Shangri La Walk Singapore 568201.

(49)	Tan Bien Kiat, a Director of the Company and the beneficial owner of more than 5% of the Company’s common stock is a Director of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is 375 Pasir Panjang Road Singapore 118711.
(50)	Jeremy Miller, a Director of the Company is a Director and shareholder of the selling stockholder and has voting and investment power over the shares. The address of the selling stockholder is 265 W Broadway Street P O Box 812 Winona MN 55987.
(51)	The selling stockholders, one of which (Linda Cutler) is a Director of the Company, have voting and investment power over the shares. The address of the selling stockholders is 19 Circle West Edina MN 55436.
(52)	The selling stockholder, a Director of the Company, has voting and investment power over the shares. The address of the selling stockholder is 35 Maddox St, London W1S 2PP, UK.

92

Selling Stockholder Plan of Distribution

We are registering 1,730,400 shares of our common stock owned by the selling stockholders. These shares include shares that have issued upon conversion of shares of Convertible Preferred Stock that were issued in private placements and shares of common stock that are beneficially owned by four of our Directors. We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. We will bear all fees and expenses incident to the registration of the shares offered by the selling stockholders in the registration statement of which this prospectus forms a part. The shares offered by the selling stockholders will not be sold through Maxim in the public offering to which this prospectus also relates.

The selling stockholders may sell all or a portion of their shares being offered through this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares being offered by the selling stockholders are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares being offered by the selling stockholders may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the selling stockholders will not sell any shares being offered by this prospectus until after the closing of this public offering.

If the selling stockholders effect such transactions by yheir shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the selling stockholder shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the selling stockholder shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the selling stockholder shares in the course of hedging in positions they assume. The selling stockholders may also sell their shares short and deliver them covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge their shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of their shares and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the selling Stockholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the selling stockholder shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of selling stockholder shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares being offered by the selling stockholders pursuant to this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the selling stockholder shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of their shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares being offered by the selling stockholders to engage in market-making activities with respect to the selling the shares being offered by the selliong stockholders. All of the foregoing may affect the marketability of the shares being offered by the selling stockholders and the ability of any person or entity to engage in market-making activities with respect to the shares being offered by the selling stockholders.

Once sold under the registration statement, of which this prospectus forms a part, the shares being offered by the selling stockholders will be freely tradeable in the hands of persons other than our affiliates.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, and except for the regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in “Executive Compensation,” there have been no transactions since January 1, 2018, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

During 2018, the Company rendered the software development service with CVO Advisors Pte. Ltd for the issuance of 8,000 shares of Series A preferred stock, at the price of $8,000,000. Dennis Nguyen, our Chairman and Chief Executive Officer has a call option to purchase all of the equity of CVO Advisors Pte. Ltd, which he exercised, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation. See “Business—Pending Litigation.”

On October 5, 2018 DJM, LLC, an entity owned and controlled by Jeremy Miller, one of our directors was issued 37 shares of Series B Preferred Stock.

On January 31, 2019 Ellwood International, an entity owned and controlled by Tan Bien Kiat, one of our directors was issued 750 shares of Series B Preferred Stock.

On May 28, 2020 Linda Cutler, one of our directors subscribed for 238 shares of Series C-1 Preferred Stock at a subscription price of $99,960.

On June 30, 2020 Ellwood International, an entity owned and controlled by Tan Bien Kiat, one of our directors subscribed for 536 shares of Series C-1 Preferred Stock at a subscription price of $225,120.

On February 1, 2021 and September 16, 2021 Ellwood International, an entity owned and controlled by Tan Bien Kiat, one of our directors was issued 1,460 and 962 shares of Series C-1 Preferred Stock, respectively.

On July 2, 2020 DJM LLC, an entity owned and controlled by Jeremy Miller, one of our directors subscribed for 240 shares of Series C-1 Preferred Stock at a subscription price of $100,800.

On December 31, 2020, DJM, LLC, an entity owned and controlled by Jeremy Miller, one of our directors exercised warrants to purchase 240 shares of Series C-1 Preferred Stock at an exercise price of $100,800.

As of December 31, 2020, the Company has a payable to Dennis Nguyen, our Chairman and Chief Executive Officer in the amount of $735,833 for accrued and unpaid salaries and bonus.

Carmel, Milazzo & Feil LLP, counsel to the Company owns 75 shares of the Series B Preferred Stock.

During August and September 2021, we issued 3,300 shares of our Super Voting Preferred Stock to our founder and Chief Executive Officer, Mr. Dennis Nguyen and 200 shares of our Super Voting Preferred Stock to our Chief Financial Officer, Mr. Raynauld Liang. The Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights.

On September 20, 2021 Blue Jay Capital Limited, an entity owned and controlled by Dennis Nguyen, our founder, Chairman and Chief Executive Officer was issued 1,142 shares of Series C-1 Preferred Stock.

On September 20, 2021 Dennis Nguyen, our founder Chairman and Chief Executive Officer was issued 1,157,630 shares of our common stock, which are held by an entity controlled by him, in exchange for accrued and unpaid compensation from 2017 until June 2021. See “Executive Compensation – Employment Agreements.”

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 83,500 shares are designated into six separate series and none of which are issued and outstanding. On February 10, 2021 we effected the Stock Split As a result of the Stock Split, the number of shares of common stock issued and outstanding and the number of shares of common stock that each share of our convertible preferred stock is convertible into was increased by a multiple of 750. On September 21, 2021, we effected the Reverse Stock Split. As a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding and the number of shares of common stock that each share of our convertible preferred stock is convertible into was decreased by dividing each such number by 2.5. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would have resulted from the Reverse Stock Split were rounded up to the nearest whole share. Neither the number of authorized shares of our common stock or preferred stock, nor the designated or issued and outstanding shares of any series of Preferred Stock changed as a result of the Stock Split or the Reverse Stock Split. As of January 28, 2022, 19,732,406 shares of our common stock were outstanding and there were approximately 124 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock Generally

As of January 28, 2022, 3,500 shares of our preferred stock have been designated Series X Super Voting Preferred Stock, all of which are outstanding.

Super Voting Preferred Stock

We have issued 3,300 shares of our Super Voting Preferred Stock to Dennis Nguyen, our founder and Chief Executive Officer and 200 shares of Super Voting Preferred Stock to Raynauld Liang, our Chief Financial Officer. The following is a summary of the material terms of our Super Voting Preferred Stock.

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

No Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

No Liquidation Rights. The holders of the Super Voting Preferred Stock are not entitled to any liquidation preference.

No Conversion Rights. The shares of our Super Voting Preferred Stock are not convertible into shares of our Common Stock.

No Redemption Rights. The Super Voting Preferred Stock is not subject to redemption right.

Additional Preferred Stock

Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

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Issued Warrants

As of January 28, 2022, we have outstanding warrants that were issued to certain former holders of our Series C-1 Preferred Stock that were originally exercisable for additional shares of our Series C-1 Preferred Stock (the Series C-1 Warrants”). All of our Series C-1 Preferred Stock was automatically converted into shares of our common stock at a conversion rate of 300 shares of common stock for every share of Series C-1 Preferred Stock held. as of January 28, 2022 we have outstanding 3,860 Series C-1 Warrants that are now exercisable for 1,158,000 shares of our common stock at an exercise price of $1.40 per share. We also have outstanding 144,445 warrants to purchase our common stock that were issued to the underwriter in connection with the consummation of our initial public offering on November 12, 2021. Such warrants have a 5-year term and are exercisable beginning on May 9, 2022 at an exercise price of $9.90 per share.

Warrants to be issued as part of this offering

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants accompanying the common stock offered hereby and the Warrant Agent Agreement. You should review a copy of the form of Warrant and Warrant Agent Agreement for a complete description of the terms and conditions applicable to the Warrants.

Form. The Warrants will be issued in electronic certificated form.

Term. The Warrants will be exercisable on the date of issuance and will expire on the fifth anniversary of the date of issuance.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

Exercise Price. The exercise price of the Warrants is $4.46 per share. The exercise price is subject to appropriate adjustment in the event of certain stock splits, stock dividends, recapitalizations or otherwise. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of the Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise of the Warrant.

Cashless Exercise. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common shares issuable upon exercise of the Warrants the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus. Upon a cashless exercise, the holder would be entitled to receive a number of shares of common stock in accordance with certain formula set forth in the Warrant.

Delivery of shares of common stock. We shall deliver the common stock underlying the Warrants to the holders exercising such Warrants by no later than 5:00 P.M. New York City time on the second trading day following the Warrants exercise date, provided the funds in payment of the exercise price for such Warrants have cleared on the trading day following the exercise date.

Anti-dilution. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the shares of common stock

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of shares of our common stock or any voting rights until they exercise their warrants and receive shares of our common stock. After the issuance of our common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Warrants and the Warrant Agency Agreement are governed by New York law.

Warrant Agent The warrant agent for our Warrants is American Stock Transfer & Trust Company LLC. Its address is 6201 15th Ave, Brooklyn, NY 11219, and its telephone No. is 718-921-8380

Options

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.

Restricted Shares

Each member of the Board will receive 3,000 shares of common stock for work prior to the IPO. The Board was also granted shares of common stock having a value of $50,000 based on the ending share price on December 31, 2021 that would vest by January 15, 2022.

Pursuant to his employment agreement, Raynauld Liang, our and Chief Financial Officer and Singapore Country General Manager was issued 814,950 shares of our common stock, of which 651,960 shares are subject to a 2-year vesting period. See “Executive Compensation—Employment Agreements.”

Equity Incentive Plan.

On September 23, 2021, we adopted the Society Pass Incorporated 2021 Equity Incentive Plan (the “Plan”), which was approved by both our Board of Directors (the “Board”) and our stockholders. Under the Plan, the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Awards of up to 3,133,760 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price, and expiration dates are to be established by the Board at the date of grant. No grants have been made under the Plan.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various

“combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SOPA” which listing is a condition to this offering.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of the sale of 4,484,305 shares of common stock pursuant to this offering, we will have 24,216,711 shares of common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 24,889,357 shares of common stock issued and outstanding. We have also agreed to issue to the underwriter a warrant to purchase 360,987 shares of our common stock at an exercise price $4.46. The common stock sold in this offering and the shares of common stock underlying the Warrants sold in this offering and to the extent of the exercise of the underwriter’s warrant, the shares underlying the underwriter’s warrant will be freely tradable without restriction or further registration or qualification under the Securities Act.

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All previously issued shares of common stock that were not offered and sold in this offering or in our initial public offering, as well as shares subject to stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

1% of the number of shares of our common stock then outstanding; or

1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

UNDERWRITING

We will enter into an underwriting agreement on the date of this prospectus with Maxim Group LLC, as the sole book-running manager and the representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of common stock and Warrants at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares	Number of Warrants
Maxim Group LLC	4,484,305	4,484,305
Total	4,484,305	4,484,305

All of the shares of common stock and Warrants to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock and Warrants offered by us in this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock and Warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to take and pay for all of shares of common stock and Warrants offered by this prospectus if any such shares of common stock and Warrants are taken, other than those shares of common stock and Warrants covered by the option to purchase up to 672,646 additional shares of common stock and/or up to an additional 672,646 Warrants described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.

Over-allotment Option

We have granted an over-allotment option to the underwriters to purchase up to 672,646 shares of common stock and/or up to 672,646 Warrants at the public offering prices of $4.45 per shares and $0.01 per Warrant, in each case, less the underwriting discount, set forth on the cover page of this prospectus. This option is exercisable during the 45-day period after the date of this prospectus. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock and/or Warrants in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

The representative has advised us that the underwriters propose to offer the shares of common stock and Warrants to the public at the public offering price per share set forth on the cover page of this prospectus. We have been advised by the underwriters that the underwriters may offer shares of common stock and Warrants to securities dealers at that price less a concession of not more than $[*] per share and Warrant. After the offering to the public, the public offering price and other selling terms may be changed by the representative. The underwriting discounts and commissions are 7% of the public offering price per share and Warrant.

We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option. The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their option to purchase up to 672,646 additional shares of common stock and/or up to an additional 672,646 Warrants:

	Per Share of Common Stock and Warrant	Without Exercise of Option	Total With Full Exercise of Option
Public offering price	$	$	$
Underwriting discounts and commissions paid by us (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay Maxim’s out-of-pocket accountable expenses, including Maxim’s legal fees, up to a maximum amount of $75,000 if this offering is completed.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $425,000.

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Representative’s Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of our shares equal to an aggregate of 7.0% of the total number of shares of common stock sold in this offering, or the Representative’s Warrants. The Representative’s Warrants will have an exercise price equal to 110% of the offering price of the common stock sold in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable commencing six months after the effective date of the registration statement related to this offering, and will expire three years after the effective date of such registration statement. The Representative’s Warrants are not redeemable by us. We have agreed to a one-time demand registration of the common stock underlying the Representative’s Warrants at our expense and an additional demand registration at the holders’ expense for a period of three years from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying common stock during the three-year period commencing from the effective date of the registration statement related to this offering. The Representative’s Warrants and the common stock underlying the Representative’s Warrants, have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying securities for a period of six months from the effective date of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of such Representative’s Warrants (and the common stock underlying such Representative’s Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our common stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SOPA.” We do not intend to apply to list the Warrants on any security exchange/ intend to apply to list the Warrants on the Nasdaq.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of common stock and Warrants than they are required to purchase in this offering and purchasing common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

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The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Maxim has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This prospectus:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common stock, you represent and warrant to us that you are an Exempt Investor.

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As any offer of common stock under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the common stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute a public offer of the common stock, whether by way of sale or subscription, in the Cayman Islands. Common stock have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

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In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the common stock to the public” in relation to any ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan. Common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the common stock, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

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Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the common stock has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the common stock, as principal, if the offer is on terms that the common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the common stock is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the common stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the common stock has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the common stock have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such common stock in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland. The common stock will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the common stock.

Taiwan. The common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the common stock in Taiwan.

United Arab Emirates. The common stock have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam

This offering of common stock has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

EXPERTS

RBSM LLP, an independent certified public accounting firm, audited our financial statements for the years ended December 31, 2020 and 2019. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of RBSM LLP, given on their authority as experts in accounting and auditing.

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LEGAL MATTERS

The validity of the shares of common stock offered in this offering and certain other legal matters as to Nevada law will be passed upon for us by Crone Law Group, P. C. Certain other legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Carmel Milazzo & Feil, New York, New York. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters with respect to the offering. Carmel, Milazzo & Feil LLP, counsel to the Company owns 22,500  shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock and Warrants offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock and Warrants, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.the societypass.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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Society Pass Incorporated Consolidated Financial Statements For The Years Ended December 31, 2020 And 2019

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SOCIETY PASS INCORPORATED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Society Pass Incorporated and subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Society Pass Incorporated and subsidiaries (the Company) as of December 31, 2020 and 2019, and the related statements of operations, other comprehensive loss, shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes and schedule (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and had an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2020

New York, NY

May 13, 2021, except as to Note 20, as to

which the date is September 24, 2021

F-2

SOCIETY PASS INCORPORATED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	December 31, 2020	December 31, 2019
ASSETS
Current asset:
Cash and cash equivalents	$506,666	$606,491
Accounts receivable, net	1,897	10,768
Inventories	—	133
Deposits, prepayments and other receivables	60,532	44,210
Total current assets	569,095	661,602

Non-current asset:
Intangible assets	7,200,000	8,001,479
Property, plant and equipment, net	18,069	23,708
Right of use assets, operating leases, net	79,109	53,311
	7,297,178	8,078,498
TOTAL ASSETS	$7,866,273	$8,740,100

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payables	$54,256	$50,784
Contract liabilities	18,646	19,843
Accrued liabilities and other payables	677,572	403,824
Contingent service payable	633,000	602,802
Due to related parties	1,571,737	1,181,737
Operating lease liabilities	36,752	53,439

Total current liabilities	2,991,963	2,312,429

Non-current liabilities
Operating lease liabilities	46,453	—

TOTAL LIABILITIES	3,038,416	2,312,429

COMMITMENTS AND CONTINGENCIES
Convertible preferred shares; $0.0001 par value, 5,000,000 shares authorized, 4,920,000 and 4,950,000 shares undesignated as of December 31, 2020 and 2019, respectively
Series A shares: 10,000 shares designated;
8,000 and 8,000 Series A shares issued and outstanding as of December 31, 2020 and 2019, respectively	8,000,000	8,000,000
Series B shares: 10,000 shares designated;
2,548 and 2,221 Series B shares issued and outstanding as of December 31, 2020 and 2019, respectively	3,412,503	2,975,631
Series B-1 shares: 15,000 shares designated ;
160 and 120 Series B-1 shares issued and outstanding as of December 31, 2020 and 2019, respectively	466,720	350,040
Series C shares: 15,000 shares designated;
362 and 362 Series C shares issued and outstanding as of December 31, 2020 and 2019, respectively	2,151,706	2,151,706
Series C-1 shares: 30,000 and 0 shares designated;
2,885 and 0 Series C-1 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1,211,700	—

SHAREHOLDERS’ DEFICIT
Common shares; $0.0001 par value, 95,000,000 shares authorized; 7,413,600 and 6,847,200 shares issued and outstanding as of December 31, 2020 and 2019, respectively	742	685
Additional paid-in capital	2,227,033	1,704,944
Accumulated other comprehensive (loss) income	(55,236)	3,988
Accumulated deficit	(12,587,311)	(8,759,323)

Total shareholders’ deficit	(10,414,772)	(7,049,706)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,866,273	$8,740,100

See accompanying notes to consolidated financial statements.

F-3

SOCIETY PASS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Year ended December 31,
	2020	2019
Revenue, net
Hardware sales	$4,166	$861
Software subscription	48,287	9,464
Other sales	—	86

Total revenue	52,453	10,411

Cost of sales
Hardware sales	(9,556)	(771)
Software subscription	(79,108)	—

Total cost of revenue	(88,664)	(771)

Gross (loss) profit	(36,211)	9,640

Operating expenses:
Sales and marketing expenses	(3,125)	(22)
Software development costs	(165,514)	(289,176)
Impairment loss	(16,375)	(2,798,396)
General and administrative expenses	(3,529,022)	(4,212,348)
Total operating expenses	(3,714,036)	(7,299,942)

Loss from operations	(3,750,247)	(7,290,302)

Other income (expense):
Interest income	19	3
Interest expense	(48,989)	(8,129)
Other income	9,759	—
Change in contingent service payable	(30,198)	—

Total other expense	(69,409)	(8,126)

LOSS BEFORE INCOME TAXES	(3,819,656)	(7,298,428)

Income tax expense	(8,332)	—

NET LOSS	$(3,827,988)	$(7,298,428)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(59,224)	3,988

COMPREHENSIVE LOSS	$(3,887,212)	$(7,294,440)

Loss per share
Basic and diluted	$(0.56)	$(1.20)

Weighted average shares outstanding
Basic and diluted	6,990,131	6,084,900

See accompanying notes to consolidated financial statements.

F-4

SOCIETY PASS INCORPORATED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Common stock
	No. of shares	Amount	Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficits	Total shareholders’ deficit
Balance as of January 1, 2019	4,831,200	$483	$(483)	$—	$(1,460,895)	$(1,460,895)
Issuance of shares for services	2,016,000	202	1,679,798	—	—	1,680,000
Issuance of warrants for services	—	—	17,500	—	—	17,500
Imputed interest	—	—	8,129	—	—	8,129
Net loss for the year	—	—	—	—	(7,298,428)	(7,298,428)
Foreign currency translation adjustment	—	—	—	3,988	—	3,988
Balance as of December 31, 2019	6,847,200	$685	$1,704,944	$3,988	$(8,759,323)	$(7,049,706)
Balance as of January 1, 2020	6,847,200	$685	$1,704,944	$3,988	$(8,759,323)	$(7,049,706)
Issuance of common stock for services	545,400	55	473,448	—	—	473,503
Common stock issued for warrants exercised	21,000	2	—	—	—	2
Imputed interest	—	—	48,641	—	—	48,641
Net loss for the year	—	—	—	—	(3,827,988)	(3,827,988)
Foreign currency translation adjustment	—	—	—	(59,224)	—	(59,224)
Balance as of December 31, 2020	7,413,600	$742	$2,227,033	$(55,236)	$(12,587,311)	$(10,414,772)

See accompanying notes to consolidated financial statements.

F-5

SOCIETY PASS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(3,827,988)	$(7,298,428)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	808,150	7,563
Impairment loss	16,375	2,798,396
Imputed interest	48,641	8,129
Stock based compensation for services	1,027,057	2,571,787
Written-off of inventories	5,561	6
Change in contingent service payable	30,198	—
Change in operating assets and liabilities:
Accounts receivable	8,871	(3,862)
Inventories	(5,428)	(139)
Deposits, prepayments and other receivables	(16,322)	(42,353)
Contract liabilities	(1,197)	(3,946)
Right of use assets	26,925	—
Accounts payables	3,472	11,637
Accrued liabilities and other payables	273,748	495,200
Due to related parties	373,625	(112,396)
Operating lease liabilities	(22,957)	—

Net cash used in operating activities	(1,251,269)	(1,568,406)

Cash flows from investing activities:
Purchase of property, plant and equipment	—	(30,927)
Purchase of intangible assets	—	(1,725)
Cash paid for the acquisition of a subsidiary	—	(75,000)
Cash acquired from acquisition of subsidiary	—	15,337

Net cash used in investing activities	—	(92,315)

Cash flows from financing activities:
Proceeds from issuance of preferred stocks	859,740	1,324,626
Cash exercise of warrant into preferred stocks	351,960	—

Net cash provided by financing activities	1,211,700	1,324,626

Effect on exchange rate change on cash and cash equivalents	(60,256)	4,017

NET CHANGE IN CASH AND CASH EQUIVALENTS	(99,825)	(332,078)

CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR	606,491	938,569

CASH AND CASH EQUIVALENT AT END OF YEAR	$506,666	$606,491

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income tax	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Impact of adoption of ASC 842 - lease obligation and ROU asset	$52,225	$53,311
Fair value of common stock issued as acquisition consideration	$—	$900,000
Fair value of contingent acquisition consideration liability recorded at acquisition date	$—	$602,802
Net assets acquired and liabilities assumed on acquisition	$—	$1,562,465
Common stocks issued for accrued salaries	$—	$425,833

See accompanying notes to consolidated financial statements.

F-6

NOTE—1 DESCRIPTION OF BUSINESS AND ORGANIZATION

Society Pass Incorporated (the “Company”) is incorporated in State of Nevada on June 22, 2018 under the name of Food Society Inc. On October 3, 2018, the Company changed its corporate name to “Society Pass Incorporated”. The Company through its subsidiaries, mainly sells and distributes the hardware and software of POS application in Vietnam.

Description of subsidiaries incorporated by the Company

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share Capital	Effective interest held
Society Technology LLC	State of Nevada, January 24, 2019	IP Licensing	US$1	100%
SOPA Cognitive Analytics Private Limited	India, February 5, 2019	Computer sciences consultancy and data analytics	INR1,238,470	100%
SOPA Technology Pte. Ltd.	Singapore, June 4, 2019	Investment holding	SG$1	100%
SOPA Technology Company Limited	Vietnam, October 1, 2019	Software production	Registered: VND 2,307300,000; Paid up: VND 1,034,029,911	100%
Hottab Pte Ltd. (HPL)	Singapore, January 17, 2015	Software development and marketing for the F&B industry	SG$620,287.75	100%
Hottab Vietnam Co. Ltd	Vietnam, April 17, 2015	Sale of POS hardware and software	VND 1,000,000,000	100%
Hottab Asset Company Limited	Vietnam, July 25, 2019	Sale of POS hardware and software	VND 5,000,000,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

On October 29, 2019 with the revised provision dated November 11, 2019, the Company acquired Hottab Pte Ltd and its subsidiaries, at the consideration of $1,050,000 consisted of Series C preference shares valued at $900,000 and the cash consideration of $150,000. The value of the $900,000 Series C preference shares issued was determined based on the stated value per share of the Company’s shares at the acquisition date. Also, the Company shall pay to the Company additional Series C preference shares with an aggregate value of $558,000 (the “Equity Incentive”) in the event the Company able to fulfilled the other terms per their arrangement with in five months from the completion date.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

An additional result of the stock split was that the stated value of preferred stock, the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance to the respective certificate of designations. The number of authorized shares of preferred stock remained unchanged.

F-7

Spun Out

On December 31, 2019, the Company recently spun out Food Society Group Limited (Food Business), which aims to develop and commercialize chain of restaurants in Vietnam.

In connection with the presentation of the Company’s consolidated financial statements, the Company considered the guidance described in the SEC’s codified Staff Accounting Bulletins, Topic 5, Section Z, paragraph 7, “Accounting for the Spin-off of a subsidiary”.

The Company’s initial registration of its securities under the 1933 Securities Act and the spin off transaction of the Food Society Group Limited occurred prior to the effectiveness of the Company’s registration statement.

The Company considered the following facts and circumstances in concluding omitting the Food Society Group Limited results of operations and financial position in the consolidated financial statements presented in the registration statement:

•  The Company’s operations as a developer of an e-commerce platform and the Food Society Group Limited operations as a two(2) retail restaurants are in dissimilar business that would ordinarily be distinguished as reportable segments as defined by FASB ASC 280-10-50-10.

•  The Company and the subsidiary have been managed and financed historically as if autonomous

•  The Company and the subsidiary have no common facilities or costs

•  The Company  and subsidiary are operated and financed autonomously after the  spinoff, and

•  There are no material financial commitments , guarantees or contingent liabilities to each other after the spin off

Accordingly, the Company has elected to characterize the spin-off of the Food Society Group Limited as a change in the Company’s reporting and present its historical financial statements as if the Company never had an investment in the subsidiary.

This spun off our subsidiary Food Society Group Limited which owns 100% of Vietnam Eats (Hong Kong) Limited which owns 100% of Loft Restaurant Service Trading Company Limited that operates 2 restaurants in Vietnam.

Thomas O’Connor, our former Chief Marketing Officer, serves as the legal representative of Loft Restaurant Service Trading Company Limited. Our Chief Executive Officer and Chairman of our board of directors, Dennis Nguyen., is the Chairman of Food Society Group Limited’s board of directors.

The two restaurants were making losses for the financial year of 2019. The Company wanted to focus on building our loyalty technology platform. On December 20, 2019’s Board of Directors meeting the CFO presented the case for the spun off. The board voted on the February 18, 2020 to spin out the Food Society Group Limited via a proportionate distribution of shareholding percentage to the existing shareholders as at December 31, 2019.

F-8

NOTE—2 GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company suffered from a working capital deficit and accumulated deficit of $2,422,868 and $12,587,311 at December 31, 2020. The Company incurred net loss of $3,827,988 during the year ended December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of this financial statement, without additional debt or equity financing. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE—3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets, imputed interest on due to related parties, and impairment of long-term assets, business acquisition allocation of purchase consideration, inputs used in the calculation of equity instrument and deferred tax valuation allowance.

•	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of December 31, 2020 and 2019, the cash and cash equivalent was amounted to $506,666 and $606,491, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which exceeds FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there is uninsured balance of $208,635 in parent entity as of December 31, 2020. In addition, the Company has uninsured bank deposits with a financial institution outside the U.S. All uninsured bank deposits are held at high quality credit institutions.

F-9

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020 and 2019, the allowance for doubtful accounts amounted to $0 and $0, respectively.

•	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandised goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. During the year ended December 31, 2020 and 2019, the Company recorded an allowance for obsolete inventories of $5,561 and $139, respectively. The inventories were amounted to $0 and $133 at December 31, 2020 and 2019, respectively.

•	Property, plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

•	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

F-10

The revenues are generated from a diversified a mix of marketplace activities and the services of the Company provide merchants to help them grow their businesses. The revenue streams consist of Consumer Facing revenues and Merchant Facing revenues.

Consumer Facing Business

The Company’s performance obligation includes providing connectivity between merchant and consumer, generally through an online ordering platform. The platform allows merchants to create account, place menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create account and make orders from merchants on the consumer facing application. The platform allows delivering company to accept online delivery request and ship order from merchant to consumer.

Revenue streams for consumer facing business:

1)	Ordering fees comprise the fees that the different types of merchants pay for every completed transaction on the Platform, exclusive of delivery fees charged. Monthly/annual subscription fees or 10% commission on order value on each successful order will be charged.

2)	Delivery fees include an upfront fixed fee and additional variable fees based on the distance. Various percentage of commission will be charged as delivery fee on each successful order received and delivered.

The Company recognizes revenues from consumer facing business upon the completion of delivery and services rendered.

During the years ended December 31 2020 and 2019, the Company has not generated any revenue from this stream.

Merchant Facing Business

Revenue streams for merchant facing business include:

1)	Subscription fees consist of the fees that the Company charge merchants to get on the Merchant Marketing Program;

2)	The Company provides optional add-on software services which includes Analytics and Chatbox capabilities at a fixed fee per month.
3)	The Company collects commissions when they sell third party hardware and equipment (cashier stations, waiter tablets and printers) to merchants.;
4)	Vendor Financing. The Company collects brokerage fees whenever the Company facilitate financing transactions between merchants and one of the Company’s partner financial institutions.

During the years ended December 31 2020 and 2019, the Company have generated $48,287 and $9,464, respectively revenue from this stream.

Hardware Product Revenues — the Company generally is involved with the sale of on-premise appliances and end-point devices. The single performance obligation is to transfer the hardware product (which is to be installed with its licensed software integral to the functionality of the hardware product). The entire transaction price is allocated to the hardware product and is generally recognized as revenue at the time of delivery because the customer obtains control of the product at that point in time. It is concluded that control generally transfers at that point in time because the customer has title to the hardware, physical possession, and a present obligation to pay for the hardware. Payments for hardware contracts are generally due 30 to 90 days after shipment of the hardware product.

F-11

The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 606-10 Revenue Recognition – Revenue from Contracts with Customers, when the Company controls the specified good before it is transferred to the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 606-10 are present in the arrangement, revenue is recognized net of related direct costs.

Software License Revenues — The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s software sale arrangements grant customers the right to access and use the software products which are to be installed with the relevant hardware for connectivity at the outset of an arrangement, and to be entitled to both technical support and software upgrades and enhancements during the term of the agreement. The term of the subscription period is generally 12 months, with the automatic renewal of another one year, and the subscription license service is billed monthly, quarterly or annually. Sales are generally recorded in the month the service is provided. For clients who are billed on an annual basis, deferred revenue is recorded and amortized over the life of the contract. Payments are generally due 30 to 90 days after delivery of the software licenses.

The Company records its revenues on hardware product and software license, net of value added taxes (“VAT”) upon the services are rendered and the title and risk of loss of hardware products are fully transferred to the customers. The Company is subject to VAT which is levied on the majority of the hardware products at the rate of 10% on the invoiced value of sales.

Contract assets

In accordance with ASC 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at December 31, 2020 and 2019.

Contract liabilities

In accordance with ASC 606-10-45-2, A contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liability balance was $18,646 and $19,843 as of December 31, 2020 and 2019, respectively.

Contract costs

Under ASC-606, the Company applies the following three steps in order to evaluate the costs to be capitalized as it fulfils following three criteria:

•	Incremental costs directly related to a specific contract;
•	Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and
•	Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the years ended December 31, 2020 and 2019.

F-12

•	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures in the development of its own software are charged to operations as incurred. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release are immaterial. For the years ended December 31, 2020 and 2019, the software development costs is $165,514 and $289,176, respectively.

•	Product warranties

The Company’s provision for estimated future warranty costs is based upon historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of December 31, 2020 and 2019. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

•	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors.

•	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $3,125 and $22 for the years ended December 31, 2020 and 2019, respectively.

•	Income tax

The Company adopted the ASC 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

F-13

The Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2020 and 2019.

•	Foreign currencies translation and transactions

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s subsidiary is operating in the Republic of Vietnam and India and maintains its books and record in its local currency, Vietnam Dong (“VND”) and Indian Rupee (“INR), respectively, which are the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

Translation of amounts from SGD$ into US$ has been made at the following exchange rates for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Period-end SGD$:US$ exchange rate	$0.7564	$0.7400
Period average SGD$:US$ exchange rate	$0.7251	$0.7400

Translation of amounts from VND into US$ has been made at the following exchange rates for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Period-end VND$:US$ exchange rate	$0.000043	$0.000043
Period average VND$:US$ exchange rate	$0.000043	$0.000043

Translation of amounts from INR into US$ has been made at the following exchange rates for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Period-end INR$:US$ exchange rate	$0.01371	$0.01408
Period average INR$:US$ exchange rate	$0.01353	$0.01423

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

F-14

•	Comprehensive income

ASC 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Leases

The Company adopted ASC 842, Leases (“ASC 842”) to determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

As of December 31, 2020 and 2019, the Company recorded the right of use asset of $79,109 and $53,311 respectively.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting ;parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-15

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-16

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

•	Cost of goods sold

Cost of goods sold consists of the cost of hardware, software and payroll, which are directly attributable to the sales of products.

•	Share-based compensation

The Company follows ASC 718, Compensation —Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards, including restricted stock units, based on the date of grant at the fair value of the share-based payments. The Company determines the fair value of the share-based payments as either the fair value of the consideration received or the fair value of the awards issued, whichever is more readily determinable. Restricted stock units are valued using the fair value of the Company’s common shares on the date of grant. The Company records compensation expense, net of estimated forfeitures, over the requisite service period.

•	Business combinations

The Company follows ASC 805, Business Combinations (“ASC 805”) and ASC 810-10-65, Consolidation. ASC 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations, including combinations among mutual entities and combinations by contract alone. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

•	Earnings per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the period.

As of December 31, 2020 and 2019, the Company has the number of shares of common stock to be issued upon conversion of below:

	As of December 31,
	2020	2019
Series A Convertible Preferred Stock (a)	8,000	8,000
Series B Convertible Preferred Stock	764,400	666,300
Series B-1 Convertible Preferred Stock	48,000	36,000
Series C Convertible Preferred Stock	108,600	108,600
Series C-1 Convertible Preferred Stock	865,500	—
Warrants granted	—	21,000
Warrants granted with Series C-1 Convertible Preferred Stock	614,100	—
Total:	2,408,600	839,900

(a)	The Series A the conversion formula is aggregate Stated Value divided by IPO price (Stated Value for each Series A preferred share is $1,000). There are 8,000 shares of Series A Preferred Stock issued and outstanding (10,000 shares are designated Series A). The conversion formula would be $8 million (the aggregate stated value) divided by IPO price.

F-17

•	Segment Reporting

ASC 280, Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. For the years ended December 31, 2020 and 2019, the Company operates in one reportable operating segment.

•	Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

•	Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company has evaluated and the adoption of this does not have an any impact on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company has evaluated and the adoption of this does not have an any impact on the financial statements.

F-18

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity's own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity's own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

NOTE—4 BUSINESS COMBINATION

On November 11, 2019, the Company completed the acquisition of 100% equity interest of Hottab Pte Limited (the “Acquisition”). The total consideration of the acquisition is 156 shares of series C convertible preferred stock, approximately $900,000, cash consideration $150,000 and additional series C convertible preferred stock approximately $558,000 . The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

Purchase price allocation:
Fair value of stock at closing	$900,000
Cash paid	75,000
Deferred payments- Cash	71,422
Deferred payment- shares	531,380
Less cash received	(15,337)
Purchase price	$1,562,465

F-19

The transaction was accounted for using the acquisition method. Accordingly, goodwill has been measured as the excess of the total consideration over the amounts assigned to the identifiable assets acquired and liabilities assumed based on their preliminary estimated fair values.

The deferred payments of $633,000 were discounted using the yield on a CCC rated corporate debt for 3-month, 6-month and 9-month maturities, respectively. The implied discount is approximately $30,198, which will be amortized over the term on the payments.

The purchase price allocation resulted in $2,766,000 of goodwill, as below:

Acquired assets:
Trade receivables	$6,906
Other receivables	1,857
8,763
Less: Assumed liabilities
Trade payables	39,147
Accrued liabilities and other payable	68,458
Amounts due to related parties	1,080,904
Deferred revenue	23,789
1,212,298
Fair value of net liabilities assumed	(1,203,535)
Goodwill recorded	2,766,000
Cash consideration allocated	$1,562,465

Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Acquisition was accounted for as a business combination in accordance with ASC 805 “Business Combinations”. The Company has allocated the purchase price consideration based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from management estimation. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The goodwill is not expected to be deductible for tax purposes. The goodwill is fully impaired during the year ended December 31, 2019, because there were continuous operating losses and negative cash flows incurred subsequently. Under ASC 350-20-50, the Company recognized the goodwill impairment loss by comparing the actual operating results of Hottab to the profit forecast and a negative performance is resulted.

F-20

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. No additional assets or liabilities were recognized during the measurement period, or the changes to the amounts of assets or liabilities previously recognized.

The following unaudited pro forma information presents the combined results of operations as if the acquisitions had been completed on January 1, 2018.

Year ended December 31, 2019
Revenue	$77,669
Net loss	(7,469,057)
Net loss per share	$(1.23)

NOTE—5 REVENUE

Revenue consisted of the following deliverables:

	Years ended December 31,
	2020	2019
Hardware sales	$4,166	$861
Software subscription sales	48,287	9,464
Other sales	—	86
	$52,453	$10,411

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segments: Software License Revenues. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Years ended December 31,
	2020	2019
Revenue, net:
Indonesia	$40,719	$7,315
Vietnam	11,734	3,096
	$52,453	$10,411

Contract liabilities recognized was related to software sales only and the following is reconciliation for the periods:

	Years ended December 31,
	2020	2019
Contract liabilities, brought forward	$19,843	$—
Add: recognized as deferred revenue	47,090	19,843
Less: recognized as current year revenue	(48,287)	—
Contract liabilities, carried forward	$18,646	$19,843

F-21

NOTE—6 INTANGIBLE ASSETS

As of December 31, 2020 and 2019, intangible assets consisted of the following:

	Useful life	December 31,2020	December 31, 2019
At cost:
Software platform	2.5 years	$8,000,000	$8,000,000
Other intangible assets	3 – 5 years	1,725	1,725
		8,001,725	8,001,725
Less: accumulated amortization		(801,725)	(246)
		$7,200,000	$8,001,479

On November 1, 2018, the Company entered software development agreement with CVO Advisors Pte Ltd (CVO) 2018 to design and build App and Web-based platform for the total consideration of $8,000,000. CVO who is a third party vendor in the business of designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms in Asia. The CVO developer performed and accepted technical work, of software development phase, which was materially completed by December 23, 2018. The Company obtained a third party license (Wallet Factory International Ltd) for their technology build up by CVO.

The delivered platform was further developed by the Company’s in-house technology team (based in Noida that Sopa is currently using for the loyalty platform. The platform can be downloaded from Apple store or Googleplay store (ie. SoPaApp) and the Company’s web version is on www.sopa.asia. The platform was completed developed on September 30, 2020 and has estimated life of 2.5 years. The platform started to be amortized from October 1, 2020.

Further, the Company entered subscription agreement with CVO to issued 8,000 shares of preferred stocks for the software development, equal to the aggregate of $8,000,000 or at the stated value of $1,000 per share.

Pursuant to the subscription agreement entered with CVO, the Company issued 8,000 shares of Series A convertible preferred stock for the purchase of software development at the stated value of $1,000 per share, totaling $8,000,000. CVO performed and accepted the technical work such as designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms. The holder of this series A provided their consent to waive the warrant provision available with them and accordingly the preferred series A accounted in 2018.

Also, owner of CVO entered into call option agreement with the CEO of the Company to sale all the shares of CVO for the sum of $10 per share, as of date, these options were exercised by the CEO of the Company, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation (refer Note 19). As a result of this option exercise, there were no accounting effect on the Company’s financial statement during the year ended December 31, 2020.

Amortization of intangible assets attributable to future periods is as follows:

Year ending December 31:	Amount
2021	$3,200,000
2022	3,200,000
2023	800,000
$7,200,000

Amortization of intangible assets was $801,479 and $249 for the years ended December 31, 2020 and 2019, respectively.

F-22

NOTE—7 PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	December 31, 2020	December 31, 2019
At cost:
Computer	$29,206	$29,206
Office equipment	1,721	1,721
	30,927	30,927
Less: accumulated depreciation	(12,755)	(7,563)
Less: exchange difference adjustment	(103)	344
	$18,069	$23,708

Depreciation expense for the years ended December 31, 2020 and 2019 were $6,671 and $7,314, respectively.

NOTE—8 INVENTORIES

Inventories consisted of the following:

	December 31, 2020	December 31, 2019
Finished goods	$—	$133

NOTE—9 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	December 31, 2020	December 31, 2019
Amounts due to related parties (a)	$96,940	$96,940
Amounts due to shareholders (b)	738,964	738,964
Amount due to a director (c)	735,833	345,833
	$1,571,737	$1,181,737

(a) The amounts represented temporary advances to the Company including related parties (two officers), which were unsecured, interest-free and had no fixed terms of repayments. The Company’s due to related parties balance was $96,940 and $96,940 as of December 31, 2020 and 2019, respectively.

(b) In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

This amounts represented temporary advances to the Company by shareholder, which were unsecured, interest-free and had no fixed terms of repayments. The Company’s due to a shareholder balance was $738,964 and $738,964 as of December 31, 2020 and 2019, respectively. Imputed interest is charged at 4.5% per annum, which was amounted to $48,641 and $8,129 for the years ended December 31, 2020 and 2019, respectively.

(c) The amount represented as accrued salaries and bonus to the Director which was unsecured, interest-free and had no fixed terms of repayments. The Company’s due to a director balance was $735,833 and $345,833 as of December 31, 2020 and 2019, respectively.

F-23

NOTE—10 ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable consisted of the following:

	December 31, 2020	December 31, 2019
Accounts payable- others	$54,256	$50,784
Accrued liabilities and other payables- Related Party (a)	197,548	—
Accrued liabilities and other payables (b)	480,024	403,824
	$731,828	$454,608

(a)	The amount represented due to three related parties in respect to unpaid salaries, unpaid legal fees and unpaid consulting fees amounted to $5,000, $112,692 and $79,856 and $0, $0, and $0 as of December 31, 2020 and 2019, respectively.

(b)	Accrued liabilities and other payables consisted of the following:

	December 31, 2020	December 31, 2019
Accrued payroll	$58,092	$55,069
Other accrual	146,826	—
Other payables (c)	245,000	245,000
Accrued vat expenses	1,788	9,035
Accrued taxes	28,318	94,720
	$480,024	$403,824

(c)	This included $75,000 related to SOSV. In January 2019, the HPL entered into stock purchase agreement and accelerator contract for equity (ACE) with SOSV IV LLC (SOSV) whereby the HPL will issue shares representing 5% of their capital stock for the amounts of $168,000 in three trache (a) SOSV to pay to the HPL $75,000 for integration of Mobile Only Accelerator (MOX) software development kit, (b) SOSV to pay on behalf of the HPL $48,000 upon MOX successful application and setting up subsidiary, and (c) SOSV to pay on behalf of the HPL $45,000 for setting program for services. The Company received first trache of $75,000 only and thereafter no other two trache received by the HPL, however, the outcome of the deal did not results success and so later the HPL have not issued any shares to the SOSV, therefore the arrangement amount of $75,000 accounted as loan from SOSV. The Company sent the legal letter to the SOSV initiating that the Company acquired HPL by issuing 156 shares of preferred stock series C to Hottab Holding Limited for the 100% acquisition of HPL. As of December 31, 2020 and 2019, the Company had a total of $75,000 and $75,000 outstanding on this account, respectively. (refer footnote#19 for legal update)

F-24

NOTE—11 LEASES

We adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of our fiscal 2019, using the modified retrospective approach. We determine whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as we have elected the practical expedient. Some of our operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, our incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. We had no financing leases as of December 31, 2020.

The Company adopts a 5.44% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 2.24 year.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the year ended December 31:

	2020	2019
Operating lease expense (per ASC 842)	$28,878	$15,723
Short-term lease expense (other than ASC 842)	31,239	—
Total lease expense	$60,117	$15,723

As of December 31, 2020, right-of-use assets were $79,109 and lease liabilities were $83,205.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of December 31, 2020

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending December 31:

Years ended December 31,	Operating lease amount
2021	$38,560
2022	36,701
2023	9,027
Total	84,288
Less: interest	(1,083)
Present value of lease liabilities – current liability	$83,205

F-25

NOTE—12 SHAREHOLDERS’ DEFICIT

Authorized stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

The holders of the Company’s common stock are entitled to the following rights:

Voting Rights: Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right:. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right:. In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s common stock have no subscription, redemption or conversion privileges. The Company’s common stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s common stock are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Common stock outstanding

During the year ended December 31, 2018, the Company signed equity exchange agreement with the shareholders of Food Society Group Limited (“FSGL”) which will exchange, on a one-to-one basis, exactly the same number of shares of the Company’s outstanding common stock with the par value of $0.0001 per share. There are 4,489,800 outstanding shares of common stock of FSGL, representing 100% of the outstanding shares of common stock of FSGL.

Also, the Company issued 341,400 shares of common stock in addition to 4,489,800 shares, so aggregating 4,831,200 shares on the incorporation as founder shares and valued at the par value of $0.0001 per share.

During the year ended December 31 2019, the Company issued 2,016,000 shares of common stock for his service to a director for the value of $1,680,000, at a price of $0.83 per share.

During the year ended December 31, 2020, the Company issued 545,400 shares of common stock for employees services for the value of $473,503.

During the year ended December 31, 2020, the Company issued 21,000 shares of common stock for exercise of warrants for the value of $2.

F-26

As of December 31, 2020 and 2019, the Company had a total of 7,413,600 and 6,847,200 shares of its common stock issued and outstanding, respectively.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

On September 23, 2021, the Company effected a 1 for 2.5 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the reverse stock split.

An additional result of the stock split was that the stated value of preferred stock, the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance to the respective certificate of designations. The number of authorized shares of preferred stock remained unchanged.

Warrants

In August 2019, the Company issued 21,000 shares of warrants to one employee for compensation his service to purchase 21,000 shares of its common stock for the fair value of $17,500. Each share of warrant is converted to one share of common stock at an exercise price of $0.0001. The warrants will expire on the second (2nd) anniversary of the initial date of issuance. As at December 31, 2019, none of the warrants have been exercised. 21,000 shares fully exercised during the year ended December 31, 2020.

In December 2020, the Company issued certain numbers of warrants pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant is entitled the holder to purchase one C-1 preferred share at a price of $420 per share. The warrants shall be exercisable on or before December 31, 2020 and June 30, 2021. In December 2020, a total of 838 warrants are exercised in exchanged to 838 Series C-1 preferred shares. (refer note 14 for details).

The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Dividend rate	0%	0%
Risk-free rate	2%	2%
Weighted average expected life (years)	9 months	2
Expected volatility	0%	0	%(a)
Share price	$1.40	$0.83

(a)	The Company considered no volatility as from inception through the date there is very minimal transaction of the Company common stock.

Below is a summary of the Company’s issued and outstanding warrants as of December 31, 2020 and 2019:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2018	—	—	—
Exercised	—
Issued (a)	21,000	$0.0001	2
Expired	—	—	—

Outstanding as of December 31, 2019	21,000	$0.0001	1.3
Issued (b)	4,094	$420	0.9
Exercised	(21,838)	(15.84)	1
Expired	(1,209)	$(420)	(0.6)
Outstanding as of December 31, 2020 (b)	2,047	$420	0.6

There is no intrinsic value for warrants as of December 31, 2020 and 2019.

(a)	Common stock will be issued if those warrants exercise

(b)	Preferred stock series C-1 will be issued if those warrants exercise

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NOTE—14 PREFERRED STOCKS AND WARRANTS

As of December 31, 2020 and 2019, the Company’s preferred stocks have been designated as follow:

	No. of shares	Stated Value
Series A Convertible Preferred Stock	10,000	$1,000
Series B Convertible Preferred Stock	10,000	$1,336
Series B-1 Convertible Preferred Stock	15,000	$2,917
Series C Convertible Preferred Stock	15,000	$5,763
Series C-1 Convertible Preferred Stock	30,000	$420

All of the Series A, B, B-1, C and C-1 Preferred Shares were issued at a value of respective stated value per share. These all Series of Preferred Shares contain a conversion option, are convert into a fixed number of common shares or redeemable with the cash repayment at the liquidation, so as a result of this liquidation preference, under U.S GAAP, the Company has classified the all these Series of Preferred Shares within mezzanine equity in the consolidated balance sheet.

Voting Rights: (1) The affirmative vote of at least a majority of the holders of each series of preferred stock shall be necessary to:

(a)	increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock; and

(a)	adversely affect the shares of Series A Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise.

(2) The affirmative vote of at least a majority of the holders of the shares of the Series A Preferred Stock shall be necessary to:

(a)	enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or voluntarily liquidate or dissolve;

(b)	authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);

(c)	increase or decrease (other than decreases resulting from conversion of the Series A Preferred Stock) the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Company’s common stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; and

(d)	any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights: The holders of the Company’s preferred stock are not entitled to any dividend rights.

F-28

Conversion Rights (Series A Preferred Stock): Upon the consummation of this offering, the issued and outstanding shares of Series A Preferred Stock automatically convert into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) the aggregate Stated Value of the issued and outstanding Series A Preferred Stock plus any other amounts due to the holders thereof divided by (y) the offering price of the Company’s common stock. If 90 days after conversion, the closing market price of the Company’s common stock as quoted on Nasdaq (the “Market Value”) has decreased below the initial public offering price, each holder of the Series A Preferred Stock shall be issued a warrant to purchase a number of shares of the Company’s common stock equal to 40% of the quotient of the (a) aggregate Stated Value held by such holder before conversion at the initial public offering price and the Market Value of the shares of common stock that were issuable upon conversion divided by (b) the Market Value. The warrants shall have a term of five years and shall be exercisable at the Market Value.

Conversion Rights (Preferred Stock other than Series A Preferred Stock): Upon the consummation of this offering, each issued and outstanding share of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock will automatically convert into 750 share of the Company’s common stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a "Liquidation Event"), the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the aggregate Stated Value for all shares of such series of Preferred Stock then held by then or (y) the amount payable per share of the Company’s common stock which such holder of preferred stock would have received if such holder had converted to common stock immediately prior to the Liquidation Event all of such series of preferred stock then held by such holder (the "Series Stock Liquidation Preference"). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to the holders of the preferred stock the full Series Stock Liquidation Preference for all series, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the aggregate Series Liquidation Preferences that would otherwise be payable to each of the holders of preferred stock. Such payment shall constitute payment in full to the holders of the preferred stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of preferred stock, so as to be immediately available for such payment, such holders of preferred stock shall be entitled to no further participation in the distribution of the assets of the Company. The sale of all or substantially all of the assets of the Company, or merger, tender offer or other business combination to which the Company is a party in which the voting stockholders of the Company prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Company or resulting entity shall be deemed to be a Liquidation Event.

Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

Preferred stock outstanding

Series A Preferred Shares

During the year ended December 31, 2018, the Company issued 8,000 shares of Series A convertible preferred stock for the purchase of software at the stated value of $1,000 per share, totaling $8,000,000. The holder of this series A provided their consent to waive the warrant provision available with them and accordingly the preferred series A accounted in 2018.

There was no Series A Preferred Shares issued during the years ended December 31, 2020 and 2019.

As of December 31, 2020 and 2019, there were 8,000 and 8,000 shares of Series A Preferred Shares issued and outstanding, respectively.

F-29

Series B Preferred Shares

During the year ended December 31, 2019, the Company issued 750 shares of Series B convertible preferred stock for the consulting services for the value of $1,002,000

During the year ended December 31, 2020, the Company issued 327 shares of Series B preferred stock for the consulting services for the value of $436,872.

As of December 31, 2020 and 2019, there were 2,548 and 2,221 shares of Series B Preferred Shares issued and outstanding, respectively.

Series B-1 Preferred Shares

During the year ended December 31, 2019, the Company issued 120 shares of Series B-1 convertible preferred stock for cash in private placement for the value of $350,040.

During the year ended December 31, 2020, the Company issued 40 shares of Series B-1 preferred stock for the consulting services for the value of $116,680.

As of December 31, 2020 and 2019, there were 160 and 120 shares of Series B-1 Preferred Shares issued and outstanding, respectively.

Series C Preferred Shares

During the year ended December 31, 2019, the Company issued 156 and 174 shares of Series C preferred stock for the acquisition of Hottab Pte and cash proceeds from private placement for the value of $900,000 and $974,586, respectively

During the year ended December 31, 2019, the Company also issued 32 shares of Series C preferred stock for consultancy services for the value of $277,120.

There was no Series C Preferred Shares issued during the year ended December 31, 2020.

As of December 31, 2020 and 2019, there were 362 and 362 shares of Series C Preferred Shares issued and outstanding, respectively.

Series C-1 Preferred Shares

During the year ended December 31, 2020, the Company issued 2,885 shares of Series C-1 preferred stock for cash in private placement for the value of $1,211,700, respectively.

In December 2020, the Company issued certain numbers of warrants pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant is entitled the holder to purchase one C-1 preferred share at a price of $420 per share. The warrants shall be exercisable on or before December 31, 2020 and June 30, 2021. In December 2020, a total of 838 warrants are exercised in exchanged to 838 Series C-1 preferred shares with an aggregated amount of $391,960.

The Company accounts for warrants issued in accordance with the guidance on “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” in Topic 480. These warrants did not meet the criteria to be classified as a liability award and therefore were treated as an equity award and classified the Series C-1 Preferred Shares within mezzanine equity in the consolidated balance sheet.

A convertible instrument contains a beneficial conversion feature (“BCF”) when the conversion price is less than the fair value of the shares into which the instrument is convertible at the commitment date. As the share price of all preferred stock C-1 stated as same price $420, and the warrants exercise price is same as the fair value. Therefore, no beneficial conversion feature was needed.

As of December 31, 2020 and 2019, there were 2,885 and 0 shares of Series C-1 Preferred Shares issued and outstanding, respectively.

F-30

NOTE—15 INCOME TAXES

For the years ended December 31, 2020 and 2019, the local (“Nevada”) and foreign components of loss before income taxes were comprised of the following:

	Years ended December 31,
	2020	2019
Tax jurisdiction from:
- Local	$3,019,273	$—
- Foreign	800,383	—
Loss before income taxes (excluding goodwill impairment)	$3,819,656	$—

The provision for income taxes consisted of the following:

	Years ended December 31,
	2020	2019
Current:
- United States	$—	$—
- Singapore	—	—
- Vietnam	—	—
- India	8,152	—

Deferred:
- United States	—	—
- Singapore	—	—
- Vietnam	—	—
- India	180	—
Income tax expense	$8,332	$—

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries: Singapore and Vietnam that are subject to taxes in the jurisdictions in which they operate, as follows:

United States

The Company is registered in the Nevada and is subject to the tax laws of United States.

As of December 31, 2020, the operation in the United States incurred $10,342,575 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin from December 31, 2017 and has an indefinite life. The Company has provided for a full valuation allowance against the deferred tax assets of $2,171,941 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-31

Singapore

The Company’s subsidiary is registered in the Republic of Singapore and is subject to the tax laws of Singapore.

As of December 31, 2020, the operation in the Singapore incurred $824,907 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $131,985 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Vietnam

The Company’s subsidiary operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	Years ended December 31,
	2020	2019
Loss before income taxes	$(408,868)	$(76,484)
Statutory income tax rate	20%	20%
Income tax expense at statutory rate	(81,774)	(15,297)
Tax effect of allowance	81,774	15,297
Income tax expense	$—	$—

As of December 31, 2020, the operation in the Vietnam incurred $408,868 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2026, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $81,774 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

India

The Company’s subsidiary operating in India is subject to the India Income Tax at a standard income tax rate 25.168% and 15% during its respective tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	Years ended December 31,
	2020	2019
Loss before income taxes	$(32,387)	$(366,343)
Statutory income tax rate	25.168%	15%
Income tax expense at statutory rate	(8,152)	(54,951)
Deferred Income tax expenses	(180)	—
Tax effect of allowance	8,332	54,951
Income tax expense	$—	$—

As of December 31, 2020, the operation in the India incurred $32,387 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $8,332.

F-32

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Net operating loss carryforwards
- United States	$2,171,941	$1,539,912
- Singapore	131,985	51,977
- Vietnam	81,774	15,297
- India	—	54,951
	2,385,700	1,662,137
Less: valuation allowance	(2,385,700)	(1,662,137)
Deferred tax assets, net	$—	$—

NOTE—16 PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in all countries operating in the Company. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2020 and 2019, $4,672 and $144 contributions were made accordingly.

NOTE—17 RELATED PARTY TRANSACTIONS

During 2018, the Company rendered the software development service with CVO Advisors Pte. Ltd for the issuance of 8,000 shares of Series A preferred stock, at the price of $8,000,000. CVO Advisors Pte. Ltd is considered as a related party to the Company in which the director has call option interest. Also, owner of CVO entered into call option agreement with the CEO of the Company to sale all the shares of CVO for the sum of $10 per share, as of date, these options were exercised by the CEO of the Company, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation (refer Note 19). As a result of this option exercise, there were no accounting effect on the Company’s financial statement during the year ended December 31, 2020.

During the years ended December 31, 2020 and 2019, the Company issued nil and 2,016,000 shares of Common stock, at the price of $-0- and $1,680,000 for the director accrued salaries, respectively.

During the years ended December 31, 2020 and 2019, the Company issued 545,400 and nil shares of Common stock, at the price of $473,503 and $-0- for the stock based compensation to director and employee, respectively.

During the year ended December 31, 2019, the Company rendered the consultancy service with related parties for the issuance of 750 shares of Series B preferred stock, at the price of $1,002,000.

During the year ended December 31, 2020, the Company issued to their past investor as compensatory of 327 shares of Series B preferred stock and 40 shares of Series B-1 preferred stock, at the price of $436,872 and $116,680, respectively.

The Company paid its shareholders, total professional fee of $277,010 and $381,469 during the years ended December 31, 2020 and 2019, respectively.

The Company paid to the directors, the total salaries of $1,202,730 and $517,360 during the year ended December 31, 2020 and 2019, respectively.

F-33

During the year ended December 31, 2020, the company subsidiaries paid their two officers, total professional fee of $28,111 and $17,269 during the years ended December 31, 2020 and 2019, respectively.

HOTTAB Asset Vietnam Co Ltd, a company limited by shares incorporated under the laws of Vietnam on July 25, 2019, is currently wholly-owned by Ngo Cham, an employee of HOTTAB Vietnam Co Ltd. HOTTAB Asset Vietnam Co Ltd manages the Group’s website and apps in Vietnam via a contractual relationship. All profits accrued by HOTTAB Asset Vietnam Co Ltd are paid as management fees to HOTTAB Vietnam Co Ltd .. HOTTAB Vietnam Co Ltd has an irrevocable call option to acquire 100% of the equity of HOTTAB Asset Vietnam Co Ltd.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE—18 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2020 and 2019, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Years ended December 31, 2020		December 31, 2020
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$40,719	75%	$—

	Year ended December 31, 2019		December 31, 2019
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$7,315	70%	$—

The customers are located in Vietnam and Indonesia.

(b) Major vendors

For the year ended December 31, 2020 and 2019, the vendors who accounts for 10% or more of the Company’s hardware purchase and software cost and its outstanding payable balances as at year-end dates, are presented as follows:

	Years ended December 31, 2020		December 31, 2020
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$68,657	78%	$39,279

There was no single vendor who exceeded 10% of the Company’s “hardware purchase and software cost” for the years ended December 31, 2019.

F-34

All vendors are located in Vietnam.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND, SGD and INR and a significant portion of the assets and liabilities are denominated in VND, SGD and INR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND, SGD and INR. If VND, SGD and INR depreciates against US$, the value of VND, SGD and INR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e) Economic and political risks

The Company's operations are conducted in the Republic of Vietnam. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Vietnam, and by the general state of the Vietnam economy.

The Company's operations in the Vietnam and India are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the Vietnam and India, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE—19 COMMITMENTS AND CONTINGENCIES

As of December 31, 2020, the Company has no material commitments or contingencies.

Right issues under Series C-1 preferred stock

The Company has issued warrant pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant entitles the holder to purchase two (2) common shares at a price of $1.40 per share. The warrants shall be exercisable on or before June 30, 2021.

Financing arrangement (due to a shareholder)

In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

F-35

SOSV

In January 2019, the HPL entered into stock purchase agreement and accelerator contract for equity (ACE) with SOSV IV LLC (SOSV) whereby the HPL will issue shares representing 5% of their capital stock for the amounts of $168,000 in three trache (a) SOSV to pay to the HPL $75,000 for integration of Mobile Only Accelerator (MOX) software development kit, (b) SOSV to pay on behalf of the HPL $48,000 upon MOX successful application and setting up subsidiary, and (c) SOSV to pay on behalf of the HPL $45,000 for setting program for services. The Company received first trache of $75,000 only and thereafter no other two trache received by the HPL, however, the outcome of the deal did not results success and so later the HPL have not issued any shares to the SOSV, therefore the arrangement amount of $75,000 accounted as loan from SOSV. On February 2, 2021, the Company sent the legal letter to the SOSV initiating that the Company acquired HPL by issuing 117,000 preferred stock series C to Hottab Holding Limited for the 100% acquisition of HPL. As of December 31, 2020 and 2019, the Company had a total of $75,000 and $75,000, outstanding on this account, respectively. (see below for legal update).

Service contracts

The Company carries various service contracts on its vendors for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is not aware of any such legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Two cases are employment actions filed by former employees who seek compensation alleged to be due pursuant to agreements with the Company.  Both of the employees are represented by the same counsel and filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

In one of those actions, a former employee claims entitlement to compensation and a bonus totaling $566,000 and 39,000-58,500 shares of Company common stock, together with costs.  The Company responded to the complaint and also asserted counterclaims in the proceeding for $1,500,000 to $4,000,000 plus punitive damages, together with interest and costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty.  The former employee has responded to the Company’s counterclaims and this action is in the discovery phase of the litigation.

In the other employment action, another former employee claims entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs.  This former employee also claims entitlement to 516,300 to 760,800 shares of the Company’s common stock.  In addition, this action also includes claims by a plaintiff-entity alleging entitlement to $8 million in shares of the Company’s Series A Preferred stock.  The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding for $1,500,000 to $2,000,000 plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference and fraud.  The former employee has responded to the Company’s counterclaims and this action is still in the discovery phase of litigation.  The judge assigned to this action has announced her retirement at the end of the year.

The third case also involves one of those former employees; therein, a Company affiliate filed suit in February 2020 seeking enforcement, by way of specific performance, of an agreement which entitles the affiliate to purchase all of the 99 percent of the shares of the plaintiff-entity which alleges entitlement to $8 million in shares of the Company’s Series A Preferred Stock in one of the employment actions described above.  The former employee has responded to the Company’s complaint in this action with a motion to dismiss, which was later withdrawn by same, and then by way of an answer without counterclaims.  The judge assigned to this action has announced his retirement at the end of the calendar year.

F-36

The Company is in an AAA arbitration defending allegations of breach of an agreement.  The Demand for Arbitration therein, dated August 25, 2020, asserts that the Petitioner, an LLC, had an agreement with the Company and its CEO granting the Petitioner the right to require the Company to redeem certain common stock in the Company for a cash payment.

The Demand alleges that the Petitioner submitted a Redemption Notice, as required under the alleged agreement, obligating the Company to redeem the shares.  The Demand alleges that the failure of the Company to redeem the shares and pay Petitioner further obligates the Company to provide additional common stock to the Petitioner.  The amount alleged to be due to the Petitioner as of July 31, 2020 was said to be $590,461.94 and growing daily while the number of additional common stock shares alleged to be due to Petitioner as of July 31, 2020 was said to be 283,417,033 and growing, daily.

The Company has submitted a total and general denial of the allegations of the Demand.  The matter has been assigned to an arbitrator and a Preliminary Hearing and Scheduling Order was issued in or around November 9, 2020.  Dispositive motions are due at the end of January 2021 but otherwise this matter is in the discovery phase with any Final Hearing before the arbitrator tentatively scheduled for mid-September 2021.

On or about March 5, 2021, SOSV IV LLC (“SOSV”) sent a demand letter to the Company in regard to its investment in Hottab Pte. Ltd. (“Hottab”). In connection with same, SOSV alleges that it is entitled to damages of $336,000 and five percent (5%) of the equity in Hottab pursuant to an agreement between Hottab and SOSV prior to the Company’s acquisition of Hottab. The Company denies the accusations of SOSV and intends to vigorously defend this matter if it ends up in litigation. As of December 31, 2020 and 2019, the Company had a total of $75,000 and $75,000 outstanding on this account, respectively.

As of December 31, 2020 and 2019, the Company expects no possible loss from these legal proceedings and no provision is accrued accordingly.

NOTE—20 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet dates of December 31, 2020 and June 30, 2021, through September 24,  2021.

During the year 2020, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Vietnam,

Singapore and Southeast Asia. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted the results of operations, financial condition and cash flows of the Company.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

On February 16, 2021, the Company entered into an agreement to acquire assets of Goodventures SEA Limited. The acquired assets consisted of intellectual property for it lifestyle e-commerce retail business. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented.

In July, August and September 2021, the Company issued 1,175 and 6,696 shares of Series C and Series C-1 preferred stock for private placement.

In August 2021, the Company created a new series of preferred stock to be titled “Series X Super Voting Preferred Stock,” consisting of  2,000 shares and to provide to such preferred stock certain rights and privileges including but not limited to the right to  10,000 votes per share (post reverse split: 4,000 votes per share) to vote on all matters that may come before the stockholders of the Corporation, voting together with the common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights. In September the Company increased the number of shares designated as Series X Super Voting Preferred to 3,500.

During August and September 2021, the Company issued 3,300 shares of its Series X Super Voting Preferred Stock (the “Super Voting Preferred Stock”) to the founder and Chief Executive Officer, Mr. Dennis Nguyen and 200 shares of the Super Voting Preferred Stock to Chief Financial Officer, Mr. Raynauld Liang.

In August 2021, the Company approved the conversion of Inter-Company loan of $1,249,999 due and owing by Sopa Technology PTE. LTD. (“STPL”), by exchange of 8,500 shares of STPL which represents 85% of the total issued and paid-up capital of STPL on a fully diluted basis.

On September 21, 2021, the Company effected a 1 for 2.5 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the reverse stock split.

F-37

Society Pass Incorporated Condensed Consolidated Financial Statements For The Nine Months Ended September 30, 2021 And 2020 (Unaudited)

F-38

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(Currency expressed in United States Dollars (“US$”))

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,722,450	$506,666
Due from related parties	97,500	—
Accounts receivable, net	87,803	1,897
Deposits, prepayments and other receivables	69,623	60,532
Total current assets	5,977,376	569,095

Non-current assets:
Intangible assets, net	4,800,000	7,200,000
Property, plant and equipment, net	11,080	18,069
Right of use assets, net	529,782	79,109
Total non-current assets	5,340,862	7,297,178
TOTAL ASSETS	$11,318,238	$7,866,273

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payables	$104,680	$54,256
Contract liabilities	35,582	18,646
Accrued liabilities and other payables	752,640	677,572
Contingent service payable	—	633,000
Due to related parties	24,763	1,571,737
Operating lease liabilities	167,773	36,752
Total current liabilities	1,085,438	2,991,963
Non-current liabilities
Operating lease liabilities	365,539	46,453
TOTAL LIABILITIES	1,450,977	3,038,416

COMMITMENTS AND CONTINGENCIES
Convertible preferred shares; $0.0001 par value, 5,000,000 shares authorized, 4,916,500 and 4,920,000 shares undesignated as of September 30, 2021 and December 31, 2020, respectively
Series A shares: 10,000 shares designated; 8,000 and 8,000 Series A shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	8,000,000	8,000,000
Series B shares: 10,000 shares designated; 2,548 and 2,548 Series B shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3,412,503	3,412,503
Series B-1 shares: 15,000 shares designated; 160 and 160 Series B-1 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	466,720	466,720
Series C shares: 15,000 shares designated; 1,552 and 362 Series C shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively, net of issuance cost	8,353,373	2,151,706
Series C-1 shares: 30,000 shares designated; 13,984 and 2,885 Series C-1 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively, net of issuance cost and stock subscription receivable	5,057,192	1,211,700

SHAREHOLDERS’ DEFICIT
Series X Super Voting Preferred Stock, $0.0001 par value, 3,500 shares designated; 3,500 and 0 Series X shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common shares; $0.0001 par value, 95,000,000 shares authorized; 9,695,480 and 7,413,600 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	970	742
Additional paid-in capital	12,712,290	2,227,033
Accumulated other comprehensive loss	(19,478)	(55,236)
Accumulated deficit	(28,116,309)	(12,587,311)
Total shareholders’ deficit	(15,422,527)	(10,414,772)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$11,318,238	$7,866,273

See accompanying notes to unaudited condensed consolidated financial statements.

F-39

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue, net
Hardware sales	$—	$585	$335	$3,510
Software subscription	10,016	11,044	26,970	37,752
Sales – online ordering	73,518	—	73,518	—
Total revenue	83,534	11,629	100,823	41,262

Cost of sales:
Hardware sales	—	(585)	(165)	(2,982)
Software subscription	(101,695)	(19,731)	(206,387)	(56,127)
Cost of online ordering	(57,741)	—	(57,741)	—
Total cost of revenue	(159,436)	(20,316)	(264,293)	(59,109)
Gross loss	(75,902)	(8,687)	(163,470)	(17,847)

Operating expenses:
Sales and marketing expenses	(42,843)	—	(85,027)	(3,125)
Software development costs	(9,709)	(33,658)	(76,698)	(139,151)
Impairment loss	—	4,164	(200,000)	(8,778)
General and administrative expenses	(8,292,463)	(1,580,287)	(14,414,362)	(2,311,266)
Total operating expenses	(8,345,015)	(1,609,781)	(14,776,087)	(2,462,320)
Loss from operations	(8,420,917)	(1,618,468)	(14,939,557)	(2,480,167)

Other income (expense):
Interest income	55	3	71	11
Interest expense	(12,272)	(12,261)	(36,486)	(36,381)
Loss on settlement of litigation	—	—	(550,000)	—
Other income	5,170	3,737	6,917	9,495
Total other expense	(7,047)	(8,521)	(579,498)	(26,875)
Loss before income taxes	(8,427,964)	(1,626,989)	(15,519,055)	(2,507,042)
Income taxes	(1,303)	(4)	(9,943)	(15,069)
NET LOSS	$(8,429,267)	$(1,626,993)	$(15,528,998)	$(2,522,111)

Other comprehensive loss:
Foreign currency translation income	8,859	51,183	35,758	15,249

COMPREHENSIVE LOSS	$(8,420,408)	$(1,575,810)	$(15,493,240)	$(2,506,862)
Net loss per share – Basic and Diluted	$(1)	$(0)	$(2)	$(0)
Weighted average common shares outstanding – Basic and Diluted	7,823,818	6,848,700	7,551,842	6,847,945

See accompanying notes to unaudited condensed consolidated financial statements.

F-40

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended September 30, 2021
	Common stock		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholders’ deficit
	Shares	Amount
Balance as of July 1, 2021	7,413,600	$742	$5,145,228	$(28,337)	$(19,687,042)	$(14,569,409)
Imputed Interest	—	—	12,260	—	—	12,260
Shares issued for services	1,274,250	127	5,149,929	—	—	5,150,056
Shares issued for accrued salaries	1,157,630	116	960,718	—	—	960,834
Share cancellation	(150,000)	(15)	15	—	—	—
Waiver of related parties debts	—	—	1,444,140	—	—	1,444,140
Net loss for the period	—	—	—	—	(8,429,267)	(8,429,267)
Foreign currency translation adjustment	—	—	—	8,859	—	8,859
Balance as of September 30, 2021	9,695,480	$970	$12,712,290	$(19,478)	$(28,116,309)	$(15,422,527)

	Three months ended September 30, 2020
	Common stock		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholder’ deficit
	Shares	Amount
Balance as of July 1, 2020	6,847,200	$685	$1,729,064	$(31,946)	$(9,654,441)	$(7,956,638)
Issuance of common stock for services	1,016,400	—	848,505	—	—	848,505
Imputed interest	—	—	12,261	—	—	12,261
Net loss for the period	—	—	—	—	(1,626,993)	(1,626,993)
Foreign currency translation adjustment	—	—	—	51,183	—	51,183
Balance as of September 30, 2020	7,863,600	$685	$2,589,830	$19,237	$(11,281,434)	$(8,671,682)

F-41

	Nine months ended September 30, 2021
	Common stock		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholder’ deficit
	Shares	Amount
Balance as of January 1, 2021	7,413,600	$742	$2,227,033	$(55,236)	$(12,587,311)	$(10,414,772)
Imputed Interest	—	—	36,380	—	—	36,380
Shares issued for services	1,274,250	127	5,149,929	—	—	5,150,056
Shares issued for accrued salaries	1,157,630	116	960,718	—	—	960,834
Loss on fair value of shares issued for accrued salaries	—	—	2,894,075	—	—	2,894,075
Share cancellation	(150,000)	(15)	15	—	—	—
Waiver of related parties debts	—	—	1,444,140	—	—	1,444,140
Net loss for the period	—	—	—	—	(15,528,998)	(15,528,998)
Foreign currency translation adjustment	—	—	—	35,758	—	35,758
Balance as of September 30, 2021	9,695,480	$970	$12,712,290	$(19,478)	$(28,116,309)	$(15,422,527)
	Nine months ended September 30, 2020
	Common stock		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholders’ deficit
	Shares	Amount
Balance as of January 1, 2020	6,847,200	$685	$1,704,944	$3,988	$(8,759,323)	$(7,049,706)
Issuance of common stock for services	1,016,400	—	848,505	—	—	848,505
Imputed interest	—	—	36,381	—	—	36,381
Net loss for the period	—	—	—	—	(2,522,111)	(2,522,111)
Foreign currency translation adjustment	—	—	—	15,249	—	15,249
Balance as of September 30, 2020	7,863,600	$685	$2,589,830	$19,237	$(11,281,434)	$(8,671,682)

See accompanying notes to unaudited condensed consolidated financial statements.

F-42

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(15,528,998)	$(2,522,111)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,406,648	4,447
Impairment loss	200,000	8,778
Imputed interest	36,380	36,381
Loss on settlement of litigation	550,000	—
Stock based compensation for services	10,071,830	1,641,877
Change in operating assets and liabilities:
Accounts receivable	(85,906)	(19,900)
Inventories	—	(7,212)
Deposits, prepayments and other receivables	(9,091)	(7,005)
Contract liabilities	16,936	8,275
Accounts payables	50,424	61
Accrued liabilities and other payables	(474,932)	(37,960)
Advances to related parties	127,500	(76,278)
Right of use assets	28,498	—
Operating lease liabilities	(29,064)	—
Net cash used in operating activities	(2,639,775)	(970,647)

Cash flows from investing activities:
Purchase of investment assets	(200,000)	—
Net cash used in investing activities	(200,000)	—

Cash flows from financing activities:
Proceed from the issuance of Series C preferred stock and exercise of warrants	8,019,461	708,960
Net cash provided by financing activities	8,019,461	708,960
Effect on exchange rate change on cash and cash equivalents	36,098	16,689
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,215,784	(244,998)
CASH AND CASH EQUIVALENT AT BEGINNING OF PERIOD	506,666	606,491
CASH AND CASH EQUIVALENT AT END OF PERIOD	$5,722,450	$361,493

Supplemental disclosure of cash flow information:
Cash paid for interest	$106	$—
Cash paid for income tax	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Impact of adoption of ASC 842 - lease obligation and ROU asset	$479,171	$—
Waiver of related party debt accounted as capital transaction	$1,444,140	$—
Fair value of preferred stock issued for services	$2,948,982	$793,372
Fair value of preferred stock accounted and included for issuance cost	$441,642	$—
Common stock issued for accrued salaries	$960,835	$—
Shares cancellation	$15	$—

See accompanying notes to unaudited condensed consolidated financial statements.

F-43

NOTE－1 DESCRIPTION OF BUSINESS AND ORGANIZATION

Society Pass Incorporated (the “Company”) is incorporated in State of Nevada on June 22, 2018 under the name of Food Society Inc. On October 3, 2018, the Company changed its corporate name to Society Pass Incorporated. The Company through its subsidiaries, mainly sells and distributes the hardware and software of Point of Sales (POS) application in Vietnam.

Description of subsidiaries incorporated by the Company

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share Capital	Effective interest held
Society Technology LLC	State of Nevada, January 24, 2019	IP Licensing	US$1	100%
SOPA Cognitive Analytics Private Limited	India, February 5, 2019	Computer sciences consultancy and data analytics	INR1,238,470	100%
SOPA Technology Pte. Ltd.	Singapore, June 4, 2019	Investment holding	SG$1,250,000	100%
SOPA Technology Company Limited	Vietnam, October 1, 2019	Software production	Registered: VND 2,307,300,000; Paid up: VND 1,034,029,911	100%
Hottab Pte Ltd. (HPL)	Singapore, January 17, 2015	Software development and marketing for the F&B industry	SG$620,287.75	100%
Hottab Vietnam Co. Ltd	Vietnam, April 17, 2015	Sale of POS hardware and software	VND 1,000,000,000	100%
Hottab Asset Company Limited	Vietnam, July 25, 2019	Sale of POS hardware and software	VND 5,000,000,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

On October 29, 2019 with the revised provision dated November 11, 2019, the Company acquired Hottab Pte Ltd and its subsidiaries, at the consideration of $1,050,000 consisted of Series C preference shares valued at $900,000 and the cash consideration of $150,000. The value of the $900,000 Series C preference shares issued was determined based on the stated value per share of the Company’s shares at the acquisition date. Also, the Company shall pay to the Company additional Series C preference shares with an aggregate value of $558,000 (the “Equity Incentive”) in the event the Company able to fulfilled the other terms per their arrangement with in five months from the completion date.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

On September 21, 2021, the Company effected a 1 for 2.5 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the reverse stock split.

An additional result of the stock split was that the stated value of preferred stock, the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance to the respective certificate of designations. The number of authorized shares of preferred stock remained unchanged.

F-44

Spun Out

On December 31, 2019, the Company recently spun out Food Society Group Limited (Food Business), which aims to develop and commercialize chain of restaurants in Vietnam.

In connection with the presentation of the Company’s consolidated financial statements, the Company considered the guidance described in the SEC’s codified Staff Accounting Bulletins, Topic 5, Section Z, paragraph 7, “Accounting for the Spin-off of a subsidiary”.

The Company’s initial registration of its securities under the 1933 Securities Act and the spin off transaction of the Food Society Group Limited occurred prior to the effectiveness of the Company’s registration statement.

The Company considered the following facts and circumstances in concluding omitting the Food Society Group Limited results of operations and financial position in the consolidated financial statements presented in the registration statement:

•  The Company’s operations as a developer of an e-commerce platform and the Food Society Group Limited operations as a two(2) retail restaurants are in dissimilar business that would ordinarily be distinguished as reportable segments as defined by FASB ASC 280-10-50-10.

•  The Company and the subsidiary have been managed and financed historically as if autonomous

•  The Company and the subsidiary have no common facilities or costs

•  The Company and the subsidiary are operated and financed autonomously after the  spinoff, and

•  There are no material financial commitments , guarantees or contingent liabilities to each other after the spin off

Accordingly, the Company has elected to characterize the spin-off of the Food Society Group Limited as a change in the Company’s reporting and present its historical financial statements as if the Company never had an investment in the subsidiary.

This spun off our subsidiary Food Society Group Limited which owns 100% of Vietnam Eats (Hong Kong) Limited which owns 100% of Loft Restaurant Service Trading Company Limited that operates 2 restaurants in Vietnam.

Thomas O’Connor, our former Chief Marketing Officer, serves as the legal representative of Loft Restaurant Service Trading Company Limited. Our Chief Executive Officer and Chairman of our board of directors, Dennis Nguyen., is the Chairman of Food Society Group Limited’s board of directors.

The two restaurants were making losses for the financial year of 2019. The Company wanted to focus on building our loyalty technology platform. On December 20, 2019’s Board of Directors meeting the CFO presented the case for the spun off. The board voted on the February 18, 2020 to spin out the Food Society Group Limited via a proportionate distribution of shareholding percentage to the existing shareholders as at December 31, 2019.

NOTE－2 LIQUIDITY AND CAPITAL RESOURCES

The accompanying unaudited condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company suffered from an accumulated deficit of 28,116,309 at September 30, 2021. The Company incurred continuous net loss of $15,528,998 during the nine months ended September 30, 2021. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

F-45

The registration statement for the Company’s Initial Public Offering became effective on November 8, 2021. On November 8, 2021, the Company entered into an underwriting agreement with Maxim Group LLC, related to the offering of 2,888,889 shares of the Company’s common stock (the “Firm Share”), at a public offering price of $9.00 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase an additional 236,111 shares of common stock (the “Option Shares”) to cover over-allotments. The Company has raised funding from Initial Public Offering and Option shares of $26,000,001 and 2,124,999. In addition, the Company has raised $8,019,461, net of issuance cost in the form of equity subsequent to issuance of the audit report on the Company’s December 31, 2020 financial statements respectively in the form of equity subsequent to issuance of the audit report on the Company’s December 31, 2020 financial statements and based upon the capital raised, the Company believes it has sufficient liquidity to meet its working capital requirements for the next 12 months. As a result the Company has mitigated any doubts about its ability to continue as a going concern

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity.. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Vietnam, Singapore and Southeast Asia. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted the results of operations, financial condition and cash flows of the Company included in this reporting. The impact included the difficulties of working remotely from home including slow Internet connection, the inability of our accounting and financial officers to collaborate as effectively as they would otherwise have in an office environment and issues arising from mandatory state quarantines.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the

COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE－3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

• Basis of presentation

The accompanying unaudited interim consolidated condensed financial statements of Society Pass Incorporated have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 8-03 of Regulation S-X. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals necessary for a fair statement of financial position, results of operations and cash flows, have been included. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with the financial statements and the accompanying notes included in the Company’s registration statement on Form S-1 for the year ended December 31, 2020. The year-end balance sheet data presented for comparative purposes was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the three and nine months ended September 30, 2021 are not necessarily indicative of the operating results for the year ending December 31, 2021 or for any other subsequent interim period.

F-46

• Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets, imputed interest on due to related parties, and impairment of long-term assets, business acquisition allocation of purchase consideration, and deferred tax valuation allowance.

• Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

• Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of September 30, 2021 and December 31, 2020, the cash and cash equivalent was amounted to $5,722,450 and $506,666, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which does not exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $4,895,306 and $208,635 in parent entity as of September 30, 2021 and December 31, 2020, respectively. In addition, the Company has uninsured bank deposits with a financial institution outside the U.S. All uninsured bank deposits are held at high quality credit institutions.

• Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2021 and December 31, 2020, the allowance for doubtful accounts amounted to $0 and $0, respectively.

• Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. During the nine months ended September 30, 2021 and 2020, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. During the three months ended September 30, 2021 and 2020, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. The inventories were amounted to $0 and $0 at September 30, 2021 and December 31, 2020, respectively.

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• Property, plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

• Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the periods presented.

• Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The revenues are generated from a diversified a mix of marketplace activities and the services of the Company provide merchants to help them grow their businesses. The revenue streams consist of Consumer Facing revenues and Merchant Facing revenues.

Consumer Facing Business

The Company’s performance obligation includes providing connectivity between merchant and consumer, generally through an online ordering platform. The platform allows merchants to create account, place menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create account and make orders from merchants on the consumer facing application. The platform allows delivering company to accept online delivery request and ship order from merchant to consumer.

The Company also has online lifestyle platform allow customers to purchase high-end brands of all categories: Under the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessory, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allow consumers order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Tikinow, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers place orders for delivery or pickup at the Company’s logistics center.

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Revenue streams for consumer facing business:

 F&B sector

1)	Ordering fees comprise the fees that the different types of merchants pay for every completed transaction on the Platform, exclusive of delivery fees charged. Monthly/annual subscription fees or 10% commission on order value on each successful order will be charged.

2)	Delivery fees include an upfront fixed fee and additional variable fees based on the distance. Various percentage of commission will be charged as delivery fee on each successful order received and delivered.

The Company recognizes revenues from consumer facing business upon the completion of delivery and services rendered.

During the period ended September 30, 2021 and 2020, the Company have not generated any revenue from this stream.

Lifestyle sector

1)	Customer placed orders on the website / app, sales orders report will be generated in the system. The Company will start to proceed to packaging and delivering customer. The sales recognised.

During the nine months ended September 30, 2021 and 2020, the Company have generated $73,518 and $0, respectively revenue from this stream. During the three months ended September 30, 2021 and 2020, the Company have generated $73,518 and $0, respectively revenue from this stream.

Merchant Facing Business

Revenue streams for merchant facing business include:

1)	Subscription fees consist of the fees that the Company charge merchants to get on the Merchant Marketing Program;
2)	The Company provides optional add-on software services which includes Analytics and Chatbox capabilities at a fixed fee per month.
3)	The Company collects commissions when they sell third party hardware and equipment (cashier stations, waiter tablets and printers) to merchants.
4)	Vendor Financing. The Company collects brokerage fees whenever the Company facilitates financing transactions between merchants and one of the Company’s partner financial institutions.

During the nine months ended September 30, 2021 and 2020, the Company have generated $26,970 and $37,752, respectively revenue from this stream. During the three months ended September 30, 2021 and 2020, the Company have generated $10,016 and $11,044, respectively revenue from this stream.

Hardware Product Revenues — the Company generally is involved with the sale of on-premise appliances and end-point devices. The single performance obligation is to transfer the hardware product (which is to be installed with its licensed software integral to the functionality of the hardware product). The entire transaction price is allocated to the hardware product and is generally recognized as revenue at the time of delivery because the customer obtains control of the product at that point in time. It is concluded that control generally transfers at that point in time because the customer has title to the hardware, physical possession, and a present obligation to pay for the hardware. Payments for hardware contracts are generally due 30 to 90 days after shipment of the hardware product.

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The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 606-10 Revenue Recognition – Revenue from Contracts with Customers, when the Company controls the specified good before it is transferred to the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 606-10 are present in the arrangement, revenue is recognized net of related direct costs.

Software License Revenues — The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s software sale arrangements grant customers the right to access and use the software products which are to be installed with the relevant hardware for connectivity at the outset of an arrangement, and to be entitled to both technical support and software upgrades and enhancements during the term of the agreement. The term of the subscription period is generally 12 months, with the automatic renewal of another one year, and the subscription license service is billed monthly, quarterly or annually. Sales are generally recorded in the month the service is provided. For clients who are billed on an annual basis, deferred revenue is recorded and amortized over the life of the contract. Payments are generally due 30 to 90 days after delivery of the software licenses.

The Company records its revenues on hardware product and software license, net of value added taxes (“VAT”) upon the services are rendered and the title and risk of loss of hardware products are fully transferred to the customers. The Company is subject to VAT which is levied on the majority of the hardware products at the rate of 10% on the invoiced value of sales.

Contract assets

In accordance with ASC 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at September 30, 2021 and December 31, 2020.

Contract liabilities

In accordance with ASC 606-10-45-2, a contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liability balance was $35,582 and $18,646 as of September 30, 2021 and December 31, 2020, respectively.

Contract costs

Under ASC-606, the Company applies the following three steps in order to evaluate the costs to be capitalized as it fulfills following three criteria:

• Incremental costs directly related to a specific contract;

• Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and

• Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the nine months ended September 30, 2021 and 2020.

No contract costs are capitalized for the three months ended September 30, 2021 and 2020.

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• Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures in the development of its own software are charged to operations as incurred. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release are immaterial. For the nine months ended September 30, 2021 and 2020, the software development costs were $76,698 and $139,151, respectively. For three months ended September 30, 2021 and 2020, the software development costs were $9,709 and $33,658, respectively.

• Product warranties

The Company’s provision for estimated future warranty costs is based upon historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of September 30, 2021 and December 31, 2020. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

• Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors.

• Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $85,027 and $3,125 for the nine months ended September 30, 2021 and 2020, respectively. For three months ended September 30, 2021 and 2020, the Advertising expense were $42,843 and $0, respectively.

• Income tax

The Company adopted the ASC 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

The Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

• Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three and nine months ended September 30, 2021 and 2020.

• Foreign currencies translation and transactions

The reporting currency of the Company is United States Dollar ("US$") and the accompanying condensed consolidated financial statements have been expressed in US$. In addition, the Company’s subsidiary is operating in the Republic of Vietnam and India and maintains its books and record in its local currency, Vietnam Dong (“VND”) and Indian Rupee (“INR), respectively, which are the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

Translation of amounts from SGD$ into US$ has been made at the following exchange rates for the three and nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Period-end SGD$:US$ exchange rate	$0.73534	$0.73118
Period average SGD$:US$ exchange rate	$0.74658	$0.71922

Translation of amounts from VND into US$ has been made at the following exchange rates for the three and nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Period-end VND$:US$ exchange rate	$0.000044	$0.000043
Period average VND$:US$ exchange rate	$0.000043	$0.000043

Translation of amounts from INR into US$ has been made at the following exchange rates for the three and nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Period-end INR$:US$ exchange rate	$0.013463	$0.013570
Period average INR$:US$ exchange rate	$0.013576	$0.013490

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

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Foreign Exchange Loss (Gain). We recorded a foreign exchange gain of $8,859 for the three months ended September 30, 2021 as compared to a gain of $51,183 for the same period in 2020. Foreign exchange gains and losses are primarily unrealized (non-cash) in nature and results from the re-measuring of specific transactions and monetary accounts in a currency other than the functional currency. For example, a U.S. Dollar transaction which occurs in Singapore is re-measured at the period-end to Singapore dollar amount if it has not been settled previously. The foreign exchange gain for the three months ended September 30, 2021 was due to an increase in the value of the Singapore Dollar compared to the U.S. Dollar. From September 30, 2020 to September 30, 2021, the Singapore dollar to the U.S. Dollar increased 0.56%. At September 30, 2021, the exchange rate was 0.73534 as compared to 0.73118 at September 30, 2020. In addition, a U.S. Dollar transaction which occurs in India is re-measured at the period-end to India dollar amount if it has not been settled previously. The foreign exchange loss for the three months ended September 30, 2021 was due to an increase in the value of the India Dollar compared to the U.S. Dollar. From September 30, 2020 to September 30, 2021, the India dollar to the U.S. Dollar increased 0.79%. At September 30, 2021, the exchange rate was 0.013463 as compared to 0.013570 at September 30, 2020. A U.S. Dollar transaction which occurs in Vietnam is re-measured at the period-end to Vietnamese dollar amount if it has not been settled previously. The foreign exchange gain for the three months ended September 30, 2021 was due to an increase in the value of the Vietnamese Dollar compared to the U.S. Dollar. From September 30, 2020 to September 30, 2021, the Vietnamese dollar to the U.S. Dollar increased 2.32%. At September 30, 2021, the exchange rate was 0.000044 as compared to 0.000043 at September 30, 2020.

• Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

• Leases

The Company adopted Topic 842, Leases (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the condensed consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the condensed consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

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In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

As of September 30, 2021 and December 31, 2020, the Company recorded the right of use asset of $529,782 and $79,109 respectively.

• Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

• Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

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• Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

• Cost of goods sold

Cost of goods sold consists of the cost of hardware, software and payroll, which are directly attributable to the sales of products. The cost also consists of costs of materials which has been sold attributable to the sales of high-end products. Additional costs may include freight paid to acquire the goods, custom duties, sales or use taxes not recoverable paid on materials used, and any fee for purchase.

• Share-based compensation

Pursuant to ASU 2018-07, the Company follows ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards (employee or non employee), are measured at grant-date fair value of the equity instruments that an entity is obligated to issue. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. As of September 30, 2021, those shares issued for service compensations were immediately vested, and therefore this amount is thus recognized as expense with an offset to preferred or September 30, 2021 and 2020, the stock-based compensations are recorded in the General and administrative expenses within the Condensed Consolidated Statements of Operations and Other Comprehensive Loss.”

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• Business combinations

The Company follows ASC 805, Business Combinations (“ASC 805”) and ASC 810-10-65, Consolidation. ASC 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations, including combinations among mutual entities and combinations by contract alone. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

• Earnings per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the period.

As of September 30, 2021 and December 31, 2020, the Company has the number of shares of common stock to be issued upon conversion of below:

	As of September 30,	As of December 31,
	2021	2020
Series A Convertible Preferred Stock (a)	8,000	8,000
Series B Convertible Preferred Stock	764,400	764,400
Series B-1 Convertible Preferred Stock	48,000	48,000
Series C Convertible Preferred Stock	465,600	108,600
Series C-1 Convertible Preferred Stock	4,195,200	865,500
Warrants granted	—	—
Warrants granted with Series C-1 Convertible Preferred Stock	1,178,700	614,100
Total:	6,659,900	2,408,600

(a)	The Series A the conversion formula is aggregate Stated Value divided by IPO price (Stated Value for each Series A preferred share is $1,000). There are 8,000 shares of Series A Preferred Stock issued and outstanding (10,000 shares are designated Series A). The conversion formula would be $8 million (the aggregate stated value) divided by IPO price.

• Segment Reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in condensed consolidated financial statements. For the nine months ended September 30, 2021 and 2020, the Company operates in two reportable operating segment.

• Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

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• Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company has evaluated and the adoption of this does not have any impact on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company has evaluated and the adoption of this does not have an any impact on the financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

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In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity's own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity's own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on our condensed consolidated Financial Statements.

NOTE－4 BUSINESS COMBINATION

On November 11, 2019, the Company completed the acquisition of 100% equity interest of Hottab Pte Limited (the “Acquisition”). The total consideration of the acquisition is 156 shares of series C convertible preferred stock, approximately $900,000, cash consideration $150,000 and additional series C convertible preferred stock approximately $558,000 . The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

Purchase price allocation:
Fair value of stock at closing	$900,000
Cash paid	75,000

Deferred payments- Cash	71,422
Deferred payment- shares	531,380
Less cash received	(15,337)
Purchase price	$1,562,465

The transaction was accounted for using the acquisition method. Accordingly, goodwill has been measured as the excess of the total consideration over the amounts assigned to the identifiable assets acquired and liabilities assumed based on their preliminary estimated fair values.

The deferred payments of $633,000 were discounted using the yield on a CCC rated corporate debt for 3-month, 6-month and 9-month maturities, respectively. The implied discount is approximately $30,198, which will be amortized over the term on the payments.

The purchase price allocation resulted in $2,766,000 of goodwill, as below:

Acquired assets:
Trade receivables	$6,906
Other receivables	1,857
Total acquired assets	8,763
Less: Assumed liabilities
Trade payables	39,147
Accrued liabilities and other payable	68,458
Amounts due to related parties	1,080,904
Deferred revenue	23,789
Total Assumed liabilities	1,212,298
Fair value of net liabilities assumed	(1,203,535)
Goodwill recorded	2,766,000
Cash consideration allocated	$1,562,465

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Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Acquisition was accounted for as a business combination in accordance with ASC 805 “Business Combinations”. The Company has allocated the purchase price consideration based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from management estimation. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The goodwill is not expected to be deductible for tax purposes. The goodwill is fully impaired during the year ended December 31, 2019, because there were continuous operating losses and negative cash flows incurred subsequently. Under ASC 350-20-50, the Company recognized the goodwill impairment loss by comparing the actual operating results of Hottab to the profit forecast and a negative performance is resulted.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. No additional assets or liabilities were recognized during the measurement period, or the changes to the amounts of assets or liabilities previously recognized.

On September 30, 2021, the Company served the notification to a related party that certain terms under call option agreement and side letter were no longer effective, in case of non-fulfillment with the milestone conditions as set out in the agreements amounts of $75,000 cash consideration and $558,000 equity incentive. The said amount was written off and accounted as capital transaction and therefore credited the additional paid in capital account as of September 30, 2021.

NOTE－5 REVENUE

Revenue consisted of the following deliverables:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Hardware sales	$—	$585	$335	$3,510
Software subscription	10,016	11,044	26,970	37,752
Sales – online ordering	73,518	—	73,518	—
	$83,534	$11,629	$100,823	$41,262

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In accordance with ASC 280, Segment Reporting (“ASC 280”), we have two reportable geographic segments:

Software License Revenues. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Indonesia	$10,016	$9,788	$24,813	$31,604
Vietnam	—	1,841	2,492	9,658

	$10,016	$11,629	$27,305	$41,262

Online Ordering Revenues. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Indonesia	$—	$—	$—	$—
Vietnam	73,518	—	73,518	—
	$73,518	$—	$73,518	$—

Contract liabilities recognized was related to software sales only and the following is reconciliation for the periods:

	Period ended September 30, 2021	Year ended December 31, 2020
	(Unaudited)
Contract liabilities, brought forward	$18,646	$19,843
Add: recognized as deferred revenue	35,582	47,090
Less: recognized as current period/year revenue	(18,646)	(48,287)
Contract liabilities, carried forward	$35,582	$18,646

NOTE－6 INTANGIBLE ASSETS

As of September 30, 2021 and December 31, 2020, intangible assets consisted of the following:

	Useful life	September 30, 2021	December 31, 2020
		(Unaudited)
At cost:
Software platform	2.5 years	$8,000,000	$8,000,000
Other intangible assets	3 – 5 years	1,725	1,725
		8,001,725	8,001,725
Less: accumulated amortization		(3,201,725)	(801,725)
		$4,800,000	$7,200,000

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On November 1 2018, the Company entered software development agreement with CVO Advisors Pte Ltd (CVO) 2018 to design and build App and Web-based platform for the total consideration of $8,000,000. CVO who is a third party vendor in the business of designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms in Asia. The CVO developer performed and accepted technical work, of software development phase, which was materially completed by December 23, 2018. The Company obtained a third party license (Wallet Factory International Ltd) for their technology build up by CVO.

The delivered platform was further developed by the Company’s in-house technology team (based in Noida that Sopa is currently using for the loyalty platform. The platform can be downloaded from Apple store or Googleplay store (i.e. SoPaApp) and the Company’s web version is on www.sopa.asia. The platform was completed developed on September 30, 2020 and has estimated life of 2.5 years. The platform started to be amortized from October 1, 2020.

Further, the Company entered subscription agreement with CVO to issued 8,000 shares of preferred stocks for the software development, equal to the aggregate of $8,000,000 or at the stated value of $1,000 per share.

Pursuant to the subscription agreement entered with CVO, the Company issued 8,000 shares of Series A convertible preferred stock for the purchase of software development at the stated value of $1,000 per share, totaling $8,000,000. CVO performed and accepted the technical work such as designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms. The holder of this series A provided their consent to waive the warrant provision available with them and accordingly the preferred series A accounted in 2018.

Also, owner of CVO entered into call option agreement with the CEO of the Company to sale all the shares of CVO for the sum of $10 per share, as of date, these options were exercised by the CEO of the Company, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation (refer Note 19). As a result of this option exercise, there was no accounting effect on the Company’s financial statement during the period ended September 30, 2021.

Amortization of intangible assets attributable to future periods is as follows:

Year ending December 31:	Amount
2021 (remaining period)	$800,000
2022	3,200,000
2023	800,000
Total	$4,800,000

Amortization of intangible assets was $2,400,000 and $1,479 for the nine months ended September 30, 2021 and 2020, respectively.

Amortization of intangible assets was $800,000 and $0 for the three months ended September 30, 2021 and 2020, respectively.

NOTE－ 7 PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	September 30, 2021	December 31, 2020
	(Unaudited)
At cost:
Computer	$29,206	$29,206
Office equipment	1,721	1,721
	30,927	30,927
Less: accumulated depreciation	(19,403)	(12,755)
Less: exchange difference	(444)	(103)
	$11,080	$18,069

Depreciation expense for the nine months ended September 30, 2021 and 2020 were $6,648 and $2,968, respectively.

Depreciation expense for the three months ended September 30, 2021 and 2020 were $2,197 and $714, respectively.

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NOTE— 8 ASSET PURCHASE AGREEMENT

On February 16, 2021, the Company subsidiary SoPa Technology Pte Ltd (“SoPa Pte Ltd”) acquired certain e-commerce assets from Goodventures Sea Limited (“Goodventures”) pursuant to an Asset Purchase Agreement dated February 16, 2021 (the “Leflair Purchase Agreement”). The acquired assets consisted of intellectual property for it lifestyle e-commerce retail business.

As consideration for entering into the Asset Purchase Agreement, the Company agreed to pay Goodventure a total of $200,000 in cash payable in installments until April 16, 2021 and 1,500 ordinary shares of SoPa Pte Ltd by April 16, 2021, which represent 15% of the outstanding share capital of SoPa Technology Pte Ltd.

The assets acquired by SoPa Pte Ltd under the Leflair Purchase Agreement were substantially all of the assets of an online retail platform that carried the “Leflair” brand name and included a Leflair e-commerce website, Leflair iOs and Android Apps, and backend end infrastructure as well as marketing properties including a customer list and social media pages. In addition, SoPa Technology Ptd Ltd acquired intellectual property such as Leflair logos, trademarks and brands.

The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented.

Acquired assets:
Intellectual property	$200,000
Less: Assumed liabilities
Accrued liabilities and other payable	—

Fair value of net assets acquired	200,000
Impairment loss recorded	(200,000)
Net asset value	$—

The purchase price of $200,000 shall be allocated amongst the intangible assets acquired, further, these intangible have a short term life as well as the quantum of the value, the company decided to expense it and accounted $0- and $200,000 as impairment loss during the three and nine months ended September 30, 2021.

The shares issued as part of this transaction do not give the holders the right to influence or control SoPa Pte Ltd. The holders do not have any special voting rights or the right to appoint any board members. SoPa Pte Ltd has not yet issued the shares to the future holders. Since the shares of SoPa Pte Ltd have not yet been issue, no minority interest needs to be recorded as of September 30, 2021.

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SoPa Pte Ltd is a private company that was incorporated under the laws of Singapore on June 6, 2019. SoPa Pte Ltd manages Society Pass Incorporated’s operating activities in SEA countries and South Asia. As a pass-through holding company, the value of the 15% interest in the SoPa Pte Ltd to be issued to LeFlair owners has an indeterminate value and no real current value. Society Pass Incorporated plans to record the issuance of the shares at the nominal par value of the shares to be issued to the holders. The value of the assets acquired shall be the value of the cash paid and to be paid to the sellers.

The Company has paid $200,000 during the period ended September 30, 2021.

NOTE－9 AMOUNTS DUE FROM (TO) RELATED PARTIES

Amounts due to related parties consisted of the following:

	September 30, 2021	December 31, 2020
	(Unaudited)
Amounts due to related parties (a)	$24,763	$96,940
Amounts due to shareholders (b)	—	738,964
Amount due to a director (c)	—	735,833
	$24,763	$1,571,737

(a) The amounts represented temporary advances to the Company including related parties (two officers), which were unsecured, interest-free and had no fixed terms of repayments. On September 30, 2021, the Company received the notifications that the outstanding amounts of $72,176 were forgiven by the related parties, the said amount was written off and accounted as capital transaction and therefore credited the additional paid in capital account as of September 30, 2021. The Company’s due to related parties balance was $24,763 and $96,940 as of September 30, 2021 and December 31, 2020, respectively.

(b) In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

This amounts represented temporary advances to the Company by shareholder, which were unsecured, interest-free and had no fixed terms of repayments. On September 30, 2021, the Company received the notifications that the outstanding amounts of $738,964 were forgiven by the related parties, the said amount was written off and accounted as capital transaction and therefore credited the additional paid in capital account as of September 30, 2021. The Company’s due to a shareholder balance was $0 and $738,964 as of September 30, 2021 and December 31, 2020, respectively. Imputed interest is charged at 4.5% per annum, which was amounted to $36,380 and $36,381 for the nine months ended September 30, 2021 and 2020, respectively.

(c) The amount represented paid salaries and bonus to the Director which was unsecured, interest-free and had no fixed terms of repayments. As of June 30, 2021, the Director had $960,833 in accrued, but unpaid compensation which could be converted to shares by dividing that amount by the employment agreement conversion price of $0.83 to produce 1,157,630 shares. During the period ended September 30, 2021, the Company issued those shares at the fair value of $3,854,908, results into the additional compensation expenses of $2,894,075 accounted under stock based compensation account. The Company’s due to a director balance was $-0 and $735,833 as of September 30, 2021 and December 31, 2020, respectively.

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Amounts due from related parties

The director has advance $97,500 during the period ended September 30, 2021, subsequently as of date, the same was recovered by the Company.

NOTE－10 ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable consisted of the following:

	September 30, 2021	December 31, 2020
	(Unaudited)
Accounts payable	$104,680	$54,256
Accrued liabilities and other payables- Related Party (a)	224,669	197,548
Accrued liabilities and other payables (b)	527,971	480,024
Total Accounts payable	$857,320	$731,828

(a) The amount represented due to three related parties in respect to unpaid salaries, unpaid legal fees and unpaid consulting fees amounted to $21,701, $70,104 and $132,864, respectively as of September 30, 2021.

The amount represented due to three related parties in respect to unpaid salaries, unpaid legal fees and unpaid consulting fees amounted to $5,000, $112,692 and $79,856, respectively as of December 31, 2020.

(b) Accrued liabilities and other payables consisted of the following:

	September 30, 2021	December 31, 2020
	(Unaudited)
Accrued payroll	$54,528	$58,092
Other accrual	154,325	146,826
Other payables (c)	245,000	245,000
Accrued vat expenses	19,932	1,788
Accrued taxes	54,186	28,318
Total Accrued liabilities	$527,971	$480,024

(c) This included $75,000 related to SOSV. In January 2019, the HPL entered into stock purchase agreement and accelerator contract for equity (ACE) with SOSV IV LLC (SOSV) whereby the HPL will issue shares representing 5% of their capital stock for the amounts of $168,000 in three tranche (a) SOSV to pay to the HPL $75,000 for integration of Mobile Only Accelerator (MOX) software development kit, (b) SOSV to pay on behalf of the HPL $48,000 upon MOX successful application and setting up subsidiary, and (c) SOSV to pay on behalf of the HPL $45,000 for setting program for services. The Company received first tranche of $75,000 only and thereafter no other two tranche received by the HPL, however, the outcome of the deal did not results success and so later the HPL have not issued any shares to the SOSV, therefore the arrangement amount of $75,000 accounted as loan from SOSV. The Company sent the legal letter to the SOSV intimating that the Company acquired HPL by issuing 156 shares of preferred stock series C to Hottab Holding Limited for the 100% acquisition of HPL. As of September 30, 2021 and December 31, 2020, the Company had a total of $75,000 and $75,000 outstanding on this account, respectively. (refer footnote#19 for legal update).

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NOTE－11 LEASES

We adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of our fiscal 2019, using the modified retrospective approach. We determine whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as we have elected the practical expedient. Some of our operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, our incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. We had no financing leases as of September 30, 2021 and December 31, 2020.

The Company adopts a 5.26% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 3.48 year.

During the period ended September 30, 2021, the Company enter into new lease arrangements, and accounted as per ASC 842, the ROU asset and lease obligation of $479,171.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the period ended September 30:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating lease expense (per ASC 842)	$13,554	$6,076	$31,975	$21,802
Short-term lease expense (other than ASC 842)	63,363	4,627	66,420	31,258
Total lease expense	$76,917	$10,703	$98,395	$53,060

As of September 30, 2021, right-of-use assets were $529,782 and lease liabilities were $533,312.

As of December 31, 2020, right-of-use assets were $79,109 and lease liabilities were $83,205.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of September 30, 2021

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending September 30:

Years ended September 30,	Operating lease amount
2022	$190,025
2023	166,530
2024	147,813
2025	77,997
Total	582,365
Less: interest	(49,053)
Present value of lease liabilities	$533,312
Less: non-current portion	(365,539)
Present value of lease liabilities – current liability	$167,773

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NOTE－12 SHAREHOLDERS’ DEFICIT

Authorized stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

The holders of the Company’s common stock are entitled to the following rights:

Voting Rights: Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right:. In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s common stock have no subscription, redemption or conversion privileges. The Company’s common stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s common stock are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Common stock outstanding

As of September 30, 2021 and December 31, 2020, the Company had a total of 9,695,480 and 7,413,600 shares of its common stock issued and outstanding, respectively.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the periods presented, unless otherwise indicated, to give effect to the forward stock split.

On September 21, 2021, the Company effected a 1 for 2.5 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the periods presented, unless otherwise indicated, to give effect to the reverse stock split.

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An additional result of the stock split was that the stated value of preferred stock, the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance to the respective certificate of designations. The number of authorized shares of preferred stock remained unchanged.

During the period ended September 30, 2021 and 2020, the Company issued 824,250 and 1,014,900 shares of common stock for employee services for the value of $1,707,557 and $1,023,494, respectively.

During the period ended September 30, 2021 and 2020, the Company issued 1,157,630 and 0 shares of common stock for director’s accrued salaries for the value of $960,834 and $0, respectively. The Company accounted $2,894,075 additional cost on these share issuance as loss on fair value of shares issued in 2021.

During the period ended September 30, 2021 and 2020, the Company issued 450,000 and 0 shares of common stock for director’s bonus for the value of $3,442,499 and $0, respectively.

During the period ended September 30, 2021 and 2020, the Company cancelled 150,000 and 0 shares of common stock at par value.

Warrants

In August 2019, the Company issued 21,000 shares of warrants to one employee for compensation of his service to purchase 21,000 shares of its common stock for the fair value of $17,500. Each share of warrant is converted to one share of common stock at an exercise price of $0.0001. The warrants will expire on the second (2nd) anniversary of the initial date of issuance. As at December 31, 2019, none of the warrants have been exercised. 21,000 shares fully exercised during the year ended December 31, 2020.

In December 2020, the Company issued certain numbers of warrants pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant is entitled the holder to purchase one C-1 preferred share at a price of $420 per share. The warrants shall be exercisable on or before December 31, 2020 and September 30, 2021. During the nine months ended September 30, 2021, the Company issued 2,120 warrants. During the nine months ended September 30, 2020, the Company issued 1,824 warrants.

In December 2020, a total of 838 warrants are exercised in exchanged to 838 Series C-1 preferred shares. (refer note 13 for details).

On April 19, 2021, the Company extended the termination date of the Warrant issued to Preferred series C-1 holder by nine months from the expiration date of September 30, 2021 to December 31, 2021. The Company considers this warrant as permanent equity per ASC 815-40-35-2. As such, there is no value assigned to this extension.

The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions for the period ended September 30, 2021 and year ended December 31, 2020:

	September 30, 2021	December 31, 2020
Dividend rate	0%	0%
Risk-free rate	2%	2%
Weighted average expected life (years)	9 months	9 months
Expected volatility	0%	0	%(a)
Share price	$0.22	$0.22

(a)	The Company considered no volatility as from inception through the date there is very minimal transaction of the Company common stock.

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Below is a summary of the Company’s issued and outstanding warrants as of September 30, 2021 and December 31, 2020:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2019 (a)	21,000	$0.0001	1.3
Issued (b)	4,094	$420	0.9
Exercised	(21,838)	$(6.34)	1
Expired	(1,209)	$(420)	(0.6)
Outstanding as of December 31, 2020	2,047	$420	0.6
Issued (b)	2,120	$420	0.5
Exercised	(238)	$(420)	—
Expired	—	—	—
Outstanding as of September 30, 2021 (b)	3,929	$420	0.5

There is no intrinsic value for warrants as of September 30, 2021 and December 31, 2020.

(a)	Common stock will be issued if those warrants exercise.

(b)	Preferred stock series C-1 will be issued if those warrants exercise.

NOTE－13 PREFERRED STOCKS AND WARRANTS

As of September 30, 2021 and December 31, 2020, the Company’s preferred stocks have been designated as follow:

	No. of shares	Stated Value
Series A Convertible Preferred Stock	10,000	$1,000
Series B Convertible Preferred Stock	10,000	$1,336
Series B-1 Convertible Preferred Stock	15,000	$2,917
Series C Convertible Preferred Stock	15,000	$5,763
Series C-1 Convertible Preferred Stock	30,000	$420
Series X Super Voting Preferred Stock	3,500	$0.0001

All of the Series A, B, B-1, C, and C-1 Preferred Shares were issued at a value of respective stated value per share. These all Series of Preferred Shares contain a conversion option, are convert into a fixed number of common shares or redeemable with the cash repayment at the liquidation, so as a result of this liquidation preference, under U.S GAAP, the Company has classified the all these Series of Preferred Shares within mezzanine equity in the condensed consolidated balance sheet.

Series X Super Voting Preferred Stock was issued a par value per share. This Series of Preferred Shares does not contain a conversion option, so as a result of this liquidation preference, under U.S GAAP, the Company has classified the this Series of Preferred Shares within permanent equity in the condensed consolidated balance sheet.

Voting Rights: (1) The affirmative vote of at least a majority of the holders of each series of preferred stock shall be necessary to:

(a)	increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock; and

(a)	adversely affect the shares of Series A Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise.

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(2) The affirmative vote of at least a majority of the holders of the shares of the Series A Preferred Stock shall be necessary to:

(a)	enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or voluntarily liquidate or dissolve;

(b)	authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);

(c)	increase or decrease (other than decreases resulting from conversion of the Series A Preferred Stock) the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Company’s common stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; and

(d)	any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights: The holders of the Company’s preferred stock are not entitled to any dividend rights.

Conversion Rights (Series A Preferred Stock): Upon the consummation of this offering, the issued and outstanding shares of Series A Preferred Stock automatically convert into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) the aggregate Stated Value of the issued and outstanding Series A Preferred Stock plus any other amounts due to the holders thereof divided by (y) the offering price of the Company’s common stock. If 90 days after conversion, the closing market price of the Company’s common stock as quoted on Nasdaq (the “Market Value”) has decreased below the initial public offering price, each holder of the Series A Preferred Stock shall be issued a warrant to purchase a number of shares of the Company’s common stock equal to 40% of the quotient of the (a) aggregate Stated Value held by such holder before conversion at the initial public offering price and the Market Value of the shares of common stock that were issuable upon conversion divided by (b) the Market Value. The warrants shall have a term of five years and shall be exercisable at the Market Value.

Conversion Rights (Preferred Stock other than Series A and Series X Super Voting Preferred Stock): Upon the consummation of this offering, each issued and outstanding share of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock will automatically convert into 750 shares of the Company’s common stock. Series X Super Voting Preferred stock shall not have any rights to convert into the Company’s common stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a "Liquidation Event"), the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the aggregate Stated Value for all shares of such series of Preferred Stock then held by then or (y) the amount payable per share of the Company’s common stock which such holder of preferred stock would have received if such holder had converted to common stock immediately prior to the Liquidation Event all of such series of preferred stock then held by such holder (the "Series Stock Liquidation Preference"). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to the holders of the preferred stock the full Series Stock Liquidation Preference for all series, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the aggregate Series Liquidation Preferences that would otherwise be payable to each of the holders of preferred stock. Such payment shall constitute payment in full to the holders of the preferred stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of preferred stock, so as to be immediately available for such payment, such holders of preferred stock shall be entitled to no further participation in the distribution of the assets of the Company. The sale of all or substantially all of the assets of the Company, or merger, tender offer or other business combination to which the Company is a party in which the voting stockholders of the Company prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Company or resulting entity shall be deemed to be a Liquidation Event.

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Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

Series A Preferred Shares

During the year ended December 31, 2018, the Company issued 8,000 shares of Series A convertible preferred stock for the purchase of software at the stated value of $1,000 per share, totaling $8,000,000. The holder of this series A provided their consent to waive the warrant provision available with them and accordingly the preferred series A accounted in 2018.

There was no Series A Preferred Shares issued during the nine months ended September 30, 2021 and 2020.

As of September 30, 2021 and December 31, 2020, there were 8,000 and 8,000 shares of Series A Preferred Shares issued and outstanding, respectively.

Series B Preferred Shares

There was no Series B Preferred Shares issued during the nine months ended September 30, 2021 and 2020.

As of September 30, 2021 and December 31, 2020, there were 2,548 and 2,548 shares of Series B Preferred Shares issued and outstanding, respectively.

Series B-1 Preferred Shares

There was no Series B-1 Preferred Shares issued during the nine months ended September 30, 2021 and 2020.

As of September 30, 2021 and December 31, 2020, there were 160 and 160 shares of Series B-1 Preferred Shares issued and outstanding, respectively.

Series C Preferred Shares

During the nine months ended September 30, 2021, the Company issued 1,116 and 74 shares of Series C preferred stock for cash in private placement and consulting services for the value of $6,431,508 and $426,462, respectively.

During the nine months ended September 30, 2021, the Company incurred the issuance cost on above Series C private placement accounted $195,942 in shares and $460,361 in cash.

There was no Series C Preferred Shares issued during the nine months ended September 30, 2020.

As of September 30, 2021 and December 31, 2020, there were 1,552 and 362 shares of Series C Preferred Shares issued and outstanding, respectively.

Series C-1 Preferred Shares

The Company accounts for warrants issued in accordance with the guidance on “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” in Topic 480. These warrants did not meet the criteria to be classified as a liability award and therefore were treated as an equity award and classified the Series C-1 Preferred Shares within mezzanine equity in the condensed consolidated balance sheet.

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During the period ended September 30, 2021, the Company issued 6,235 and 4,864 shares of Series C-1 preferred stock for cash in private placement and consulting services for the value of $2,618,700 (out of which $479,640 is received subsequent to September 30, 2021) and $2,042,880, respectively.

During the nine months ended September 30, 2021, the Company incurred the issuance cost on above series C-1 private placement accounted $245,700 in shares and $90,748 in cash. There is no issuance cost incurred in 2020.

During the period ended September 30, 2020, the Company issued 1,688 and 571 shares of Series C-1 preferred stock for cash in private placement and consulting services for the value of $708,960 and $239,820, respectively.

As of September 30, 2021 and December 31, 2020, there were 13,984 and 2,885 shares of Series C-1 Preferred Shares issued and outstanding, respectively.

Series X Super Voting Preferred Shares

In August 2021, the Company created a new series of preferred stock to be titled “Series X Super Voting Preferred Stock,” consisting of  2,000 shares and to provide to such preferred stock certain rights and privileges including but not limited to the right to 10,000 votes per share (post reverse split: 4,000 votes per share) to vote on all matters that may come before the stockholders of the Corporation, voting together with the common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights, so accordingly it is accounted as an equity classification. In September 2021, the Company increased the number of shares designated as Series X Super Voting Preferred to 3,500.

During the period ended September 30, 2021 and 2020, the Company issued 3,500 and 0 shares of Series C-preferred stock at par value, respectively.

As of September 30, 2021 and December 31, 2020, there were 3,500 and 0 shares of Series C Preferred Shares issued and outstanding, respectively.

NOTE－ 14 INCOME TAXES

For the nine months ended September 30, 2021 and 2020, the local (“Nevada”) and foreign components of loss before income taxes were comprised of the following:

	Nine months ended September 30,
	2021	2020
Tax jurisdiction from:
- Local	$14,272,684	$—
- Foreign	1,246,371	2,507,042
Loss before income taxes	$15,519,055	$2,507,042

The provision for income taxes consisted of the following:

Nine months ended September 30,
	2021	2020
Current:
- United States	$—	$—
- Singapore	—	—
- Vietnam	—	—
- India	9,943	15,069

Deferred:
- United States	—	—
- Singapore	—	—
- Vietnam	—	—
- India	—	—
Income tax expense	$9,943	$15,069

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The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries: Singapore and Vietnam that are subject to taxes in the jurisdictions in which they operate, as follows:

United States

The Company is registered in the Nevada and is subject to the tax laws of United States.

As of September 30, 2021, the operation in the United states incurred $25,094,900 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $5,269,929 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Singapore

The Company’s subsidiary is registered in the Republic of Singapore and is subject to the tax laws of Singapore.

As of September 30, 2021, the operation in the Singapore incurred $1,437,668 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $230,027 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Vietnam

The Company’s subsidiary operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year. The reconciliation of income tax rate to the effective income tax rate for the nine months ended September 30, 2021 and 2020 is as follows:

	Nine months ended September 30,
	2021	2020
Loss before income taxes	$(450,407)	$(233,689)
Statutory income tax rate	20%	20%
Income tax expense at statutory rate	(90,081)	(46,738)
Tax effect of allowance	90,081	46,738
Income tax expense	$—	$—

As of September 30, 2021, the operation in the Vietnam incurred $859,275 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2026, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $171,855 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

India

The Company’s subsidiary operating in India is subject to the India Income Tax at a standard income tax rate of 25% during its tax year. The reconciliation of income tax rate to the effective income tax rate for the nine months ended September 30, 2021 and 2020 is as follows:

	Nine months ended September 30,
	2021	2020
Income before income taxes	$17,716	$(182,363)
Statutory income tax rate	25%	15%
Income tax expense at statutory rate	4,429	(27,354)
Tax effect of allowance	5,514	42,423
Income tax expense	$9,943	$15,069

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As of September 30, 2021, the operation in the India incurred $17,716 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $9,943.

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
	(Unaudited)
Deferred tax assets:
Net operating loss carryforwards
- United States	$5,269,929	$2,171,941
- Singapore	230,027	131,985
- Vietnam	171,855	81,774
- India	—	—
	5,671,811	2,385,700
Less: valuation allowance	(5,671,811)	(2,385,700)
Deferred tax assets, net	$—	$—

NOTE－ 15 PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in all countries operating in the Company. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the nine months ended September 30, 2021 and 2020, $9,655 and $5,199 contributions were made accordingly. During the three months ended September 30, 2021 and 2020, $5,669 and $3,463 contributions were made accordingly.

NOTE－ 16 RELATED PARTY TRANSACTIONS

From time to time, the shareholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During the three month ended September 30, 2021 and 2020, the Company rendered the consultancy service with related parties for the issuance of 2,854 and 571 shares of Series C-1 preferred stock, at the price of $1,198,680 and $239,820, respectively.

During the nine month ended September 30, 2021 and 2020, the Company rendered the consultancy service with related parties for the issuance of 4,314 and 571 shares of Series C-1 preferred stock, at the price of $1,811,880 and $239,820, respectively.

The Company paid and accrued to the directors, the total salaries of $196,108 and $22,529 and 201,588 and $0 during the three months ended September 30, 2021 and 2020, respectively.

The Company paid and accrued to the directors, the total salaries of $611,193 and $22,529 and $604,378 and $0 during the nine months ended September 30, 2021 and 2020, respectively.

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During the three months ended September 30, 2021 and 2020, the Company issued 2,134,042 and 3000 shares of Common stock, at the price of $12,570,943 and $810,000 for the stock based compensation to director and employee, respectively.

During the nine months ended September 30, 2021 and 2020, the Company issued 2,134,042 and 3000 shares of Common stock, at the price of $12,570,943 and 810,000 for the stock based compensation to director and employee, respectively.

The company subsidiaries paid and accrued their two officers, total professional fee of $5,785 and $1,259 and $8,310 and $1,300 during the three months ended September 30, 2021 and 2020, respectively.

The company subsidiaries paid and accrued their two officers, total professional fee of $10,307 and $1,259 and $35,898 and $1,300 during the nine months ended September 30, 2021 and 2020, respectively.

The Company paid and accrued its shareholders, total professional fee of $151,342 and $102,412 and $31,341 and $21,000 during the three months ended September 30, 2021 and 2020, respectively.

The Company paid and accrued its shareholders, total professional fee of $378,785 and $123,412 and $102,979 and $56,0000 during the nine months ended September 30, 2021 and 2020, respectively.

During August and September 2021, the Company issued 3,300 shares of its Series X Super Voting Preferred Stock (the “Super Voting Preferred Stock”) to the founder and Chief Executive Officer, Mr. Dennis Nguyen and 200 shares of the Super Voting Preferred Stock to Chief Financial Officer, Mr. Raynauld Liang.

In August 2021, the Company approved the conversion of Inter-Company loan of $1,249,999 due and owing by Sopa Technology PTE. LTD. (“STPL”), by exchange of 8,500 shares of STPL which represents 85% of the total issued and paid-up capital of STPL on a fully diluted basis.

On September 30, 2021, the Company received the notifications that the outstanding amounts of $72,176 and $738,964 were forgiven by the related parties. Also, the Company served the notification to a related party that certain terms under call option agreement and side letter were no longer effective, in case of non-fulfillment with the milestone conditions as set out in the agreements amounts of $75,000 cash consideration and $558,000 equity incentive.

As of June 30, 2021, Mr. Nguyen had $960,833 in accrued, but unpaid compensation which could be converted to shares by dividing that amount by the employment agreement conversion price of $0.83 to produce 1,157,630 shares.

HOTTAB Asset Vietnam Co Ltd, a company limited by shares incorporated under the laws of Vietnam on July 25, 2019, is currently wholly-owned by Ngo Cham, an employee of HOTTAB Vietnam Co Ltd. HOTTAB Asset Vietnam Co Ltd manages the Group’s website and apps in Vietnam via a contractual relationship. All profits accrued by HOTTAB Asset Vietnam Co Ltd are paid as management fees to HOTTAB Vietnam Co Ltd. HOTTAB Vietnam Co Ltd has an irrevocable call option to acquire 100% of the equity of HOTTAB Asset Vietnam Co Ltd.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE－17 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the nine months ended September 30, 2021 and 2020, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Nine months ended September 30, 2021		September 30, 2021
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$24,813	25%	$19,308
Customer B	$12,615	13%	$—
Customer C	$58,300	58%	$68,285 *

*	- This included value added taxes (“VAT”)

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	Nine months ended September 30, 2020		September 30, 2020
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$31,604	76%	$—

For the three months ended September 30, 2021 and 2020, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Three months ended September 30, 2021
Customer	Revenues	Percentage of revenues
Customer A	$10,016	12%
Customer B	$12,615	13%
Customer C	$58,300	58%

	Three months ended September 30, 2020
Customer	Revenues	Percentage of revenues
Customer A	$9,789	84%

All customers are located in Vietnam except one located in Indonesia.

(b) Major vendors

For the nine months ended September 30, 2021 and 2020, the vendors who accounts for 10% or more of the Company’s hardware purchases and software cost its outstanding payable balances as at year-end dates, are presented as follows:

	Nine months ended September 30, 2021		September 30, 2021
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$30,577	27%	$44,867
Vendor B	$17,827	16%

	Nine months ended September 30, 2020		September 30, 2020
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$46,863	72%	$—
Vendor B	—	—	—

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For the three months ended September 30, 2021 and 2020, the vendors who accounts for 10% or more of the Company’s hardware purchases and software cost its outstanding payable balances as at year-end dates, are presented as follows:

Three months ended September 30, 2021
	Purchases	Percentage of purchases
Vendors
Vendor A	$—	—

	Three months ended September 30, 2020
Vendors	Purchases	Percentage of purchases
Vendor A	$24,401	90%
Vendor B	—	—

All vendors are located in Vietnam.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND, SGD and INR and a significant portion of the assets and liabilities are denominated in VND, SGD and INR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND, SGD and INR. If VND, SGD and INR depreciates against US$, the value of VND, SGD and INR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e) Economic and political risks

The Company's operations are conducted in the Republic of Vietnam. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Vietnam, and by the general state of the Vietnam economy.

The Company's operations in the Vietnam and India are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the Vietnam and India, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE－18 COMMITMENTS AND CONTINGENCIES

As of September 30, 2021, the Company has no material commitments or contingencies.

Right issues under Series C-1 preferred stock

The Company has issued warrant pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant entitles the holder to purchase two (2) common shares at a price of $168 per share. The warrants shall be exercisable on or before December 31, 2020 and June 30, 2021, respectively. On April 19, 2021, the Company extended the termination date of the Warrant issued to Preferred series C-1 holder by six months from the expiration date of June 30, 2021 to December 31, 2021. The Company considers this warrant as permanent equity per ASC 815-40-35-2. As such, there is no value assigned to this extension.

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Financing arrangement (due to a shareholder)

In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

SOSV

In January 2019, the HPL entered into stock purchase agreement and accelerator contract for equity (ACE) with SOSV IV LLC (SOSV) whereby the HPL will issue shares representing 5% of their capital stock for the amounts of $168,000 in three tranche (a) SOSV to pay to the HPL $75,000 for integration of Mobile Only Accelerator (MOX) software development kit, (b) SOSV to pay on behalf of the HPL $48,000 upon MOX successful application and setting up subsidiary, and (c) SOSV to pay on behalf of the HPL $45,000 for setting program for services. The Company received first tranche of $75,000 only and thereafter no other two tranche received by the HPL, however, the outcome of the deal did not results success and so later the HPL have not issued any shares to the SOSV, therefore the arrangement amount of $75,000 accounted as loan from SOSV. On February 2, 2021, the Company sent the legal letter to the SOSV intimating that the Company acquired HPL by issuing 117,000 preferred stock series C to Hottab Holding Limited for the 100% acquisition of HPL. As of September 30, 2021 and December 31, 2020, the Company had a total of $75,000 and $75,000, outstanding on this account, respectively. (see below for legal update)

Service contracts

The Company carries various service contracts on its vendors for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Material contracts

On 28 May 2021, the Company entered into a business cooperation agreement with Paytech Company Limited (“Strategic Partners”) to provide payment integration and loyalty services to the platform that allows merchants to process transactions with consumers. As of date, this program have not started and expected to commence in next year 2022.

On 15 August 2021, the Company entered into a business cooperation agreement with Rainbow Loyalty Company Limited (“Strategic Partners”) to provide loyalty services for merchants on the platform. As of date, this program have not started and expected to commence in next year 2022.

Executive service agreements

On April 1, 2017 the Company entered into an at-will Employment Agreement with Dennis Nguyen, its Chairman and Chief Executive Officer. The Employment Agreement provides for a monthly salary of $40,000; provided that until the Company has adequate reserves to pay Mr. Nguyen’s salary, he may convert any unpaid salary into common stock of the Company at a share price equal to $250 per share. Mr. Nguyen is also entitled to an annual cash bonus of $250,000; provided that until the Company has adequate reserves to pay Mr. Nguyen’s annual bonus, he may convert any unpaid bonus into common stock of the Company as described above. This provision was inserted into the employment agreement to compensate Mr. Nguyen in stock, at his option, and was to remain operable only until the Company has sufficient cash to pay him his salary in cash. From July 2021 until now, the Company’s cash balance has been at least $4 million and the Company has paid Mr. Nguyen his salary in full in every month from July 2021 until now. As a result of these facts, the conversion feature in Mr. Nguyen’s contract became inoperable as of July 1, 2021 and Mr. Nguyen no longer has the option to convert unpaid salary into the Company’s shares. On October 25, 2021, the Company has also amended Mr. Nguyen’s contract to delete the conversion feature to make clear the conversion feature will not be operable in the future. Therefore, the Company will not accrue any expense. Mr. Nguyen is also entitled to participate in all of the other benefits of the Company which are generally available to office employees and other employees of the Company. Mr. Nguyen is not entitled to any severance pay.

On September 1, 2021 the Company entered into a 5-year Employment Agreement with Raynauld Liang, its Chief Financial Officer and Singapore Country General Manager. The employment agreement provides Mr. Liang with compensation of (i) an annual base salary of $240,000; (ii) an annual discretionary incentive cash bonus with a minimum target of 25% of base salary; (iii) 814,950 shares of the Company’s common stock (taking into account the Company’s stock split 1:750 and reverse stock split 1:2.5), of which 651,960 shares are subject to vesting over a two-year period; and (iv) all other executive benefits sponsored by the Company. If a change of control of the Company occurs and if at the time of such change of control the Company’s common stock is trading at a price that is double the initial public offering price, then Mr. Liang will be entitled to a cash bonus equal to three (3) times his base salary. If Mr. Liang is terminated other than for cause or resigns for good reason, he will be entitled to receive continued base salary until the earlier of (x) the anniversary date of such termination and (y) the end of the 5-year term of the employment agreement; provided, however, if the termination is after September 1, 2022, then the period set forth in clause (x) shall be 18 months from the date of the employment agreement. Mr. Liang may terminate the employment agreement at any time other than for good reason with 30 days’ notice to the Company.

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Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is not aware of any such legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Two cases are employment actions filed by former employees who seek compensation alleged to be due pursuant to agreements with the Company.  Both of the employees are represented by the same counsel and filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

In one of those actions, a former employee claims entitlement to compensation and a bonus totaling $566,000 and 39,000-58,500 shares of Company common stock, together with costs.  The Company responded to the complaint and also asserted counterclaims in the proceeding for $1,500,000 to $4,000,000 plus punitive damages, together with interest and costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty.  The former employee has responded to the Company’s counterclaims and this action is in the discovery phase of the litigation.

In the other employment action, another former employee claims entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs.  This former employee also claims entitlement to 516,300 to 760,800 shares of the Company’s common stock.  In addition, this action also includes claims by a plaintiff-entity alleging entitlement to $8 million in shares of the Company’s Series A Preferred stock.  The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding for $1,500,000 to $2,000,000 plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference and fraud.  The former employee has responded to the Company’s counterclaims and this action is still in the discovery phase of litigation.

The third case also involves one of those former employees; therein, a Company affiliate filed suit in February 2020 seeking enforcement, by way of specific performance, of an agreement which entitles the affiliate to purchase all of the 99 percent of the shares of the plaintiff-entity which alleges entitlement to $8 million in shares of the Company’s Series A Preferred Stock in one of the employment actions described above.  The former employee has responded to the Company’s complaint in this action with a motion to dismiss, which was later withdrawn by same, and then by way of an answer without counterclaims.  The judge assigned to this action has announced his retirement and the case has not yet been reassigned.

The Company was in an AAA arbitration defending allegations of breach of an agreement. The Demand for Arbitration therein, dated August 25, 2020, asserted that the Petitioner, an LLC, had an agreement with the Company and its CEO granting the Petitioner the right to require the Company to redeem certain common stock in the Company for a cash payment.

The Demand alleged that the Petitioner submitted a Redemption Notice, as required under the alleged agreement, obligating the Company to redeem the shares. The Demand alleged that the failure of the Company to redeem the shares and pay Petitioner further obligated the Company to provide additional common stock to the Petitioner. The amount alleged to be due to the Petitioner as of July 31, 2020 was said to be $590,461.94 and growing daily while the number of additional common stock shares alleged to be due to Petitioner as of July 31, 2020 was said to be 708,542,582 and growing, daily.

In order to avoid an adverse award, the Company agreed to settle the matter for the sum of $550,000. No additional shares were included in the settlement agreement. The settlement sum was required to be paid in two tranches, with $250,000 to have been paid on or before May 28, 2021 and the remaining $300,000 to be paid on or before June 30, 2021. The Company made the required settlement payments and the matter is now considered closed.

F-78

On or about March 5, 2021, SOSV IV LLC (“SOSV”) sent a demand letter to the Company in regard to its investment in Hottab Pte. Ltd. (“Hottab”).

In this letter, and the subsequently filed lawsuits, SOSV alleges that it entered into an investment arrangement with Hottab in which SOSV was to receive five percent (5%) of the common stock of Hottab and entered into an Accelerator Contract for Equity (the “ACE”) pursuant to which it alleges to have invested a sum of $168,000 with Hottab. These events are alleged to have taken place prior to the Company’s acquisition of Hottab. SOSV alleges that the Company subsequently acquired all of the outstanding shares of Hottab, which it alleges triggered a liquidity event clause under the ACE requiring the Company, by way of its ownership of Hottab, to pay SOSV twice its investment, or $336,000.

SOSV further alleges that subsequent to a term sheet between the Company and Hottab being executed, the Company entered into an agreement to purchase one hundred percent (100%) of the issued and outstanding shares of Hottab from Hottab Holdings Limited (“Hottab Holdings”). As SOSV does not have any interest in Hottab Holdings, it did not receive any consideration as allegedly provided under the ACE.

Upon these allegations, SOSV asserts causes of action sounding in fraudulent misrepresentation/concealment, breach of contract, breach of the covenant of good faith and fair dealing, quantum meruit and/or unjust enrichment, promissory estoppel, oppression of minority shareholder, and breach of fiduciary duties. SOSV seeks damages in the amount of $336,000.00 in addition damages equal to the value of SOSV’s alleged equity in Hottab or in the alternative shares of the Company in an amount equal to SOSV’s ownership interest in Hottab at the time of the purchase of Hottab’s shares from Hottab Holdings.

Initially, SOSV filed suit in the District Court for New Jersey on June 10, 2021. SOSV voluntarily dismissed its New Jersey lawsuit and on October 29, 2021, re-filed the action in the Southern District of New York. The New York lawsuit was also voluntarily dismissed by SOSV. However, SOSV may choose to re-file its lawsuit.

The Company denies the accusations of SOSV and intends to vigorously defend this matter if the action is re-filed. As the lawsuit has been voluntarily dismissed, there have been no proceedings and we are unable to prognosticate a likelihood of success, or whether SOSV will re-file the action.

As of September 30, 2021 and December 31, 2020, the Company had a total of $75,000 and $75,000 outstanding on this account, respectively.

As of September 30, 2021, the Company expects no possible loss from these legal proceedings and no provision is accrued accordingly.

F-79

NOTE－19 SEGMENT REPORTING

We have two reportable segments: (i) e-commerce and (ii) Merchant POS. The e-commerce segment includes the operations of Sopa Technology Company Ltd. Additionally, the Merchant POS segment comprises the operations of Hottab group and SOPA entities except SOPA Technology Company Ltd. Lastly, reported under Merchant POS included acquired operating segment, Hottab group and all SOPA entities except SOPA Technology Company Ltd . Merchant POS includes Hardware sales, subscription sales and e-Commerce includes online ordering such as Fashion & Accessories, Beauty & Personal Care, and Home & Lifestyle.

Our Chief Operating Decision Maker (CODM) evaluate operating segments using the following table presents revenues and gross profits by reportable segment and asset except liability information.

	Nine Months Ended September 30, 2021
	e-Commerce	Merchant POS	Total
Revenue
Hardware sales	$—	$335	$335
Software subscription	—	26,970	26,970
Sales – online ordering	73,518	—	73,518
Total revenue	73,518	27,305	100,823

Cost of sales:
Hardware sales	—	(165)	(165)
Software subscription	(166,761)	(39,626)	(206,387)
Cost of online ordering	(57,741)	—	(57,741)
Total cost of revenue	(224,502)	(39,791)	(264,293)

Operating Expenses
Sales and marketing expenses	(78,808)	(6,219)	(85,027)
Software development costs	—	(76,698)	(76,698)
Impairment loss	(200,000)	—	(200,000)
General and administrative expenses	(73,285)	(14,341,077)	(14,414,362)
Total operating expenses	(352,093)	(14,423,994)	(14,776,087)
Loss from operations	(503,077)	(14,436,180)	(14,939,557)

	Three Months Ended September 30, 2021
	e-Commerce	Merchant POS	Total
Revenue
Hardware sales	$—	$—	$—
Software subscription	—	10,016	10,016
Sales – online ordering	73,518	—	73,518
Total revenue	73,518	10,016	83,534

Cost of sales:
Hardware sales	—	—	—
Software subscription	(80,557)	(21,138)	(101,695)
Cost of online ordering	(57,741)	—	(57,741)
Total cost of revenue	(138,298)	(21,138)	(159,436)

Operating Expenses
Sales and marketing expenses	(40,744)	(2,099)	(42,843)
Software development costs	—	(9,709)	(9,709)
Impairment loss	—	—	—
General and administrative expenses	(48,658)	(8,243,805)	(8,292,463)
Total operating expenses	(89,402)	(8,255,613)	(8,345,015)
Loss from operations	(154,182)	(8,266,735)	(8,420,917)

F-80

	September 30, 2021
	e-Commerce	Merchant POS	Total
Identifiable assets	$147,950	$11,170,288	$11,318,238

	e-Commerce	Merchant POS	Total
Identifiable assets	$—	$7,866,273	$7,866,273

	Nine Months Ended September 30, 2020
	e-Commerce	Merchant POS	Total
Revenue
Hardware sales	$—	$3,510	$3,510
Software subscription	—	37,752	37,752
Sales – online ordering	—	—	—
Total revenue	—	41,262	41,262

Cost of sales:
Hardware sales	—	(2,982)	(2,982)
Software subscription	—	(56,127)	(56,127)
Cost of online ordering	—	—	—
Total cost of revenue	—	(59,109)	(59,109)

Operating Expenses
Sales and marketing expenses	—	(3,125)	(3,125)
Software development costs	—	(139,151)	(139,151)
Impairment loss	—	(8,778)	(8,778)
General and administrative expenses	—	(2,311,266)	(2,311,266)
Total operating expenses	—	(2,462,320)	(2,462,320)

Loss from operations	—	(2,480,167)	(2,480,167)

	Three Months Ended September 30, 2020
	e-Commerce	Merchant POS	Total
Revenue
Hardware sales	$—	$585	$585
Software subscription	—	11,044	11,044
Sales – online ordering	—	—	—
Total revenue	—	11,629	11,629

Cost of sales:
Hardware sales	—	(585)	(585)
Software subscription	—	(19,731)	(19,731)
Cost of online ordering	—	—	—
Total cost of revenue	—	(20,316)	(20,316)

Operating Expenses
Sales and marketing expenses	—	—	—
Software development costs	—	(33,658)	(33,658)
Impairment loss	—	4,164	4,164
General and administrative expenses	—	(1,580,287)	(1,580,287)
Total operating expenses	—	(1,609,781)	(1,609,781)

Loss from operations	—	(1,618,468)	(1,618,468)

F-81

NOTE－20 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2021, up through the date the Company issued the unaudited condensed consolidated financial statements.

On November 8, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, acting as representative to the underwriters (the “Representative”), related to the initial public offering of 2,888,889 shares of the Company’s common stock, par value $0.0001 per share (the “Firm Shares”), at a public offering price of $9.00 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 433,334 shares of common stock (the “Option Shares”) at a public offering price of $9.00, less discounts and commissions, to cover over-allotments, if any. The Company’s common stock was listed on the Nasdaq Capital Market on November 9, 2021 and began trading on such date. The closings (the “IPO Closings”) of the offering and sale of the Firm Shares and the sale of 236,111 Option Shares occurred on November 12, 2021. Aggregate gross proceeds from the closings related to the Firm Shares and the Option Shares was $26,000,001 and $2,124,999, respectively.

On December 1, 2021, Leflair Incorporated under the laws of the State of Nevada and subsequently share issued to the Company on December 7, 2021 as wholly-owned subsidiary.

On December 6, 2021, the Company entered into two consulting agreements with China-America Culture Media Inc. and New Continental Technology Inc., acting as Consultant to assist the Company in completing certain Business Opportunities with potential partners until February 28, 2023. The consideration of the service are $3,250,000 and $3,190,000.

Upon the IPO Closings, all outstanding shares of preferred stock series A, B, B-1, C and C-1 automatically converted into 888,889 shares, 764,400 shares, 48,000 shares, 465,600 shares and 4,195,200 shares of the Company’s common stock, respectively.

F-82

HOTTAB PTE. LIMITED Consolidated Financial Statements For The Years Ended December 31, 2018 And 2017

F-83

HOTTAB PTE. LIMITED

F-84

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of

HotTab Pte. Limited and subsidiary

We have audited the accompanying consolidated financial statements of HotTab Pte. Limited and subsidiary (collectively, the “Company), which comprises of the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements operations, other comprehensive loss, stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying consolidated financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit and has stated that substantial doubt exists about Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the consolidated statements of income and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, NY

February 11, 2021

F-85

HOTTAB PTE. LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

	As of December 31,
	2018	2017
ASSETS
Current asset:
Cash and cash equivalents	$5,733	$6,392
Accounts receivable, net	7,096	10,168
Deposits, prepayments and other receivables	13,751	9,742
Total current assets	26,580	26,302
Non-current asset:
Right of use assets	17,123	34,275
	17,123	34,275
TOTAL ASSETS	$43,703	$60,577

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade payables	$43,806	$3,752
Contract liabilities	21,595	25,466
Accrued liabilities and other payables	135,061	63,846
Due to a shareholder	738,964	81,390
Due to parties	130,339	12,035
Operating lease liabilities	17,123	34,275
Total current liabilities	1,086,888	220,764
TOTAL LIABILITIES	1,086,888	220,764

Commitments and contingencies

SHAREHOLDERS’ DEFICIT
Ordinary shares, no par value, unlimited shares authorized; 6 shares issued and outstanding	454,956	454,956
Additional paid-in capital	46,359	24,347
Accumulated other comprehensive income (loss)	8,407	(684)
Accumulated deficit	(1,552,907)	(638,806)
Total shareholders’ deficit	(1,043,185)	(160,187)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$43,703	$60,577

See accompanying notes to consolidated financial statements.

F-86

HOTTAB PTE. LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2018	2017
Revenue, net	$66,859	$96,088
Cost of revenue	(231,520)	(225,950)
Gross loss	(164,661)	(129,862)

Operating expenses:
Sales and marketing expenses	(27,257)	(9,212)
Software development cost	(241,997)	—
Impairment loss	(12,626)	—
General and administrative expenses	(465,982)	(256,657)
Total operating expenses	(747,862)	(265,869)

Loss from operations	(912,523)	(395,731)

Other income (expense):
Interest income	6	19
Interest expense	(22,429)	(12,488)
Other income	20,846	28,797

Total other (expense) income	(1,577)	16,328

LOSS BEFORE INCOME TAXES	(914,100)	(379,403)
Income tax expense	—	—
NET LOSS	(914,100)	(379,403)
Other comprehensive income (loss):
Foreign currency translation income (loss)	9,090	(99)
COMPREHENSIVE LOSS	$(905,010)	$(379,502)

See accompanying notes to consolidated financial statements.

F-87

HOTTAB PTE. LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

	Ordinary stock
	No. of shares	Amount	Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficits	Total shareholders’ deficit
Balance as of January 1, 2017	1	$1	$11,877	$(585)	$(259,403)	$(248,110)
Proceeds from issue of ordinary shares	5	454,955	—	—	—	454,955
Imputed interest expense			12,470			12,470
Foreign currency translation adjustment	—	—	—	(99)	—	(99)
Net loss for the year	—	—	—	—	(379,403)	(379,403)
Balance as of December 31, 2017	6	$454,956	$24,347	$(684)	$(638,806)	$(160,1187)
Balance as of January 1, 2018	6	$454,956	$24,347	$(684)	$(638,806)	$(160,187)
Imputed interest expense			22,012			22,012
Foreign currency translation adjustment	—	—		9,090	—	9,090
Net loss for the year	—	—		—	(914,100)	(914,100)
Balance as of December 31, 2018	6	$454,956	$46,359	$8,406	$(1,552,906)	$(1,043,185)

See accompanying notes to consolidated financial statements.

F-88

HOTTAB PTE. LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(914,100)	$(379,403)
Adjustments to reconcile net loss to net cash used in operating activities
Impairment loss	12,626	—
Written-off accounts receivable	571	—
Written-off inventories	2,152	7,367
Imputed interest expense	22,012	12,470
Change in operating assets and liabilities:
Accounts receivable	2,501	(1,771)
Inventories	(2,152)	(4,594)
Deposits, prepayments and other receivables	(4,009)	(6,402)
Contract liabilities	(3,871)	25,466
Trade payables	40,054	3,655
Accrued liabilities and other payables	71,215	53,764
Advances from related parties	118,304	11,592
Right of use assets and operating lease liabilities	—	(685)

Net cash used in operating activities	(654,697)	(278,541)

Cash flows from investing activities:
Payment to joint venture arrangement	(12,626)	—

Net cash used in investing activities	(12,626)	—

Cash flows from financing activities:
Advances from shareholders	657,574	284,425

Net cash provided by financing activities	657,574	284,425

Effect on exchange rate change on cash and cash equivalents	9,090	(99)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(659)	5,785

CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR	6,392	607

CASH AND CASH EQUIVALENT AT END OF YEAR	$5,733	$6,392

Supplemental disclosure of cash flow information:
Cash paid for interest	$417	$18
Cash paid for income tax	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Impact of adoption of ASC 842 - lease obligation and ROU asset	$—	$33,649
Reclass from shareholder loan to Equity	$—	$454,955

See accompanying notes to consolidated financial statements.

F-89

NOTE — 1 DESCRIPTION OF BUSINESS AND ORGANIZATION

Hottab Pte. Limited (the “Company”) is incorporated as a private company limited by shares on January 17, 2015 in the Republic of Singapore. The Company through its subsidiaries, mainly sells and distributes the hardware and software of POS application in Vietnam.

Description of subsidiary incorporated by the Company

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share Capital	Effective interest held
Hottab Vietnam Co. Ltd	Vietnam. April 17, 2015	Sale of POS hardware and software	VND 1,000,000,000	100%

The Company and its subsidiary are hereinafter referred to as (the “Company”).

On October 29, 2019 with the revised provision dated November 11, 2019, the Company was acquired by Society Pass Incorporated (“SPI”), a company incorporated in Nevada, USA, at the consideration of $1,050,000 consisted of 156 Series C preference shares valued at $900,000 and the cash consideration of $150,000. The value of the $900,000 Series C preference shares issued was determined based on the stated value per share equal to $5,763 of the SPI’s shares at the acquisition date. Also, the SPI shall pay to the Company additional Series C preference shares with an aggregate value of $558,000 (the “Equity Incentive”) in the event the Company able to fulfilled the other terms per their arrangement with in five months from the completion date.

NOTE — 2 GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has working capital deficit and accumulated deficit of $1,060,308 and $1,552,907 at December 31, 2018. The Company incurred net loss of $914,100 and the net cash used in operating activities of $654,697 during the year ended December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of this financial statement, without additional debt or equity financing. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

F-90

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in years ended December 31, 2018 and 2017 include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets, imputed interest on due to related parties, and impairment of long-term assets.

•	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. There were no cash equivalents at December 31, 2018 or 2017.

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2018 and 2017, the allowance for doubtful accounts amounted to $571 and $0, respectively.

F-91

•	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandised goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. As of December 31, 2018 and 2017, the Company recorded an allowance for obsolete inventories of $2,152 and $7,367, respectively. There were no inventories at December 31, 2018 or 2017.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

•	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfill its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Hardware Product Revenues — the Company generally is involved with the sale of on-premise appliances and end-point devices. The single performance obligation is to transfer the hardware product (which is to be installed with its licensed software integral to the functionality of the hardware product). The entire transaction price is allocated to the hardware product and is generally recognized as revenue at the time of delivery because the customer obtains control of the product at that point in time. It is concluded that control generally transfers at that point in time because the customer has title to the hardware, physical possession, and a present obligation to pay for the hardware. Payments for hardware contracts are generally due 30 to 90 days after shipment of the hardware product.

The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 606-10 Revenue Recognition – Revenue from Contracts with Customers, when we control the specified good before it is transferred to the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 606-10 are present in the arrangement, revenue is recognized net of related direct costs.

F-92

Software License Revenues — The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s software sale arrangements grant customers the right to access and use the software products which are to be installed with the relevant hardware for connectivity at the outset of an arrangement, and to be entitled to both technical support and software upgrades and enhancements during the term of the agreement. The term of the subscription period is generally 12 months, with the automatic renewal of another one year, and the subscription license service is billed monthly, quarterly or annually. Sales are generally recorded in the month the service is provided. For clients who are billed on an annual basis, deferred revenue is recorded and amortized over the life of the contract. Payments are generally due 30 to 90 days after delivery of the software licenses.

The Company records its revenues, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the hardware products at the rate of 10% on the invoiced value of sales.

Contract assets

In accordance with ASC 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at December 31, 2018 or 2017.

Contract liabilities

In accordance with ASC 606-10-45-2, a contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liabilities balance was $21,595 and $25,466 as of December 31, 2018 and 2017, respectively.

Contract costs

Under ASC-606, the Company applies the following three steps in order to evaluate the costs to be capitalized as it fulfill following three criteria:

•	Incremental costs directly related to a specific contract;

•	Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and

•	Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the years ended December 31, 2018 and 2017.

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•	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures in the development of its own software are charged to operations as incurred. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release are immaterial. The software development costs was $241,997 and $-0- for the years ended December 31, 2018 and 2017, respectively.

•	Product warranties

The Company’s provision for estimated future warranty costs is based upon historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of December 31, 2018 and 2017. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

•	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors.

•	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $27,257 and $9,212 for the years ended December 31, 2018 and 2017, respectively.

•	Income tax

The Company adopted the ASC 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

The Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2018 and 2017.

•	Foreign currencies translation and transactions

The reporting currency of the Company (Singapore entity) is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s subsidiary is operating in the Republic of Vietnam and maintains its books and record in its local currency, Vietnam Dong (“VND”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

Translation of amounts from VND into US$ has been made at the following exchange rates for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Year-end VND$:US$ exchange rate	$0.000043	$0.000044
Annual average VND$:US$ exchange rate	$0.000043	$0.000044

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

F-95

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2017 as its date of initial application.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

As of December 31, 2018 and 2017, the Company recorded the right of use asset of $17,123 and $34,275, respectively.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-96

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

F-97

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

•	Cost of goods sold

Cost of goods sold consists of the cost of hardware, software and payroll, which are directly attributable to the sales of products.

Cost of sales consisted of the following:

	Years ended December 31,
	2018	2017
Hardware cost	$16,889	$29,695
Software cost	53,300	21,330
Payroll cost	161,331	174,925
	$231,520	$225,950

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-98

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2017, effective date the Company identified one operating lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As there is one lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company does not expect this standard to have a material impact on its financial statements.

F-99

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

NOTE — 4 BUSINESS COOPERATIONS

Joint venture in HotFarm project

In April 2018, the Company entered into business cooperation agreement with Hachi Vietnam High Technology Joint Stock Company to jointly develop and build a high-tech hydroponic farm with an area of 500 square metre at Vietnam National University of Agriculture in a term of 1 year, to be extended with the consent by both parties. The Company made total contribution of $12,626 i.e. 70% sharing to this project during the year ended December 31, 2018. Under this project, the Company is obligated to solicit the customers and develop the supply-chain channel to sell the products from the farm, including packaging, storage and logistic service to the customers.

F-100

In April 2019, due to significant doubt about the success of the project, the Company considered that the project cannot be recovered and the value of its investment in HotFarm was fully impaired.

At December 31, 2018, the Company determined an impairment loss of $12,626 to write down the carrying value of this investment project, also the Company not anticipating any liability on the closure of this project.

Marketing collaboration with HotTable

During the year ended December 31, 2018, the Company anticipated to set up its own marketing team and to operate an online social media for business development of advertising and event management services. The Project cost consisted of inhouse payroll capitalized, other marketing services utilized with the adjusted trial sales proceeds generated from this project. However, the Company discontinued and ceased this business development project. Accordingly, the Company charged the loss of $22,708 as marketing expense for the year ended December 31, 2018, also the Company not anticipating any liability on the closure of this project.

NOTE — 5 REVENUE

Revenue consisted of the following deliverables from third parties:

	Years ended December 31,
	2018	2017
Hardware sales	$19,511	$27,504
Software sales	47,348	68,584
	$66,859	$96,088

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segments: Software License Revenues. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Year ended December 31,
	2018	2017
Revenue, net:
Indonesia	$33,615	$31,825
Vietnam	33,244	64,263
	$66,859	$96,088

Contract liabilities recognized was related to software sales only and the following is reconciliation for the years:

	Years ended December 31,
	2018	2017
Contract liabilities, brought forward	$25,466	$—
Add: recognized as deferred revenue	43,477	94,050
Less: recognized as current year revenue	(47,348)	(68,584)
Contract liabilities, carried forward	$21,595	$25,466

F-101

NOTE — 6 AMOUNT DUE TO A SHAREHOLDER

In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

This amounts represented temporary advances to the Company by shareholder, which were unsecured, interest-free and had no fixed terms of repayments. The Company’s due to a shareholder balance was $738,964 and $81,390 as of December 31, 2018 and 2017, respectively. Imputed interest is charged at 4.5% per annum, which was amounted to $22,012 and $12,470 for the years ended December 31, 2018 and 2017, respectively.

NOTE — 7 AMOUNTS DUE TO PARTIES

Amounts due to parties consisted of the following:

	As of December 31,
	2018	2017
Amounts due to related parties	$11,040	$12,035
Amounts due to third parties	119,299	—
	$130,339	$12,035

The amounts represented temporary advances to the Company by related parties (few officers) and third party as well, which were unsecured, interest-free and had no fixed terms of repayments. The Company’s due to related parties balance was $130,339 and $12,035 as of December 31, 2018 and 2017, respectively.

NOTE — 8 TRADE PAYABLES AND ACCRUED LIABILITIES

Trade payable consisted of the following:

	As of December 31,
	2018	2017
Trade payable- related parties (a)	$7,984	$779
Trade payable- others	35,822	2,973
	$43,806	$3,752

(a)	This includes the expenses incurred or paid by the Company officer on behalf of the Company and those were claimed and unpaid as of year end.

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Accrued liabilities and other Payable consisted of the following:

	As of December 31,
	2018	2017
Wages payable	$100,558	$43,916
Other accrual- related party	193	419
Accrued payroll taxes	17,428	4,440
Accrued vat expenses	9,220	8,500
Accrued taxes	7,662	6,571
	$135,061	$63,846

NOTE — 9 LEASES

The Company entered into operating leases primarily for office premises. Lease terms generally 2 years. The Company adopted Topic 842, using the modified-retrospective approach as discussed in Note 3, and as a result, recognized a right-of-use asset and a lease liability. The Company uses a 4.5% rate to determine the present value of the lease payments. The remaining life of the lease was one year.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets.

As of December 31, 2018, right-of-use assets were $17,123 and lease liabilities were $17,123. During the year ended December 31, 2018, the Company did not enter into any new lease arrangements, and did not have any arrangements that had not yet commenced.

For the years ended 2018 and 2017, the Company charged to operations lease expenses of $15,949 and $4,244, respectively.

The maturity of the Company’s lease obligations is presented below:

Year Ended December 31,	Operating lease amount
2019	$17,543
2020	—
Total	17,543
Less: interest	(420)
Present value of lease liabilities – current liability	$17,123

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NOTE — 10 INCOME TAXES

For the years ended December 31, 2018 and 2017, the local (“Singapore”) and foreign components of loss before income taxes were comprised of the following:

	Years ended December 31,
	2018	2017
Tax jurisdiction from:
- Local	$(40,294)	$(16,314)
- Foreign	(873,806)	(363,089)
Loss before income taxes	$(914,100)	$(379,403)

The provision for income taxes consisted of the following:

Years ended December 31,
	2018	2017
Current:
- Singapore	$—	$—
- Vietnam	—	—

Deferred:
- Singapore	—	—
- Vietnam	—	—
Income tax expense	$—	$—

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries: Singapore and Vietnam that are subject to taxes in the jurisdictions in which they operate, as follows:

Singapore

The Company is registered in the Republic of Singapore and is subject to the tax laws of Singapore.

As of December 31, 2018, the operation in the Singapore incurred $147,328 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $23,572 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

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Vietnam

The Company’s subsidiary operating in Vietnam are subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2018 and 2017 is as follows:

	Years ended December 31,
	2018	2017
Loss before income taxes	$(873,806)	$(363,089)
Statutory income tax rate	20%	20%
Income tax expense at statutory rate	(174,761)	(72,618)
Tax effect of allowance	174,761	72,618
Income tax expense	$—	$—

As of December 31, 2018, the operation in the Vietnam incurred $1,405,578 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2021, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $281,116 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2018 and 2017:

	As of December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$—	$—
- Singapore	23,572	17,125
- Vietnam	281,116	106,354
Less: valuation allowance	(304,688)	(123,479)
Deferred tax assets, net	$—	$—

NOTE — 11 SHAREHOLDERS’ DEFICIT

Authorized stock

The Company has no authorized share and no par value per share.

Ordinary stock outstanding

From January 1, 2016 until December 27, 2016, one director of the Company owned one share outstanding, making him the sole owner during that period. On December 27, 2016, he sold this one share to Hottab Holdings Limited (HHL), making the Company a wholly owned subsidiary of HHL, and making HHL an affiliated company.

For the year ended December 31, 2017, the Company issued to HHL 5 shares of its common stock at $90,991 per share for total proceeds of $454,955.

As of December 31, 2018 and 2017, the Company had a total of 6 and 6 shares of its ordinary stock issued and outstanding, respectively.

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NOTE — 12 PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Singapore and Vietnam. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2018 and 2017, $15,221 and $1,072, respectively contributions were made accordingly.

NOTE — 13 RELATED PARTY TRANSACTIONS

From time to time, the shareholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During the years ended December 31, 2018 and 2017, certain expenses incurred by the Company, including personnel expenses and some overhead expenses, were paid to legal entities controlled by the Principals. The amount of such expenses totaled $4,987 and $0 in the years ended December 31, 2018 and 2017, respectively.

The Company paid to the directors, the total salaries of $31,832 and $19,712 during the years ended December 31, 2018 and 2017, respectively.

The Company paid for the use of staff quarters to the director in a monthly rate of $516 and $352 during the years ended December 31, 2018 and 2017, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE — 14 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2018 and 2017, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Year ended December 31, 2018		December 31, 2018
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$43,859	52%	$—
Customer B	—	—	—
Total:	$43,859	52%	$—

	Year ended December 31, 2017		December 31, 2017
	Revenues	Percentage of revenues	Accounts receivable
Customer A	$31,832	26%	$—
Customer B	46,936	38%	—
Total:	$78,768	64%	$—

All customers are located in Vietnam except one significant customer in Indonesia.

(b) Major vendors

For the years ended December 31, 2018 and 2017, the vendors who accounts for 10% or more of the Company’s hardware purchases and its outstanding payable balances as at year-end dates, are presented as follows:

	Year ended December 31, 2018		December 31, 2018
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$33,698	48%	$14,356
Vendor B	10,733	15%	—
Vendor C	8,016	12%	2,399
Total:	$52,446	75%	$16,755

	Year ended December 31, 2017		December 31, 2017
	Purchases	Percentage of purchases	Accounts payable
Vendor A	$5,567	11%	$799
Vendor B	5,863	11%	—
Vendor C	5,510	11%	—
Total:	$16,939	33%	$799

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All vendors are located in Vietnam.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND and a significant portion of the assets and liabilities are denominated in VND. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND. If VND depreciates against US$, the value of VND revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e) Economic and political risks

The Company's operations are conducted in the Republic of Vietnam. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Vietnam, and by the general state of the Vietnam economy.

The Company's operations in the Vietnam are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the Vietnam, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE — 15 COMMITMENTS AND CONTINGENCIES

As of December 31, 2018 and 2017, the Company has no material commitments or contingencies.

Financing arrangement (due to a shareholder)

In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

Customer contracts

During the year 2017, the Company entered into the exclusive, non assignable right and license to use the software as a Point-of-Sale System (POS) with Customer A for the aggregating value of $41,040 per year and can be renew each year. Also additionally this agreement was sub contracted to Customer B for the aggregating value of $53,750 as one time implementation fee for the system rollout. During the year ended December 31, 2018 and 2017, from this arrangement, the Company recognized the revenue of $78,763 and $43,859, respectively.

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Service contracts

The Company carries various service contracts on its vendors for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Leases

As of December 31, 2018, the Company’s lease liability of $17,123 will be matured in the next twelve months.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE — 16- SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2018, up through the date the Company issued the audited consolidated financial statements.

Subsequently, on November 11, 2019, the Company was acquired by Society Pass Incorporated (SPI), a company incorporated in Nevada, USA, at the consideration of $1,050,000 consisted of Series C preference shares valued at $900,000 and the cash consideration of $150,000. The value of the $900,000 Series C preference shares issued was determined based on the stated value per share equal to $8,660 of the SPI’s shares at the acquisition date. Also, the SPI shall pay to the Company additional Series C preference shares with an aggregate value of $558,000 (the “Equity Incentive”) in the event the Company able to fulfilled the other terms per their arrangement with in five months from the completion date.

During the year 2020, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Vietnam, Singapore and Southeast Asia. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted our results of operations, financial condition and cash flows. The impact included the difficulties of working remotely from home including slow Internet connection, the inability of our accounting and financial officers to collaborate as effectively as they would otherwise have in an office environment and issues arising from mandatory state quarantines.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

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HOTTAB PTE. LIMITED Condensed Consolidated Financial Statements For The Nine Months Ended September 30, 2019 And 2018 (Unaudited)

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HOTTAB PTE. LIMITED

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HOTTAB PTE. LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018

(Currency expressed in United States Dollars (“US$”))

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current asset:
Cash and cash equivalents	$593	$5,733
Accounts receivable, net	6,338	7,096
Deposits, prepayments and other receivables	8,459	13,751
Total current assets	15,390	26,580

Non-current asset:
Right of use assets	4,353	17,123
	4,353	17,123
TOTAL ASSETS	$19,743	$43,703

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade payables	$39,058	$43,806
Contract liabilities	27,702	21,595
Accrued liabilities and other payables	58,462	135,061
Due to a shareholder	738,964	738,964
Due to parties	341,940	130,339
Operating lease liabilities	4,353	17,123
Total current liabilities	1,210,479	1,086,888
TOTAL LIABILITIES	1,210,479	1,086,888

Commitments and contingencies

SHAREHOLDERS’ DEFICIT
Ordinary shares, no par value, unlimited shares authorized; 6 shares issued and outstanding	454,956	454,956
Additional paid-in capital	74,415	46,359
Accumulated other comprehensive income	119	8,407
Accumulated deficit	(1,720,226)	(1,552,907)
Total shareholders’ deficit	(1,190,736)	(1,043,185)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$19,743	$43,703

See accompanying notes to unaudited condensed consolidated financial statements.

F-111

HOTTAB PTE. LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine Months ended September 30,
	2019	2018
Revenue, net	$53,481	$58,977
Cost of revenue	(71,488)	(232,389)
Gross loss	(18,007)	(173,412)

Operating expenses:
Sales and marketing expenses	(333)	(26,524)
Software development cost	(38,980)	(123,506)
Impairment loss	—	(12,626)
General and administrative expenses	(90,819)	(401,239)
Total operating expenses	(130,132)	(563,895)
Loss from operations	(148,139)	(737,307)

Other income (expense):
Interest income	1	5
Interest expense	(28,166)	(14,033)
Other income	8,984	14,061
Total other (expense) income	(19,181)	33
LOSS BEFORE INCOME TAXES	(167,320)	(737,274)
Income tax expense	—	—
NET LOSS	(167,320)	(737,274)

Other comprehensive income (loss):
Foreign currency translation (loss) income	(8,287)	31,161
COMPREHENSIVE LOSS	$(175,607)	$(706,113)

See accompanying notes to unaudited condensed consolidated financial statements.

F-112

HOTTAB PTE. LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Ordinary stock
	No. of shares	Amount	Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholders’ deficit
Balance as of January 1, 2018	6	$454,956	$24,347	$(684)	$(638,806)	$(160,187)
Imputed interest expense	—	—	13,638	—	—	13,638
Foreign currency translation adjustment	—	—	—	31,161	—	31,161
Net loss for the period	—	—	—	—	(737,274)	(737,274)
Balance as of September 30, 2018	6	$454,956	$37,985	$30,477	$(1,376,080)	$(852,662)
Balance as of January 1, 2019	6	$454,956	$46,359	$8,406	$(1,552,906)	$(1,043,185)
Imputed interest expense	—	—	28,056	—	—	28,056
Foreign currency translation adjustment	—	—	—	(8,287)	—	(8,287)
Net loss for the period	—	—	—	—	(167,320)	(167,320)
Balance as of September 30, 2019	6	$454,956	$74,415	$119	$(1,720,226)	$(1,190,736)

See accompanying notes to unaudited condensed consolidated financial statements.

F-113

HOTTAB PTE. LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine Months ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(167,320)	$(737,274)
Adjustments to reconcile net loss to net cash used in operating activities
Impairment loss	—	12,626
Written-off inventories	—	30
Imputed interest expense	28,056	13,638
Change in operating assets and liabilities:
Accounts receivable	758	1,325
Deposits, prepayments and other receivables	5,292	(6,907)
Contract liabilities	6,107	295
Trade payables	(4,748)	8,541
Accrued liabilities and other payables	(76,599)	30,967
Advances from related parties & other	136,601	5,486
Net cash used in operating activities	(71,853)	(671,273)

Cash flows from investing activities:
Payment to joint venture arrangement	—	(12,626)
Net cash used in investing activities	—	(12,626)

Cash flows from financing activities:
Advances from shareholders	—	655,392
Loan from third party	75,000	—
Net cash provided by financing activities	75,000	655,392
Effect on exchange rate change on cash and cash equivalents	(8,287)	31,131
NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,140)	2,624
CASH AND CASH EQUIVALENT AT BEGINNING OF PERIOD	5,733	6,392
CASH AND CASH EQUIVALENT AT END OF PERIOD	$593	$9,016

Supplemental disclosure of cash flow information:
Cash paid for interest	$110	$395
Cash paid for income tax	$—	$—
Supplemental disclosure of non-cash investing and financing activities	$—	$—

See accompanying notes to unaudited condensed consolidated financial statements.

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NOTE — 1 DESCRIPTION OF BUSINESS AND ORGANIZATION

Hottab Pte. Limited (the “Company”) is incorporated as a private company limited by shares on January 17, 2015 in the Republic of Singapore. The Company through its subsidiaries, mainly sells and distributes the hardware and software of POS application in Vietnam.

Description of subsidiaries incorporated by the Company

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held
Hottab Vietnam Co. Ltd	Vietnam. April 17, 2015	Sale of POS hardware and software	VND 1,000,000,000	100%
Hottab Vietnam Asset Company Limited	Vietnam. July 25, 2019	Sale of POS hardware and software	VND 5,000,000,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

On October 29, 2019 with the revised provision dated November 11, 2019, the Company was acquired by Society Pass Incorporated (“SPI”), a company incorporated in Nevada, USA, at the consideration of $1,050,000 consisted of 156 shares of Series C preference shares valued at $900,000 and the cash consideration of $150,000. The value of the $900,000 Series C preference shares issued was determined based on the stated value per share equal to $5,763 of the SPI’s shares at the acquisition date. Also, the SPI shall pay to the Company additional Series C preference shares with an aggregate value of $558,000 (the “Equity Incentive”) in the event the Company able to fulfilled the other terms per their arrangement with in five months from the completion date.

NOTE — 2 GOING CONCERN MATTERS

The accompanying unaudited condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has working capital deficit and accumulated deficit of $1,720,226 and $1,195,089, respectively, at September 30, 2019. The Company incurred net loss of $167,320 and the net cash used in operating activities of $71,853 during the nine months ended September 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of this unaudited condensed consolidated financial statement, without additional debt or equity financing. The continuation of the Company as a going is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

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NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

•	Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in periods ended September 30, 2019 and 2018 include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets, imputed interest on due to related parties, and impairment of long-term assets.

•	Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. There were no cash equivalents at September 30, 2019 or December 31, 2018.

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2019 and December 31, 2018, the allowance for doubtful accounts amounted to $0 and $571, respectively.

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•	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. As of September 30, 2019 and December 31, 2018, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. There were no inventories at September 30, 2019 or December 31, 2018.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. During the period ended September 30, 2019 and 2018, the Company recorded an impairment loss of $0 and $12,626, respectively.

•	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Hardware Product Revenues — the Company generally is involved with the sale of on-premise appliances and end-point devices. The single performance obligation is to transfer the hardware product (which is to be installed with its licensed software integral to the functionality of the hardware product). The entire transaction price is allocated to the hardware product and is generally recognized as revenue at the time of delivery because the customer obtains control of the product at that point in time. It is concluded that control generally transfers at that point in time because the customer has title to the hardware, physical possession, and a present obligation to pay for the hardware. Payments for hardware contracts are generally due 30 to 90 days after shipment of the hardware product.

F-117

The Company records revenues from the sales of third-party products on a “gross” basis pursuant to ASC 606-10 Revenue Recognition – Revenue from Contracts with Customers, when we control the specified good before it is transferred to the end customer and have the risks and rewards as principal in the transaction, such as responsibility for fulfillment, retaining the risk for collection, and establishing the price of the products. If these indicators have not been met, or if indicators of net revenue reporting specified in ASC 606-10 are present in the arrangement, revenue is recognized net of related direct costs.

Software License Revenues — The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s license arrangements grant customers the right to access and use the licensed software products which are to be installed with the relevant hardware for connectivity at the outset of an arrangement, and to be entitled to both technical support and software upgrades and enhancements during the term of the agreement. The term of the subscription period is generally 12 months, with the automatic renewal of another one year, and the subscription license service is billed monthly, quarterly or annually. Sales are generally recorded in the month the service is provided. For clients who are billed on an annual basis, deferred revenue is recorded and amortized over the life of the contract. Payments are generally due 30 to 90 days after delivery of the software licenses.

The Company records its revenues, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the hardware products at the rate of 10% on the invoiced value of sales.

Contract assets

In accordance with ASC 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at September 30, 2019 or December 31, 2018.

Contract liabilities

In accordance with ASC 606-10-45-2, a contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liability balance was $27,702 and $21,595 as of September 30, 2019 and December 31, 2018, respectively.

F-118

Contract costs

Under ASC-606, the Company applies the following three steps in order to evaluate the costs to be capitalized as it fulfills following three criteria:

•	Incremental costs directly related to a specific contract;
•	Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and
•	Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the period ended September 30, 2019 and 2018.

•	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures in the development of its own software are charged to operations as incurred. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release are immaterial. The software development costs were $38,980 and $123,506 for the periods ended September 30, 2019 and 2018, respectively.

•	Product warranties

The Company’s provision for estimated future warranty costs is based upon historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of September 30, 2019 and December 31, 2018. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

•	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors.

•	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $333 and $26,524 for the periods ended September 30, 2019 and 2018, respectively.

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•	Income tax

The Company adopted the ASC 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

The Company and its wholly-owned foreign subsidiaries, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the periods ended September 30, 2019 and 2018.

•	Foreign currencies translation

The reporting currency of the Company is United States Dollar ("US$") and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiaries is operating in the Republic of Vietnam and maintains its books and record in its local currency, Vietnam Dong (“VND”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

Translation of amounts from VND into US$ has been made at the following exchange rates for the periods ended September 30, 2019 and 2018:

	September 30, 2019	September 30, 2018
Period-end VND$:US$ exchange rate	$0.000043	$0.000043
Period average VND$:US$ exchange rate	$0.000043	$0.000044

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

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•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2017 as its date of initial application.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

As of September 30, 2019 and December 31, 2018, the Company recorded the right of use asset of $4,353 and $17,123, respectively.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

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Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

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•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayment and other receivables, amount due from a director and operating lease right-of-use assets, approximate their fair values because of the short maturity of these instruments.

•	Cost of goods sold

Cost of goods sold consists of the cost of hardware, software and payroll, which are directly attributable to the sales of products.

Cost of sales consisted of the following:

	Periods ended September 30,
	2019	2018
Hardware cost	$6,638	$13,481
Software cost	6,379	33,648
Payroll cost	58,471	185,260
	$71,488	$232,389

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

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NOTE — 4 BUSINESS COOPERATIONS

Joint venture in HotFarm project

In April 2018, the Company entered into business cooperation agreement with Hachi Vietnam High Technology Joint Stock Company to jointly develop and build a high-tech hydroponic farm with an area of 500 square metre at Vietnam National University of Agriculture in a term of 1 year, to be extended with the consent by both parties. The Company made total contribution of $12,626 i.e. 70% sharing to this project during the period ended September 30, 2018. Under this project, the Company is obligated to solicit the customers and develop the supply-chain channel to sell the products from the farm, including packaging, storage and logistic service to the customers.

In April 2019, due to significant doubt about the success of the project, the Company considered that the project cannot be recovered and the value of its investment in HotFarm was fully impaired.

At September 30, 2018, the Company determined an impairment loss of $12,626 to write down the carrying value of this investment project, also the Company not anticipating any liability on the closure of this project.

Marketing collaboration with HotTable

During the period ended September 30, 2018, the Company anticipated to set up its own marketing team and to operate an online social media for business development of advertising and event management services. The Project cost consisted of inhouse payroll capitalized, other marketing services utilized with the adjusted the trial sales proceeds generated from this project. However, the Company discontinued and ceased this business development project. Accordingly, the Company charged the loss of $26,524 as marketing expense for the period ended September 30, 2018, also the Company not anticipating any liability on the closure of this project.

NOTE — 5 REVENUE

Revenue consisted of the following deliverables:

	Nine Months ended September 30,
	2019	2018
Hardware sales	$3,682	$17,979
Software subscription sales	49,799	40,998
	$53,481	$58,977

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In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segments: Software License Revenues. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Nine Months ended September 30,
	2019	2018
Revenue, net:
Indonesia	$35,565	$33,615
Vietnam	17,916	25,362
	$53,481	$58,977

Contract liabilities recognized was related to software sales only and the following is reconciliation for the periods:

	Periods ended September 30,	Years ended December 31,
	2019	2018
Contract liabilities, brought forward	$21,595	$25,466
Add: recognized as deferred revenue	55,906	43,477
Less: recognized as current period/year revenue	(49,799)	(47,348)
Contract liabilities, carried forward	$27,702	$21,595

NOTE — 6 AMOUNT DUE TO A SHAREHOLDER

In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”.

This amounts represented temporary advances to the Company by shareholder, which were unsecured, interest-free and had no fixed terms of repayments. The Company’s due to a shareholder balance was $738,964 as of September 30, 2019 and December 31, 2018. Imputed interest is charged at 4.5% per annum, which was amounted to $28,056 and $13,638 for the nine months ended September 30, 2019 and 2018, respectively.

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NOTE — 7 AMOUNTS DUE TO PARTIES

Amounts due to parties consisted of the following:

	As of September 30, 2019	As of December 31, 2018
Amounts due to related parties (b)	$96,940	$11,040
Loan from third parties	170,000	119,299
Amounts due to SOSV (a)	75,000	—
	$341,940	$130,339

(a)	In January 2019, the Company entered into stock purchase agreement and accelerator contract for equity (ACE) with SOSV IV LLC (SOSV) whereby the Company will issue shares representing 5% of their capital stock for the amounts of $168,000 in three trache (a) SOSV to pay to the Company $75,000 for integration of Mobile Only Accelerator (MOX) software development kit, (b) SOSV to pay on behalf of the Company $48,000 upon MOX successful application and setting up subsidiary, and (c) SOSV to pay on behalf of the Company $45,000 for setting program for services. The Company received first trache of $75,000 only and thereafter no other two trache received by the Company, however, the outcome of the deal did not results success and so later the Company have not issued any shares to the SOSV, therefore the arrangement amount of $75,000 accounted as loan from SOSV. As of September 30, 2019 and December 31, 2018, the Company had a total of $75,000 and $-0- outstanding, respectively.

(b)	The amounts represented temporary advances to the Company including related parties (two officers), which were unsecured, interest-free and had no fixed terms of repayments. The Company’s due to related parties balance was $96,940 and $11,040 as of September 30, 2019 and December 31, 2018, respectively.

NOTE — 8 TRADE PAYABLES AND ACCRUED LIABILITIES

Trade payables consisted of the following:

	As of September 30, 2019	As of December 31, 2018
Trade payable- related parties (a)	$2,447	$7,984
Trade payable- others	36,611	35,822
	$39,058	$43,806

(a)	This includes the expenses incurred or paid by the Company officer on behalf of the Company and those were claimed and unpaid as of year end.

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Accrued liabilities and other Payable consisted of the following:

	As of September 30, 2019	As of December 31, 2018
Wages payable	$19,859	$100,558
Other accrual- related party	193	193
Accrued payroll taxes	17,428	17,428
Accrued vat expenses	12,387	9,220
Accrued taxes	7,662	7,662
Other accrual	933	—
	$58,462	$135,061

NOTE — 9 LEASES

The Company entered into operating leases primarily for office premises. Lease terms generally 2 years. The Company adopted Topic 842, using the modified-retrospective approach and as a result, recognized a right-of-use asset and a lease liability. The Company uses a 4.5% rate to determine the present value of the lease payments. The remaining life of the lease was two months.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets.

As of September 30, 2019, right-of-use assets were $4,353 and lease liabilities were $4,353. During the period ended September 30, 2019, the Company did not enter into any new lease arrangements, and did not have any arrangements that had not yet commenced.

As of December 31, 2018, right-of-use assets were $17,123 and lease liabilities were $17,123. During the year ended December 31, 2018, the Company did not enter into any new lease arrangements, and did not have any arrangements that had not yet commenced.

For the nine months ended September 30, 2019 and 2018, the Company charged to operations lease expenses of $11,962 and $12,240, respectively.

The maturity of the Company’s lease obligations is presented below:

Year Ended September 30,	Operating lease amount
2020	$4,386
2021	—
Total lease	4,386
Less: interest	(33)
Present value of lease liabilities	$4,353

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NOTE — 10 INCOME TAXES

For the nine months ended September 30, 2019 and 2018, the local (“Singapore”) and foreign components of loss before income taxes were comprised of the following:

	Nine Months ended September 30,
	2019	2018
Tax jurisdiction from:
- Local	$29,066	$38,000
- Foreign	138,254	699,274
Loss before income taxes	$167,320	$737,274

The provision for income taxes consisted of the following:

Nine Months ended September 30,
	2019	2018
Current:
- Singapore	$—	$—
- Vietnam	—	—

Deferred:
- Singapore	—	—
- Vietnam	—	—
Income tax expense	$—	$—

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries: Singapore and Vietnam that are subject to taxes in the jurisdictions in which they operate, as follows:

Singapore

The Company is registered in the Republic of Singapore and is subject to the tax laws of Singapore.

As of September 30, 2019, the operation in the Singapore incurred $176,394 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $28,223 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Vietnam

The Company’s subsidiaries operating in Vietnam are subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year. The reconciliation of income tax rate to the effective income tax rate for the nine months ended September 30, 2019 and 2018 is as follows:

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	Nine Months ended September 30,
	2019	2018
Loss before income taxes	$(138,254)	$(699,274)
Statutory income tax rate	20%	20%
Income tax expense at statutory rate	(27,651)	(139,855)
Tax effect of allowance	27,651	139,855
Income tax expense	$—	$—

As of September 30, 2019, the operation in the Vietnam incurred $1,543,832 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2021, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $308,766 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of September 30, 2019 and 2018:

	September 30, 2019	September 30, 2018
Deferred tax assets:
Net operating loss carryforwards	$—	$—
- Singapore	28,223	23,205
- Vietnam	308,766	246,209
Less: valuation allowance	(336,989)	(269,414)
Deferred tax assets, net	$—	$—

NOTE — 11 SHAREHOLDERS’ DEFICIT

Authorized stock

The Company has no authorized share and no par value per share.

Ordinary stock outstanding

From January 1, 2016 until December 27, 2016, the one director of the Company owned the one share outstanding, making him the sole owner during that period. On December 27, 2016, he sold this one share to Hottab Holdings Limited (HHL), making the Company a wholly-owned subsidiary of HHL, and making HHL an affiliated company.

As of September 30, 2019 and December 31, 2018, the Company had a total of 6 and 6 shares of its ordinary stock issued and outstanding, respectively.

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NOTE — 12 PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Singapore and Vietnam. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the periods ended September 30 2019 and 2018, $8,390 and $13,805 contributions were made accordingly.

NOTE — 13 RELATED PARTY TRANSACTIONS

From time to time, the shareholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During the periods ended September 30, 2019 and 2018, certain expenses incurred by the Company, including personnel expenses and some overhead expenses, were paid to legal entities controlled by the Principals. The amount of such expenses totaled $227 and $5,010 in the periods ended September 30, 2019 and 2018, respectively.

The Company paid to the directors, the total salaries of $-0- and $23,193 during the periods ended September 30, 2019 and 2018, respectively.

The Company paid for the use of staff quarters to the director in a monthly rate of $516 during the periods ended September 30, 2019 and 2018.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE — 14 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the periods ended September 30, 2019 and 2018, the customers who accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at period-end dates, are presented as follows:

	Period ended September 30, 2019		September 30, 2019
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$35,220	57%	$—
Total:	$35,220	57%	$—

	Period ended September 30, 2018		September 30, 2018
	Revenues	Percentage of revenues	Accounts receivable
Customer A	$34,278	48%	$—
Total:	$34,278	48%	$—

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All customers are located in Vietnam except one major customer from Indonesia.

(b) Major vendors

For the periods ended September 30, 2019 and 2018, the vendors who accounts for 10% or more of the Company’s hardware purchases and its outstanding payable balances as at period-end dates, are presented as follows:

	Period ended September 30, 2019		September 30, 2019
Customers	Purchases	Percentage of purchases	Accounts payable
Vendor A	$3,144	24%	$—
Vendor B	2,525	19%	2,297
Total:	$5,669	44%	$2,297

	Period ended September 30, 2018		September 30, 2018
	Purchases	Percentage of purchases	Accounts payable
Vendor A	$8,617	18%	$—
Vendor B	6,200	13%	953
	—	—	—
Total:	$14,817	31%	$953

All vendors are located in Vietnam.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND and a significant portion of the assets and liabilities are denominated in VND. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND. If VND depreciates against US$, the value of VND revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

F-131

(e) Economic and political risks

The Company's operations are conducted in the Republic of Vietnam. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Vietnam, and by the general state of the Vietnam economy.

The Company's operations in the Vietnam are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the Vietnam, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE — 15 COMMITMENTS AND CONTINGENCIES

As of September 30, 2019 and December 31, 2018, the Company has no material commitments or contingencies.

Financing arrangement (due to a shareholder)

In February 2018, the Company entered into MOU with Connect Investment Pte Ltd (Enter Asia) for capital alliance for approximately 27% of shareholdings in the Company. Further, in August 2018, the said MOU was modified and shareholding was revised from 27% to 10% in the Company. However, subsequently in October 2020, it was agreed between both the parties to cease the said MOU with the understanding that there is no current and future obligation with either of them i.e. neither EnterAsia to make investment in the Company nor the Company to issue shares to EnterAsia. Further, the EnterAsia is going to get the shares of the Hottab Holdings Ltd (HHL) for the amount so far invested in the Company and therefore the amount due to EnterAsia is reclassified into the amount due to shareholder “Hottab Holdings Ltd”

In January 2019, the Company entered into stock purchase agreement and accelerator contract for equity (ACE) with SOSV IV LLC (SOSV) whereby the Company will issue shares representing 5% of their capital stock for the amounts of $168,000 in three trache (a) SOSV to pay to the Company $75,000 for integration of Mobile Only Accelerator (MOX) software development kit, (b) SOSV to pay on behalf of the Company $48,000 upon MOX successful application and setting up subsidiary, and (c) SOSV to pay on behalf of the Company $45,000 for setting program for services. The Company received first trache of $75,000 only and thereafter no other two trache received by the Company, however, the outcome of the deal did not results success and so later the Company have not issued any shares to the SOSV, therefore the arrangement amount of $75,000 accounted as loan from SOSV. As of September 30, 2019 and December 31, 2018, the Company had a total of $75,000 and $-0- outstanding, respectively.

F-132

Customer contracts

During the year 2017, the Company entered into the exclusive, non assignable right and license to use the software as a Point-of-Sale System (POS) with Customer A for the aggregating value of $41,040 per year and can be renew each year. Also additionally this agreement was sub contracted to Customer B for the aggregating value of $53,750 as one time implementation fee for the system rollout . During the period ended September 30 2019 and 2018, from this arrangement, the Company recognized the revenue of $35,220 and $34,278, respectively.

Service contracts

The Company carries various service contracts on its vendors for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Leases

As of September 30, 2019, the Company’s lease liability of $4,353 will be matured in the next three months.

As of December 31, 2018, the Company’s lease liability of $17,123 will be matured in the next twelve months.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE — 16 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2019, up through the date the Company issued the unaudited condensed consolidated financial statements.

Subsequently, on November 11, 2019, the Company was acquired by Society Pass Incorporated (SPI), a company incorporated in Nevada, USA, at the consideration of $1,050,000 consisted of Series C preference shares valued at $900,000 and the cash consideration of $150,000. The value of the $900,000 Series C preference shares issued was determined based on the stated value per share equal to $8,660 of the SPI’s shares at the acquisition date. Also, the SPI shall pay to the Company additional Series C preference shares with an aggregate value of $558,000 (the “Equity Incentive”) in the event the Company able to fulfilled the other terms per their arrangement with in five months from the completion date.

During the year 2020, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Vietnam, Singapore and Southeast Asia. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. These developments have significantly impacted our results of operations, financial condition and cash flows. The Company’s main business are restaurant’s business applications which includes POS systems. The Company greatly impacted as many of them stopped operation from late March to June 2020 before slowly restarting the business towards the middle of the year. The business for the second half of 2020 was slow. The impact included the difficulties of working remotely from home including slow Internet connection, the inability of our accounting and financial officers to collaborate as effectively as they would otherwise have in an office environment and issues arising from mandatory state quarantines.

While it is not possible at this time to estimate with sufficient certainty the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by federal, state, local and foreign governments could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures have also had and may continue to have an adverse impact on global and domestic economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company has taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. These measures are continuing. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

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6,214,705 Shares of Common Stock

Warrants to Purchase 4,484,305 Shares of Common Stock

Society Pass Incorporated

Sole Book-Running Manager

Maxim Group LLC

PROSPECTUS

, 2021

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$5,599
FINRA filing fee	$11,212
Accountants’ fees and expenses	$125,000
Legal fees and expenses	$200,000
Printing and engraving expenses	$1,500
Miscellaneous	$8189
Total expenses	$350,000

Item 14. Indemnification of Directors and Officers.

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Amended Bylaws provide that we will indemnify our directors and executive officers to the fullest extent not prohibited by the NRS, as amended from time to time, or any other applicable law provided, however, that the we may modify the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Act or any other applicable law or (iv) such indemnification is required to be made under the amended Bylaws. We have the power to indemnify our other officers, employees and other agents as set forth in the NRS or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine. To the fullest extent permitted by the NRS, or any other applicable law, upon approval by our Board of Directors, we may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our amended Bylaws.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us since the Company’s inception on February 26, 2019.

(a) Issuance of Capital Stock.

During the period from July 2018 to February 2021, the Company issued 7,413,600 shares of its common stock.

During the Period from July 2021 to September 2021 the Company issued 2,281,880 shares of its common stock.

On November 6, 2018, the Company issued 8,000 shares of Series A Preferred Stock. All of the Series A Preferred Shares were issued with a stated value of $1,000 per share.

In October 2018 through September 2020, the Company issued 2,548 shares of Series B Preferred Stock. All of the Series B Preferred Stock were issued with a stated value of $1,336 per share.

During the period from April 2019 to September 2020, the Company issued 160 shares of Series B-1 Preferred Stock. All of the Series B-1 Preferred Stock were issued with a stated value of $2,917 per share.

During the period from October 2019 to September 2021, the Company issued 1,552 shares of Series C Preferred Stock. All of the Series C Preferred Stock were issued at a value of $5,763 per share.

During the period from May 2020 to September 2021, the Company issued 13,984 shares of Series C-1 Preferred Stock. All of the Series C-1 Preferred Stock were issued at a value of $420 per share.

During August and September 2021, we issued 3,500 shares of Series X Super Voting Preferred Stock. The Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share but is not entitled to any dividends, liquidation preference or conversion or redemption rights.

On November 12, 2021 we issued 6,362,089 shares of common stock upon the automatic conversion of our issued and outstanding Series A, B, B-1, C and C-1 Preferred Stock.

On December 31, 2021 we issued 277,408 shares of our common stock to sharesholders of Goodventures Sea Limited in connection with our acquisition on Leflair.

During December 2021, we issued 208,369 shares of our common stock to five consultants in exchange for consulting services.

During December 2021 we issued 3,437 of our share of common stock to six of our employees as compensation

During December 2021 we issued 20,700 to two warrant holders exercised their warrants.

During December 2021 we issued 34,222 to our independent board directors as directors compensation.

During December 2021 we issued 5,700 shares to one entity and one individual to make up for shortfalls in original issuances pursuant to the terms of agreements.

The issuance of the capital stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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(b) Warrants.

From May of 2020 to August of 2021, we issued warrants for 3,929 shares of our Series C-1 Preferred Stock, exercisable for $420 per share.

On November 12, 2021 we issued 144,445 warrants to purchase our common stock to the underwriter in connection with the consummation of our initial public offering. Such warrants have a 5-year term and are exercisable beginning on May 9, 2022 at an exercise price of $9.90 per share.

The issuance of the warrants listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Option Grants.

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.

The option described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Notes.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES’

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 28, 2022.

SOCIETY PASS INCORPORATED

By:	/s/ Dennis Nguyen
Dennis Nguyen
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dennis Nguyen	Chief Executive Officer and Chairman of the Board	January 28, 2022
Dennis Nguyen	(Principal Executive Officer)

/s/ Raynauld Liang	Chief Operating Officer and Chief Financial Officer	January 28, 2022
Raynauld Liang	(Principal Financial and Accounting Officer)

/s/ Tan Bien Kiat	Vice-Chairman of the Board	January 28, 2022
Tan Bien Kiat

/s/ Jeremy Miller	Director	January 28, 2022
Jeremy Miller

/s/ Linda Cutler	Director	January 28, 2022
Linda Cutler

/s/ John Mackay	Director	January 28, 2022
John Mackay

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.2	Amended Bylaws of The Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.3	Certificate of Designation of Series A Convertible Preferred Stock incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.4	Certificate of Correction of Series A Certificate of Designation filed May 2019 incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.5	Certificate of Correction to Series A Certificate of Designation filed December 2020 (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.6	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.7	Certificate of Correction of Series B Certificate of Designation (incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.8	Certificate of Designation of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.9	Certificate of Correction of Series B-1 Certificate of Designation (incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 20210.
3.10	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.11	Certificate of Correction of Series C Certificate of Designation (incorporated by reference to Exhibit 3.11 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.12	Certificate of Designation of Series C-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.12 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.13	Certificate of Designation for Series X Super Voting Preferred Stock ((incorporated by reference to Exhibit 3.13 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 20210.
3.14	Certificate of Amendment to Articles of Incorporation to change the authorized capital of the Registrant, filed December 4, 2018 (incorporated by reference to Exhibit 3.14 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.15	Certificate of Amendment to Articles of Incorporation to change the name of Registrant, filed October 2, 2018 (incorporated by reference to Exhibit 3.15 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.16	Certificate of Amendment to Articles of Incorporation to effect reverse stock split (incorporated by reference to Exhibit 3.16 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.17	Certificate of Amendment to Series X Super Voting Preferred Certificate of Designation (incorporated by reference to Exhibit 3.17 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
4.1	Form of Series C-1 Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
4.2	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
4.3*	Form of Warrant Agent Agreement between the Registrant and the Warrant Agent
4.4*	Form of Underwriter’s Warrant (included as an exhibit to Exhibit 1.1)
4.5*	Form of Warrant
5.1**	Opinion of Nevada Counsel to Registrant.
10.1	Software Set Up, Development and Use License Agreement dated November 15, 2018 between Society Pass Incorporated and Wallet Factory International Limited (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.2	Stock Purchase Agreement dated January 10 2019 between HOTTAB PTE. LTD., SOSV IV LLC, General Mobile Corporation and Sanjeev Sapkota (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.3	Accelerator Contract for Equity dated January 10, 2019 by and between HOTTAB PTE. LTD., SOV IV LLC and Sanjeev Sapkota (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.4	Employment Agreement dated as of April 1, 2017 between Society Pass Incorporated and Dennis Luan Thuc Nguyen (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.5	Employment Agreement dated as of September 1, 2020 between Society Pass Incorporated and Liang Wee Leong Raynauld (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.6	Asset Purchase Agreement dated February 16, 2021 between Goodventures Sea Limited and Sopa Technology PTE. LTD. (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.7	Shareholders Agreement dated February 16, 2021 between Goodventures Sea Limited and Sopa Technology PTE. LTD (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.8	Food Delivery Partnership Agreement dated as of April 22, 2021 between Hottab Asset Vietnam Co. Ltd and Dream Space Trading Co. Ltd (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.9	Food Delivery Partnership Agreement dated as of July 29, 2020 between Hottab Asset Vietnam Co. Ltd and Lala Move Vietnam Co. Ltd (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.10	Payment Gateway Agreement dated February 25, 2020 between Hottab Asset Vietnam Co. Ltd and VTC Technology and Digital Content Company (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.11	Payment Gateway Agreement dated April 20, 2020 between Hottab Asset Vietnam Co. Ltd and Media Corporation (Vietnam Post Telecommunication Media) (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.12	Payment Gateway Agreement dated August 31, 2020 between Hottab Asset Vietnam Co. Ltd and Zion Joint Stock Company (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.13	Payment Gateway Agreement dated August 31, 2020 between Hottab Asset Vietnam Co. Ltd and Online Mobile Service Joint Stock Co (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.14	Vendor Finance Partnership Agreement, dated as of October 22, 2019 between Hottab Asset Vietnam Co. Ltd and SHBank Finance Co. Ltd (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.15	Business Cooperation Agreement dated March 6, 2020 between Hottab Asset Vietnam Co. and Triip Pte. Ltd ((incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.16	The Registrant’s 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.17	Business Cooperation Contract dated May 28, 2021 between Paytech, JSC and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.18	Business Cooperation Agreement dated August 15, 2021 between Hottab Vietnam Company Limited and Rainbow Loyalty Company Limited (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.19	Amendment to Employment Agreement dated October 25, 2021 between Dennis Nguyen and the Registrant (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.20	Share Exchange Agreement, Dated October 1, 2021 among the Registrant, SOPA Technology Pte Ltd and certain stockholders of SOPA Technology Pte. Ltd.
21.1*	List of Subsidiaries of the Registrant.
23.1**	Consent of RBSM, LLP dated January 28, 2022 the financial statements of Society Pass Incorporated
23.2**	Consent of RBSM, LLP dated January 28, 2022 the financial statements of HoTTab Pte. Limited
23.3**	Consent of Nevada Counsel to Registrant (included in Exhibit 5.1).

* Previously filed

** Filed herewith

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